      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2004

                                        REGISTRATION NOS. 333-     AND 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                  MARYLAND                                        6798
       (State or Other Jurisdiction of                (Primary Standard Industrial
       Incorporation or Organization)                  Classification Code Number)

                  MARYLAND                                      52-2298116
       (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)

                             ---------------------
                                      AND
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           CPA HOLDINGS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                  MARYLAND                                        6798
       (State or Other Jurisdiction of                (Primary Standard Industrial
       Incorporation or Organization)                  Classification Code Number)

                  MARYLAND                                      20-1149146
       (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)

                             ---------------------

                    50 ROCKEFELLER PLAZA                                       WM. POLK CAREY, CHAIRMAN
                  NEW YORK, NEW YORK 10020                                       50 ROCKEFELLER PLAZA
                       (212) 492-1100                                          NEW YORK, NEW YORK 10020
    (Address, Including Zip Code, and Telephone Number,                             (212) 492-1100
  Including Area Code, of Registrants' Principal Executive    (Name, Address, Including Zip Code, and Telephone Number,
                          Offices)                                    Including Area Code, of Agent For Service)

                                   COPIES TO:

                            MICHAEL B. POLLACK, ESQ.
                                 REED SMITH LLP
                             2500 ONE LIBERTY PLACE
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 851-8100

   APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and after the effective time of the merger (the "Merger") of Carey Institutional Properties Incorporated, a Maryland corporation ("CIP(R)"), with and into a wholly-owned subsidiary of Corporate Property Associates 15 Incorporated, a Maryland corporation ("CPA(R):15"), or alternatively, if necessary, the merger of CPA(R):15 and CIP(R) into two wholly-owned subsidiaries of CPA Holdings Incorporated ("Holdings"), pursuant to the Agreement and Plans of Merger dated
as of        , 2004 (as described in the joint proxy statement/prospectus herein).

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                EXPLANATORY NOTE

   This registration statement relates to Corporate Property Associates 15 Incorporated's acquisition of Carey Institutional Properties Incorporated. Under the terms of the merger agreement described in the registration statement, CIP(R) will be merged with and into a wholly-owned subsidiary of CPA(R):15. In that merger, the shares of CPA(R):15 registered hereby will be issued to CIP(R) shareholders. Under certain circumstances, however, the transaction will be effected using an alternate structure in which CPA(R):15 and CIP(R) would become subsidiaries of CPA Holdings Incorporated, a newly created holding company, which would change its name after the mergers to Corporate Property Associates 15 Incorporated. The shares of Holdings common stock registered hereby will be issued to CPA(R):15 and CIP(R) shareholders if this alternate structure must be used. In no event will securities be issued by both CPA(R):15 and Holdings under this registration statement.

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                            AMOUNT TO BE        OFFERING PRICE      PROPOSED MAXIMUM        AMOUNT OF
SECURITIES TO BE REGISTERED                        REGISTERED            PER UNIT        AGGREGATE OFFERING    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share of
Corporate Property Associates 15
Incorporated.................................    31,531,214(1)            $10.00          $315,312,140(2)         $39,951(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share of CPA
Holdings Incorporated........................    31,531,214(4)            $10.00          $315,312,140(2)         $39,951(3)
                                                 106,866,499(5)           $10.00         $1,068,664,990(2)       $135,400(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the maximum number of shares of CPA(R):15 common stock that are issuable, or to be reserved for issuance, upon consummation of the merger of CIP(R) with and into a wholly-owned subsidiary of CPA(R):15 as described in the joint proxy statement/prospectus included herein, calculated as the product obtained by multiplying (a) the exchange ratio of 1.09 shares of CPA(R):15 common stock for each share of CIP(R) common stock, by (b) 28,927,718.969, the aggregate number of CIP(R) common stock outstanding on May 19, 2004.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the assumed Net Asset Value of the common shares of CPA(R):15 and CPA Holdings Incorporated.

(3) The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Consists of the maximum number of shares of Holdings common stock that may be issued in the alternate merger described in the joint proxy statement/ prospectus included herein to holders of CIP(R) common stock, calculated as the product obtained by multiplying (a) the exchange ratio of 1.09 shares of Holdings common stock for each share of CIP(R) common stock, by (b) 28,927,718.969, the aggregate number of CIP(R) common stock outstanding on May 19, 2004.

(5) Consists of up to 106,866,498.436 shares of Holdings common stock that may be issued in the alternate merger described in the joint proxy statement/prospectus included herein upon the conversion of 106,866,498.436 shares of CPA(R):15 common stock outstanding on May 3, 2004.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

            JOINT PROXY STATEMENT/PROSPECTUS DATED           , 2004

[CPA LOGO]                                                            [CIP LOGO]

               YOUR VOTE ON OUR PROPOSED MERGER IS VERY IMPORTANT

    The board of directors of Corporate Property Associates 15 Incorporated and the board of directors of Carey Institutional Properties Incorporated have each approved a definitive agreement under which CPA(R):15 will acquire, through a wholly-owned subsidiary, CIP(R)'s business in a stock-for-stock merger. CIP(R) will also sell a portion of its portfolio to W. P. Carey & Co. LLC for cash immediately prior to the merger. We propose to then merge CIP(R) into CPA(R):15's subsidiary, CIP Acquisition Incorporated, because we believe that the combination achieves in one transaction the two objectives of the fair and efficient liquidation of CIP(R) and the growth and enhancement of CPA(R):15's portfolio. CPA(R):15 will be acquiring a portfolio of properties already known to and managed by its advisor in an efficient transaction not otherwise available elsewhere in the real estate market. CIP(R) will distribute $3.00 in cash per share to all of its shareholders, and will also provide to its shareholders the choice of liquidating their holdings in a taxable transaction or receiving CPA(R):15 stock in a tax-free transaction. We believe the transaction provides the following benefits:

     -- CIP(R) shareholders will receive a $3.00 per share special distribution;

     -- CIP(R) shareholders will be provided with a cash or stock investment alternative;

     -- CPA(R):15 will have greater geographic, property type and tenant diversification;

     --  CPA(R):15 will have a larger total real estate asset value; and

     -- CPA(R):15 will have a stronger balance sheet, enhanced credit quality and enhanced financial flexibility for additional transactions and capital initiatives.

    The combined company will be managed by CPA(R):15's and CIP(R)'s current advisor, W. P. Carey & Co. LLC. We believe the proposed merger will benefit the shareholders of both companies. We ask for your support in voting for the merger proposal.

    When the merger is completed, each CIP(R) shareholder of record on         ,
2004 will receive a special distribution of $3.00 per share and either 1.09 shares of newly issued CPA(R):15 common stock for each CIP(R) common share that he or she owns, or, upon election by the shareholder, cash in the amount of $10.90 per share of CIP(R) common stock. Shareholders of record of CIP(R) after June 4, 2004 will only receive CPA(R):15 common stock in the merger. CPA(R):15 shareholders will continue to own their existing CPA(R):15 shares and their distributions are expected to remain unchanged. CPA(R):15 will issue up to approximately 31.5 million shares of CPA(R):15 common stock to CIP(R)'s shareholders in the merger if all CIP(R) shareholders elect to receive CPA(R):15 shares. These 31.5 million newly issued shares of CPA(R):15 common stock would represent approximately 22.8% of the CPA(R):15 common stock outstanding after the merger.

    Pursuant to the merger agreement, if the merger will not qualify for the desired tax treatment, CPA(R):15 and CIP(R) have agreed to use an alternate structure to complete the transaction. The alternate structure is designed to ensure that the transaction will be tax free to those CIP(R) shareholders who choose stock and taxable only to those who elect to receive cash. In this alternate structure, both CPA(R):15 and CIP(R) would become subsidiaries of a newly created holding company that would change its name immediately after the mergers to Corporate Property Associates 15 Incorporated and be known as CPA(R):15. Use of the alternate structure will not impact the sale of properties to W. P. Carey & Co. or the payment of the special distribution.

    CPA(R):15's quarterly distribution in the quarter beginning after the merger is expected to increase at approximately the same rate of increase as before the merger.

    Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you do not vote, the effect will be the same as voting against the merger.

    We have each scheduled a special meeting for our shareholders to vote on the merger and related matters. The date, place and time of the meetings are as follows:

               FOR CIP(R) SHAREHOLDERS:                                 FOR CPA(R):15 SHAREHOLDERS:
                       , 2004, 10:00 A.M                                        , 2004, 11:00 A.M.
                      [Location]                                                [Location]
                     New York, NY                                              New York, NY

    This document provides you with detailed information about the proposed merger and the scheduled shareholders' meetings. We encourage you to read this entire document carefully. The effects of the merger will be different for holders of CPA(R):15 stock and for holders of CIP(R) stock. IN PARTICULAR, PLEASE SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 21 OF THIS DOCUMENT FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH THE MERGER.

Sincerely,

Wm. Polk Carey
Chairman of the Board
Corporate Property Associates 15 Incorporated and
Carey Institutional Properties Incorporated

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Subject to completion. This joint proxy statement/prospectus is dated June 4, 2004 and is expected to be first mailed to CPA(R):15 shareholders and CIP(R)
shareholders on         , 2004.

                             ADDITIONAL INFORMATION

    This joint proxy statement/prospectus incorporates important business and financial information about CPA(R):15 and CIP(R) that is not included or delivered with this document. Such information is available without charge to CPA(R):15's shareholders and CIP(R)'s shareholders upon written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/ prospectus by requesting them in writing or by telephone from either company at the following addresses and telephone numbers:

     Corporate Property Associates 15 Incorporated              Carey Institutional Properties Incorporated
                 50 Rockefeller Plaza                                      50 Rockefeller Plaza
                  New York, NY 10020                                        New York, NY 10020
               Telephone: (800) WP CAREY                                 Telephone: (800) WP CAREY

    TO OBTAIN TIMELY DELIVERY OF REQUESTED DOCUMENTS PRIOR TO THE SPECIAL MEETING OF CPA(R):15 SHAREHOLDERS OR THE SPECIAL MEETING OF CIP(R) SHAREHOLDERS,
YOU MUST REQUEST THEM NO LATER THAN             , 2004, WHICH IS FIVE BUSINESS
DAYS PRIOR TO THE DATE OF THESE MEETINGS.

    Also see "Where You Can Find More Information" beginning on page 103 of this joint proxy statement/prospectus.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON           , 2004

To the shareholders of CPA(R):15:

     A special meeting of shareholders of CPA(R):15, a Maryland corporation,
will be held on           , 2004, at 11:00 a.m., Eastern Time, at
               , New York, NY for the following purposes:

          1. To consider and vote upon a proposal to merge Carey Institutional Properties Incorporated ("CIP(R)"), a Maryland corporation, with and into a wholly-owned subsidiary of CPA(R):15, or to engage in the alternate structure described below, substantially in accordance with the Agreement and Plans of Merger, dated as of June 4, 2004, between CPA(R):15, CIP Acquisition Incorporated, CPA Holdings Incorporated, DDH Acquisition Incorporated and CIP(R), as described in the accompanying joint proxy statement/prospectus. In the transaction:

      -- CIP(R) will sell a portion of its portfolio to W. P. Carey & Co. LLC for cash, and distribute the net cash received to its shareholders as a special distribution of $3.00 per share. Subsequent to the payment of the special distribution, either (i) CIP(R) will be merged into CIP Acquisition Incorporated ("Acquisition"), a wholly-owned subsidiary of CPA(R):15, with Acquisition being the surviving corporation, or (ii) if necessary to achieve the desired tax treatment the parties will engage in the alternate merger structure in which CPA(R):15 and CIP(R) will merge into subsidiaries of Holdings, with Holdings becoming the parent of both companies.

      -- In the merger, each issued and outstanding share of CIP(R) common stock will be converted into the right to receive 1.09 shares of common stock of CPA(R):15 or, if held of record on or before June 4, 2004, upon the election by the holder, cash in the amount of $10.90 per share of CIP(R) common stock. CIP(R) shareholders of record after June 4, 2004 will only receive shares of CPA(R):15 common stock in the merger. If the alternate structure is used, CIP(R) shareholders will receive the same economic value. In this situation, Holdings will succeed to the business of both CPA(R):15 and CIP(R) and will change its name to CPA(R):15.

          2. To transact such other business as may properly come before the CPA(R):15 special meeting or any adjournments or postponements of the meeting.

     OUR BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER.

     We have described the proposed merger in more detail in the accompanying joint proxy statement/ prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to the accompanying joint proxy statement/prospectus. A vote to approve the merger agreement will constitute a vote in favor of both the merger described in the accompanying joint proxy statement/prospectus, as well as the implementation of the alternate structure if it is necessary to do so.

     Only those shareholders whose names appear on our books as owning CPA(R):15
common stock at the close of business on           , 2004 (the CPA(R):15 record
date) are entitled to notice of, and to vote at, the CPA(R):15 special meeting.

     The affirmative vote of holders of a majority of the shares of CPA(R):15 common stock issued and outstanding on the CPA(R):15 record date is necessary to approve the merger. If that vote is not obtained, the merger cannot be completed.

     All shareholders of CPA(R):15 are cordially invited to attend the CPA(R):15 special meeting in person. To ensure your representation at the CPA(R):15 special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the CPA(R):15 special meeting.

                                         By Order of the Board of Directors

                                                  /s/ SUSAN C. HYDE
                                         ---------------------------------------
                                                Susan C. Hyde, Secretary

New York, New York
          , 2004

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON           , 2004

To the shareholders of CIP(R):

     A special meeting of shareholders of CIP(R), a Maryland corporation, will
be held at 10:00 a.m., Eastern Time, on           , 2004, at                ,
New York, NY for the following purposes:

          1. To consider and vote upon a proposal to merge Carey Institutional Properties Incorporated ("CIP(R)"), a Maryland corporation, with and into a wholly-owned subsidiary of CPA(R):15, or to engage in the alternate structure described below, substantially in accordance with the Agreement and Plans of Merger, dated as of June 4, 2004, between CPA(R):15, CIP Acquisition Incorporated, CPA Holdings Incorporated, DDH Acquisition Incorporated and CIP(R), as described in the accompanying joint proxy statement/prospectus. In the transaction:

      -- CIP(R) will sell 17 properties to W. P. Carey & Co. LLC for cash and pay a special distribution of $3.00 per share to each CIP(R) shareholder, and will then merge with and into CIP Acquisition Incorporated ("Acquisition"), with Acquisition being the surviving corporation. If the alternate structure described in the attached joint proxy statement/prospectus is required to be implemented, the parties will engage in the alternate merger structure in which CPA(R):15 and CIP(R) will merge into subsidiaries of Holdings, with Holdings becoming the parent of both companies.

      -- Each issued and outstanding share of CIP(R) common stock shall immediately be converted into the right to receive 1.09 shares of CPA(R):15 common stock or, if held of record on or before June 4, 2004, upon the election by the holder, cash in the amount of $10.90 per share of CIP(R) common stock. CIP(R) shareholders of record after
                    , 2004 will not receive the special distribution and will only receive shares of CPA(R):15 common stock in the merger. If the alternate structure is used, CIP(R) shareholders will receive the same economic value. In this situation, Holdings will succeed to the business of both CPA(R):15 and CIP(R) and will change its name to CPA(R):15.

          2. To transact such other business as may properly come before the CIP(R) special meeting or any adjournments or postponements thereof.

     CIP(R)'S BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER.

     We have described the merger in more detail in the accompanying joint proxy statement/ prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to the accompanying joint proxy statement/ prospectus. A vote to approve the merger agreement will constitute a vote in favor of both the merger described in the accompanying joint proxy statement/prospectus, as well as the implementation of the alternate structure if it is necessary to do so.

     Only those shareholders whose names appear on our books as owning shares of
CIP(R) common stock at the close of business on           , 2004 (the CIP(R)
record date), are entitled to notice of, and to vote at, the CIP(R) special meeting.

     The affirmative vote of holders of two-thirds of the shares of CIP(R) common stock issued and outstanding on the CIP(R)record date is necessary to approve the merger. If that vote is not obtained, the merger cannot be completed. Also, the sale of 17 properties, and the subsequent special distribution payment to shareholders, will not take place if the merger is not approved.

     All shareholders of CIP(R) are cordially invited to attend the CIP(R) special meeting in person. To ensure your representation at the CIP(R) special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the CIP(R) special meeting.

                                         By Order of the Board of Directors

                                                  /s/ SUSAN C. HYDE
                                         ---------------------------------------
                                                Susan C. Hyde, Secretary

New York, New York
          , 2004

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS FOR CIP(R) SHAREHOLDERS...............    1
QUESTIONS AND ANSWERS FOR CPA(R):15 SHAREHOLDERS............    5
SUMMARY.....................................................    8
     The Companies..........................................    8
     The Meetings...........................................    9
     Shareholders entitled to vote and votes required.......    9
     Purposes of the meetings...............................   10
     The merger.............................................   10
     The alternate structure................................   11
     Background and alternatives to the merger..............   12
     Risk factors...........................................   12
     Our Recommendations to shareholders of CPA(R):15.......   12
     Our Recommendations to shareholders of CIP(R)..........   12
     Opinions of financial advisors.........................   13
     Appraisal..............................................   13
     Conditions to the merger...............................   13
     Termination............................................   14
     Conflicts of interest..................................   14
     Accounting Treatment...................................   15
     Material United States Federal Income Tax
      considerations........................................   15
     Regulatory Matters.....................................   16
     Objecting Stockholders' Rights of Appraisal............   16
SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA....   17
     Selected Historical and Pro Forma Financial Data of
      CPA(R):15.............................................   17
     CPA(R):15 Selected Financial Data......................   18
     Summary Selected Historical Financial Data of CIP(R)...   18
     CIP(R) Selected Financial Data.........................   19
     Comparative per share market price and distribution
      information...........................................   19
RISK FACTORS................................................   21
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   24
THE COMPANIES...............................................   25
Corporate Property Associates 15 Incorporated...............   25
Carey Institutional Properties Incorporated.................   26
CIP Acquisition Incorporated................................   27
CPA Holdings Incorporated...................................   27
The Combined Company........................................   27
THE MERGER..................................................   34
     General................................................   34
     Background of the merger...............................   34
     Alternatives to the merger.............................   35
     CPA(R):15's reasons for the merger.....................   37
     Recommendation of the board of directors of
      CPA(R):15.............................................   38
     CIP(R)'s reasons for the merger........................   38
     Recommendation of the board of directors of CIP(R).....   40
     Accounting treatment of the merger.....................   40
     Determination of exchange ratio........................   40
     Regulatory matters.....................................   40
     Deregistration of CIP(R) common stock and registration
      of CPA(R):15 common stock issued in connection with
      the merger............................................   40
     Resales of CPA(R):15 common stock issued in connection
      with the merger; affiliate agreements.................   40
     Objecting stockholders' rights of appraisal............   41
OPINION OF FINANCIAL ADVISOR TO CPA(R):15...................   43
OPINION OF FINANCIAL ADVISOR TO CIP(R)'s SPECIAL
  COMMITTEE.................................................   49
APPRAISAL OF CIP(R)'s ASSETS................................   57

                                                              PAGE
                                                              ----
CONFLICTS OF INTEREST.......................................   60
THE MERGER AGREEMENT........................................   64
     The merger.............................................   64
     Accrued fees...........................................   64
     Closing and effective time of the merger...............   64
     Conversion of securities...............................   64
     Uncertificated shares; transfer books..................   64
     Representations and warranties.........................   65
     Covenants..............................................   66
     Conditions to obligations to complete the merger.......   66
     Termination............................................   67
     Effect of termination..................................   67
     Extension and waiver...................................   67
     Merger expenses........................................   67
     Amendment and waiver...................................   68
     The alternate structure................................   68
     Indemnification Agreement..............................   69
THE CPA(R):15 SPECIAL MEETING...............................   70
     Date, Time and Place...................................   70
     Purpose................................................   70
     CPA(R):15's board of directors' recommendation.........   70
     Record date, outstanding shares and voting rights......   70
     Vote required; quorum; shares beneficially owned by
      CPA(R):15 directors and officers......................   70
     Voting of proxies......................................   70
     Revocation of proxies..................................   71
     Solicitation of proxies; expenses......................   71
THE CIP(R) SPECIAL MEETING..................................   73
     Date, Time and Place...................................   73
     Purpose................................................   73
     CIP(R) board of directors' recommendation..............   73
     Record date, outstanding shares and voting rights......   73
     Vote required; quorum; shares beneficially owned by
      CIP(R) directors and officers.........................   73
     Voting of proxies......................................   74
     Objecting stockholders' rights of appraisal............   74
     Revocation of proxies..................................   74
     Solicitation of proxies; expenses......................   75
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....   75
     General................................................   76
     Federal Income Tax consequences of the merger to CIP(R)
      stockholders..........................................   76
     Federal Income Tax consequences relating to the
      pre-merger distribution...............................   78
     Backup withholding.....................................   79
     Federal income tax consequences of the merger to
      CIP(R)................................................   79
     Federal income tax consequences of the merger to CIP(R)
      and CIP(R) stockholders if the merger does not qualify
      as a reorganization...................................   79
     Federal Income Tax consequences to CPA(R):15 and
      CPA(R):15 shareholders................................   79
     REIT qualification of CPA(R):15 and CIP(R).............   80
     Certain income tax considerations relating to
      CPA(R):15's REIT elections............................   80
     Taxation of taxable domestic stockholders..............   86
     Backup withholding.....................................   87
     Taxation of tax-exempt stockholders....................   88
     Taxation of foreign stockholders.......................   88
     Other tax consequences.................................   90
     Statement of share ownership...........................   90
     Tax shelter reporting..................................   90

                                                              PAGE
                                                              ----
COMPARISON OF RIGHTS OF SHAREHOLDERS OF CPA(R):15 AND
  SHAREHOLDERS OF CIP(R)....................................   91
     General................................................   91
     Certain differences between the rights of shareholders
      of CPA(R):15 and shareholders of CIP(R)...............   91
DESCRIPTION OF CPA(R):15 SHARES.............................   95
     General................................................   95
     Meetings and special voting requirements...............   95
     Restriction on ownership of shares.....................   96
     Distributions..........................................   97
     Repurchase of shares...................................   97
     Transfer agent.........................................   97
DESCRIPTION OF CPA HOLDINGS INCORPORATED SHARES.............   98
     General................................................   98
     Summary of Distribution Reinvestment and Share Purchase
      Plan..................................................   98
DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):15...............  100
LEGAL MATTERS...............................................  102
EXPERTS.....................................................  103
OTHER MATTERS...............................................  103
WHERE YOU CAN FIND MORE INFORMATION.........................  103
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDICES
A. Agreement and Plans of Merger, dated as of June 4, 2004
   between CPA(R):15, CIP Acquisition Incorporated, CIP(R),
   CPA Holdings Incorporated and DDH Acquisition
   Incorporated
B. Opinion of Legg Mason Wood Walker Incorporated dated June
   4, 2004
C. Opinion of Morgan Joseph & Co. Inc., dated May 19, 2004
D. Title 3 Subtitle 2 of the Maryland General Corporation
   Law

                 QUESTIONS AND ANSWERS FOR CIP(R) SHAREHOLDERS

Q:  WHO IS SOLICITING MY PROXY?

A: The directors of CIP(R) and CPA(R):15 are sending you this joint proxy statement/prospectus and the enclosed proxy.

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: CIP(R) and CPA(R):15 have entered into a merger agreement pursuant to which CIP(R) would merge into a wholly-owned subsidiary of CPA(R):15. For the merger to occur, the shareholders of both CIP(R) and CPA(R):15 must approve the merger. If the merger is approved, then immediately prior to the merger, CIP(R) will sell 17 of its properties to W. P. Carey & Co. LLC for cash and will pay a special distribution of $3.00 per share to all CIP(R) shareholders. We are sending you these materials to help you decide whether to vote for the merger.

Q:  WHY IS CIP(R) PROPOSING TO ENTER THIS TRANSACTION?

A: Management believes that this is the appropriate time to consider the way in which CIP(R) can meet its objective of providing shareholders with a liquidation option on favorable terms. The board of directors of CIP(R) believes that the sale of certain properties to W. P. Carey & Co. and the subsequent merger into CPA(R):15 provides an excellent opportunity for shareholders of CIP(R) to achieve the fair and efficient liquidation of CIP(R)'s portfolio while maximizing return and flexibility. First, the sale of 17 properties will provide all CIP(R) shareholders with a special distribution of $3.00 per share. In the merger, CIP(R) shareholders are then given the option to achieve liquidity on the schedule provided for in the prospectus pursuant to which the shares were originally sold and at net asset value, or to continue to own a similar investment paying a slightly higher distribution. Shareholders thus have the individual choice of ending their investment and receiving cash in a taxable transaction, or receiving stock of CPA(R):15 in a tax-free transaction.

    Management believes that while the time for considering liquidity alternatives has been reached, there are many shareholders that would prefer to continue to hold an interest in a portfolio of net leased real estate managed by W. P. Carey and to delay the taxation of any capital gains for as long as possible. This belief is based primarily on transactions involving other managed entities, where, when given a choice between receiving cash or securities that would be converted to cash in the short term in a taxable transaction on the one hand, or receiving an interest in an entity managed by W. P. Carey in a tax free transaction on the other hand, an overwhelming majority of shareholders elected to receive an interest in the W. P. Carey managed entity. Management has designed the proposed liquidity strategy to balance the interests of all shareholders by offering a choice that it is in a unique position to offer.

Q:  WHAT WILL HAPPEN TO CIP(R) AS A RESULT OF THE MERGER?

A: Upon the completion of the merger, CIP(R) will cease to exist as a separate company. CPA(R):15, through its subsidiary, will succeed to the business and properties of CIP(R).

Q:  WHAT WILL A CIP(R) SHAREHOLDER RECEIVE IN THE MERGER?

A: If the merger is approved, CIP(R) will, immediately prior to the merger, sell 17 of its properties to W. P. Carey & Co. LLC for cash in the amount of approximately $114 million and the assumption of approximately $28 million in debt. The net cash portion will be distributed to all CIP(R) shareholders in the form of a special distribution of $3.00 per share of CIP(R) common stock. In the merger, each CIP(R) shareholder will receive either 1.09 shares of newly issued CPA(R):15 common stock (or the common stock of a new holding company if the alternate structure described in this document must be used to complete the transaction) or cash in the amount of $10.90 per share for each CIP(R) common share that he or she owns, unless the shareholder exercises dissenters rights. Like CIP(R) common stock, neither CPA(R):15 nor Holdings common stock is listed for trading on any national securities exchange, or on the Nasdaq Stock Market.

Q: WHAT IS THE PURPOSE OF THE ALTERNATE STRUCTURE OF THE TRANSACTION DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS?

A: The alternate structure eliminates the risk that the amount of cash to be elected by CIP(R) shareholders will cause the merger to be a taxable transaction to CIP(R) shareholders, regardless of whether they receive cash or shares. The desired tax treatment of the merger is for the transaction to be tax-free to the extent that a CIP(R) shareholder receives shares of CPA(R):15 stock in the merger. An election by the holders of more than 45% of the outstanding CIP(R) shares to receive cash could make the entire transaction taxable, even to the extent CPA(R):15 shares are received. This will cause one of the conditions to the merger, that CPA(R):15 and CIP(R) each must receive a satisfactory tax opinion from legal counsel regarding the U.S. federal income tax treatment of the merger, to become impossible to fulfill. If CIP(R) cannot obtain such tax opinions, the transaction will be completed using the alternate structure. The alternate structure ensures that the transaction can be completed as a tax-free transaction, except to the extent that CIP(R) shareholders receive cash for their shares of CIP(R) common stock.

Q:  HOW WAS THE VALUE OF THE CIP(R) SHARES DETERMINED?

A: To determine the value of each CIP(R) share, the CIP(R) board engaged an independent appraisal firm to appraise CIP(R)'s real estate assets. The appraised value of CIP(R)'s assets was then reduced by the amount of debt and other liabilities of CIP(R), and divided by the number of shares of CIP(R) common stock outstanding to arrive at a net asset value of $13.90 per share.

Q:  HOW WAS THE VALUE OF THE CPA(R):15 SHARES DETERMINED?

A: The value of each CPA(R):15 share to be issued in the merger is based on the latest public sale price of CPA(R):15's shares, which is $10.00 per share.

Q:  HOW WAS THE VALUE OF THE HOLDINGS SHARES DETERMINED?

A: The alternate structure is designed to provide identical economic results to CIP(R) shareholders as the original structure would provide. Because of this, the assumed value of the Holdings shares that may be issued will be of equivalent assumed value to the CPA(R):15 shares that would be issued in the original structure, or $10.00 per share.

Q:  WHAT WILL BE THE IMPACT ON A CIP(R) SHAREHOLDER?

A: If the merger is approved, all CIP(R) shareholders will receive the special distribution. Those CIP(R)shareholders who elect to receive shares of stock in the merger will become shareholders of CPA(R):15 (or Holdings if the alternate structure is necessary). The receipt of shares in the merger is not taxable to CIP(R) shareholders, and the tax basis in the new shares will be the same as the tax basis in the CIP(R) shares immediately prior to the merger. Any cash a shareholder receives as a special distribution or elects to receive in the merger may be taxable as income, or may be partially a return of capital and partially income.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have read this document carefully, please indicate on the enclosed proxy card how you want to vote, or submit your proxy by telephone or on the Internet. If you vote FOR the merger proposal, you must indicate whether you would like to receive shares of CPA(R):15 stock or cash in exchange for your shares of CIP(R) stock in the merger (this will also be deemed an election to receive Holdings stock in the event the alternate structure is implemented). Sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible, or follow the instructions on the enclosed proxy for voting by telephone and Internet. You should indicate your vote now, even if you expect to attend the special meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy and changing your votes at any time before the vote at the special meeting and will ensure that your shares are voted if you later find you cannot attend the special meeting. Voting AGAINST the merger, or failure to vote will automatically be deemed an election to receive shares of stock if the merger is ultimately approved. If you vote but do not indicate a preference to receive stock or cash, you will receive stock if the merger is approved. We suggest that you return a proxy even if you plan to attend the meeting.

Q:  WHAT IF I WANT TO CHANGE MY VOTE?

A:  You may change your vote in three ways:

      -- by delivering a written notice to the corporate secretary of CIP(R) prior to the special meeting stating that you would like to revoke your proxy;

      -- by signing a later-dated proxy card and delivering it to the corporate secretary of CIP(R) prior to the special meeting; or

      -- by attending the special meeting and voting in person; however, your attendance alone will not revoke your proxy or change your vote.

Q:  WHAT IF I WANT TO CHANGE MY ELECTION TO RECEIVE STOCK OR CASH?

A: If you are a CIP(R) shareholder and you vote for the merger, you may change your election to receive either shares of CPA(R):15 stock or cash in the merger in two ways:

      -- by delivering a written notice to the corporate secretary of CIP(R) prior to the CIP(R) special meeting stating that you would like to change your election; or

      -- by signing a later-dated proxy card and delivering it to the corporate secretary of CIP(R) prior to or at the special meeting.

Q:  WHAT VOTE OF THE CIP(R) SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER?

A: In order to complete the merger, holders of two-thirds of the outstanding shares of CIP(R) common stock must approve the merger. A vote to approve the merger will constitute a vote in favor of both the merger and the implementation of the alternate structure if it is necessary to do so.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We must first obtain the approval of CPA(R):15 shareholders and CIP(R) shareholders at their respective special meetings. We hope to complete the merger on or
    about           , 2004; however, we cannot assure you as to when, or if, the merger will occur.

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: CIP(R) and CPA(R):15 file reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and, with respect to CPA(R):15, at the Internet site CPA(R):15 maintains at www.cpa15.com. Information regarding CIP(R) is also available at the Internet site CIP(R) maintains at www.careyinstitutional.com. Information contained on each company's website, other than the reports specifically incorporated by reference in this joint proxy statement/prospectus, does not constitute a part of this joint proxy statement/prospectus. You can also request copies of these documents from us. See "Where You Can Find More Information" on page 103.

Q:  WHAT IS A "QUORUM?"

A: A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held.

Q:  HOW WILL VOTING ON SHAREHOLDER PROPOSALS BE CONDUCTED?

A: We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the special meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their best judgment.

Q:  WHY ISN'T CIP(R) HAVING AN ANNUAL MEETING OF SHAREHOLDERS?

A: In light of the proposed transaction, the CIP(R) board decided not to hold an annual meeting of shareholders this year. If the proposed transaction is not approved, then the CIP(R) board will call an annual meeting of shareholders as soon as is practical after it becomes known that the merger will not be completed or is not approved.

Q:  WHO WILL PAY THE COST FOR THIS PROXY SOLICITATION AND HOW MUCH WILL IT COST?

A: CIP(R) will pay the cost of preparing, assembling and mailing this joint proxy statement/prospectus, the notice of meeting and the enclosed proxy to CIP(R) shareholders. CPA(R):15 will pay the cost of preparing, assembling and mailing this joint proxy statement/prospectus, the notice of meeting and the enclosed proxy to CPA(R):15 shareholders. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our affiliate, Carey Asset Management Corp., (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone if needed to obtain enough votes. We have retained an outside firm to assist in proxy solicitation for a fee estimated not to exceed $25,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger, or would like additional copies of this proxy statement/prospectus, you can contact the proxy solicitor hired by both companies:

                   GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
                                17 State Street
                               New York, NY 10004
                            Telephone: 866-515-0315

You can also contact:

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED
                            Attn: Ms. Susan C. Hyde
                         Director of Investor Relations
                              50 Rockefeller Plaza
                               New York, NY 10020
                           Telephone: (800) WP CAREY
                           Facsimile: (212) 492-8922

                QUESTIONS AND ANSWERS FOR CPA(R):15 SHAREHOLDERS

Q:  WHO IS SOLICITING MY PROXY?

A: The directors of CPA(R):15 and CIP(R) are sending you this joint proxy statement/prospectus and the enclosed proxy so that you can vote on the proposed merger.

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: CPA(R):15 and CIP(R) have entered into a merger agreement pursuant to which CIP(R) would merge into a wholly-owned subsidiary of CPA(R):15. For the merger to occur, the shareholders of both CPA(R):15 and CIP(R) must approve the merger. We are sending you these materials to help you decide whether to vote for the merger.

Q:  WHY IS CPA(R):15 PROPOSING TO BUY CIP(R)'S PORTFOLIO?

A: The companies are proposing to merge because they believe that the combination achieves in one transaction the two objectives of the growth and enhancement of CPA(R):15's portfolio and the fair and efficient liquidation of CIP(R). CPA(R):15 will be acquiring a portfolio of properties already known to and managed by its advisor in an efficient transaction not otherwise available elsewhere in the real estate market. We believe the transaction provides the following benefits to CPA(R):15:

      -- CPA(R):15 will have greater geographic, property type and tenant diversification;

      -- CPA(R):15 will have a stronger balance sheet, enhanced credit quality and enhanced financial flexibility for additional transactions and capital initiatives;

      --  CPA(R):15 will increase its total real estate asset value;

      -- CPA(R):15 will increase its revenue, net income and cash flow, and enhance shareholder value;

      --  CPA(R):15 will have greater visibility in the capital markets;

      -- CPA(R):15 will be viewed by lenders as having a stronger credit profile;

      -- CPA(R):15 will have greater access to capital in equity and debt markets; and

      -- CPA(R):15 will create more operating efficiencies with respect to sales, financing, improvements and portfolio management.

Q:  WHAT WILL A CPA(R):15 SHAREHOLDER RECEIVE IN THE MERGER?

A: CPA(R):15 shareholders will continue to hold the same number of CPA(R):15 shares they currently hold. CPA(R):15 shareholders will not receive any shares or cash, nor will they be required to exchange any currently held shares in the merger. However, if it becomes necessary to implement the alternate structure transaction, each outstanding share of CPA(R):15 common stock will be exchanged for one share of Holdings common stock.

Q:  WHAT WILL BE THE IMPACT ON A CPA(R):15 SHAREHOLDER?

A: The merger will not change the rights of the existing CPA(R):15 common stock. The number of shares of CPA(R):15 common stock outstanding will increase from approximately 106.9 million shares to approximately 138.4 million shares, assuming all CIP(R) shareholders elect to receive CPA(R):15 stock in the merger. The CPA(R):15 common stock issued to CIP(R) shareholders in the merger will represent approximately 22.8% of the outstanding common stock of the combined company, assuming all CIP(R) shareholders elect to receive CPA(R):15 stock in the merger. We expect CPA(R):15's distribution rate to continue to increase after the merger at approximately the same rate the distribution was increasing before the merger. The increased funds from operations that CPA(R):15 will receive from the assets acquired from CIP(R) will contribute to the funding of quarterly distribution payments on all outstanding shares of CPA(R):15 stock after the merger. If implementation of the alternate structure becomes necessary, you will become a shareholder of Holdings. The alternate structure is designed so that the economic value of your investment, as well as your rights as a shareholder, will be identical to your current investment and rights as a CPA(R):15 shareholder. After completion of the alternate structure transaction, Holdings would change its name to CPA(R):15, and the members of the CPA(R):15 board of directors will be appointed as the board of directors of Holdings.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have read this document carefully, please indicate on the enclosed proxy card how you want to vote, or submit your proxy by telephone or on the Internet. Sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible, or follow the instructions on the enclosed proxy for voting by telephone and Internet. You should indicate your vote now, even if you expect to attend the special meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy and changing your votes at any time before the vote at your special meeting and will ensure that your shares are voted if you later find you cannot attend the special meeting. If you return your proxy by mail but fail to mark your voting preferences, you will be deemed to have voted your shares against the merger. We suggest that you return a proxy even if you plan to attend the meeting.

Q:  WHAT IF I WANT TO CHANGE MY VOTE?

A:  You may change your vote in three ways:

      -- by delivering a written notice to the corporate secretary of CPA(R):15 prior to the special meeting stating that you would like to revoke your proxy;

      -- by signing a later-dated proxy card and delivering it to the corporate secretary of CPA(R):15 prior to the special meeting; or

      -- by attending the special meeting and voting in person; however, your attendance alone will not revoke your proxy or change your vote.

Q:  WHAT VOTE OF THE CPA(R):15 SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER?

A: In order to complete the merger, holders of a majority of the outstanding shares of CPA(R):15 common stock must approve the merger. A vote to approve the merger will constitute a vote in favor of both the merger and the implementation of the alternate structure if it is necessary to do so.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We must first obtain the approval of CPA(R):15 shareholders and CIP(R) shareholders at their respective special meetings. We hope to complete the merger on or
    about [          , 2004]; however, we cannot assure you as to when, or if,
    the merger will occur.

Q:  WHO IS ENTITLED TO VOTE?

A:  Shareholders of CPA(R):15 as of the close of business           , 2004 are
    entitled to vote at the special meeting.

Q:  HOW MANY SHARES MAY VOTE?

A:  At the close of business on the record date,           , 2004, CPA(R):15 had
                   shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

Q:  WHAT IS A "QUORUM?"

A: A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held.

Q:  HOW WILL VOTING ON SHAREHOLDER PROPOSALS BE CONDUCTED?

A: We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the special meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their best judgment.

Q:  WHO WILL PAY THE COST FOR THIS PROXY SOLICITATION AND HOW MUCH WILL IT COST?

A: CPA(R):15 will pay the cost of preparing, assembling and mailing this joint proxy statement/ prospectus, the notice of meeting and the enclosed proxy to CPA(R):15 shareholders. CIP(R) will pay the cost of preparing, assembling and mailing this joint proxy statement/prospectus, the notice of meeting and the enclosed proxy to CIP(R) shareholders. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our affiliate, Carey Asset Management Corp., (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone if needed to obtain enough votes. We have retained an outside firm to assist in proxy solicitation for a fee estimated not to exceed $25,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger, or would like additional copies of this proxy statement/prospectus, you can contact the proxy solicitor hired by both companies:

                   Georgeson Shareholder Communications, Inc.
                                17 State Street
                               New York, NY 10004
                            Telephone: 866-515-0315

    You can also contact:

                 Corporate Property Associates 15 Incorporated
                            Attn: Ms. Susan C. Hyde
                         Director of Investor Relations
                              50 Rockefeller Plaza
                               New York, NY 10020
                           Telephone: (800) WP CAREY
                           Facsimile: (212) 492-8922

                                    SUMMARY

     This summary highlights selected information from this document. It may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page
83. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

THE COMPANIES
(PAGE 25)

  Carey Institutional Properties Incorporated      Corporate Property Associates 15 Incorporated
             50 Rockefeller Plaza                              50 Rockefeller Plaza
           New York, New York 10020                          New York, New York 10020
                (800) WP CAREY                                    (800) WP CAREY

                           CPA Holdings Incorporated
                              50 Rockefeller Plaza
                            New York, New York 10020
                                 (800) WP CAREY

     Corporate Property Associates 15 Incorporated is a real estate investment trust, or "REIT," that owns commercial properties leased to companies nationwide and in Europe, primarily on a triple net basis. As of March 31, 2004, CPA(R):15's portfolio consisted of 139 properties leased to 50 tenants and totaling more than 23 million square feet. In this proxy statement/prospectus, we refer to Corporate Property Associates 15 Incorporated as CPA(R):15.

     Carey Institutional Properties Incorporated is also a REIT that owns commercial properties leased to companies nationwide, primarily on a triple net basis. As of March 31, 2004, CIP(R)'s portfolio consisted of 101 properties leased to 45 tenants and totaling more than 8.2 million square feet. In this proxy statement/prospectus, we refer to Carey Institutional Properties Incorporated as CIP(R).

     As REITs, neither CPA(R):15 nor CIP(R) is subject to federal income taxation so long as it satisfies certain requirements relating to the nature of its income, the level of its distributions, and other factors.

     CPA(R):15's and CIP(R)'s core investment strategies are the same, to purchase and own properties leased to a variety of companies on a single tenant, net lease basis. These leases generally place the economic burden of ownership on the tenant by requiring them to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses.

     CPA(R):15 was formed as a Maryland corporation on February 26, 2001. Between November 2001 and August 2003, CPA(R):15 sold a total of 104,617,606 shares of common stock for a total of $1,046,176,060 in gross offering proceeds. The proceeds of CPA(R):15's offerings have been combined with limited recourse mortgage debt to purchase its property portfolio.

     CIP(R) was formed as a Maryland corporation on February 15, 1991. Between August 1991 and August 1993, CIP(R) sold a total of 14,167,581 shares of common stock for a total of $141,675,810 in gross offering proceeds. In 1995 CIP(R)'s board of directors authorized and began private placements of common stock. Through December 31, 2003, CIP(R) has issued a total of 6,250,262 shares for a total of $74,440,000 in connection with the private placements. Through May 19, 2004, CIP(R) has also issued 1,439,048 shares through its distribution reinvestment plan. The proceeds of CIP(R)'s offerings have been combined with limited recourse mortgage debt to purchase its property portfolio. On May 1, 2002, CIP(R) acquired the business of Corporate Property Associates 10 Incorporated ("CPA(R):10"), an affiliate, in a stock and note for stock merger. In the merger with CPA(R):10, CIP(R) acquired a portfolio of 50 properties subject to 24 net leases for a total transaction cost of $87,232,302.

     CIP(R) Acquisition Incorporated was formed as a Maryland corporation on May 17, 2004 for the sole purpose of facilitating the merger of CIP(R) and CPA(R):15. It will be a wholly-owned subsidiary of CPA(R):15 after the merger is completed. CPA(R):15 will succeed to the business of CIP(R) upon consummation of the merger.

     CPA Holdings Incorporated was formed as a Maryland corporation on May 17, 2004 for the sole purpose of facilitating the alternate structure of the merger described herein, if the implementation of such structure becomes necessary. It is currently a wholly-owned subsidiary of W. P. Carey & Co. LLC, but upon consummation of the alternate structure, Holdings will be owned primarily by the current shareholders of CPA(R):15 and CIP(R).

     W. P. Carey & Co. LLC provides both strategic and day-to-day management for CPA(R):15 and CIP(R), including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets, investor relations and administrative services. W. P. Carey & Co. LLC also provides office space and other facilities for CPA(R):15 and CIP(R). CPA(R):15 and CIP(R) pay asset management fees to W. P. Carey & Co. LLC and pay certain transactional fees. CPA(R):15 and CIP(R) also reimburse W. P. Carey & Co. LLC for certain expenses. W. P. Carey & Co. LLC also serves in this capacity for Corporate Property Associates 12 Incorporated ("CPA(R):12"), Corporate Property Associates 14 Incorporated ("CPA(R):14") and Corporate Property Associates
16 -- Global Incorporated ("CPA(R):16 -- Global"). W. P. Carey & Co. LLC is a publicly-traded company listed on the New York Stock Exchange and Pacific Stock Exchange under the symbol "WPC."

     CPA(R):15's and CIP(R)'s principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020 and their telephone number is (800) WP CAREY. As of March 31, 2004, neither CPA(R):15 nor CIP(R) had any employees. Carey Asset Management Corp., the subsidiary of W. P. Carey & Co. LLC that provides advisory services, employs [59] individuals who perform services for CPA(R):15 and CIP(R), as well as for other affiliates.

THE MEETINGS
(PAGES 70 AND 73)

     The CPA(R):15 special meeting will be held on           , 2004, at
               , New York, starting at 11:00 a.m., Eastern Time.

     The CIP(R) special meeting will be held on           , 2004, at
               , New York, starting at 10:00 a.m., Eastern Time.

SHAREHOLDERS ENTITLED TO VOTE AND VOTES REQUIRED
(PAGES 70 AND 73)

     Holders of record of shares of CPA(R):15 common stock at the close of
business on           , 2004, are entitled to notice of, and to vote at, the
CPA(R):15 special meeting. On the CPA(R):15 record date, there were shares of CPA(R):15 common stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the CPA(R):15 special meeting. As of the CPA(R):15 record date, the directors and executive officers
of CPA(R):15 and their affiliates, as a group, owned      % of the outstanding
shares of CPA(R):15 common stock. CPA(R):15 currently expects that all of these holders will vote in favor of the merger.

     Holders of record of shares of CIP(R) common stock at the close of business
on the date the merger agreement was signed,           , 2004, are entitled to
notice of, and to vote at, the CIP(R) special meeting. On the CIP(R) record date
for the special meeting, there were                shares of CIP(R) common stock
outstanding, each of which will be entitled to one vote on each matter to be acted upon at the CIP(R) special meeting. As of the CIP(R) record date, the directors and executive officers of CIP(R) and their affiliates, as a group,
owned      % of the outstanding shares of CIP(R) common stock. CIP(R) currently expects that all of these holders will vote in favor of the merger proposal.

     The merger proposal requires the approval of the holders of a two-thirds of the outstanding shares of CIP(R) common stock and the holders of a majority of the outstanding shares of CPA(R):15 common stock held of record on the respective record dates. Approval of the merger also constitutes approval of the alternate structure, if its implementation should become necessary.

PURPOSES OF THE MEETINGS
(PAGES 70 AND 73)

  CPA(R):15 Special Meeting

     At the CPA(R):15 special meeting, CPA(R):15 shareholders will be asked to consider and vote upon the merger and any other matters that are properly brought before the CPA(R):15 special meeting or any adjournment or postponement of the meeting.

  CIP(R) Special Meeting

     At the CIP(R) special meeting, CIP(R) shareholders will be asked to consider and vote upon the merger and any other matters that are properly brought before the CIP(R) special meeting or any adjournment or postponement of the meeting.

THE MERGER
(PAGE 34)

     The boards of directors of CIP(R) and CPA(R):15 have determined that the merger satisfies many objectives of CIP(R) for its liquidation and of CPA(R):15 for its growth and future return to shareholders.

     CIP(R)'s objectives in a successful liquidity transaction are to:

          allow shareholders to realize the full net asset value of their CIP(R) shares;

          provide an option for shareholders to receive cash for their CIP(R) shares;

          give shareholders the option of engaging in a tax-free transaction in order to delay recognition of capital gains;

          create the opportunity for investors to remain invested in a W. P. Carey managed investment if they desire to do so; and

          engage in an efficient transaction with a high probability of completion without undue delay or expense.

     CPA(R):15's objectives in entering into the merger are to:

          invest its cash and grow its portfolio at a fair price with a group of properties with which management is familiar;

          take advantage of a unique opportunity to purchase a desirable portfolio of properties of a type not currently available in the marketplace; and

          grow CPA(R):15's portfolio in a way that gives the company a stronger presence in the debt and equity markets, which increases its future operating and financing flexibility.

     If the merger is approved, CIP(R) will, immediately prior to the merger, sell 17 of its properties to W. P. Carey & Co. LLC for cash in the amount of approximately $114 million and the assumption of approximately $28 million in debt. These properties will each have a remaining lease term of less than eight years. The cash will be distributed to all CIP(R) shareholders as a special distribution of $3.00 per share. In the merger, CIP(R) will be merged into CIP Acquisition Incorporated, which at closing will be a wholly-owned subsidiary of CPA(R):15, with CIP Acquisition Incorporated continuing as the surviving corporation. Each share of common stock of CIP(R) outstanding immediately prior to the merger, other than shares held by CIP(R) shareholders who perfect their appraisal rights, will become eligible to receive either 1.09 shares of CPA(R):15 common stock or, at the election of CIP(R) shareholders, cash in the amount of $10.90 per share of CIP(R) common stock. Only CIP(R) shareholders of record on or before June 4, 2004 are eligible to elect to receive cash. CIP(R) shareholders of record after June 4, 2004 may only receive CPA(R):15 common stock.

     If all CIP(R) shareholders elect to receive CPA(R):15 shares in the merger, they will receive approximately 31.5 million shares of CPA(R):15 common stock in the merger. This will constitute approximately 22.8% of the outstanding shares of CPA(R):15 following the merger, assuming no additional issuances prior to the merger.

     The merger agreement is attached to this joint proxy statement/prospectus as Appendix A. We encourage you to read the merger agreement as it is the legal document that governs the merger.

THE ALTERNATE STRUCTURE

     If the cash consideration elected by CIP(R) shareholders exceeds the maximum cash that CPA(R):15 can pay in the merger in order for the transaction to receive the desired tax treatment, then an alternate structure will be used to complete the transaction. Under the alternate structure, CIP Acquisition will be capitalized by Holdings, thus making CIP Acquisition a subsidiary of Holdings. Then, CPA(R):15 will merge with and into DDH Acquisition Incorporated with CPA(R):15 being the survivor, and CIP Acquisition will merge with and into CIP(R) with CIP(R) being the survivor. As a result, both CPA(R):15 and CIP(R) will become subsidiaries of Holdings, which would then change its name to CPA(R):15.

     Each CIP(R) shareholder, other than those exercising appraisal rights, would receive the merger consideration they elected under the original structure, except that shares of Holdings will be issued instead of shares of CPA(R):15. Also, each CPA(R):15 shareholder will receive one share of Holdings for each share of CPA(R):15 common stock that the shareholder owned at the effective time of the merger. The merger agreement also requires the parties to take other actions, such as causing Holdings' board of directors to be identical to CPA(R):15's board of directors, and causing Holdings' articles and bylaws to be identical to CPA(R):15's articles and bylaws, so that the only material difference between the original structure and the alternate structure would be the corporate structure of the combined company. The diagrams below depict the structure of the merger under both the original transaction and the alternate structure transaction:

                             THE ORIGINAL STRUCTURE

                          THE ORGINAL STRUCTURE CHART

                            THE ALTERNATE STRUCTURE

                         THE ALTERNATE STRUCTURE CHART

BACKGROUND AND ALTERNATIVES TO THE MERGER
(PAGES 34 AND 35)

     We are proposing the merger because we believe that it is the best available alternative to maximize shareholder value for CIP(R) shareholders as a liquidity event, as well as over the long term for investors who wish to remain invested in a similar program. The alternatives to the merger which we considered included the listing of CIP(R)'s shares on a national stock exchange, the liquidation of CIP(R)'s portfolio on a property-by-property basis, the sale to a third party of CIP(R)'s portfolio as a whole, and merger with various other entities. We do not believe that any of these alternatives would be more beneficial to the CIP(R) shareholders than the merger. We also believe the merger will be beneficial to CPA(R):15 shareholders by increasing CPA(R):15's asset size, diversification and financial strength.

RISK FACTORS
(PAGE 21)

     In evaluating the merger and the proposals set forth in this joint proxy statement/prospectus, you should carefully consider the "Risk Factors" beginning on Page 21.

OUR RECOMMENDATIONS TO SHAREHOLDERS OF CPA(R):15
(PAGE 38)

     The CPA(R):15 board voted to approve the merger. The CPA(R):15 board believes that the merger is in the best interests of CPA(R):15 and its shareholders and recommends that CPA(R):15 shareholders vote FOR the merger. Francis X. Diebold III, an independent director of both CPA(R):15 and CIP(R), abstained from voting on the merger to avoid any actual or perceived conflicts of interest.

OUR RECOMMENDATIONS TO SHAREHOLDERS OF CIP(R)
(PAGE 40)

     The CIP(R) board voted to approve the merger. The CIP(R) board believes that the merger is in the best interests of CIP(R) and its shareholders and recommends that CIP(R)shareholders vote FOR the merger. Francis X. Diebold III, an independent director of both CIP(R) and CPA(R):15, abstained from voting on the merger to avoid any actual or perceived conflicts of interest.

OPINIONS OF FINANCIAL ADVISORS
(PAGES 43 AND 49)

     CPA(R):15 received an opinion from its financial advisor, Legg Mason Wood Walker, Incorporated, dated February 6, 2004 and updated on June 4, 2004, to the effect that, as of June 4, 2004 and based on and subject to the assumptions, limitations and qualifications set forth in its opinion, the exchange ratio used to determine the number of shares of CPA(R):15 common stock and/or cash a CIP(R) shareholder would receive for each share of CIP(R) common stock in the merger was fair to CPA(R):15 and its shareholders from a financial point of view. The full text of the opinion is attached as Appendix B to this joint proxy statement/prospectus and should be read carefully in its entirety.

     At a meeting of the special committee of the CIP(R) board of directors convened on May 19, 2004, Morgan Joseph & Co. Inc. delivered its written opinion to the special committee, as investment bankers, to the effect that, as of that date, and based upon the assumptions made and matters considered as set forth in the opinion, the aggregate consideration to be received by the shareholders of CIP(R) in the merger was fair, from a financial point of view, to the shareholders of CIP(R). The complete text of Morgan Joseph's opinion is attached to this joint proxy statement/prospectus as Appendix C and is incorporated into this joint proxy statement/prospectus by reference. Morgan Joseph's opinion should be read carefully and in its entirety for a complete description of the assumptions made, matters considered and qualifications and limitations on the review undertaken by Morgan Joseph in furnishing its opinion to the special committee of the CIP(R) board of directors.

APPRAISAL
(PAGE 57)

     CIP(R) received an appraisal of the assets of CIP(R) from an independent appraiser which was hired by CIP(R). The appraisal was performed based on the income method as of December 31, 2003. The results of the appraisal were used to determine the net asset value per share for CIP(R) common stock and also were received by the fairness opinion providers in assessing the fairness of the merger consideration to CIP(R) stockholders.

CONDITIONS TO THE MERGER
(PAGE 66)

     The respective obligations of CPA(R):15, Acquisition and CIP(R) to complete the merger are subject to the satisfaction or waiver of several conditions at or prior to the closing date, including:

      -- No person shall have instituted any proceeding challenging the merger agreement or the merger, or seeking to prohibit, alter, prevent or delay the merger with any court, arbitrator or government body, which is still pending as of the closing.

      -- CPA(R):15, Acquisition and CIP(R) shall have obtained all actions or filings by any governmental body, agency or official which are needed to complete the merger.

      -- The representations and warranties of each company contained in the merger agreement at the time of its execution and delivery and in any certificate or other writing delivered by the other party pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the company making the representation or warranty, shall be true at and as of the closing date of the merger, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on that company.

     Except as may be waived in writing by CPA(R):15 and Acquisition, the obligation of CPA(R):15 and Acquisition to complete the merger is also subject to the satisfaction of the several conditions, including:

      -- The representations and warranties of CIP(R) contained in the merger agreement and related documents shall be true at and as of the closing date of the merger, with only certain non-material exceptions, and CPA(R):15 and Acquisition shall have received a certificate signed by the President of CIP(R) to that effect.

      -- No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by CPA(R):15 or Acquisition of the business of CIP(R) after the closing of the merger, and no proceeding challenging the merger agreement or the merger or seeking to prohibit, alter, prevent or materially delay the closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official and be pending.

      -- CPA(R):15 and Acquisition shall have received an opinion of CIP(R)'s counsel, dated the closing date, substantially in the form agreed to in the merger agreement.

      -- CPA(R):15 and Acquisition shall have received from CIP(R) written evidence that the execution, delivery and performance of the merger agreement has been duly and validly approved and authorized by CIP(R)'s Board of Directors and by CIP(R)'s stockholders in accordance with Maryland law.

     Except as may be waived in writing by CIP(R), the obligation of CIP(R) to complete the merger is also subject to the satisfaction of several conditions, including:

      -- The representations and warranties of CPA(R):15 and Acquisition contained in the merger agreement and related documents shall be true at and as of the closing date of the merger, with only certain non-material exceptions, and CIP(R) shall have received a certificate signed by the President and Chief Executive Officer of each of CPA(R):15 and Acquisition to the foregoing effect.

      -- No proceeding challenging the merger agreement or the merger or seeking to prohibit, alter, prevent or materially delay the closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official and be pending.

      -- CIP(R) shall have received an opinion of CPA(R):15 and Acquisition's counsel, dated the Closing Date, substantially in the form agreed to in the merger agreement.

      -- CIP(R) shall have received from CPA(R):15 and Acquisition written evidence that the execution, delivery and performance of the merger agreement has been duly and validly approved and authorized by each of CPA(R):15 and Acquisition's Boards of Directors and by the stockholders of CPA(R):15 in accordance with Maryland law.

     Unless prohibited by law, either CPA(R):15 or CIP(R) could elect to waive a condition in its favor that has not been satisfied and complete the merger.

TERMINATION
(PAGE 67)

     Either CPA(R):15 or CIP(R) can terminate the merger agreement:

      --  by mutual written consent;

      -- by giving written notice to the other party upon the entry of any permanent injunction or other order of a court or other competent authority preventing the merger, that has become final and nonappealable; or

      -- by written notice if the merger has not been completed by September 30, 2004.

CONFLICTS OF INTEREST
(PAGE 60)

     In considering the recommendation of the CPA(R):15 and CIP(R) boards, you should be aware that members of CPA(R):15's and CIP(R)'s management and board of directors may have interests in the merger that are different from, or in addition to, your interests as shareholders generally. These interests exist because of, among other things:

      -- W. P. Carey & Co. LLC invests in and serves as the advisor for both CPA(R):15 and CIP(R), and CPA(R):15 and CIP(R) share several common officers and directors. The directors of each of CIP(R) and CPA(R):15 have an independent obligation to ensure that the participation in the merger of each individual company on whose board they serve is fair and equitable, considering all factors unique to each company and without regard to whether the merger is fair and equitable to the other company.

      -- While each board has been provided with a fairness opinion regarding the merger, neither company has retained any outside representatives to act on behalf of the shareholders in negotiating the terms and conditions of the merger. If another representative or representatives had been retained for the shareholders, the terms of the merger might have been different and, possibly, more favorable to the shareholders.

      -- W. P. Carey & Co., the advisor to both CPA(R):15 and CIP(R), will earn certain fees from each of CPA(R):15 and CIP(R) in connection with the transactions contemplated by the merger. To the extent CPA(R):15 pays cash in the merger, it will pay acquisition fees to W. P. Carey & Co. pursuant to the terms of the Advisory Agreement between CPA(R):15 and
          W. P. Carey & Co. W. P. Carey & Co. will earn disposition fees and subordinated incentive fees from CIP(R), as provided in CIP(R)'s Advisory Agreement with W. P. Carey & Co.

      -- W. P. Carey & Co. currently manages public and private real estate investment partnerships and REITs whose investment and rate of return objectives are similar to those of CPA(R):15 and CIP(R). In addition,
          W. P. Carey & Co. expects to manage or advise, directly or through affiliates, additional REITs and other investment entities. Therefore, those entities may be in competition with CPA(R):15 after the merger with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for properties.

     The members of the CPA(R):15 and CIP(R) boards were informed of the foregoing and considered them when they approved the merger.

ACCOUNTING TREATMENT
(PAGE 40)

     The merger will be accounted for under the purchase method of accounting for financial reporting purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
(PAGE 75)

     As a condition to the completion of the merger, CPA(R):15 and CIP(R) will each receive legal opinions that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code for federal income tax purposes and that no income or gain will be recognized for federal income tax purposes by such party or any of its shareholders as a result of the merger, except with respect to CIP(R) shareholders who elect to receive cash in the merger or who receive cash by exercising their appraisal rights. If the alternate structure transaction is necessary, CPA(R):15 and CIP(R) will each receive legal opinions that the transaction will qualify under Section 351 of the Internal Revenue Code and will be nontaxable for federal tax purposes with respect to CIP(R) and CPA(R):15 shareholders who receive shares in Holdings. These opinions are based on, among other things, representations and warranties of both CPA(R):15 and CIP(R). Accordingly, CPA(R):15 and CIP(R) expect that none of CPA(R):15, CPA(R):15's shareholders, CIP(R) or CIP(R)'s shareholders will recognize any gain or loss for United States federal income tax purposes as a result of the merger, except with respect to any CIP(R) shareholders who receive cash pursuant to the exercise of appraisal rights or who receive cash pursuant to the election available to them to receive cash in lieu of shares.

     Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. Your tax treatment will depend on your specific situation and many variables not within either company's control. You should consult your tax advisor for a full understanding of the tax consequences of the merger.

REGULATORY MATTERS
(PAGE 40)

     Neither CPA(R):15 nor CIP(R) is aware of any federal or state regulatory approvals which must be obtained in connection with the merger.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL
(PAGE 41)

     If you hold CIP(R) common stock and do not wish to receive either form of merger consideration in exchange for your shares, you are entitled to obtain payment of the fair value of your shares in cash. If you hold CPA(R):15 common stock, and only if the alternate structure described herein is implemented, you are also entitled to obtain payment of the fair value of your shares in cash. Your shares will then be known as "objecting shares." In order to receive payment for objecting shares, you must file a written objection to the merger with CIP(R) if you are a CIP(R) shareholder or with CPA(R):15 if you are a CPA(R):15 shareholder, you must not vote in favor of the merger and you must comply with certain other requirements of the Maryland General Corporation Law. We have attached a copy of the relevant sections of the Maryland General Corporation Law as Appendix D.

     After the completion of the merger, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive CPA(R):15 or Holdings shares, as applicable, and will only have the right to receive payment of the fair value of their shares. If you do not properly file a notice with CIP(R) or CPA(R):15, as applicable, vote in favor of the merger or otherwise fail to comply with the requirements of Maryland law, then you will receive CPA(R):15 shares (or Holdings shares if the alternate structure is implemented) as if you had elected to receive CPA(R):15 shares in the merger.

     If you object to the merger and demand payment of the fair value of your shares, the fair value will be determined by a court. We cannot predict how the court will value shares of CIP(R) and/or CPA(R):15 common stock, and the fair value may be higher, lower, or equal in value to the merger consideration being paid by CPA(R):15 (or Holdings) in the merger.

                        SUMMARY SELECTED HISTORICAL AND
                            PRO FORMA FINANCIAL DATA

     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited consolidated financial statements of each of CPA(R):15 and CIP(R) for the years 1999 through 2003. This information is only a summary and should be read in conjunction with the unaudited pro forma financial statements included elsewhere herein, the historical financial statements and related notes contained in the annual reports, quarterly reports and other information regarding CPA(R):15 and CIP(R) filed with the SEC and incorporated by reference or included in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 103.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF CPA(R):15

     The following table sets forth summary selected operating and balance sheet information on a consolidated pro forma and historical basis for CPA(R):15. The following information should be read in conjunction with the financial statements and notes thereto for CPA(R):15 incorporated by reference in this prospectus. The historical operating and balance sheet data of CPA(R):15 have been derived from historical financial statements. See "Where You Can Find More Information" on page 103.

     The unaudited equivalent pro forma operating and balance sheet data is presented as if the merger occurred on December 31, 2003. The unaudited pro forma condensed consolidated operating and balance sheet data is presented as if the merger occurred on March 31, 2004 for the condensed consolidated balance sheet and January 1, 2003 for the consolidated statements of income, assuming no issuance of cash and the maximum issuance of cash permitted pursuant to the merger agreement. If the alternate structure must be used to complete the transaction, the combined company's pro forma data would be substantially identical to the pro forma data presented in this table. THE PRO FORMA INFORMATION BELOW IS HYPOTHETICAL, AND DOES NOT NECESSARILY REFLECT THE FINANCIAL PERFORMANCE THAT WOULD HAVE ACTUALLY RESULTED IF THE MERGER HAD BEEN COMPLETED ON THOSE DATES. FURTHERMORE, THIS INFORMATION DOES NOT NECESSARILY REFLECT FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS IF THE MERGER ACTUALLY OCCURS.

     See "CPA(R):15 Unaudited Pro Forma Condensed Consolidated Financial Statements" included in this joint proxy statement/prospectus for a more detailed explanation of this analysis.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                            SELECTED FINANCIAL DATA
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                          AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                              -----------------------------------------------------------------
                                                                        2003 (PRO FORMA)
                                         HISTORICAL                        (UNAUDITED)
                              ---------------------------------   -----------------------------
                                                                    ASSUMING        ASSUMING
                                                                       NO             100%
                                                                  PARTICIPATION   PARTICIPATION
                                                                     IN CASH         IN CASH
                              2001(1)      2002         2003         OPTION          OPTION
                              -------   ----------   ----------   -------------   -------------
Operating data:
 Revenues...................  $   --    $   12,696   $   75,177    $   165,666     $  164,221
 Net (loss) income..........     (69)        5,767        4,647         20,215         12,940
 Basic (loss) earnings per
   share....................   (3.42)         0.29         0.06           0.18           0.16
 Dividends paid(2)..........      --        (6,179)     (40,498)
 Dividends paid per share...      --          0.45         0.62
 Weighted average shares
   outstanding -- basic.....  20,000    19,720,070   78,939,049    110,186,671     78,939,049
 Payment of mortgage
   principal(3).............      --          (385)      (7,864)
Balance sheet data:
 Total consolidated
   assets...................   2,206       806,298    1,639,152
 Long-term obligations(4)...      --       382,918      607,739

                                   AS OF AND FOR THE THREE MONTHS ENDED MARCH 31,
                              --------------------------------------------------------
                                                               2004 (PRO FORMA)
                               HISTORICAL (UNAUDITED)             (UNAUDITED)
                              ------------------------   -----------------------------
                                                           ASSUMING        ASSUMING
                                                              NO             100%
                                                         PARTICIPATION   PARTICIPATION
                                                            IN CASH         IN CASH
                                 2003         2004          OPTION          OPTION
                              ----------   -----------   -------------   -------------
Operating data:
 Revenues...................  $   15,619   $    30,352    $    46,341     $    45,979
 Net (loss) income..........       5,492        11,604         12,941          11,120
 Basic (loss) earnings per
   share....................        0.14          0.11           0.09            0.10
 Dividends paid(2)..........      (5,789)      (16,565)
 Dividends paid per share...        0.15          0.16
 Weighted average shares
   outstanding -- basic.....  40,779,669   106,094,871    137,557,859     106,094,871
 Payment of mortgage
   principal(3).............      (1,209)       (2,065)
Balance sheet data:
 Total consolidated
   assets...................   1,012,882     1,660,934
 Long-term obligations(4)...     405,730       633,331

---------------
(1) For the period from inception (February 26, 2001) through December 31, 2001.

(2) The Company paid its first dividend in April 2002.

(3) Represents scheduled mortgage principal amortization paid.

(4) Represents mortgage notes payable and deferred acquisition fee installments that are due after more than one year.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF CIP(R)

     The following table sets forth selected operating and balance sheet data on a historical and equivalent pro forma basis for CIP(R). The following information should be read in conjunction with the financial statements and notes thereto for CIP(R) incorporated by reference in this prospectus. The historical operating and balance sheet data of CIP(R) have been derived from historical financial statements. See "Where You Can Find More Information" on page 103.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED
                            SELECTED FINANCIAL DATA
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                                   AS OF AND FOR THE
                                                                                                  THREE MONTHS ENDED
                                                AS OF AND FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                           ----------------------------------------------------   -------------------
                                             2003       2002       2001       2000       1999       2003       2004
                                           --------   --------   --------   --------   --------   --------   --------
                                                                                                      (UNAUDITED)
OPERATING DATA:
Revenues.................................  $ 54,185   $ 47,562   $ 39,928   $ 39,162   $ 37,420   $ 13,434   $ 13,567
Income from continuing operations(1).....    17,928     15,825     17,246     15,276     14,269      5,621      4,801
Basic earnings from continuing operations
  per share..............................      0.64       0.61       0.78       0.70       0.65       0.20       0.17
Diluted earnings from continuing
  operations per share...................      0.63       0.60       0.76       0.69       0.64       0.19       0.17
Net income...............................    18,585     13,479     15,366     15,377     14,836      5,777      4,698
Basic earnings per share.................      0.66       0.52       0.70       0.70       0.68       0.21       0.17
Diluted earnings per share...............      0.65       0.51       0.68       0.69       0.67       0.20       0.17
Dividends paid...........................    23,891     20,877     18,550     18,187     17,715      5,937      6,035
Cash distributions declared per share....      0.86       0.85       0.84       0.83       0.83       0.21       0.21
Payments of mortgage principal(2)........     5,994      5,242      4,642      4,322      4,355      1,532      1,836
BALANCE SHEET DATA:
Total consolidated assets................   544,946    550,227    369,307    380,209    381,711    549,374    536,724
Long-term obligations....................   231,302    236,129    131,659    149,023    147,715    236,928    227,892

---------------
(1) Includes (loss) gain from sales of real estate.

(2) Represents scheduled mortgage principal amortization paid.

COMPARATIVE PER SHARE MARKET PRICE AND DISTRIBUTION INFORMATION

     At the close of business on           , 2004, the record date for the
CIP(R) special meeting, there were approximately      holders of record of
CPA(R):15 common stock and      holders of record of CIP(R) common stock.

     The following table sets forth the distributions paid on CPA(R):15 common stock and CIP(R) common stock for the quarterly periods indicated, which correspond to the companies' respective quarterly fiscal periods for financial reporting purposes.

                 QUARTERLY DISTRIBUTIONS (SINCE MARCH 31, 1998)

                                                                                   CORPORATE PROPERTY
                                        CAREY INSTITUTIONAL PROPERTIES         ASSOCIATES 15 INCORPORATED
                                      ----------------------------------   ----------------------------------
                                         ANNUALIZED RATE      AMOUNT PER      ANNUALIZED RATE      AMOUNT PER
QUARTER ENDED                         (AT $10.00 PER SHARE)   100 SHARES   (AT $10.00 PER SHARE)   100 SHARES
-------------                         ---------------------   ----------   ---------------------   ----------
March 31, 1998......................          8.250%           $ 20.620
June 30, 1998.......................          8.250%             20.640
September 30, 1998..................          8.270%             20.663
December 31, 1998...................          8.270%             20.680
March 31, 1999......................          8.280%             20.700
June 29, 1999.......................          8.290%             20.720
September 30, 1999..................          8.300%             20.740
December 31, 1999...................          8.300%             20.760
March 31, 2000......................          8.310%             20.780
June 30, 2000.......................          8.320%             20.800
September 29, 2000..................          8.330%             20.820
December 31, 2000...................          8.340%             20.840
March 31, 2001......................          8.340%             20.860
June 30, 2001.......................          8.480%             21.200
September 30, 2001..................          8.490%             21.220
December 31, 2001...................          8.500%             21.250
March 31, 2002......................          8.510%             21.270            6.000%           $ 14.994
June 30, 2002.......................          8.520%             21.290            6.050%             15.120
September 29, 2002..................          8.524%             21.310            6.100%             15.250
December 31, 2002...................          8.532%             21.330            6.150%             15.375
March 31, 2003......................          8.540%             21.350            6.200%             15.500
June 30, 2003.......................          8.550%             21.370            6.250%             15.625
September 30, 2003..................          8.560%             21.390            6.260%             15.645
December 31, 2003...................          8.570%             21.420            6.270%             15.665
March 31, 2004......................          8.580%             21.440            6.280%             15.690
                                                               --------                             --------
TOTAL SINCE MARCH 31, 1998..........                           $525.463                             $138.864
                                                               ========                             ========

     CPA(R):15 currently plans to continue paying quarterly cash distributions after completion of the merger. The CPA(R):15 board may increase or decrease the per share cash distribution amount in the future.

                                  RISK FACTORS

     In addition to general investment risks and the other information and risks contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the following factors in evaluating the proposals to be voted on at the special meetings.

THE FIXED EXCHANGE RATIO MAY NOT REFLECT CHANGES IN SHARE VALUE.

     The number of shares of CPA(R):15 common stock into which each CIP(R) common share is to be converted in the merger (if the holder thereof elects to receive CPA(R):15 stock in the merger) is fixed at 1.09 shares of CPA(R):15 common stock for each CIP(R) common share. This exchange ratio was determined by the CPA(R):15 board and the CIP(R) board based upon a value of $10.00 per share of CPA(R):15 common stock and an appraisal of CIP(R)'s real estate assets as of December 31, 2003, as adjusted for other assets and liabilities on March 31, 2004. Events occurring after March 31, 2004, and before the effective date of the merger could affect the properties or assumptions used in preparing the independent appraisal and calculating the exchange ratio. The appraiser has no obligation to update the appraisal on the basis of such subsequent events. Further, the $10.00 per share value of CPA(R):15 common stock is based on CPA(R):15's initial offering price, and no appraisal of CPA(R):15's assets has yet been performed. CPA(R):15 has not yet invested all of its public offering proceeds in properties and therefore currently holds a portion of its assets in cash. A portion of these offering proceeds were used to pay offering expenses. If an appraisal were performed, the actual net asset value of a share of CPA(R):15 common stock may be more or less than $10.00. Also, the market value of CIP(R) common stock at the effective time of the merger may vary significantly from the price as of the date the merger agreement was executed, the date of this joint proxy statement/prospectus or the date on which CPA(R):15 shareholders and CIP(R) shareholders vote on the merger. These changes may result from a number of factors, including changes in the business, operations or prospects of CPA(R):15 or CIP(R) and general market and economic conditions.

     Because the exchange ratio will not be adjusted to reflect changes in the market value of CPA(R):15 common stock or CIP(R) common stock, the market value of CPA(R):15 common stock issued in the merger and the market value of the CIP(R) common stock surrendered in the merger may be higher or lower than the value of these shares at the time the merger was negotiated or approved by the CPA(R):15 board and the CIP(R) board. Neither CPA(R):15 nor CIP(R) is permitted to terminate the merger agreement or resolicit the vote of its shareholders because of changes in the market price of CPA(R):15 common stock or CIP(R) common stock.

AS A RESULT OF THE MERGER, THE COMBINED COMPANY MAY INCUR TRANSACTION COSTS THAT EXCEED OUR ESTIMATES.

     CPA(R):15 and CIP(R) estimate that, as a result of the merger, the two companies will incur transaction costs totaling approximately $3,240,000, including financial advisor, printing, distribution, legal and accounting fees. CPA(R):15 and CIP(R) will each bear their own expenses. Costs related to the preparation of this joint proxy statement/prospectus will be shared equally between CPA(R):15 and CIP(R). Actual transaction costs may exceed CPA(R):15's and CIP(R)'s estimates.

REAL PROPERTY INVESTMENTS ARE SUBJECT TO VARYING DEGREES OF RISK THAT MAY ADVERSELY AFFECT THE BUSINESS AND THE OPERATING RESULTS OF CPA(R):15 AFTER THE MERGER.

     The combined company's revenue and the value of its properties may be adversely affected by a number of factors, including:

      --  the national and global economic climate;

      --  global, national and regional real estate conditions;

      -- the combined company's ability to manage and maintain its properties and secure adequate insurance; and

      -- increases in operating costs (including real estate taxes and utilities).

     In addition, real estate values and income from properties are also affected by factors such as applicable laws, including tax laws, interest rate levels and the availability of financing. If the combined company's properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, and capital expenditures, it may have to borrow additional amounts to cover fixed costs, which would harm its ability to make distributions to its shareholders.

THE INABILITY OF A TENANT IN A SINGLE TENANT PROPERTY TO PAY RENT WILL REDUCE THE COMBINED COMPANY'S REVENUES.

     Most of the combined company's properties each will be occupied by a single tenant and, therefore, the success of the combined company's investments is materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause the combined company to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to the combined company would cause it to lose the revenue from the property and cause the combined company to have to find an alternative source of revenue to meet the mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, the combined company may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and reletting its property. If a lease is terminated, there is no assurance that the combined company will be able to lease the property for the rent previously received or sell the property without incurring a loss.

IF THE COMBINED COMPANY FAILS TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE, THAT FAILURE COULD RESULT IN A SIGNIFICANT TAX LIABILITY FOR THE COMBINED COMPANY AND COULD REDUCE THE VALUE OF THE COMBINED COMPANY'S STOCK.

     Each of CPA(R):15 and CIP(R) believes that it has been organized and has operated in a manner that qualifies it as a real estate investment trust under the Internal Revenue Code and each company intends to operate so as to qualify as a real estate investment trust under the Internal Revenue Code through and including, and in the case of CPA(R):15, following the effective time of the merger. However, it is possible that CIP(R) or CPA(R):15 has been organized or has operated, or that CPA(R):15 or the combined company will in the future be organized or operated, in a manner which does not allow it to qualify as a real estate investment trust. Qualification as a real estate investment trust requires a company to satisfy numerous requirements established under Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the company's control. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect, possibly retroactively, CPA(R):15's or the combined company's ability to qualify as a real estate investment trust for tax purposes or the tax consequences of this qualification.

     If a company fails to qualify as a real estate investment trust in any taxable year, it may, among other things:

      -- not be allowed a deduction for distributions to shareholders in computing its taxable income;

      -- be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates whether or not such income was distributed to shareholders;

      --  be subject to increased state and local taxes;

      -- unless entitled to relief under certain statutory provisions, be disqualified from treatment as a real estate investment trust for the taxable year in which it lost its qualification and the four taxable years following the year during which it lost its qualification; and

      --  no longer be required to make distributions to shareholders.

     As a result of these factors, CPA(R):15's failure to qualify as a real estate investment trust also could impair its ability to expand its business and raise capital, could substantially reduce the funds available for distribution to its shareholders, and could reduce the value of the combined company's common stock following the merger.

     If it is determined that CIP(R) failed to qualify as a real estate investment trust prior to the merger, the combined company would be required to pay any resulting tax, and such tax could be material.

THE COMBINED COMPANY MAY NOT REALIZE CERTAIN EXPECTED BENEFITS FROM THE MERGER, SUCH AS COST SAVINGS, OPERATING EFFICIENCIES AND OTHER SYNERGIES.

     CPA(R):15 and CIP(R) entered into the merger agreement with the expectation that the merger could result in a number of benefits to the combined company, including cost savings, operating efficiencies and other synergies. Achieving these benefits will depend in large part on our ability to efficiently integrate the properties of CIP(R) into CPA(R):15's portfolio. Unforeseen difficulties in integrating these portfolios may cause the disruption of, or a loss of momentum in, the activities of the combined company's business which could affect its ability to achieve expected cost savings, operating efficiencies and other synergies, which could materially harm the combined company's financial performance.

WE MAY BE SUBJECT TO UNCERTAINTY AND CONFLICTS OF INTEREST ARISING OUT OF OUR RELATIONSHIP WITH CAREY FINANCIAL CORPORATION.

     Carey Financial Corporation, an affiliate of W. P. Carey & Co., served as the sales agent for CPA(R):15's public offerings. As described in W. P. Carey & Co.'s Form 10-K filing dated March 15, 2004, following a routine audit of Carey Financial's broker-dealer business by the Staff of the Securities and Exchange Commission during 2003 and early 2004, the Staff notified Carey Financial that the Commission believed certain of Carey Financial's activities as sales agent for offerings of CPA(R):15 common stock in 2002 and 2003 were not in compliance with federal securities law and NASD rules and regulations, in particular that certain shares of CPA(R):15's Part II offering were sold to investors prior to the effective date of the offering on March 19, 2003. We have been informed by Carey Financial that as of the date of this prospectus, the Staff has not brought a formal enforcement action against Carey Financial. The Commission asked Carey Financial to respond to the Staff by setting forth the remedial actions Carey Financial planned to take to ensure compliance in the future. Carey Financial has informed us that it has responded to the Staff's request and that it has taken steps to address the issues raised by the Staff. If the Commission brings a formal action against Carey Financial with respect to the CPA(R):15 offering, we do not know what impact, if any, such an action would have on CPA(R):15, or whether CPA(R):15 would be made a party to any such action. Any action against both CPA(R):15 and Carey Financial could cause a conflict of interest between CPA(R):15 and Carey Financial in reaching a resolution to any such action.

WE MAY BE SUBJECT TO UNKNOWN COSTS RELATED TO A RECISSION OFFER TO CERTAIN PURCHASERS OF CPA(R):15 SHARES.

     CPA(R):15 and Carey Financial may make a recission offer to certain purchasers of CPA(R):15 shares who purchased their shares during a time frame that is at issue as a result of the Staff's request described above. We will not know the cost of the recission offer, or the number of purchasers who will accept the recission offer, until such offer is completed.

WE WILL ENGAGE IN ONLY LIMITED DUE DILIGENCE WITH RESPECT TO THE REAL ESTATE TO BE ACQUIRED IN THE MERGER.

     If CPA(R):15 were purchasing a portfolio of properties from a non-affiliated entity, either singly or on a portfolio basis, it would conduct significant real estate due diligence on each property to be acquired in order to evaluate all the risks and costs associated with each property. Because CPA(R):15 and CIP(R) are both managed by Carey Asset Management Corp., the sale will require less real estate due diligence than would otherwise occur with an unrelated third party, because management is familiar with each of the properties. CPA(R):15 will, therefore, not have the benefit of a recent due diligence investigation of each property, and may not have all of the information regarding each property that a thorough investigation would produce at this time.

                        CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. These statements may be made directly in this document or may be "incorporated by reference" from other documents filed with the SEC. Forward-looking statements include information regarding synergies, efficiencies, cost savings, revenue enhancements, projected funds from operations, asset portfolios and the timetable for completion of the merger.

     Our forward-looking statements in this document or those documents incorporated by reference also include, among other things, statements regarding the intent, belief or expectations of CPA(R):15 or CIP(R) and can be identified by the use of words such as "may," "will," "should," "believes," "expects," "anticipates," "intends," "estimates" and other comparable terms. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of CPA(R):15, CIP(R), and the combined company after completion of the merger, and could cause actual results or other outcomes to differ materially from those expressed in our forward-looking statements:

      -- legislative, regulatory, or other changes in the real estate industry which increase the costs of, or otherwise affect the operations of, CPA(R):15, CIP(R) or the combined company following the merger;

      -- competition for tenants with respect to new leases and the renewal or rollover of existing leases;

      -- the ability of CPA(R):15's, CIP(R)'s or the combined company's tenants to operate their businesses in a manner sufficient to maintain or increase revenue and to generate sufficient income to make rent payments;

      -- changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital to CPA(R):15, CIP(R) or the combined company;

      --  failure to complete the merger; and

      -- potential liability under, and change in, environmental, zoning, tax and other laws.

     CPA(R):15 shareholders and CIP(R) shareholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference.

     All subsequent written and oral forward-looking statements attributable to CPA(R):15 or CIP(R) or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither CPA(R):15 nor CIP(R) undertakes any obligation to release publicly any revisions to the forward-looking statements in this joint proxy statement/prospectus to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                                 THE COMPANIES

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     CPA(R):15 is a real estate investment trust that acquires and owns commercial properties leased to companies nationwide and in Europe, primarily on a triple net basis. As of March 31, 2004, CPA(R):15's portfolio consisted of 139 properties leased to 50 tenants and totaling more than 23 million square feet.

     CPA(R):15's objectives are to:

      --  pay quarterly distributions at an increasing rate;

      --  provide inflation protected income;

      -- own a diversified portfolio of net-leased real estate that will increase in value; and

      -- increase the value of its shares by increasing the equity in our real estate through regular mortgage principal payments.

     CPA(R):15 seeks to achieve these objectives by purchasing and holding industrial and commercial properties each net leased to a single corporate tenant. CPA(R):15's portfolio is diversified by geography, property type and by tenant.

     CPA(R):15's core investment strategy is to purchase and own properties leased to a variety of companies on a single tenant, net lease basis. These leases generally place the economic burden of ownership on the tenant by requiring them to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses. CPA(R):15 also generally includes in its leases:

      -- clauses providing for mandated rent increases or periodic rent increases tied to increases in the consumer price index or other indices or, when appropriate, increases tied to the volume of sales at the property;

      -- covenants restricting the activity of the tenant in order to reduce the risk of a change in credit quality;

      --  indemnification of CPA(R):15 for environmental and other liabilities;
          and

      --  guarantees from parent companies or other entities when appropriate.

     CPA(R):15 was formed as a Maryland corporation on February 26, 2001. Between November 2001 and August 2003, CPA(R):15 sold a total of 104,617,606 shares of common stock for a total of $1,046,176,060 in gross offering proceeds. These proceeds have been combined with limited recourse mortgage debt to purchase CPA(R):15's property portfolio. As a REIT, CPA(R):15 is not subject to federal income taxation as long as it satisfies certain requirements relating to the nature of its income, the level of its distributions and other factors.

     W. P. Carey & Co. LLC provides both strategic and day-to-day management for both CPA(R):15 and CIP(R), including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets, investor relations and administrative services. W. P. Carey & Co. LLC also provides office space and other facilities for CPA(R):15 and CIP(R). W. P. Carey & Co. LLC has dedicated senior executives in each area of its organization so that CPA(R):15 and CIP(R) function as fully integrated operating companies. CPA(R):15 and CIP(R) pay asset management fees to W. P. Carey & Co. LLC and pay certain transactional fees. CPA(R):15 and CIP(R) also reimburse W. P. Carey & Co. LLC for certain expenses. W. P. Carey & Co. LLC also serves in this capacity for Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated and Corporate Property Associates 16 -- Global Incorporated. W.
P. Carey & Co. LLC is a publicly-traded company on the New York Stock Exchange and Pacific Stock Exchange under the symbol "WPC."

     W. P. Carey & Co. LLC has a well-developed process with established procedures and systems for acquiring net leased property on behalf of CPA(R):15. As a result of its reputation and experience in the industry and the contacts maintained by its professionals, W. P. Carey & Co. LLC has a presence in the net lease market that has provided it with the opportunity to invest in a significant number of transactions on an ongoing basis. CPA(R):15 takes advantage of W. P. Carey & Co. LLC's presence in the net lease market to build its portfolio. In evaluating opportunities for CPA(R):15, W. P. Carey & Co. LLC carefully examines the credit, management and other attributes of the tenant and the importance of the property under consideration to the tenant's operations. Careful credit analysis is a crucial aspect of every transaction. CPA(R):15 believes that W. P. Carey & Co. LLC has one of the most extensive underwriting processes in the industry and has an experienced staff of professionals involved with underwriting transactions. W. P. Carey & Co. LLC seeks to identify those prospective tenants whose creditworthiness is likely to improve over time. CPA(R):15 believes that the experience of W. P. Carey & Co. LLC's management in structuring sale-leaseback transactions to meet the needs of a prospective tenant enables W. P. Carey & Co. LLC to obtain a higher return for a given level of risk than would typically be available by purchasing a property subject to an existing lease.

     W. P. Carey & Co. LLC's strategy in structuring its net lease investments for CPA(R):15 is to:

      -- combine the stability and security of long-term lease payments, including rent increases, with the appreciation potential inherent in the ownership of real estate;

      --  enhance current returns by utilizing varied lease structures;

      -- reduce credit risk by diversifying investments by tenant, type of facility, geographic location and tenant industry; and

      -- increase potential returns by obtaining equity enhancements from the tenant when possible, such as warrants to purchase tenant common stock.

CAREY INSTITUTIONAL PROPERTIES INCORPORATED

     CIP(R) is a real estate investment trust that owns commercial properties leased to companies nationwide, primarily on a triple net basis. As of March 31, 2004, CIP(R)'s portfolio consisted of 101 properties leased to 45 tenants and totaling more than 8,291,000 square feet.

     CIP(R)'s objectives are to:

      -- pay quarterly distributions at an increasing rate that for taxable shareholders may be partially free from current taxation;

      --  provide inflation protected income;

      -- purchase and own a diversified portfolio of net-leased real estate that will increase in value; and

      -- increase the value of its shares by increasing the equity in its real estate by making regular mortgage principal payments.

     CIP(R) sought to achieve these objectives by holding and managing industrial and commercial properties each net leased to a single corporate tenant.

     CIP(R)'s leases generally place the economic burden of ownership on the tenant by requiring them to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses. CIP(R)'s leases also generally include:

      -- Clauses providing for mandated rent increases or periodic rent increases tied to increases in the consumer price index or other indices or, when appropriate, increases tied to the volume of sales at the property;

      -- covenants restricting the activity of the tenant in order to reduce the risk of a change in credit quality;

      --  indemnification of CIP(R) for environmental and other liabilities; and

      --  guarantees from parent companies or other entities when appropriate.

     CIP(R) was formed as a Maryland corporation on February 15, 1991. Between August 1991 and August 1993, CIP(R) sold a total of 14,167,581 shares of common stock for a total of $141,675,810 in gross offering proceeds. In 1995, CIP(R)'s board of directors authorized and began private placements of common stock. Through December 31, 2003, CIP(R) has issued a total of 6,250,262 shares for a total of $74,440,000 in connection with the private placements. Through May 19, 2004, CIP(R) has also issued 1,439,048 shares through its distribution reinvestment plan. These proceeds have been combined with limited recourse mortgage debt to purchase CIP(R)'s property portfolio. As a REIT, CIP(R) is not subject to federal income taxation as long as it satisfies certain requirements relating to the nature of its income, the level of its distributions and other factors. On May 1, 2002, CIP(R) acquired the business of CPA(R):10, an affiliate, in a stock and note-for-stock merger. In the merger with CPA(R):10, CIP(R) acquired a portfolio of 50 properties subject to 24 net leases for a total transaction cost of $87,232,302.

CIP(R) ACQUISITION INCORPORATED

     CIP(R) Acquisition Incorporated was formed as a Maryland corporation on May 17, 2004 solely for the purpose of facilitating the merger of CIP(R) and CPA(R):15. If the original merger structure is implemented, Acquisition will first become a wholly-owned subsidiary of CPA(R):15, and will then merge into CIP(R), with Acquisition surviving. Acquisition may be merged into CPA(R):15 at some point in the future, but CPA(R):15 has no immediate plans to do so. If the alternate structure becomes necessary, Acquisition will first become a wholly-owned subsidiary of Holdings, and will then merge into CIP(R), with CIP(R) surviving. The officers and directors of CPA(R):15 hold the same positions as officers or directors of Acquisition as they hold with CPA(R):15.

CPA(R) HOLDINGS INCORPORATED

     CPA(R) Holdings Incorporated was incorporated on May 17, 2004 for the purpose of effecting the alternate structure that will be used to complete the transaction in the event that the tax opinions that are a condition to the original structure are not available. Holdings is wholly-owned by W. P. Carey & Co. LLC and has not engaged in any activity since its formation other than activities related to this transaction. Holdings will not undertake any operation except as may be necessary to complete the transaction under the alternate structure. If the alternate structure must be used to complete the transaction, Holdings common stock will be issued in the transaction instead of CPA(R):15 common stock and Holdings will change its name to CPA(R):15, with CPA(R):15 and CIP(R) being two of its subsidiaries. The board of directors of Holdings after the merger will be identical to the current board of directors of CPA(R):15.

THE COMBINED COMPANY

     Upon completion of the merger, CPA(R):15 will succeed to the business of CIP(R). Its core investment strategies and methods of operation will continue to be followed in the same manner as prior to the merger.

     Upon completion of the merger, CPA(R):15's board of directors will continue to consist of five members. CPA(R):15 will continue to be led by its existing senior management team, including Wm. Polk Carey as Chairman and Co-CEO, Anne R. Coolidge as President and Gordon F. DuGan as Vice Chairman and Co-CEO.

     The combined company will own and operate properties encompassing more than 25,788,572 square feet with a broad geographic representation in the United States markets. The 17 properties that will be sold by CIP(R) to W. P. Carey & Co. LLC immediately prior to the merger will not be included in the combined company's portfolio. As of December 31, 2003 the pro forma combined portfolio was 96% leased.

     The following tables set forth certain information for the properties to be owned by the combined company as of March 31, 2004.

                           COMBINED PROPERTY LISTING

                                           PRE MERGER
                                            OWNERSHIP
                                            INTERESTS                                 SHARE OF
                                       -------------------               RENT PER      CURRENT         RENT
                                        CPA(R):               SQUARE      SQUARE       ANNUAL        INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                            15       CIP(R)    FOOTAGE      FOOT         RENTS         FACTOR      TERM     TERM
---------------                        ----------   ------   ---------   --------   -------------   ----------   ------   -------
MARRIOTT INTERNATIONAL, INC.
 Irvine, Sacramento and San Diego,
 CA; Orlando, FL(2); Des Plaines, IL;
 Indianapolis, IN; Louisville, KY;
 Linthicum, MD; Newark, NJ;
 Albuquerque, NM; Las Vegas, NV; and
 Spokane, WA.........................                47.35%  1,115,687    $15.97    $   8,441,019     Stated/%   Feb-12   Feb-32
                                                                                                      of Sales
OMNICOM GROUP, INC.
 Playa Vista, CA.....................                100.0%    120,000     29.54        3,544,533          CPI   Sep-18   Sep-48
INFORMATION RESOURCES, INC.
 Chicago, IL(2)......................                66.67%    252,000     19.57        3,287,700          CPI   Oct-10   Oct-15
ELECTRONIC DATA SYSTEMS CORP.
 Louisville, CO......................               100.00%    403,871      7.87        3,179,732          CPI   Dec-14   Dec-34
BEST BUY CO., INC.
 Fort Collins, CO; Matteson and
 Schaumburg, IL; Attleborough, MA;
 Nashua, NH; Albuquerque, NM;
 Arlington, Beaumont, Dallas, Fort
 Worth and Houston, TX; Virginia
 Beach, VA...........................                63.00%    512,281      9.94        3,206,467       Stated   Apr-18   Apr-38
ADVANCED MICRO DEVICES, INC.
 Sunnyvale, CA.......................                33.33%    361,965     27.01        3,258,938          CPI   Dec-18   Dec-38
BIG V HOLDING CORP.
 Greenport, NY.......................               100.00%     59,772     10.65          636,515       Stated   Dec-17   Dec-37
 Ellenville and Warwick, NY..........                55.00%    136,438     14.73        1,105,180       Stated   Oct-24   Oct-44
     Total:..........................                          196,210                  1,741,695
NEW WAI, L.P./WAREHOUSE ASSOCIATES
 Lima, OH............................               100.00%    534,108      3.10        1,653,683          CPI   Mar-16   Mar-41
CHILDTIME CHILDCARE, INC.
 Chandler and Tucson, AZ; Alhambra,
 Chino, Garden Grove and Tustin, CA;
 Westland(2) and Sterling Heights,
 MI; Carrollton, Duncanville and
 Lewisville, TX......................                66.67%     83,988     16.57          919,697          CPI   Jan-16   Jan-41
 Naperville, IL; Centerville, Century
 Oaks, Manassas and Newport News,
 VA..................................               100.00%     37,360     18.65          696,902          CPI   Aug-15   Aug-25
     Total:..........................                          121,348                  1,616,599
GARDEN RIDGE, CORP.
 Oklahoma City, OK...................               100.00%    141,284      6.38          901,017          CPI   Apr-15   Apr-35
 Round Rock, TX......................               100.00%    152,500      4.63          706,188          CPI   Dec-13   Dec-38
     Total:..........................                          293,784                  1,607,205
MERIT MEDICAL SYSTEMS, INC.
 South Jordan, UT....................               100.00%    172,925      8.47        1,465,404          CPI   Jan-20   Jan-40
DEL MONTE CORP.
 Mendota, IL; Plover, Toppenish and
 Yakima, WA..........................                50.00%    735,766      4.02        1,477,714          CPI   Jun-16   Jun-46
THE UPPER DECK COMPANY
 Carlsbad, CA(2).....................                50.00%    294,780      9.85        1,452,220          CPI   Dec-20   Dec-40

                                           PRE MERGER
                                            OWNERSHIP
                                            INTERESTS                                 SHARE OF
                                       -------------------               RENT PER      CURRENT         RENT
                                        CPA(R):               SQUARE      SQUARE       ANNUAL        INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                            15       CIP(R)    FOOTAGE      FOOT         RENTS         FACTOR      TERM     TERM
---------------                        ----------   ------   ---------   --------   -------------   ----------   ------   -------
Q CLUBS, INC.
 Bedford, TX.........................               100.00%     46,658     14.02          654,325          CPI   Feb-16   Feb-36
 Memphis, TN.........................               100.00%     43,311     19.13          828,755          CPI   Jul-13   Jul-33
     Total:..........................                           89,969                  1,483,080
COMPUCOM SYSTEMS, INC.
 Dallas, TX..........................                33.33%    242,313     17.43        1,408,043          CPI   Apr-19   Apr-29
PLEXUS CORP.
 Neenah, WI..........................               100.00%    179,250                  1,357,906          CPI   Aug-14   Aug-44
BARNES & NOBLE, INC.
 Farmington, CT......................               100.00%     21,600     36.36          785,400       Stated   Feb-13   Feb-28
 Braintree, MA.......................               100.00%     19,661     43.66          858,463       Stated   Feb-14   Feb-24
   Total.............................                           41,261                  1,643,863
BELL SPORTS, INC.
 Rantoul, IL.........................               100.00%    317,340                  1,192,222          CPI   Nov-12   Nov-32
DETROIT DIESEL CORP.
 Hollywood and Orlando, FL...........               100.00%     81,318     11.17          908,037          PPI   Dec-18   Dec-39
PSC SCANNING, INC.
 Eugene, OR..........................               100.00%    110,665      8.23          911,143          CPI   May-14   May-14
NICHOLSON WAREHOUSE, L.P.
 Maple Heights, OH...................               100.00%    341,282      2.50          854,540          CPI   Dec-18   Dec-43
CFP GROUP, INC.
 Owingsville, KY.....................               100.00%     37,094     24.13          895,148          CPI   Jun-20   Jun-35
HUMCO HOLDING GROUP, INC.
 Texarkana, TX; Orem, UT.............               100.00%    164,565      5.32          875,349          CPI   Feb-16   Feb-16
SUPERIOR TELECOMMUNICATIONS, INC.
 Brownwood, TX.......................               100.00%    315,252      2.12          668,758          CPI   Dec-14   Dec-29
ISA INTERNATIONAL PLC
 Bradford, West Yorkshire, UK........               100.00%     41,432     15.30          633,738         Open   May-14     None
                                                                                                        Market
GLOYSTARNE & CO., LTD.
 Rotherdam, South Yorkshire, UK......               100.00%    120,000      5.07          608,469       Stated   Dec-19   Dec-19
COGNITIVE SOLUTIONS, INC.............               100.00%     42,628      4.84          206,320       Stated   Sep-14   Sep-20
 Vacant..............................               100.00%    107,134
   Total for property in Golden,
     CO..............................                          149,762
PETSMART, INC.
 Ennis, TX...........................               100.00%    229,950      2.33          534,653          CPI   Jan-13   Jan-13
OSHMAN SPORTING GOODS, INC.
 Plano, TX...........................               100.00%     47,054     10.17          478,752       Stated   Jan-13   Jan-33
KROGER CO.
 Conway and N Little Rock, AR........               100.00%     78,075      6.10          475,975          CPI   Feb-17   Feb-37
UTI HOLDINGS, INC.
 Glendale Heights, IL................               100.00%    101,194     13.67        1,383,387          CPI   Nov-12   Nov-32
 Glendale Heights, IL................               100.00%     38,143     10.56          402,613       Stated   Sep-20   Sep-35
   Total.............................                          139,337                  1,786,000
SOCIETE HOTELIERE TOURISME GRAND
 NOBLE
 Toulouse, France....................               100.00%     69,300     14.36          646,828        INSEE(1) Jan-13  Jan-13
SOCIETE LOGIDIS AND SOCIETE CV
 LOGISTIQUE (CARREFOUR FRANCE, SA AND
 CARREFOUR HYPERMARCHES FRANCE, SA)
 Cholet, Ploufragan, Colomiers, Crepy
 en Vallois, Lens, Nimes, and Thuit
 Hebert, France(3)...................     50.375%            2,940,004      2.14       14,523,306        INSEE(1) Dec-11    None

                                           PRE MERGER
                                            OWNERSHIP
                                            INTERESTS                                 SHARE OF
                                       -------------------               RENT PER      CURRENT         RENT
                                        CPA(R):               SQUARE      SQUARE       ANNUAL        INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                            15       CIP(R)    FOOTAGE      FOOT         RENTS         FACTOR      TERM     TERM
---------------                        ----------   ------   ---------   --------   -------------   ----------   ------   -------
STARMARK CAMHOOD, L.L.C.
 Tampa and Boca Raton, FL; Newton,
 MA; Bloomington(2), Brooklyn Center,
 Bumsville, Eden Prairie(2), Fridley,
 Minnetonka and St. Louis Park, MN;
 Albuquerque, NM(4)..................      44.00%(5)         1,652,154     11.06        8,039,855          CPI   Feb-23   Feb-53
SFX ENTERTAINMENT, INC.
 New York, NY........................      60.00%              227,685     47.94        6,548,587       Stated   Sep-20   Sep-40
TRUSERV CORPORATION
 Kingman, AR; Springfield, OR;
 Fogelsville, PA; Jonesboro, GA;
 Kansas City, MO; Woodland, CA;
 Corsicana, TX.......................      50.00%            3,628,156      3.49        6,003,575       Stated   Dec-22   Nov-42
FOSTER WHEELER REALTY SERVICES, INC.
 Clifton, New Jersey.................     100.00%              292,000     17.91        5,230,850          CPI   Aug-22   Aug-42
LIFE TIME FITNESS, INC.
 Rochester Hills, MI.................     100.00%              278,982     15.22       4,247,1001       Stated   Oct-23   Oct-53
MEDICA-FRANCE, SA
 Paris, Rueil Malmaison, Sarcelles,
 Poissy, Chatou, and Rosny sous Bois,
 France..............................      65.00%              336,766     12.01        4,859,744        INSEE(1) Jun-10  Jun-10
LILLIAN VERNON CORP.
 Virginia Beach, VA..................     100.00%              827,000      4.65        3,848,000          CPI   Jul-23   Jul-43
QUALCERAM SHIRES LTD
 Dublin, IR; Bradford, Belfast,
 Darwen, Stoke-on-Trent and Rochdale,
 United Kingdom......................     100.00%              820,889      3.85        3,158,372       Stated   Apr-28   Apr-28
DANKA OFFICE IMAGING COMPANY
 St. Petersburg, FL(3)...............     100.00%              337,727      9.06        3,060,000          CPI   Jul-18   Jul-38
BERRY PLASTICS CORP.
 Alsip-Main and Alsip-North, IL;
 Geddes, NY; Tolleson, AZ............     100.00%              862,862      3.43        2,960,000          CPI   Dec-23   Dec-33
MEADOWBROOK MEAT COMPANY
 Orlando, FL; Macon, GA; Rocky Mount,
 NC(2); Lewisville, TX...............     100.00%              575,858      4.62        2,660,000       Stated   Jan-18   Jan-38
PRECISE TECHNOLOGY, INC.
 Excelsior Springs, MO; St.
 Petersburg, FL; West Lafayette, IN;
 N. Versailles Twp, PA; Buffalo
 Grove, IL...........................     100.00%              616,031      4.29        2,640,400          CPI   Oct-23   Oct-43
STARMARK CAMHOOD II, L.L.C.
 Atlanta, GA; Bel Air, MD............     100.00%              186,000     14.15        2,632,500          CPI   Nov-23   Nov-53
OVERLAND STORAGE, INC.
 San Diego, CA.......................     100.00%              158,585     16.53        2,621,285       Stated   Feb-14   Feb-19
SPORTRACK LLC
 Shelby Township, Port Huron.........     100.00%              294,883      8.63        2,545,000          CPI   Nov-23   Nov-33
TOWER AUTOMOTIVE PRODUCTS, INC. AND
 TOWER AUTOMOTIVE TOOL, LLC
 Auburn, IN; Bluffton, OH; Milan,
 TN..................................     100.00%              844,166      2.79        2,355,875          CPI   Apr-20   Apr-40

                                           PRE MERGER
                                            OWNERSHIP
                                            INTERESTS                                 SHARE OF
                                       -------------------               RENT PER      CURRENT         RENT
                                        CPA(R):               SQUARE      SQUARE       ANNUAL        INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                            15       CIP(R)    FOOTAGE      FOOT         RENTS         FACTOR      TERM     TERM
---------------                        ----------   ------   ---------   --------   -------------   ----------   ------   -------
PETSMART, INC.
 Phoenix, AZ; WestlakeVillage, CA;
 Boca Raton, Lake Mary, Tallahassee,
 Plantation, FL; Evanston, IL;
 Braintree, MA; Oxon Hill, MD; Flint,
 MI; Fridley, MN; Dallas, Southlake,
 TX..................................      30.00%              946,177      7.68        2,178,825       Stated   Nov-21   Nov-41
MEDIMEDIA USA, INC.
 Lower Makefield T, PA...............     100.00%              107,000     19.73        2,111,376       Stated   Dec-17   Dec-37
HOLOGIC, INC
 Danbury, CT, Bedford MA.............      64.00%              269,042     11.73        2,019,802          CPI   Aug-22   Aug-42
INSULATED STRUCTURES INVESTMENTS
 LIMITED
 Birmingham, United Kingdom..........     100.00%              206,000      8.92        1,837,777       Stated   Oct-33   Nov-33
AMERICAN PAD & PAPER, L.L.C. Holyoke,
 MA; Westfield, MA; Matoon, IL;
 Morristown, TN......................     100.00%              923,249      1.71        1,578,504          CPI   Sep-23   Sep-43
BE AEROSPACE, INC.
 Miami, FL...........................     100.00%              188,065      7.89        1,484,557       Stated   Sep-17   Sep-37
POLAR PLASTICS, INC.
 Mooresville, NC.....................     100.00%              384,600      3.80        1,460,200          CPI   Mar-23   Mar-43
TRENDS CLOTHING CORP.
 Miami, FL 100%......................     100.00%              247,264      5.74        1,420,000          CPI   Jun-17   Jun-37
GRANDE COMMUNICATIONS NETWORKS, INC.
 Corpus Christi, TX; Odessa, TX; San
 Marcos, TX; Waco, TX................     100.00%              119,609     11.53        1,379,400          CPI   Aug-23   Aug-43
RACAL INSTRUMENTS, INC.
 Irvine, CA..........................     100.00%               98,631     13.56        1,337,732       Stated   May-22   May-52
KERR GROUP, INC.
 Bowling Green, KY; Jackson, TN......     100.00%              394,130      3.38        1,330,602       Stated   Aug-21   Aug-51
GALYAN'S TRADING COMPANY
 Buffalo, NY(2)
 Greenwood, IN(2)
 Freehold, NJ (under construction)...     100.00%              164,794      7.83        1,290,000          CPI   Jan-24   Jan-54
RAVE MOTION PICTURES BATON ROUGE,
 L.L.C.
 Baton Rouge, LA.....................     100.00%               73,292     17.54        1,285,607          CPI   Aug-23   Aug-43
INTEGRACOLOR, LTD.
 Mesquite, TX(3).....................     100.00%              358,987      3.57        1,283,488          CPI   Jun-22   Jun-42
PEMSTAR INC.
 Rochester, MN 100%..................     100.00%              260,287      4.91        1,278,000       Stated   Feb-23   Mar-43
ADVANTIS TECHNOLOGIES, INC.
 Alpharetta, GA......................     100.00%              191,975      6.64        1,275,000          CPI   Jun-17   Jun-37
24 HOUR FITNESS USA, INC.
 Englewood, CO.......................     100.00%               50,000     18.28          914,027       Stated   Apr-32   Apr-42
ISL II -- ROUNDOAK RAIL
 Brierley Hill, United Kingdom.......     100.00%              120,646      7.18          865,943       Stated   Oct-33   Nov-33
ACTUANT CORP. AND GB TOOLS AND
 SUPPLIES, INC.
 Kahl am Main, Germany...............     100.00%              305,692      2.82          863,118   German CPI   Jan-21   Jan-31
QUALSERV, CORP.
 Fort Smith, AR......................     100.00%              440,159      1.51          666,500          CPI   Jul-18   Jul-32
WADDINGTON NORTH AMERICA BUSINESS
 TRUST
 Chattanooga, TN.....................     100.00%              238,585      2.67          637,500          CPI   Mar-22   Mar-42

                                           PRE MERGER
                                            OWNERSHIP
                                            INTERESTS                                 SHARE OF
                                       -------------------               RENT PER      CURRENT         RENT
                                        CPA(R):               SQUARE      SQUARE       ANNUAL        INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                            15       CIP(R)    FOOTAGE      FOOT         RENTS         FACTOR      TERM     TERM
---------------                        ----------   ------   ---------   --------   -------------   ----------   ------   -------
BUILDERS FIRSTSOURCE -- ATLANTIC
 GROUP, INC. AND BUILDERS
 FIRSTSOURCE -- OHIO VALLEY, INC.
 Norcross, GA; Ellwood, VA;
 Cincinnati, OH......................      40.00%              389,261      3.56          553,751          CPI   Dec-17   Dec-37
SSG PRECISION OPTRONICS, INC.
 (TINSLEY LABORATORIES, INC.)
 Wilmington, MA......................     100.00%               37,696     13.82          521,193          CPI   Nov-22   Nov-36
DICK'S SPORTING GOODS, INC.
 Greenwood, IN,......................     100.00%               76,129     10.28          783,000          CPI   Jan-25   Jan-55
OXFORD AUTOMOTIVE, INC.
 McCalla, AL.........................     100.00%              390,000      4.04        1,575,000                Dec-18   Dec-18
UNIVERSAL TECHNICAL INSTITUTE OF
 PENNSYLVANIA, INC.
 Upper Uwchlan, PA...................     100.00%                          Under     Construction
UNIVERSAL TECHNICAL INSTITUTE OF
 ARIZONA, INC.
 Avondale, AZ........................     100.00%                          Under     Construction
VACANT
 Tulsa, OK...........................     100.00%              757,784
BELGIUM GOVERNMENT
 Mons, Belgium.......................     100.00%               58,531     19.00        1,112,646          CPI   Dec-31     Jan-
                                                                                                                            3000
AFFINA CORPORATION
 Peoria, IL..........................     100.00%              110,581     11.34        1,254,000          CPI   Feb-24   Feb-44
PLUMBMASTER, INC.
 Oceanside, CA.......................     100.00%               58,829      6.61          388,779          CPI   Jan-24   Dec-38
 Concordeville, PA...................     100.00%              102,629      4.55          466,621          CPI   Jan-24   Dec-38
WORLD AIRWAYS
 Peachtree City, GA..................     100.00%               59,473     14.34          852,600          CPI   Mar-23   Mar-39
UTI HOLDINGS, INC. (build-to-suit)
 Rancho Cucamonga, CA................     100.00%                          Under     Construction

---------------
(1) INSEE construction index, an index published quarterly by the French government.

     The table below sets forth certain information describing the properties that, prior to the merger, will be sold to W. P. Carey & Co. LLC. Net cash proceeds from the sale of these properties will be distributed to CIP(R) shareholders as a special distribution.

                                                                             CIP(R)'S
                                           CIP(R)'S                          SHARE OF
                                          PRE MERGER             RENT PER    CURRENT        RENT
                                          OWNERSHIP    SQUARE     SQUARE      ANNUAL      INCREASE    LEASE    MAXIMUM
TENANT/ LOCATION                           INTEREST    FOOTAGE     FOOT       RENTS        FACTOR      TERM     TERM
----------------                          ----------   -------   --------   ----------   ----------   ------   -------
TITAN CORPORATION
  San Diego, CA.........................     81.46%    166,403    $17.20    $2,331,441      CPI       Jul-07   Jul-23
OMNICOM GROUP, INC.
  Venice, CA............................    100.00%     77,719     13.93     1,082,685      CPI       Sep-10   Sep-38
FISKARS CORPORATION
  Apopka, FL............................    100.00%    374,829      4.17     1,564,389      CPI       Mar-10   Mar-35
SCICOR, INC.
  San Diego, CA (2 Locations)...........     50.00%    144,312     20.41     1,472,736      CPI       Jul-09   Jul-49
MICHIGAN MUTUAL INSURANCE COMPANY
  Charleston, SC........................    100.00%    134,985     10.24     1,382,256     Stated     Dec-07   Dec-27
SEARS LOGISTICS, INC.
  Jacksonville, FL......................    100.00%    240,000      3.89       932,640     Stated     Mar-04   Sep-04
HIBBETT SPORTING GOODS, INC.
  Birmingham, AL........................    100.00%    219,312      3.58       784,224      CPI       Dec-14   Dec-29
KMART CORPORATION
  Denton, TX (vacant)...................    100.00%     87,406
  Drayton Plains, MI....................    100.00%    103,018      2.04       210,000   % of Sales   Mar-06   Mar-26
  Citrus Heights, CA....................    100.00%     89,760      2.01       180,000   % of Sales   May-06   May-26
    Total:..............................               280,184                 390,000
QWEST COMMUNICATIONS, INC.
  Scottsdale, AZ........................    100.00%      4,460     60.60       270,270     Stated     Feb-07   Feb-17
XEROX CORPORATION /.....................                36,850                 159,860
PHOTO CENTER............................    100.00%        340      4.33         4,800     Stated     May-11   May-21
  Total for Hot Springs, AR.............    100.00%     37,190     14.12       164,660      None      Monthly  Monthly
LUCENT TECHNOLOGIES, INC.
  Charlotte, NC.........................    100.00%    568,670      3.58     2,035,304   Fair value   Mar-05   Mar-20
AFFILIATED FOODS SOUTHWEST, INC.
  Hope, AR..............................    100.00%     35,784      2.40        85,882      CPI       Mar-07   Mar-37
  Little Rock, AR.......................    100.00%     21,932      1.58        34,745      CPI       Mar-07   Mar-37
  Little Rock, AR.......................    100.00%     64,358      4.09       263,432      CPI       Feb-09   Feb-24
    Total...............................               122,074                 384,059

                                   THE MERGER

GENERAL

     The boards of directors of CIP(R) and CPA(R):15 seek to achieve several goals for each company, and have determined that the proposed merger satisfies these goals. The liquidity objectives of CIP(R) are to allow shareholders to realize the full net asset value of their CIP(R) shares (either in cash or stock), to have the option of engaging in a tax-free transaction in order to delay recognition of capital gains, to create the opportunity for investors to remain invested in a W. P. Carey managed investment, and to engage in an efficient transaction with a high probability of completion without undue delay and expense. CPA(R):15's objectives in entering into the merger are to grow its portfolio with a group of properties at a fair price that satisfy its investment objectives, that management is familiar with, and to take advantage of the unique opportunity to purchase a desirable portfolio of properties that the liquidation of CIP(R) presents. The merger also allows CPA(R):15 to use a portion of its uninvested cash and to grow in a way that gives the company a stronger presence in the debt and equity markets, which increases its future operating and financing flexibility.

     The properties being acquired by CPA(R):15 in the merger are all of the properties of CIP(R) that have remaining lease terms of longer than eight years. Management of CPA(R):15 believes that these properties best satisfy the investment objective of CPA(R):15 of acquiring properties subject to long term net leases. The weighted average lease term of the properties to be acquired by CPA(R):15 as of March 31, 2004 is 11.7 years. All of the properties owned by CIP(R) with leases that expire before May 2011 are being sold to W. P. Carey & Co. before the merger. The length of the remaining lease term was the only criteria used to determine which properties would be sold to W. P. Carey & Co. and which would be acquired in the merger with CPA(R):15.

     The merger agreement provides that CIP(R) will merge into CPA(R):15's wholly-owned subsidiary, CIP Acquisition Incorporated, which we refer to as "Acquisition." In the merger, each share of CIP(R) common stock issued and outstanding immediately before the completion of the merger will be converted into the right to receive 1.09 shares of CPA(R):15 common stock, except for shares held by parties who elect to receive cash in lieu of shares of CPA(R):15 stock, and parties who exercise and are entitled to appraisal rights.

     This joint proxy statement/prospectus constitutes a prospectus of CPA(R):15, which is a part of the registration statement on Form S-4 filed by CPA(R):15 with the SEC under the Securities Act of 1933 in order to register the shares of CPA(R):15 common stock to be issued to CIP(R) shareholders in the merger. It also constitutes a proxy statement of CPA(R):15 in connection with the solicitation of the approval by CPA(R):15 shareholders of the merger, and a proxy statement of CIP(R) in connection with the solicitation of the approval by CIP(R) shareholders of the merger.

BACKGROUND OF THE MERGER

     CIP(R) was formed on February 15, 1991 and raised investment capital of approximately $216 million through public and private offerings between August 1991 and the present. Since that time, CIP(R) has served as a separate investment vehicle with a professionally managed portfolio of net leased real estate. In general, CIP(R)'s original objectives were to:

      -- pay quarterly distributions at an increasing rate that for taxable shareholders may be partially free from current taxation;

      --  provide inflation protected income;

      -- purchase and own a diversified portfolio of net-leased real estate that will increase in value; and

      -- increase the value of its shares by increasing the equity in its real estate by making regular mortgage principal payments.

     Virtually all of the net proceeds from the offering of CIP(R) shares have been invested in real estate. In the opinion of CIP(R)'s management, CIP(R) has met its objectives of providing shareholders with cash distributions from operations and preserving capital.

     Because CIP(R) expected to hold its investments for a number of years after its formation, management made no efforts to dispose of CIP(R)'s properties in the early years of its existence. Instead, CIP(R)'s management concentrated on making suitable investments for CIP(R), consistent with CIP(R)'s investment policies and restrictions, and managing its properties efficiently in order to maximize the cash flow from the properties. As the contemplated period for considering CIP(R)'s liquidation options approached, management began to explore the feasibility of selling those properties.

     Management believes that this is the appropriate time to consider the way in which CIP(R) can meet its objective of providing shareholders with a liquidation option on favorable terms. Management believes that while the time for considering liquidity alternatives has been reached, there are many shareholders that would prefer to continue to hold an interest in a portfolio of net leased real estate managed by W. P. Carey and to delay the taxation of any capital gains for as long as possible. This belief is based primarily on transactions involving other managed entities, where, when given a choice between receiving cash or securities that would be converted to cash in the short term in a taxable transaction on the one hand, or receiving an interest in an entity managed by W. P. Carey in a tax free transaction on the other hand, an overwhelming majority of shareholders elected to receive an interest in the W.
P. Carey managed entity. Management has designed the proposed liquidity strategy to balance the interests of all shareholders by offering a choice of transactions that it is in a unique position to offer.

ALTERNATIVES TO THE MERGER

     CIP(R)'s management has been considering alternative approaches to providing liquidity to its shareholders. All of these alternatives were considered in light of the goals for the liquidation of CIP(R) established by management and approved by the special committee of the board of directors formed to evaluate the transaction.

     One of the alternatives considered by management was the possibility of listing CIP(R)'s shares on a national securities exchange. Given CIP(R)'s capitalization, and the likely difficulty of growing significantly in the near future, management did not believe that CIP(R) shares would trade on a national exchange at a price that would be as advantageous to current shareholders as other alternatives. Also, management believes that externally managed programs such as CIP(R) tend to trade at lower valuations than internally managed programs. Furthermore, management believes that it would be difficult to generate sufficient interest among potential purchasers of the newly listed shares to maintain share value in the range of the appraised value of the properties. Management believes that shareholders who would prefer to liquidate their interests in CIP(R) will realize more by taking cash in the proposed transaction than they would receive if they were to sell their shares immediately after listing. In addition, shareholders who prefer to retain an interest in a W. P. Carey managed entity are likely to retain more value by owning a share of a significantly larger and more diversified entity like CPA(R):15. Therefore, management concluded that listing CIP(R)'s shares would result in only a minimal increase in liquidity for CIP(R)'s shareholders, which is not likely to be at the net asset value of CIP(R)'s shares. Due to this conclusion, management did not pursue the idea of publicly listing CIP(R)'s shares.

     CIP(R)'s management has also considered a sale of CIP(R)'s entire portfolio to one or more third parties. In such a transaction, management believed that it would be difficult to liquidate the entire portfolio in a single transaction and that it was more likely that a portion of the portfolio would be sold each year over a period of approximately four years. Management elected not to pursue this course of action for several reasons. First, this option would likely take several years to execute and for shareholders to realize the full value of their investment. Also, by selling different properties in different years, the shareholders would have little control over the timing of recognition of their taxes, making individual tax planning very difficult. In addition, over the course of a liquidation, the fixed expenses of running CIP(R) would continue at approximately the same rate but would become a larger percentage of cash flow and revenues as CIP(R)'s asset base declined over time, thereby reducing the total net amount realized from the sale. Also, the transaction costs associated with separate sales of each property could become significant, thus decreasing return to shareholders. For example, mortgages would have to be assumed by purchasers or prepaid, possibly with associated fees and penalties. Certain tenants also hold rights of first refusal to purchase the properties in the event of sale, which could delay sales, decrease the price we may receive for the properties and add additional transactional costs. Additional costs that could be incurred in the sale of individual properties include surveys, environmental reviews, and real estate commissions.

     Even if management were able to sell the entire portfolio in a single transaction, there are several advantages to selling the portfolio to CPA(R):15 instead of to an unrelated third party. First, W. P. Carey & Co. has significant experience in executing transactions similar to the proposed merger and based on this experience it believes that the transaction can be executed faster and with more certainty than a transaction that would be negotiated with a third party. Second, because the management of CPA(R):15 and CIP(R) are the same, the sale will require less real estate due diligence than would otherwise occur with an unrelated third party. This reduces the potential cost of the transaction and makes its execution more certain. Third, the transaction with CPA(R):15 does not trigger the right of purchase in any of the leases on the properties being sold. If the properties were to be sold to a third party, the tenants of many of the properties would have the right of first refusal to purchase the property being sold. If the tenant were to exercise this option, the transaction would likely take longer to execute. If a large number of tenants exercised their purchase options, the potential purchaser of the portfolio may decide not to complete the transaction. Fourth, the transaction will not require the prepayment of any mortgages to which the CIP(R) properties are subject, and therefore no prepayment penalties, which may be substantial, will be paid. Finally, this option would not satisfy one of the goals of the liquidation, which is to offer shareholders the option to retain an interest in a W. P. Carey managed entity without incurring capital gain taxes. These factors led CIP(R)'s management to conclude that this liquidation option would not be attractive to shareholders.

     In the fourth quarter of 2003, CIP(R)'s management began to consider the merger as a means to provide liquidity in a way that would be satisfy its goals for a liquidity transaction. Management determined that the merger could be structured as a tax-free transaction for shareholders, would provide shareholders with the need for more immediate liquidity an alternative (through the cash option) and an opportunity to own a larger and more diverse W. P. Carey & Co. LLC-managed entity with similar investment objectives to CIP(R). Management reported to the boards of directors of CIP(R) and CPA(R):15 on the progress of the merger at the boards' regular meetings in December 2003. At the those meetings, the boards authorized the management of each company to proceed with the merger. In December, each company's board created a special committee of two independent directors to evaluate the merger. In January, the special committees authorized the hiring of the fairness opinion providers. During December 2003, management of CIP(R) engaged the independent appraiser to provide an appraisal of the assets of CIP(R) and continued working on structuring and analyzing the merger. A further discussion of the merger as a liquidity alternative was engaged in by the special committees of each company's board at special meetings held in January 2004.

     At a special board meeting held on May 27, 2004 management presented to the boards the full details of the merger, including the potential advantages and disadvantages of the merger to the shareholders of both CIP(R) and CPA(R):15. After a full discussion of the merger, the boards of CIP(R) and CPA(R):15 voted to approve the filing of this joint proxy statement/prospectus and the execution of the merger agreement. Francis X. Diebold III, an independent director who serves on the boards of both CIP(R) and CPA(R):15, abstained from voting in order to avoid any actual or perceived conflict of interest that may arise out of his service on both companies' boards.

CPA(R):15'S REASONS FOR THE MERGER

     The decision by the CPA(R):15 board to acquire CIP(R) reflected CPA(R):15's desire to increase its portfolio size, enhance its market presence, tenant diversification, growth prospects, credit profile, capital markets presence and stockholder value. The decision process involved, in part, an assessment of the potential risks and benefits of acquiring CIP(R). During this assessment, the CPA(R):15 board reviewed historical information, including but not limited to, CIP(R)'s balance sheet and income statements, the tenant credit profile, condition, tenant base and competitive position. A significant factor considered by the CPA(R):15 board was its belief that the transaction presented an attractive acquisition opportunity for CPA(R):15 and its shareholders. In particular, the CPA(R):15 board, in approving the merger, considered the benefits and other positive factors discussed below:

      -- The opportunity to acquire in a single transaction a large portfolio of complementary, high-quality, commercial properties that are already known to and managed by our advisor, W. P. Carey & Co., and is consistent with CPA(R):15's investment parameters. The CPA(R):15 board believes the properties owned by CIP(R) provide an opportunity to acquire an attractive portfolio of real estate that complements its existing portfolio and is consistent in terms of key qualitative measures.

      -- The potential to use a portion of its uninvested cash to purchase a large portfolio of properties of a type and quality that generally are not available in the commercial real estate market at this time.

      -- The opportunity to increase CPA(R):15's revenue, net income and cash flow. The CPA(R):15 board believes that the merger should increase CPA(R):15's revenue, net income and cash flow projected for the fiscal year ending December 31, 2004, as compared to CPA(R):15 on a stand-alone basis.

      -- As a result of the larger asset base that will result from the merger, the CPA(R):15 board believes CPA(R):15 will have a stronger balance sheet and greater financial flexibility.

      -- CPA(R):15's board considered the opinion of its financial advisor, Legg Mason Wood Walker, Incorporated to the effect that, as of June 4, 2004 and based on and subject to the assumptions, limitations and qualifications set forth in its opinion, the exchange ratio was fair to CPA(R):15 from a financial point of view. This opinion is described under "Opinion of Financial Advisor to CPA(R):15."

      -- The CPA(R):15 board reviewed the principal terms and conditions of the merger agreement, including the representations, warranties and covenants of each party and the conditions to each party's obligation to complete the merger. The CPA(R):15 board considered favorably that the terms of the merger agreement are reasonable and protective of CPA(R):15's interests.

      -- The CPA(R):15 board believes that its ultimate ability to improve CPA(R):15 shareholders' liquidity will be enhanced by the merger.

     The CPA(R):15 board also considered and reviewed with management the potentially negative factors listed below relating to the merger.

      -- The exchange ratio is fixed and not subject to adjustment. Accordingly, an adverse change in the operations and prospects of CIP(R), general market and economic conditions or other factors which are beyond the control of CPA(R):15 may alter the relative value of the companies in a manner adverse to CPA(R):15.

      -- The CPA(R):15 board considered the risk that the anticipated benefits of the merger may not be fully realized.

      -- The CPA(R):15 board considered the risk that the merger would not be completed. In evaluating this risk, the CPA(R):15 board considered the particular circumstances under which CIP(R) could terminate the merger agreement. See "The Merger Agreement -- Conditions to Obligations to Complete the Merger." The CPA(R):15 board also considered the possible adverse effects on the market for CPA(R):15 common stock and upon CPA(R):15's ability to raise capital in both the public and private markets that might result if the merger were announced and not completed.

      -- The CPA(R):15 board considered the risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of CPA(R):15 by, among other things, diverting management and other resources of CPA(R):15 from their day-to-day business.

      -- The average lease maturity of our portfolio is lowered by the merger. The average time to lease maturity of the CPA(R):15 portfolio is currently approximately 17.3 years. By adding CIP(R)'s properties to CPA(R):15's portfolio, the average time remaining on all leases in CPA(R):15's portfolio will be reduced to approximately 15.5 years, thereby increasing overall risks to CPA(R):15 shareholders related to re-leasing or sale of properties upon expiration of leases.

      -- The CPA(R):15 board considered that the merger was likely to generate transaction costs of approximately $3,000,000, including financial advisors, legal, printing and accounting fees in connection with the merger. CPA(R):15 will pay its own expenses in connection with the merger, and CPA(R):15's expenses could be more than half of this total.

     The foregoing discussion of the information and factors considered by the CPA(R):15 board is not intended to be exhaustive but is believed to include all material factors considered by the CPA(R):15 board. In view of the wide variety of information and factors considered, the CPA(R):15 board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The CPA(R):15 board did not attempt to analyze the fairness of the exchange ratio in isolation from the considerations as to the businesses of CPA(R):15 and CIP(R), the strategic merits of the merger or the other considerations referred to above. The CPA(R):15 board did, however, take into account, and placed reliance upon, the analyses performed by, and the opinion rendered by, Legg Mason as to the fairness of the exchange ratio to CPA(R):15 from a financial point of view. The CPA(R):15 board does not intend to request Legg Mason to update its opinion to address the alternate structure because the board believes that the alternate structure involves no change in the economics of the transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CPA(R):15

     The CPA(R):15 board believes that the merger is advisable and in the best interests of CPA(R):15 and its shareholders. Accordingly, the CPA(R):15 board recommends approval of the CPA(R):15 merger proposal.

CIP(R)'S REASONS FOR THE MERGER

     After considering CIP(R)'s objectives in a liquidity transaction, the CIP(R) board has determined that the terms of the merger and the transactions contemplated thereby are fair to, and in the best interests of, CIP(R) and its shareholders. The merger provides the desired options of complete liquidity through the cash election, the ability of shareholders to remain invested in a
W. P. Carey managed entity and control the timing of capital gains recognition, and is an efficient transaction with a high level of certainty of completion and low cost. The CIP(R) board received the advice of its management, financial advisors and counsel throughout its consideration of the merger agreement. In making its determination with respect to the merger agreement, the CIP(R) board considered the following positive factors:

      -- The CIP(R) board considered the fact that after the combination, CPA(R):15 would have greater geographic diversification and greater tenant diversification than CIP(R), which could provide the combined company with greater cash flow stability.

      -- The CIP(R) board considered the fact that the merger, as a "stock-for-stock" rather than a "cash-for-stock" transaction, will provide an opportunity for CIP(R)'s shareholders to share in any future stock price appreciation of CPA(R):15, and should enable CIP(R) shareholders to convert their shares of CIP(R) into shares of CPA(R):15 on a tax-free basis. The CIP(R) board also considered the fact that the merger will allow CIP(R) shareholders to own shares of a larger and more diversified entity within the W. P. Carey & Co. family with similar investment objectives to those of CIP(R).

      -- The CIP(R) board considered the benefit that would be provided to certain of CIP(R)'s shareholders by providing a cash alternative to shareholders who do not wish to receive shares of CPA(R):15 stock.

      -- The CIP(R) board considered information relating to the financial performance, financial condition, business operations and prospects of CIP(R) and CPA(R):15.

      -- The special committee of the CIP(R) board considered the opinion, analyses and presentation of Morgan Joseph & Co. Inc. described below under "Opinion of Financial Advisor to CIP(R)'s Special Committee," including the opinion of Morgan Joseph to the special committee, as investment bankers, to the effect that, as of May 19, 2004, and based upon the assumptions made and matters considered as set forth in the opinion, the aggregate consideration to be received by the shareholders of CIP in the merger was fair, from a financial point of view, to the shareholders of CIP(R). A copy of Morgan Joseph's written opinion to the special committee of the CIP(R) board dated as of May 19, 2004, is attached as Appendix C to this joint proxy statement/prospectus. Morgan Joseph considered the possibility of the alternate structure in giving its opinion.

      -- The CIP(R) board considered the terms of the merger agreement, including the exchange ratio and the conditions to its obligation to complete the merger.

      -- The CIP(R) board considered that the option to take cash would be beneficial to those shareholders with an immediate need for liquidity.

      -- The CIP(R) board considered the fact that the merger would grant to CIP(R) shareholders statutory appraisal rights in certain limited circumstances upon conversion of their CIP(R) shares into shares of common stock of CPA(R):15.

     The CIP(R) board also considered the following possible negative factors in its deliberations concerning the merger agreement and the incorporation:

      -- The CIP(R) board considered the challenges inherent in the combination of two business enterprises the size of CIP(R) and CPA(R):15 and the possible diversion of management attention for an extended period of time.

      -- The CIP(R) board considered the fact that, because the exchange ratio is fixed, a decline in the value of CPA(R):15's common stock, unmatched by a similar decline in the value of CIP(R) shares, or an increase in the value of CIP(R) shares without a similar increase in the value of CPA(R):15 shares, reduces the value of the consideration to be received by CIP(R)'s shareholders in the merger.

      -- The CIP(R) board considered the various conditions to CPA(R):15's obligations to complete the merger and the possibility that the merger would not be completed. In evaluating this risk, the CIP(R) board considered the particular circumstances under which CPA(R):15 could terminate the merger agreement. The CIP(R) board also considered the possible adverse effects on the market for CIP(R) common stock that might result if the merger were announced and not completed. See "The Merger Agreement -- Conditions to Obligations to Complete the Merger."

      -- The CIP(R) board considered the risk that the anticipated benefits of the merger may not be realized.

      -- The CIP(R) board considered the expenses to be incurred in connection with pursuing the merger.

      -- The CIP(R) board considered the risk that a different liquidity alternative could ultimately prove to be more beneficial to shareholders than the merger, or could provide more cash to CIP(R) shareholders.

      -- The CIP(R) board considered the risk that a third party may offer a higher price for the outstanding CIP(R) shares. In evaluating this risk, the CIP(R) board considered the likelihood that any such offer would fulfill all of the objectives of the liquidity plan that are fulfilled by the merger.

     The foregoing discussion of the information and factors which were considered by the CIP(R) board is not intended to be exhaustive but is believed to include all material factors considered by the CIP(R) board. The CIP(R) board did not assign specific weights to the foregoing factors and individual directors may have given different weights to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CIP(R)

     The CIP(R) board believes that the merger is advisable and in the best interests of CIP(R) and its shareholders. Accordingly, the CIP(R) board has approved the merger and recommends approval of the CIP(R) merger proposal by its shareholders.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be treated as a purchase in accordance with Statement of Financial Accounting Standards No. 141. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair value of the consideration given by CPA(R):15 in the merger will be allocated to the assets acquired and liabilities assumed as of the completion of the merger. The financial statements of CPA(R):15 will reflect the combined operations of CPA(R):15 and CIP(R) from the closing date of the merger.

DETERMINATION OF EXCHANGE RATIO

     To determine the value of each CIP(R) share, the CIP(R) board engaged an independent appraisal firm to appraise CIP(R)'s real estate assets. The appraised value of CIP(R)'s assets is then reduced by the amount of debt and other liabilities of CIP(R), and divided by the number of shares of CIP(R) common stock outstanding to arrive at a net asset value of $13.90 per share. After the special distribution of $3.00 per share, the net asset value of CIP(R) shares will be $10.90 per share. The value of each CPA(R):15 share to be issued in the merger is based on the latest public sale price of CPA(R):15's shares, which is $10.00 per share. Dividing the CIP(R) net asset value after the special distribution by the CPA(R):15 net asset value yields the exchange ratio of 1.09.

REGULATORY MATTERS

     Neither CPA(R):15 nor CIP(R) is aware of any federal or state regulatory approvals which must be obtained in connection with the merger.

DEREGISTRATION OF CIP(R) COMMON STOCK AND REGISTRATION OF CPA(R):15 COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER

     Upon completion of the merger, CIP(R) common stock will be deregistered under the Securities Exchange Act of 1934. The shares of CPA(R):15 common stock to be issued in connection with the merger are being registered with the SEC pursuant to a registration statement on Form S-4, of which this joint proxy statement/prospectus is a part.

RESALES OF CPA(R):15 COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER; AFFILIATE AGREEMENTS

     CPA(R):15 common stock issued in connection with the merger (or Holdings common stock if the alternate structure is implemented) will be freely transferable, except for shares of CPA(R):15 common stock received by persons who are deemed to be "affiliates," as such term is defined by Rule 144 under the Securities Act of 1933, of CIP(R) at the time the merger proposal is submitted to CIP(R) shareholders for approval. Shares of CPA(R):15 common stock held by such affiliates may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 (or Rule 144 in the case of such persons who become affiliates of CPA(R):15) or as otherwise permitted under the Securities Act. Persons who may be deemed to be "affiliates" of CPA(R):15 or CIP(R) generally include individuals or entities that control, or are controlled by, or are under the common control with, such party and may include directors and executive officers of such party as well as principal shareholders of such party.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL

     Under Subtitle 2 of Title 3 of the Maryland General Corporation Law, a copy of which appears as Appendix D to this proxy statement/prospectus, CIP(R) shareholders have the right to demand payment from CPA(R):15 (or Holdings if the alternate structure is implemented) of the fair value of their shares of CIP(R) common stock. Also, CPA(R):15 shareholders will have the right to demand payment from Holdings of the fair value of their shares of CPA(R):15 common stock, but only if the alternate structure is implemented. If the alternate structure is not implemented, CPA(R):15 shareholders will have no appraisal rights.

     To qualify as an objecting stockholder, you must deliver to Susan C. Hyde, Secretary, CIP(R), 50 Rockefeller Plaza, New York, New York 10020, at or prior to your special meeting, your written objection to the merger. The written objection must be separate from and in addition to any proxy or vote against the merger. A proxy or vote against the merger does not by itself constitute your written objection or demand for appraisal.

     In addition, if you wish to exercise your right to demand payment of the fair value of your stock, within 20 days following the date the merger is recorded with the State of Maryland, you must make a written demand on CPA(R):15 (or Holdings, if applicable) for the payment of your CIP(R) or CPA(R):15 common stock, stating the number of shares for which you demand payment. In addition to making a written notice of your demand for payment for your stock, you must not vote in favor of the merger. Stockholders who return executed but unmarked proxies will be deemed to have voted in favor of the merger. Stockholders who abstain from voting on the merger will not be deemed to have voted in favor of the merger.

     Once you have filed a demand for payment, you have no right to receive distributions payable to CIP(R) or CPA(R):15 stockholders, as applicable, as of a record date that is after the date of the special meeting. You also cease to have any rights as a CIP(R) or CPA(R):15 stockholder except the right to receive payment for the fair value of your shares. Once you make a demand for payment, you may withdraw that demand only with the consent of CPA(R):15 (or Holdings, if applicable).

     Provided that you do not vote in favor of the merger or return an executed but unmarked proxy, and assuming the CIP(R) and CPA(R):15 stockholders approve the merger, then, promptly after the merger is effective, CPA(R):15 (or Holdings, if the alternate structure is implemented) must notify you of the date the merger is recorded with the State of Maryland. As part of that notice, CPA(R):15 (or Holdings) may offer to pay to you a specified price deemed by CPA(R):15 (or Holdings) to be the fair value for your shares, with each offer being accompanied by a balance sheet as of a date not more than six months prior to the offer date, a profit and loss statement for the 12 months ending on the date of the balance sheet, and any other information CPA(R):15 (or Holdings) considers pertinent. Within 50 days after the date the merger is recorded with the State of Maryland, if you have not received from CPA(R):15 (or Holdings) the fair value of your shares, you may file a petition with a court of equity in the county where the principal office of CPA(R):15 (or Holdings) is located for an appraisal to determine the fair value of your shares.

     IF YOU DO NOT COMPLY WITH THE PROCEDURES FULLY, YOU MAY LOSE YOUR RIGHT TO DEMAND PAYMENT OF THE FAIR VALUE OF YOUR SHARES, AND YOU WILL BE REQUIRED TO ACCEPT THE MERGER CONSIDERATION.

     If the court finds you are entitled to an appraisal of your stock, it will appoint three disinterested appraisers to determine the fair value. Unless the court permits a longer period, the appraisers have 60 days to determine the fair value and file their report with the court, and within 15 days after the appraisers file their report, any party may object to it and request a hearing. The court may, among other things, accept the report or set its own determination of the fair value, and then direct CPA(R):15 (or Holdings) to pay the appropriate amount.

     We cannot predict how the court will value shares of CIP(R) or CPA(R):15 common stock, and the fair value may be greater than, less than or equal to the value of the merger consideration being paid by CPA(R):15 (or Holdings) in the merger.

     If the court finds that the failure of a stockholder to accept an offer for the stock was arbitrary, vexatious and not in good faith, the court has the right to apportion among all or some of the parties any expenses of any proceeding to demand the fair or appraised value of shares as it deems equitable.

     The above description is a summary of the material provisions of Subtitle 2 of Title 3 of the Maryland General Corporation Law. You should review the complete text of Subtitle 2, which appears as Appendix D to this document, for complete information.

                   OPINION OF FINANCIAL ADVISOR TO CPA(R):15

     Legg Mason Wood Walker, Incorporated provided to a special committee of the CPA(R):15 board a fairness opinion in connection with the proposed merger. Legg Mason was selected by the CPA(R):15 special committee to act as its financial advisor based on its qualifications, expertise and reputation. Legg Mason delivered its oral and written opinion, dated February 6, 2004, and also provided an updated opinion letter dated June 4, 2004, that as of June 4, 2004, based upon and subject to the various considerations set forth in the opinion, the merger consideration to be paid was fair from a financial point of view to CPA(R):15.

     THE FULL TEXT OF THE LEGG MASON OPINION THAT SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE SCOPE OF THE REVIEW UNDERTAKEN BY LEGG MASON IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROSPECTUS. CPA(R):15 SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE LEGG MASON OPINION CAREFULLY AND IN ITS ENTIRETY. THE LEGG MASON OPINION WAS DIRECTED TO THE SPECIAL COMMITTEE OF THE CPA(R):15 BOARD, ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CPA(R):15 COMMON SHARES AS TO HOW TO VOTE AT THE CPA(R):15 SPECIAL MEETING. THE SUMMARY OF THE LEGG MASON OPINION SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with its opinion, Legg Mason, among other things:

      --  reviewed and analyzed draft copies of the merger agreement;

      -- reviewed and analyzed the audited financial statements and the related filings on forms 10-K of CIP(R) for the years ended December 31, 2001, 2002 and 2003;

      -- reviewed and analyzed the unaudited financial statements and the related filings on forms 10-Q of CIP(R) for the six months ended June 30, 2003, for the nine months ended September 30, 2003 and for the three months ended March 31, 2004;

      -- reviewed and analyzed the audited financial statements and the related filings on forms 10-K of CPA(R):15 for the years ended December 31, 2002 and 2003;

      -- reviewed and analyzed the unaudited financial statements and the related filings on forms 10-Q of CPA(R):15 for the six months ended June 30, 2003, the nine months ended September 30, 2003 and for the three months ended March 31, 2004;

      -- reviewed and analyzed certain internal information concerning the business and operations of CIP(R), furnished to Legg Mason by management of CIP(R), including cash flow projections and operating budgets;

      -- reviewed and analyzed certain internal information concerning the business and operations of CPA(R):15 furnished to Legg Mason by management of CPA(R):15, including cash flow projections and operating budgets;

      -- reviewed and analyzed certain publicly available financial data and operating statistics relating to CIP(R) and CPA(R):15 and compared them with similar information of selected public companies and selected transactions that Legg Mason deemed relevant to its inquiry;

      -- reviewed the net asset valuation assigned to CIP(R) provided by a third-party appraisal;

      -- held meetings and discussions with certain directors, officers and employees of CIP(R) and CPA(R):15 concerning the operations, financial condition and future prospects of CIP(R) and CPA(R):15; and

      -- conducted such other financial studies, analyses and investigations and considered such other information as Legg Mason deemed appropriate.

     In connection with its review, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by or on behalf of CIP(R) or CPA(R):15 and further relied on the assurances of the managements of CIP(R) and CPA(R):15 that they were unaware of any facts that would make the information provided to Legg Mason incomplete or misleading. Legg Mason assumed that the financial forecasts (and the assumptions and basis thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the managements of CIP(R) and CPA(R):15 as to the future performance of CIP(R) and CPA(R):15. The forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitations, facts related to general market and economic conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Legg Mason relied on these forecasts and does not in any respect assume any responsibility for the accuracy or completeness thereof. In addition, Legg Mason assumed that any material liabilities (contingent or otherwise, known or unknown) of CIP(R) or CPA(R):15 are as set forth in the respective financial statements of CIP(R) and CPA(R):15.

     Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CIP(R) or CPA(R):15, although Legg Mason reviewed the net asset valuation assigned to CIP(R) by a third-party appraiser. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. Legg Mason's opinion does not address the sale of the properties to W. P. Carey & Co., the special distribution or the use of a portion of the proceeds from the sale of properties to W. P. Carey & Co. to pay related transaction costs, and, for the purposes of the analyses underlying its opinion, assumed that each of those transactions was completed prior to Legg Mason's analyses. With the permission of the management of CPA(R):15, Legg Mason assumed that the value of CPA(R):15's common stock is no greater than $10.00 per share. Legg Mason's opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to it on the date of its opinion. Furthermore, Legg Mason has expressed no opinion as to the value of or the price or trading range at which shares of CPA(R):15 will trade in the future (as of the date of this proxy statement/ prospectus, CPA(R):15 does not trade on any public exchange).

     The following is a summary of the material financial analyses performed by Legg Mason in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Legg Mason employed in reaching its conclusions.

     CPA(R):15's independent accountants have neither examined nor compiled the accompanying forward looking statements and, accordingly, do not provide any assurance with respect to such statements.

METHODOLOGIES

     In reaching its conclusions, Legg Mason employed four valuation methodologies. These methodologies were:

      -- comparable company analysis of funds from operations ("FFO") multiples for both 2004 and 2005;

      --  unleveraged discounted cash flow analysis;

      --  leveraged discounted cash flow analysis; and

      --  net asset value analysis.

  Comparable Public Company Analysis

     Legg Mason compared certain financial information of CIP(R) to the same information for a group of six selected publicly traded equity REITs. The analysis centered on taking the consensus estimates of 2004 and 2005 FFO of the comparable companies, and determining an FFO multiple by dividing the comparable company's share price by its estimated FFO. FFO is generally defined as net income, excluding gains or losses from sales of property, and adding back real estate depreciation, and accounting for adjustments for unconsolidated entities such as partnerships and joint ventures in which the company holds an interest. The comparison group of public REITs included the following: Capital Automotive REIT (ticker symbol "CARS"), Getty Realty Corp. ("GTY"), Hospitality Properties Trust ("HPT"), Lexington Corporate Properties Trust ("LXP"), Commercial Net Lease Realty, Inc. ("NNN") and Realty Income Corporation ("O"). No company used in the comparable public company analysis is identical to CIP(R). The 2004 and 2005 FFO estimates for CIP(R) are based on CPA(R):15 and CIP(R) estimates and were calculated by including only the assets that will be purchased by CPA(R):15 in the merger. The assets to be sold to W. P. Carey & Co. were assumed to have been sold, the special distribution distributed, and certain related transaction costs paid by CIP(R) immediately prior to the merger. CIP(R) values per share were calculated by applying the high, mean, median and low of the comparable companies' FFO multiples to CIP(R)'s estimated FFO per share for 2004 and 2005. A summary table is presented below:

                                                            LOW END OF                   HIGH END OF
                                                              RANGE                         RANGE
                                                              AMONG         MEAN OF         AMONG
MULTIPLE                                          CIP(R)   PUBLIC REITS   PUBLIC REITS   PUBLIC REITS
--------                                          ------   ------------   ------------   ------------
2004E Funds From Operations per share...........  12.4x       11.0x          12.1x          13.7x
2005E Funds From Operations per share...........  11.7x       10.8x          11.8x          13.9x

     Legg Mason then estimated a high, mean and low per share value for CIP(R) shares using CIP(R)'s estimated 2004 and 2005 FFO and the comparable company multiples for each of 2004 and 2005, as shown below:

     Estimated CIP(R) value based on estimated 2004 FFO and comparable company multiples:

                                                                 FFO        FFO      PER SHARE
                                                              PER SHARE   MULTIPLE     VALUE
                                                              ---------   --------   ---------
High........................................................    $0.88      13.7x      $12.02
Mid.........................................................     0.88      12.1x       10.69
Low.........................................................     0.88      11.0x        9.65

     Estimated CIP(R) value based on estimated 2005 FFO and comparable company multiples:

                                                                 FFO        FFO      PER SHARE
                                                              PER SHARE   MULTIPLE     VALUE
                                                              ---------   --------   ---------
High........................................................    $0.93      13.9x      $12.93
Mid.........................................................     0.93      11.8x       10.92
Low.........................................................     0.93      10.8x       10.05

  Unleveraged Discounted Cash Flow Analysis

     In valuing the CIP(R) shares using the unleveraged discounted cash flow basis, Legg Mason discounted the projected yearly unleveraged free cash flow of CIP(R) to April 1, 2004 at estimated discount rates ranging from 7.5% to 9.5%. These estimated discount rates were based on the credit of tenants, comparable bond transactions and weighted average cost of capital estimates. The terminal value of CIP(R) shares as of April 1, 2004 was then calculated by applying capitalization rates of 8.5%, 9.0% and 9.5% to projected net operating income for the 12 months ending March 31, 2009. These terminal rates are estimates based on comparable company implied capitalization rates and comparable transaction capitalization rate data. This terminal value was discounted to April 1, 2004 using the previously assumed discount rates of 7.5% to 9.5%. Legg Mason then arrived at the total estimated equity value of CIP(R) by adding the discounted value of the yearly unleveraged free cash flow and the terminal value, and deducted CIP(R)'s net debt (debt outstanding less cash and marketable securities). This aggregate equity value available to shareholders was then divided by the estimated number of CIP(R) shares outstanding at December 31, 2003 to arrive at a per share value of CIP(R) common stock. The range of values is set forth in the table below:

                                                  EQUITY VALUE OF
                                                      CURRENT       CIP(R) SHARES    ESTIMATED VALUE
                                                  SHAREHOLDERS(1)   OUTSTANDING(4)      PER SHARE
                                                  ---------------   --------------   ---------------
Discount Rate(2)..........................  7.5%   $349,936,063       28,628,262         $12.22
Terminal Cap Rate(3)......................  8.5%
Discount Rate(2)..........................  8.5%   $303,746,231       28,628,262         $10.61
Terminal Cap Rate(3)......................  9.0%
Discount Rate(2)..........................  9.5%   $263,013,133       28,628,262         $ 9.19
Terminal Cap Rate(3)......................  9.5%

---------------

(1) Calculated as: (i) present value of cash flows plus (ii) present value of terminal value less (iii) total debt plus (iv) net working capital.

(2) Based on an analysis of tenant credits and weighted average cost of capital estimates.

(3) Based on comparable transaction capitalization rates.

(4) Provided by the Company.

  Leveraged Discounted Cash Flow Analysis

     Legg Mason's also valued CIP(R)'s shares on a leveraged discounted cash flow basis. CIP(R)'s projected leveraged free cash flow was discounted to April 1, 2004 at discount rates ranging from 10.5% to 12.5%. These discount rates were estimated using the capital asset pricing model (known as "CAPM"), the implied cost of equity from comparable transactions and the six comparable companies. Legg Mason calculated the terminal value of CIP(R) as of April 1, 2009 by applying terminal multiples of 12.7x, 11.7x and 10.7x to CIP(R)'s projected FFO for the 12 months ending March 31, 2009. The terminal multiples were based on Legg Mason's comparable companies' FFO multiples. The terminal value was then discounted to April 1, 2004 using the 10.5% to 12.5% discount rate range. Legg Mason then added the discounted value of the leveraged free cash flow to the terminal value to arrive at a total equity value of CIP(R). This aggregate equity value available to current shareholders was then divided by the estimated number of CIP(R) shares outstanding on December 31, 2003 (as provided by CIP(R)) to arrive at the per share value of CIP(R) common stock. This range of values is set forth in the table below:

                                                       EQUITY VALUE     CIP(R)
                                                        OF CURRENT      SHARES      ESTIMATED VALUE
                                                       SHAREHOLDERS   OUTSTANDING      PER SHARE
                                                       ------------   -----------   ---------------
Discount Rate................................  10.5%   $330,608,125   28,628,262        $11.55
Terminal FFO Multiple........................  12.7x
Discount Rate................................  11.5%   $300,824,665   28,628,262        $10.51
Terminal FFO Multiple........................  11.7x
Discount Rate................................  12.5%   $273,169,600   28,628,262        $ 9.54
Terminal FFO Multiple........................  10.7x

  Net Asset Value Analysis

     Net asset value computations establish the per-share private market value of a company's assets as if the assets were sold today. To determine the net asset value of CIP(R), Legg Mason assumed that CIP(R)'s assets were sold immediately after the consummation of the merger. Assuming a sale of the assets immediately after the consummation of the merger minimizes the fees that would be earned by CIP(R)'s advisor. The net asset value analysis is based on the appraised value of the CIP(R) assets prepared by a third-party appraisal firm on behalf of CIP(R) and provided by CIP(R) to Legg Mason. The net asset value represents the sum total of the values derived from the appraisal, less: (i) assumed transaction costs on disposition; (ii) mortgage debt assumed at closing;
(iii) closing costs paid by CIP(R) at the closing of the sale of CIP(R); plus (iv) net working capital remaining in CIP(R) upon acquisition by CPA(R):15. The value achieved by the above calculation was then divided by the estimated number of CIP(R) shares outstanding at December 31, 2003 to arrive at a net asset value per share of $13.90. Deducting the special distribution of $3.00 per share yields a net asset value of $10.90 per share.

ACCRETION AND DILUTION ANALYSIS

     Legg Mason also analyzed the accretive or dilutive effects of the merger on CPA(R):15's projected funds from operations and cash available for distribution for 2005. Cash available for distribution, or "CAD," is defined as FFO less normalized recurring real estate-related expenditures, other non-cash items and nonrecurring expenditures. The table below assumes that 70% of the current CIP(R) shareholders elect to receive CPA(R):15 stock in the merger.

                                 FFO PER SHARE

                                                    2005 ESTIMATED
                                                    --------------
Pre-Merger.......................................       $0.70
Post Merger......................................        0.76
                                                        -----
Accretion/(Dilution).............................       $0.06
                                                        =====

                                 CAD PER SHARE

                                                    2005 ESTIMATED
                                                    --------------
Pre-Merger.......................................       $0.61
Post Merger......................................        0.64
                                                        -----
Accretion/(Dilution).............................       $0.03
                                                        =====

CONCLUSION

     Based upon the foregoing analyses, and the assumptions and limitations set forth in full in the text of Legg Mason's opinion letter, Legg Mason is of the opinion that, as of the date of Legg Mason's opinion, the consideration to be paid to the CIP(R) stockholders in the merger is fair to CPA(R):15, from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Legg Mason considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Legg Mason believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Legg Mason may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, therefore the range of valuations resulting from any particular analysis described above should not be taken to be Legg Mason's view of the actual value of CIP(R) or CPA(R):15.

     Legg Mason is a nationally recognized investment banking and advisory firm. Legg Mason, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Legg Mason may from time to time trade in the securities or indebtedness of CIP(R) or CPA(R):15 for its own account, the accounts of investment funds and other clients under the management of Legg Mason or its affiliates and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness.

     CPA(R):15 has agreed to pay Legg Mason a fee of $550,000 in connection with the issuance of its opinion. CPA(R):15 has also agreed to reimburse Legg Mason for its expenses incurred in performing its services and to indemnify Legg Mason and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Legg Mason or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Legg Mason's engagement and any related transactions. Legg Mason has in the past provided investment banking services to, and received customary fees from, entities that are managed by the manager of CPA(R):15 and CIP(R).

           OPINION OF FINANCIAL ADVISOR TO CIP(R)'S SPECIAL COMMITTEE

     At a meeting of the special committee of the CIP(R) board of directors convened on May 19, 2004, Morgan Joseph & Co. Inc. delivered its written opinion to the special committee, as investment bankers, to the effect that, as of that date, and based upon the assumptions made and matters considered as set forth in the opinion, the aggregate consideration to be received by the shareholders of CIP(R) in the merger was fair, from a financial point of view, to the shareholders of CIP(R).

     The complete text of Morgan Joseph's opinion is attached to this joint proxy statement/prospectus as Appendix C and is incorporated into this joint proxy statement/prospectus by reference. The description of this opinion set forth herein is qualified by reference to the full text of Morgan Joseph's opinion. Morgan Joseph's opinion should be read carefully and in its entirety for a complete description of the assumptions made, matters considered and qualifications and limitations on the review undertaken by Morgan Joseph in furnishing its opinion to the special committee of the CIP(R) board of directors.

     In conducting its analysis and arriving at its opinion, Morgan Joseph reviewed and analyzed, among other things, the following:

      --  A draft dated May 14, 2004 of the merger agreement;

      --  A draft dated May 10, 2004 of this joint proxy statement/prospectus;

      -- Certain publicly available financial statements and other business and financial information concerning CIP(R) and CPA(R):15;

      -- Certain internal information and other data relating to CIP(R) and CPA(R):15, their businesses and prospects, including forecasts and projections prepared and provided to Morgan Joseph by management of W.
          P. Carey on behalf of CIP(R) and CPA(R):15;

      -- The Limited Summary Appraisal, as of December 31, 2003, of one hundred four properties of CIP(R) that was prepared by an independent, third-party appraiser (the "CIP(R) Appraisal");

      -- Certain publicly available information concerning certain other companies engaged in businesses which Morgan Joseph believed to be generally comparable to CIP(R) and CPA(R):15; and

      -- The financial terms of certain recent business combinations which Morgan Joseph believed to be relevant.

     Morgan Joseph also met with certain officers and employees of W. P. Carey concerning the businesses, operations, assets, present condition and prospects of both CIP(R) and CPA(R):15 and undertook such other studies, analyses and investigations as Morgan Joseph deemed appropriate.

     In arriving at its opinion, Morgan Joseph, with our permission, assumed and relied upon the accuracy and completeness of the financial and other information used by it, including the CIP(R) Appraisal, and did not attempt independently to verify such information, nor did Morgan Joseph assume any responsibility to do so. Morgan Joseph assumed that CIP(R)'s and CPA(R):15's forecasts and projections provided to or reviewed by it were reasonably prepared based on the best current estimates and judgment as of May 19, 2004 of the management of W.
P. Carey, acting on behalf of CIP(R) and CPA(R):15, as to the future financial condition and results of operations of CIP(R) and CPA(R):15. Morgan Joseph made no independent investigation of any legal, accounting or tax matters affecting CIP(R) or CPA(R):15, and assumed the correctness of all legal, accounting and tax advice given to CIP(R) and CPA(R):15 and their boards of directors or any respective committees thereof, including the advice of CIP(R)'s counsel that the merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the alternate merger structure will be free of federal income tax to CIP(R), CPA(R):15, Holdings and the CIP(R) shareholders (other than in respect of cash consideration received by CIP(R) shareholders). Morgan Joseph, with our permission, assumed that the potential violations by CPA(R):15 of certain securities laws that are the subject of a current investigation by the U.S. Securities and Exchange Commission would not result in material liability to CPA(R):15 or otherwise have a material adverse effect on the financial position or prospects of CPA(R):15. Morgan Joseph did not conduct a physical inspection of the properties and facilities of CIP(R) or CPA(R):15. Morgan Joseph did not make or obtain any independent evaluation or appraisal of the assets or liabilities of CIP(R) or CPA(R):15 other than the CIP(R) Appraisal. Morgan Joseph also assumed that the final form of the merger agreement was substantially similar to the last draft reviewed by it. Morgan Joseph also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Its opinion necessarily was based upon economic, financial, political, regulatory and other conditions as they existed and could be evaluated on May 19, 2004, and Morgan Joseph assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after that date.

     MORGAN JOSEPH'S OPINION WAS REQUESTED BY AND ADDRESSED AND DELIVERED TO THE SPECIAL COMMITTEE OF THE CIP(R) BOARD OF DIRECTORS FOR THE USE OF THE SPECIAL COMMITTEE. MORGAN JOSEPH'S OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO ENTER INTO THE MERGER, AND IT DOES NOT CONSTITUTE A RECOMMENDATION TO CIP(R), ITS BOARD OF DIRECTORS OR ANY COMMITTEE THEREOF (INCLUDING THE SPECIAL COMMITTEE), ITS SHAREHOLDERS, OR ANY OTHER PERSON AS TO ANY SPECIFIC ACTION THAT SHOULD BE TAKEN IN CONNECTION WITH THE MERGER. IN ADDITION, MORGAN JOSEPH'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY CIP(R) SHAREHOLDER SHOULD VOTE ON THE MERGER OR ANY MATTER RELATED THERETO OR WHETHER SUCH SHAREHOLDER SHOULD ELECT TO RECEIVE CASH, OR CPA(R):15 SHARES OR HOLDINGS SHARES, AS THE CASE MAY BE. MORGAN JOSEPH'S OPINION SPEAKS TO THE FAIRNESS OF THE AGGREGATE CONSIDERATION TO BE RECEIVED BY CIP(R) SHAREHOLDERS IN THE MERGER AS A GROUP AND NOT TO THE CONSIDERATION THAT MAY BE RECEIVED BY ANY PARTICULAR SHAREHOLDER AS A RESULT OF THE ELECTION PROCEDURES SET FORTH IN THE MERGER AGREEMENT. MORGAN JOSEPH DID NOT EXPRESS ANY OPINION AS TO THE PRICES AT WHICH CIP(R) SHARES, CPA(R):15 SHARES OR HOLDINGS SHARES, AS THE CASE MAY BE, MIGHT TRADE FOLLOWING THE ANNOUNCEMENT OR CONSUMMATION OF THE MERGER.

     Morgan Joseph was not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the merger, or to provide services other than the delivery of its opinion. Morgan Joseph was not asked to opine and did not express any opinion as to the fairness of the sale of certain assets to W. P. Carey or the related special distribution to CIP(R) shareholders. Morgan Joseph was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of CIP(R) or any other alternative transaction. Morgan Joseph did not participate in negotiations with respect to the terms of the merger and related transactions. Consequently, Morgan Joseph has assumed that such terms are the most beneficial terms from CIP(R)'s perspective that could under the circumstances be negotiated among the parties to such transactions, and Morgan Joseph did not express an opinion whether any other transaction might produce consideration for CIP(R)'s shareholders in an amount in excess of that contemplated in the merger.

     In conducting its review and analyses, and as a basis for arriving at its opinion as an investment banker, Morgan Joseph utilized such accepted financial, investment banking and valuation methodologies, procedures and considerations as it deemed relevant and customary under the circumstances. These analyses were presented to the special committee of the CIP(R) board of directors at a meeting convened on May 19, 2004. Set forth below is a summary of the material financial and comparative analyses performed by Morgan Joseph and presented to the special committee at that meeting. The summary includes information presented in tabular format. To fully understand the financial analyses used by Morgan Joseph, these tables must be carefully read together with the corresponding narrative text because the tables alone do not constitute a complete description of Morgan Joseph's financial analyses.

     The summary set forth below does not purport to be a complete description of the analyses performed by Morgan Joseph in this regard. The preparation of a fairness opinion is a complex process not involving mathematical certainty, and involves various determinations as to the most appropriate and relevant methods of financial analyses and the applications of these methods to fact-specific circumstances. Therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Morgan Joseph believes that its analyses must be considered in their entirety and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weight or ranking to some or all of its analyses and factors, could create a misleading view of its evaluation process.

     In connection with its analysis, Morgan Joseph noted that CIP(R) was intended to be a finite life entity and that W. P. Carey announced to CIP(R)'s shareholders that it was seeking liquidity options for CIP(R). In addition, Morgan Joseph noted that CPA(R):15 is an entity still early in its "investing phase".

FINANCIAL AND COMPARATIVE ANALYSES RELATING TO CIP(R)

     CIP(R) Appraisal. Morgan Joseph reviewed the CIP(R)Appraisal that was conducted by an independent third party appraiser. Morgan Joseph noted that the appraised value of CIP(R)'s ownership interest in the appraised properties was approximately $717.6 million. Morgan Joseph also noted that, based on certain estimates provided by W. P. Carey management, the net equity value of CIP(R) was approximately $397.9 million, which represents $13.90 per CIP(R) share before giving effect to the special distribution of $3.00 per share in cash.

      -- Morgan Joseph noted that the net equity value of CIP(R) after giving effect to the special distribution was $10.90 per share.

     Contribution Analysis. Morgan Joseph performed a contribution analysis for CIP(R). The contribution analysis compared the projected cash available for distribution, which is referred to as CAD, and funds from operations, which is referred to as FFO, per CIP(R) share for each of 2004, 2005 and 2006, to the pro forma CAD and FFO per share of CPA(R):15 received in exchange for one CIP(R) share in the merger, assuming that each CIP(R) share is converted into 1.09 CPA(R):15 shares or Holdings shares, as applicable, in the merger. Morgan Joseph estimated the following:

      -- The merger would be dilutive to CAD per share in 2004 by an amount equal to 3.7%, accretive to CAD per share in 2005 by 2.3%, and accretive to CAD per share in 2006 by 8.1%.

      -- The merger would be dilutive to FFO per share in 2004 by an amount equal to 11.4%, dilutive to FFO per share in 2005 by 5.0% and dilutive to FFO per share in 2006 by 1.6%.

     Selected Company Analyses. Using publicly available information, Morgan Joseph reviewed and compared certain financial information for CIP(R) to the corresponding financial information, ratios and public market multiples of the following publicly traded companies:

  Industrial

      --  Liberty Property Trust

      --  AMB Property Corporation

      --  EastGroup Properties, Inc.

  Office

      --  Duke Realty Corporation

      --  Arden Realty, Inc.

      --  Brandywine Trust Company

      --  Koger Equity, Inc.

      --  Lexington Corporate Properties Trust

  Retail

      --  Realty Income Corporation

      --  Commercial Net Lease Realty, Inc.

  Diversified/Other

      --  Entertainment Properties Trust

      --  U.S. Restaurant Properties, Inc.

     Although none of these selected companies is directly comparable to CIP(R), the companies included were chosen because they are publicly traded companies with operations that may be considered similar to certain operations of CIP(R). Morgan Joseph's analysis of the selected comparable companies showed the following:

                              ENTERPRISE VALUE AS
                                A MULTIPLE OF:             MARKET PRICE AS A MULTIPLE OF:
                            -----------------------    --------------------------------------
                            SALES*   EBITDA*   NOI*    FFO*   2004 PROJ. FFO   2005 PROJ. FFO   DIVIDEND YIELD*
                            ------   -------   ----    ----   --------------   --------------   ---------------
HIGH:.....................   14.8x    15.8x    19.3x   14.5x       12.6x            11.6x             8.9%
MEDIAN:...................    9.2x    13.9x    13.6x   12.6x       10.8x            10.3x             6.9%
MEAN:.....................    9.5x    13.4x    13.9x   12.2x       10.8x            10.2x             7.0%
LOW:......................    5.1x    10.9x    10.8x   9.2x         9.0x             8.8x             5.7%

---------------
* For the latest twelve months ended March 31, 2004

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing FFO multiples of the selected comparable companies to the projected FFO of CIP(R) for 2004 and 2005, net of the assets sold to W. P. Carey and the special distribution of $3.00 per share. Because Morgan Joseph excluded the assets sold to W. P. Carey and the special distribution of $3.00 per share from this analysis, the results of this analysis are comparable to the merger consideration of $10.90 per CIP(R) share. Morgan Joseph noted that CIP(R) management projected FFO in 2004 and 2005 of $24.6 million and $26.1 million, respectively.

      -- Applying FFO multiples of selected comparable companies ranging from 10.3x to 11.1x for 2004, Morgan Joseph estimated values of CIP(R) ranging from $8.83 to $9.57 per share.

      -- Applying FFO multiples of selected comparable companies ranging from 9.5x to 10.6x for 2005, Morgan Joseph estimated values of CIP(R) ranging from $8.70 to $9.71 per share.

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing multiples of earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, of the selected comparable companies to the EBITDA of CIP(R) for the latest twelve months ended March 31, 2004, including EBITDA related to the assets to be sold to W. P. Carey. Because Morgan Joseph included EBITDA related to the assets to be sold to W. P. Carey in this analysis, the results of this analysis are comparable to the $13.90 per share total consideration to be received in the merger and the special distribution. Morgan Joseph noted that EBITDA of CIP(R) for the latest twelve months ended March 31, 2004 was $40.7 million.

      -- Applying EBITDA multiples of selected comparable companies, after adjusting for net debt (debt minus cash), ranging from 12.1x to 14.6x, Morgan Joseph estimated values of CIP(R) ranging from $10.17 to $13.71 per share.

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing multiples of net operating income, which is referred to as NOI, of the selected comparable companies to the NOI of CIP(R) for the latest twelve months ended March 31, 2004, including NOI related to the assets to be sold to W. P. Carey. Because Morgan Joseph included NOI related to the assets to be sold to W.
P. Carey in this analysis, the results of this analysis are comparable to the $13.90 per share total consideration to be received in the merger and the special distribution. Morgan Joseph noted that NOI of CIP(R) for the latest twelve months ended March 31, 2004 was $51.8 million.

      -- Applying NOI multiples of selected comparable companies, after adjusting for net debt (debt minus cash), ranging from 12.4x to 15.3x, Morgan Joseph estimated values of CIP(R) ranging from $15.37 to $20.55 per share.

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing FFO multiples of the selected comparable companies to the FFO of CIP(R) for the latest twelve months ended March 31, 2004 and projected for 2004 and 2005, including FFO related to the assets to be sold to W. P. Carey. Because Morgan Joseph included FFO related to the assets to be sold to W. P. Carey in this analysis, the results of this analysis are comparable to the $13.90 per share total consideration to be received in the merger and the special distribution. Morgan Joseph noted that FFO for the latest twelve months ended March 31, 2004 and projected for 2004 and 2005 was $31.7 million, $34.4 million and $36.2 million, respectively.

      -- Applying FFO multiples of selected comparable companies ranging from 11.6x to 13.0x for the latest twelve months ended March 31, 2004, Morgan Joseph estimated values of CIP(R) ranging from $12.84 to $14.47 per share.

      -- Applying FFO multiples of selected comparable companies ranging from 10.3x to 11.1x for 2004, Morgan Joseph estimated values of CIP(R) ranging from $12.32 to $13.35 per share.

      -- Applying FFO multiples of selected comparable companies ranging from 9.5x to 10.6x for 2005, Morgan Joseph estimated values of CIP(R) ranging from $12.08 to $13.47 per share.

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing the dividend yields of the selected comparable companies to the CIP(R) dividend for the twelve months ended May 13, 2004, including CIP(R) dividends paid out of cash generated by the assets to be sold to W. P. Carey. Because Morgan Joseph included dividends paid out of cash generated by the assets to be sold to W. P. Carey in this analysis, the results of this analysis are comparable to the $13.90 per share total consideration to be received in the merger and the special distribution. Morgan Joseph noted the CIP(R) dividend for the last twelve months was $0.86 per share.

      -- Applying dividend yields of selected comparable companies ranging from 6.4% and 7.6%, Morgan Joseph estimated values of CIP(R) ranging from $11.26 to $13.41 per share.

     Precedent Transaction Analyses. Using publicly available information, Morgan Joseph reviewed and compared certain financial information for CIP(R) to the corresponding financial information, ratios and multiples observed in the following precedent transactions:

ACQUIROR                                       TARGET                          DATE ANNOUNCED
--------                                       ------                          --------------
Aslan Realty Partners II, L.P. ..............  Great Lakes REIT                January 22, 2004
Kimco Realty Corporation.....................  Mid-Atlantic Realty Trust       June 18, 2003
Pennsylvania Real Estate Investment Trust....  Crown American Realty Trust     May 14, 2003
CNL Hospitality Properties, Inc. ............  RFS Hotel Investors, Inc.       May 8, 2003
Cornerstone Realty Income Trust, Inc. .......  Merry Land Properties, Inc.     February 19, 2003
Equity One, Inc. ............................  IRT Property Company            October 29, 2002
Developers Diversified Realty Corporation....  JDN Realty Corporation          October 4, 2002
Commercial Net Lease Realty, Inc. ...........  Captec Net Lease Realty, Inc.   July 2, 2001

     Although none of these precedent transactions is directly comparable to the merger, the transactions included were chosen because they involved companies that are comparable in certain respects to CIP(R). Morgan Joseph's analysis of these precedent transactions showed the following ranges of multiples:

                                                 EQUITY VALUE AS A     TRANSACTION VALUE AS A
                                                   MULTIPLE OF:             MULTIPLE OF:
                                                 -----------------   --------------------------
                                                 FFO*   BOOK VALUE   REVENUES*   EBITDA*   NOI*
                                                 ----   ----------   ---------   -------   ----
HIGH:..........................................  17.4x     12.7x        9.8x      20.2x    12.5x
MEDIAN:........................................  9.9x       1.4x        7.9x      11.5x    10.6x
MEAN:..........................................  10.8x      3.0x        7.4x      12.7x    10.6x
LOW:...........................................  8.2x       0.8x        3.4x       9.1x     8.1x

---------------
* For latest twelve month period reported in connection with the precedent transaction.

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing EBITDA multiples of the precedent transactions to the EBITDA of CIP(R) for the latest twelve months ended March 31, 2004, including EBITDA related to the assets to be sold to W. P. Carey. Because Morgan Joseph included EBITDA related to the assets to be sold to W. P. Carey in this analysis, the results of this analysis are comparable to the $13.90 per share total consideration to be received in the merger and the special distribution. Morgan Joseph noted that EBITDA of CIP for the latest twelve months ended March 31, 2004 was $40.7 million.

      -- Applying EBITDA multiples of the precedent transactions, after adjusting for net debt (debt minus cash), ranging from 10.7x to 13.6x, Morgan Joseph estimated values of CIP(R) ranging from $8.21 to $12.31 per share.

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing NOI multiples of the precedent transactions to the NOI of CIP(R) for the latest twelve months ended March 31, 2004, including NOI related to the assets to be sold to W. P. Carey. Because Morgan Joseph included NOI related to the assets to be sold to W. P. Carey in this analysis, the results of this analysis are comparable to the $13.90 per share total consideration to be received in the merger and the special distribution. Morgan Joseph noted that NOI of CIP(R) for the latest twelve months ended March 31, 2004 was $51.8 million.

      -- Applying NOI multiples of selected comparable companies, after adjusting for net debt (debt minus cash), ranging from 9.5x to 12.1x, Morgan Joseph estimated values of CIP(R) ranging from $10.16 to $14.90 per share.

     Morgan Joseph estimated a range of values per CIP(R) share by applying and comparing FFO multiples of the precedent transactions to the FFO of CIP(R) for the latest twelve months ended March 31, 2004, including FFO related to the assets to be sold to W. P. Carey. Because Morgan Joseph included FFO related to the assets to be sold to W. P. Carey in this analysis, the results of this analysis are comparable to the $13.90 per share total consideration to be received in the merger and the special distribution. Morgan Joseph noted that FFO for the latest twelve months ended March 31, 2004 was $31.7 million.

      -- Applying FFO multiples of selected comparable companies ranging from 8.4x to 11.6x, Morgan Joseph estimated values of CIP(R) ranging from $9.30 to $12.86 per share.

     Stock Repurchases and Private Market Transactions. Morgan Joseph noted that no redemption program exists for CIP(R) common stock. Management of CIP informed Morgan Joseph that, for the period December 1, 2003 through January 31, 2004 and as reported in an industry publication, it was aware of twenty private secondary market trades of CIP(R) common stock at a price range of from $10.50 to $12.40 per share.

FINANCIAL AND COMPARATIVE ANALYSES RELATING TO CPA(R):15

     Capitalized Dividend Analysis. Morgan Joseph estimated a range of values per CPA:15 share by applying and comparing the dividend yields of the selected comparable companies to the CPA(R):15 dividend per share projected for 2004 plus CPA(R):15's cash-on-hand per share. Morgan Joseph noted the CPA(R):15 dividend projected for 2004 was $0.63 per share.

      -- Applying dividend yields of selected comparable companies ranging from 5.50% to 8.50%, Morgan Joseph estimated values of CPA(R):15 ranging from $9.39 to $13.41 per share.

     Discounted Cash Flow Analyses. Morgan Joseph performed discounted cash flow analyses using projections prepared by W. P. Carey on behalf of CPA(R):15.

     Net Operating Income Approach. Morgan Joseph estimated a range of values per CPA(R):15 share by calculating the present value of CPA(R):15's estimated terminal value at 2009, based upon 2009 projected NOI, plus the present value of CPA:15's projected yearly dividends through 2009, using discount rates ranging from 7.0% to 9.0%. Morgan Joseph estimated a range of terminal values for CPA(R):15 by applying multiples ranging from 11.5x to 13.5x to the 2009 projected NOI of CPA(R):15, and then subtracted 2009 projected net debt (debt minus cash) and fees (assuming a sale similar to that of CIP(R)) to arrive at a range of net terminal values.

      -- Utilizing the assumptions described above, Morgan Joseph estimated values of CPA(R):15 ranging from $9.07 to $11.78 per share.

     Funds From Operations Approach. Morgan Joseph estimated a range of values per CPA(R):15 share by calculating the present value of CPA(R):15's estimated terminal value at 2009, based upon 2009 projected FFO, plus the present value of CPA(R):15's projected yearly dividends through 2009, using discount rates ranging from 7.0% to 9.0%. Morgan Joseph estimated a range of terminal values for CPA(R):15 by applying multiples ranging from 11.5x to 13.5x to the 2009 projected FFO of CPA:15.

      -- Utilizing the assumptions described above, Morgan Joseph estimated values of CPA(R):15 ranging from $9.85 to $12.06 per share.

     Selected Company Analyses. Using publicly available information, Morgan Joseph reviewed and compared certain financial information for CPA(R):15 to the corresponding financial information, ratios and public market multiples of the same publicly traded companies identified above.

     Morgan Joseph estimated a range of values per CPA(R):15 share by applying and comparing EBITDA multiples of the selected comparable companies to the EBITDA of CPA(R):15 for the latest twelve months ended March 31, 2004. Morgan Joseph noted that EBITDA of CPA(R):15 for the latest twelve months ended March 31, 2004 was $71.3 million.

      -- Applying EBITDA multiples of selected comparable companies, after adjusting for net debt (debt minus cash), ranging from 12.1x to 14.6x, Morgan Joseph estimated values of CPA(R):15 ranging from $5.60 to $7.27 per share.

     Morgan Joseph estimated a range of values per CPA(R):15 share by applying and comparing NOI multiples of the selected comparable companies to the NOI of CPA(R):15 for the latest twelve months ended March 31, 2004. Morgan Joseph noted that NOI of CPA(R):15 for the latest twelve months ended March 31, 2004 was $69.7 million.

      -- Applying NOI multiples of selected comparable companies, after adjusting for net debt (debt minus cash), ranging from 12.4x to 15.3x, Morgan Joseph estimated values of CPA(R):15 ranging from $5.61 to $7.48 per share.

     Morgan Joseph estimated a range of values per CPA(R):15 share by applying and comparing FFO multiples of the selected comparable companies to the FFO of CPA(R):15 for latest twelve months ended March 31, 2004 and projected for 2004 and 2005. Morgan Joseph noted that FFO for the latest twelve months ended March 31, 2004 and projected for 2004 and 2005 was $48.8 million, $60.8 million and $75.3 million, respectively.

      -- Applying FFO multiples of selected comparable companies ranging from 11.6x to 13.0x for the latest twelve months ended March 31, 2004, Morgan Joseph estimated values of CPA(R):15 ranging from $5.30 to $5.97 per share.

      -- Applying FFO multiples of selected comparable companies ranging from 10.3x to 11.1x for 2004, Morgan Joseph estimated values of CPA(R):15 ranging from $5.85 to $6.34 per share.

      -- Applying FFO multiples of selected comparable companies ranging from 9.5x to 10.6x for 2005, Morgan Joseph estimated values of CPA(R):15 ranging from $6.75 to $7.52 per share.

     Morgan Joseph estimated a range of values per CPA(R):15 share by applying and comparing the dividend yields of the selected comparable companies to the CPA(R):15 dividend for the twelve months ended May 11, 2004. Morgan Joseph noted the CPA(R):15 dividend for the last twelve months was $0.63 per share.

      -- Applying dividend yields of selected comparable companies ranging from 6.4% and 7.6%, Morgan Joseph estimated values of CPA(R):15 ranging from $8.24 to $9.81 per share.

     Stock Repurchases and Private Market Transactions. Morgan Joseph observed that CPA(R):15 shareholders may offer their shares for redemption to CPA(R):15, and that CPA(R):15 may repurchase such shares at a price of $9.00 per share, net to the selling shareholder. This repurchase price will be adjusted to 93% of the appraised net asset value per share, net to the selling shareholder if CPA(R):15 has an appraisal performed by an independent third-party. Morgan Joseph noted that from the third quarter of 2003 through the second quarter of 2004, 118,570 shares were redeemed by CPA(R):15 at $9.00 per share. Management of CIP(R)informed Morgan Joseph that, for the period December 1, 2003 through January 31, 2004 and as reported in an industry publication, it was aware of three private secondary market trades of CPA(R):15 common stock at a price range of from $8.00 to $8.10 per share.

     As described elsewhere in this joint proxy statement/prospectus, Morgan Joseph's opinion and presentation to the special committee of the CIP(R) board of directors was but one of the many factors considered by the special committee of the CIP(R) board of directors in making its determination to approve the merger.

     Pursuant to a letter agreement dated as of March 29, 2004, the special committee of the CIP(R) board of directors engaged Morgan Joseph solely for the purpose of rendering a written opinion as to the fairness to the shareholders of CIP(R), from a financial point of view, of the consideration to be received in the merger. CIP(R) agreed to pay Morgan Joseph $400,000 upon delivery of its opinion to the special committee of the CIP board of directors. CIP(R) also agreed to reimburse Morgan Joseph for its reasonable out-of-pocket expenses (including reasonable legal fees and disbursements) in connection with its services to the special committee. These fees and reimbursements are payable to Morgan Joseph irrespective of either the conclusions reached by Morgan Joseph in the opinion or the consummation of the merger. In addition, CIP(R) agreed to indemnify Morgan Joseph against liabilities related to or arising out of its engagement pursuant to the letter agreement or the rendering of additional services by Morgan Joseph as requested by us that are related to the services rendered pursuant to the letter agreement or Morgan Joseph's role in connection therewith.

     The CIP(R) board special committee initially hired A.G. Edwards & Sons, Inc. to provide a fairness opinion in connection with this transaction and A.G. Edwards was prepared to deliver its opinion. However, events which occurred subsequent to its engagement negatively impacted the independence of A.G. Edwards and A.G. Edwards and the CIP(R) special committee mutually agreed that A.G. Edwards should withdraw from the engagement. A.G. Edwards was paid a fee of $100,000 for the work it performed prior to its withdrawal.

                           APPRAISAL OF CIP(R) ASSETS

     In a report dated February 24, 2004, an independent appraisal of the market value of the CIP(R) portfolios was delivered to CIP(R) using an income capitalization approach as of December 31, 2003. The income capitalization approach best represents how investors value properties. Other methods of valuing properties include the sales comparison approach and the cost approach. However, because the sales comparison approach is not a fully developed appraisal method, and because investors typically do not rely on the cost approach, our appraiser employed only the income capitalization approach in its appraisal.

     The appraiser's reports set forth, among other things, assumptions made, procedures followed, matters considered and limitations of the scope of the review undertaken by the appraiser in rendering its report. The summary of the appraiser's report as set forth in this prospectus is qualified in its entirety by reference to the full text of such report.

     The appraiser assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information reviewed by it for purposes of its report. The appraiser was not engaged to, and therefore did not, verify the accuracy or completeness of such information. It was informed and assumed, without independent verification, that the financial information supplied to, discussed with or otherwise made available to or obtained by them reflected the best currently available estimates and judgment of the management of W. P. Carey & Co. and CIP(R).

     The appraiser's report is necessarily based on economic, market and other conditions as in effect on, and the information made available to the appraiser as of the date of the report. In arriving at its appraisal, the appraiser was not authorized to solicit, and did not solicit, interest from any third party with respect to an acquisition or other transaction relating to any specific properties. Market value as determined by the appraiser is as defined in 2003 edition of the Uniform Standards of Professional Appraisal Practice.

GENERAL METHODOLOGY

     The appraiser was engaged to estimate the market value of the CIP(R) portfolio. The appraiser's report utilizes the definition of "market value" in the 2003 Edition of the Uniform Standards of Professional Appraisal Practice. In order to estimate market value of CIP(R)'s properties, the appraiser performed the following general tasks:

      -- Prepared individual property/lease cash flows that are comprised of two components: (i) the expected cash flow as stipulated in the lease agreement in place, and (ii) the anticipated residual property value from a hypothetical sale of the property upon lease expiration.

      -- For leased properties, upon expiration of the initial lease term, tenant rollover assumptions were applied (e.g., renewal probability, downtime between leases, carrying costs, tenant improvement allowance, and leasing commissions) to develop an estimated stabilized cash flow to be used in estimating each property's residual value.

      -- For non-leased, vacant properties, net operating income was estimated based on market assumptions as of the effective valuation date and capitalized into a residual property value.

      -- Separate discount rates were applied to the two cash flow components as follows:

          (i) A discount rate based on the tenant's/guarantor's credit rating and remaining lease term was applied to the rental income cash flow.

          (ii) A discount rate based on investor surveys was applied to the residual property cash flow.

DETAILED METHODOLOGY

     The appraiser performed a site visit of 29 of the 104 CIP(R) properties, representing 28% of the total number of properties within the CIP(R) portfolio. CIP(R) and W. P. Carey & Co. approved a list of the

29 CIP(R) properties for site visits for the appraisal. During each site visit, the appraiser's personnel interviewed a tenant property representative, where available (property manager, general manager, and/or the building engineer) in order to obtain information, where available, to help gain an understanding of the market, property positioning, and to ascertain tenant plans as to future renewal (if known). The site visit and interview was performed solely to help the appraiser identify issues not readily discernable from the information provided to the appraiser by CIP(R) and W. P. Carey & Co. The site visit scope was limited and not intended to identify or assess the impact of structural and/or environmental issues, if any. A full site visit and additional interviews may have brought information to the appraiser's attention about the subject property, which could have materially affected its findings.

     The appraiser abstracted leases for all CIP(R) properties. Discrepancies, if any, were mutually reconciled between the appraiser and W. P. Carey & Co. personnel. For all of the CIP(R) properties, the appraiser's personnel typically called up to three real estate professionals to obtain market information to be used for the assumptions within the residual property value component of the cash flow. The appraiser then modeled individual cash flows utilizing renewal assumptions supported by the data obtained including:

      --  Market rent estimate;

      --  Expense amounts (carrying costs during downtime);

      --  Renewal probability of existing tenant;

      --  Downtime between leases if tenant were not to renew;

      --  Tenant improvement allowance for both new and renewing tenants; and

      --  Leasing commissions for both new and renewing tenants.

     The appraiser's revenue assumptions included:

      -- Utilized contract rent until lease expiration plus one renewal option, where applicable;

      -- Upon lease expiration, exercised first renewal option if stipulated contract rent was 25% below the market rent estimate at lease expiration;

      -- Upon lease expiration, revenue was estimated either by i) contract rent if contract rent was less than 10% above or below market rent estimate, or ii) applied market rent estimate if market rent was greater than 10% above or below contract rent; and

      -- Market rent typically was estimated to increase by three percent (3%) per annum.

     The appraiser's expense assumptions included the following:

      -- Based on discussions with W. P. Carey & Co. and an analysis of the lease agreements, there typically are no property level expenses (e.g., real estate taxes, maintenance costs, capital expenditures) paid for by CIP(R) and W. P. Carey & Co., except in instances where there is a lease expiration or vacant building. Upon commencement of a new lease, leasing commissions and tenant improvements (if applicable) would typically be paid by CIP(R) and W. P. Carey & Co. on an individual property basis. Based on this information, no property level expenses were assumed throughout the existing lease term, except management fees, and carrying costs and lease-up expenses during re-leasing scenarios.

      -- Based on industry standards for net leased properties, it was assumed that CIP(R) and W. P. Carey & Co. pay one percent (1%) of total revenue for management fee.

      -- CIP(R) and W. P. Carey & Co. would be responsible for carrying costs (real estate taxes, operating expenses, and structural repairs) between leases (downtime).

      -- Based on historical Consumer Price Index trends, expenses were estimated to increase by three percent (3%) per annum.

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     The appraiser also made several residual property value assumptions, which included:

      -- Estimated going-in and residual capitalization rates were based on a weighted average of two published sources (Korpacz Survey and RERC Report).

      -- Adjustments to the residual capitalization rates were made based on length of estimated holding period.

      -- Capitalized stabilized net operating income (accounting for any free rent or downtime) based on aforementioned criteria to calculate residual property value upon lease expiration.

      -- Deducted from net operating income, free rent, downtime and carrying costs (based on average annual expense over the lease term), and management expense.

      -- Deducted from residual property value, tenant improvement allowance and leasing commissions, resulting in an adjusted residual property value.

      -- Typically deducted three percent (3%) selling costs from the adjusted residual value to arrive at the net residual property value. For the two United Kingdom properties, a 5.75% sales expense was deducted based on market data.

     The appraiser's rental income cash flow rates assumptions included:

      --  Estimated rental income cash flow rate by considering the following:
          (i) company research & data gathering; (ii) sector analysis for non-high-yield tenants; and (iii) high-yield tenant analysis.

      -- The estimated rental cash flow rate was then interpolated based on the yield to maturity for similar rated corporate bonds having a similar maturity term to the remaining lease term.

      -- Adjustments were made to the rental cash flow rate based on a 50 basis points premium added for lack of liquidity.

     The appraiser also estimated residual cash flow rates, based on a weighted average of two published sources (Korpacz Survey and RERC Report), and adjustments were made according to the holding period for a subject property.

     The market value estimate for each CIP(R) property was derived by adding the discounted rental income cash flow and the residual cash flow. A discount was applied to account for the lack of marketability and/or control with respect to the properties in which CIP(R) owns only a fractional interest. Key factors influencing control typically include management, control of the underlying asset, distribution policy and history, restrictions on transferability of interests, provisions for withdrawal, and leverage. In general, the fractional property interests held by CIP(R) were comparable on these factors.

     The calculated value of the CIP(R) properties was then computed by multiplying the present value of the property cash flows and net residual values by the CIP(R) ownership percentage, and multiplied again by a formula to take into account any minority interest discount.

     Although the sales comparison approach was not employed, a comparison was made for the imputed capitalization rate resulting from the value estimate to that of actual net lease transactions recorded by Real Capital Analytics ("RCA sales"). A capitalization rate of 9.35% was imputed from the CIP(R) resulting value by applying to it the portfolio's year one net operating income. The recent 62 net lease sales (selected from the data provided by RCA and based on availability of tenant rating) indicated that CIP(R)'s imputed cap rate (9.35%) is higher than the average capitalization rate of 8.5% of the actual net lease sales. CIP(R)'s higher capitalization rate may be explained by mixture of tenant ratings within the portfolio. The 62 net lease sales consisted of commercial/industrial properties leased to tenants rated B- or better, while only 36 leases of the total 55 CIP(R) leases (which comprises of 88% of the total portfolio's value), have a tenant with B- or above credit rating. For the 36 subject tenants rated B- or greater, the implied capitalization rate was 8.9%, which is approximately 40 basis points higher than the average capitalization rate for the recent RCA sales. Based on this comparison, the value estimate of

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CIP(R) based on the income capitalization approach is considered to be close to the average capitalization rate used in RCA's database.

     The foregoing summary does not purport to be a complete description of all the analyses performed by the appraiser in arriving at its appraisal. The preparation of a valuation report is a complex process and is not susceptible to partial analysis or summary description. In rendering its report the appraiser applied its judgment to a variety of complex analyses and assumptions, considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying the appraiser's report. In addition, the appraiser may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be the appraiser's view of the actual value of CIP(R). In performing its analyses, the appraiser made numerous assumptions with respect to the real estate industry, general business and economic conditions, government regulations and other matters, which are beyond the control of CIP(R). The assumptions made and judgments applied by the appraiser in rendering its report are not readily susceptible to description beyond that set forth in the written text of the appraiser's report itself. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

     The appraiser's report to CIP(R) was one of many factors taken into consideration by the CIP(R) board and the special committee in making their determination to approve and adopt the merger agreement. The resulting appraisals were adjusted to account for non-real estate assets and liabilities and were then compared to obtain the exchange ratio of the CPA(R):15 common stock for CIP(R) common stock.

                             CONFLICTS OF INTEREST

     A number of conflicts of interest are inherent in the relationship between CIP(R) and CPA(R):15. We have recognized these conflicts and the need to independently determine that the merger is in the best interest of the shareholders of both CIP(R) and CPA(R):15, and have therefore engaged independent fairness opinion providers. Certain conflicts of interest are summarized below. In considering the recommendation of the boards of directors to approve the merger and the merger agreement, shareholders of CIP(R) and CPA(R):15 should be aware that conflicts of interest exist because certain members of CIP(R)'s and CPA(R):15's board and management have certain interests in the merger that are separate from the interests of the shareholders generally. The members of the CIP(R) and CPA(R):15 board (including its independent directors) knew about these additional interests, and considered them, when they approved the merger. Certain of these interests are set forth below.

COMMON MANAGEMENT

     W. P. Carey & Co. LLC serves as the advisor for both CIP(R) and CPA(R):15. Wm. Polk Carey serves as the Chairman of the Board and Co-Chief Executive Officer of both CIP(R) and CPA(R):15. Three directors serve on the boards of both companies. George Stoddard and Wm. Polk Carey, who are each directors of CIP(R) and CPA(R):15, are also directors of W. P. Carey & Co. LLC.

     The directors of each of CIP(R) and CPA(R):15 have an independent obligation to ensure that the participation in the merger of each individual company on whose board they serve is fair and equitable, considering all factors unique to each company and without regard to whether the merger is fair and equitable to the other company. The directors have sought to discharge faithfully this obligation to each of the companies, but you should bear in mind that three of the directors serve in a similar capacity with respect to both CIP(R) and CPA(R):15, and that the remaining directors serve in a similar capacity with respect to other entities which are affiliates of CIP(R), CPA(R):15 and W. P. Carey & Co. LLC. If the board of directors of each of CIP(R) and CPA(R):15 was comprised solely of directors who did not serve in a similar capacity for both companies or their affiliates, these directors would have had a totally

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independent perspective (not affected by a consideration of the interests of the other company or any affiliate) which might have led them to advocate positions during the negotiations and structuring of the merger different from those taken by the directors.

     To help alleviate this conflict, the board of each company has created a special committee comprised of two non-overlapping independent directors. The purpose of each special committee is to evaluate the merger from an independent perspective and make recommendations to the full board of each company regarding the merger. The CIP(R) special committee is comprised of Warren G.

     Wintrub and William Ruder. Mr. Wintrub is a shareholder of CPA(R):15, but owns less than one percent of the outstanding shares. Serving as the CPA(R):15 special committee are Elizabeth P. Munson and Charles Parente.

LACK OF INDEPENDENT REPRESENTATION OF SHAREHOLDERS

     While the financial advisors to the companies provided them with a fairness opinion regarding the merger, neither CPA(R):15 nor CIP(R) has retained any outside representatives to act on behalf of the shareholders in negotiating the terms and conditions of the merger. An independent representative was not engaged because we believe that the directors of CIP(R) and CPA(R):15 can fairly represent the interests of the shareholders and because, if an independent representative had been retained for the CIP(R) and CPA(R):15 shareholders, either collectively or for each company's shareholders, the fees and expenses of the merger would have been higher. No group of shareholders was empowered to safeguard the rights and interests of the shareholders. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the shareholders. The directors and the management of
W. P. Carey & Co. LLC have been the parties responsible for structuring all the terms and conditions of the merger. Legal counsel engaged to assist with the preparation of the documentation for the merger, including this joint proxy statement/prospectus, was engaged by CIP(R) and CPA(R):15 and did not serve, or purport to serve, as legal counsel for the shareholders of CIP(R) or CPA(R):15. If another representative or representatives had been retained for the shareholders, the terms of the merger might have been different and, possibly, more favorable to the shareholders.

     While separate and independent representatives were not engaged to represent the interests of CIP(R) and CPA(R):15 in structuring the merger, we believe the procedures used to protect the financial interests of the shareholders are fair. For example, the board of directors of each company formed a special committee to evaluate the merger. Each committee was comprised of two independent directors, and there was no overlap among members of the special committees. Each special committee engaged its own independent advisor to provide a fairness opinion to the committees regarding the fairness of the transactions to the respective companies and their shareholders from a financial point of view. See "Opinion of Financial Advisor to CPA(R):15", "Opinion of Financial Advisor to CIP(R)" and "Appraisal of CIP(R) Assets."

     Also, the board of directors is permitted by our bylaws and by the Maryland General Corporation Law to complete the merger without the approval of the CPA(R):15 shareholders. However, the board felt that submitting the transaction to shareholder approval would help alleviate concerns related to the conflicts inherent in this transaction between affiliated companies. The approval of CPA(R):15 shareholders is required, however, for completion of the alternate structure transaction. Therefore, CPA(R):15 is submitting the merger agreement, which contemplates both the merger and the alternate structure merger, for approval by its shareholders.

FIDUCIARY DUTIES OF DIRECTORS

     The directors of CIP(R) and CPA(R):15 have fiduciary duties to the companies on whose board they sit, and to the shareholders of those companies. The directors, in handling the affairs of CIP(R) and CPA(R):15, are expected to exercise good faith, care and prudence and to act with a duty of loyalty to the shareholders. Under these fiduciary duties, the directors are obligated to ensure that CIP(R) and CPA(R):15 are treated fairly and equitably in transactions with third parties, especially where consummation of

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

such transactions may result in the interests of directors being opposed to, or not totally in line with, the interests of the shareholders. Accordingly, the directors of CIP(R) and CPA(R):15 are required to assess whether the merger is fair and equitable, taking into account the unique characteristics CIP(R) and CPA(R):15 and each company's objectives with respect to the timing and manner of the liquidation of each company.

     Each of the directors of CIP(R), including each of the independent directors and members of the CIP(R) special committee, owns shares of CIP(R) common stock, but each owns less than one percent of the total outstanding shares. Messrs. Carey and Wintrub also owns less than one percent of the outstanding shares of CPA(R):15. Messrs. Carey, Stoddard and Diebold, directors of CPA(R):15, own shares of CPA(R):15 common stock, but each owns less than one percent of the total outstanding shares.

COMMON COUNSEL

     Reed Smith LLP has served as legal counsel to both CIP(R) and CPA(R):15 to assist with the preparation of the documentation for the merger, including this joint proxy statement/prospectus, and did not serve, or purport to serve, as legal counsel for the shareholders of CIP(R)or CPA(R):15. If another representative or representatives had been retained for the shareholders, the terms of the merger might have been different and, possibly, more favorable to the shareholders. If each of CIP(R) and CPA(R):15 had retained separate counsel to negotiate the terms of the merger on behalf of each, the terms of the merger may have been different. While separate and independent representatives were not engaged to represent the interests of CIP(R) and CPA(R):15 in structuring the merger, we believe the procedures used to protect the financial interests of the shareholders are fair, in particular the approval by the independent special committees of the boards.

FEES PAYABLE TO W. P. CAREY BY CIP(R) IN CONNECTION WITH THE MERGER

     W. P. Carey & Co. LLC, the advisor to CIP(R), will earn certain fees from CIP(R) in connection with the transactions contemplated by the merger, pursuant to the Advisory Agreement between W. P. Carey and CIP(R). W. P. Carey is entitled to receive a subordinated disposition fee upon the sale of properties by CIP(R), in an amount equal to the lesser of (i) 50% of the real estate commission paid in a competitive market for a similar property and (ii) 3% of the sales price of the property. This fee is subordinated to the receipt by CIP(R) shareholders of total distributions equal to 100% of their initial investment plus a 6% cumulative return. The amount of this disposition fee payable to W. P. Carey in this transaction is $22,656,000. W. P. Carey has agreed in writing that if and when CPA(R):15 sells the properties that it is acquiring in the merger from CIP(R), it will waive collection of a disposition fee from CPA(R):15, to avoid collecting a disposition fee twice with respect to the same properties. W. P. Carey is also entitled to receive a subordinated incentive fee, which is payable by CIP(R) in an amount equal to 15% of the net cash realized by CIP(R) from the sale of its assets after deduction of expense in connection therewith. This incentive fee is subordinated to the receipt by shareholders of distributions totaling 100% of their initial investment plus a preferred cumulative return of 8%. Because under the terms of CIP(R)'s Advisory Agreement this transaction is considered a liquidation of CIP(R), this incentive fee, in the amount of $23,681,223, will be paid to W. P. Carey.

FEES PAYABLE TO W. P. CAREY BY CPA(R):15 IN CONNECTION WITH THE MERGER

     W. P. Carey & Co. LLC is also the advisor to CPA(R):15, and will earn certain other fees from CPA(R):15 in connection with the transactions contemplated by the merger. Pursuant to its Advisory Agreement with W. P. Carey & Co., CPA(R):15 typically pays acquisition fees to W. P. Carey upon the acquisition of properties, which fee totals not more than two and one half percent of the aggregate purchase price of the properties. CPA(R):15 also pays
W. P. Carey a subordinated acquisition fee of two percent of the aggregate purchase price of the properties CPA(R):15 acquires, which is payable in equal annual installments on January 1 of each of the four calendar years commencing with January 1 following the first anniversary of the date a property was purchased, but only if shareholders have received a cumulative annual return of six percent based on distributions paid. CPA(R):15 will pay

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acquisition fees to W. P. Carey when acquiring CIP(R)'s properties through the merger with CIP(R), however, the acquisition fees will only be paid to the extent the properties are acquired for cash. The fees have been limited to the cash portion so that the total fees paid will closely approximate the fees that would be payable to W. P. Carey if CPA(R):15 were acquiring these properties with its available cash from an unaffiliated third party in one or more transactions. For example, if 20% of CIP(R) shareholders elect to receive cash in the merger, the acquisition fee will be $2,876,934, and if 40% of CIP(R) shareholders elect to receive cash in the merger, the acquisition fee will be $5,753,868. Under its Advisory Agreement with CPA(R):15, W. P. Carey is entitled to receive a subordinated disposition fee from CPA(R):15 when properties are sold, if certain conditions are met. As described above, W. P. Carey has agreed in writing that if and when CPA(R):15 sells the properties that it is acquiring in the merger from CIP(R), it will waive collection of a disposition fee from CPA(R):15, to avoid collecting a disposition fee twice with respect to the same properties.

SHARE OWNERSHIP OF AFFILIATES

     Carey Asset Management, an affiliate of W. P. Carey & Co. LLC, the advisor to both CIP(R) and CPA(R):15, owns 1,004,675 shares of CIP(R) common stock and 595,892 shares of CPA(R):15 common stock. Also, Wm. Polk Carey, co-Chief Executive Officer and a director of CPA(R):15 and CIP(R), owns directly and through entities which he controls, a total of 2,619,006 shares of CIP(R) common stock and 632,804 shares of CPA(R):15 common stock, which total includes the shares owned by Carey Asset Management described above.

COMPETITION WITH W. P. CAREY & CO. LLC AND ITS AFFILIATES IN THE SALE, LEASE AND OPERATION OF PROPERTIES

     W. P. Carey & Co. LLC, the advisor to both CIP(R) and CPA(R):15, and its affiliates currently manage or advise public and private real estate investment partnerships and REITs whose investment and rate of return objectives are similar to those of CIP(R) and CPA(R):15. In addition, such entities expect to manage or advise, directly or through affiliates, additional REITs and other investment entities. Therefore, those entities may be in competition with CPA(R):15 after the merger with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for properties.

     The directors and officers of CPA(R):15 immediately prior to the effective time will continue to be the directors and officers of CPA(R):15 after the merger. During 2003, the directors of CPA(R):15 as a group received fees of $76,000. Wm. Polk Carey and George E. Stoddard did not receive compensation for serving as directors.

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                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A and is incorporated by reference in this joint proxy statement/ prospectus. This summary is qualified in its entirety by reference to the merger agreement. We urge all shareholders of CPA(R):15 and shareholders of CIP(R) to read the merger agreement in its entirety.

THE MERGER

     The merger agreement provides that CIP(R) will be merged into CIP Acquisition Incorporated, which at closing will be a wholly-owned subsidiary of CPA(R):15. At the effective time of the merger, Acquisition will continue as the surviving corporation in accordance with the Maryland General Corporation Law. At the effective time of the merger, all the rights and property of CIP(R) before the merger will vest in Acquisition, and all of the debts and liabilities of CIP(R) before the merger will become the debts and liabilities of Acquisition.

ACCRUED FEES

     Upon consummation of the merger, CIP(R) will pay to its advisor a previously accrued disposition fee in connection with prior property dispositions. See the pro forma financial statements attached to this joint proxy statement/prospectus for more detail.

CLOSING AND EFFECTIVE TIME OF THE MERGER

     The merger agreement provides that the closing of the merger will take place as soon as possible after the last of all of the merger agreement conditions have been satisfied, but in no event later than 11:59 p.m., Eastern Time, on August 31, 2004, or at such other time and date as CPA(R):15 and CIP(R) agree.

     The merger will become effective immediately upon the date stamped by the Secretary of State of the State of Maryland on the Articles of Merger.

CONVERSION OF SECURITIES

     At the effective time of the merger, generally, each issued and outstanding share of CIP(R) common stock will be converted into either the right to receive
1.09 shares of CPA(R):15 common stock, or cash in an amount equal to the net asset value per share of such shares held by the stockholder electing to receive cash. Objecting shares, which are discussed below, and shares of common stock of CIP(R) held in the treasury of CIP(R) or owned by any wholly-owned subsidiary of CIP(R) or by CPA(R):15 or its subsidiaries, will not be converted and will be canceled. As of the effective time of the merger, each share of CIP(R) common stock will be canceled and retired. The election to receive cash is available only to CIP(R) shareholders of record on or before June 4, 2004. Shareholders of CIP(R) who become shareholders of record after June 4, 2004 will only receive CPA(R):15 common stock.

     Shares of CIP(R) common stock which are objecting shares, as defined in Subtitle 2 of Title 3 of the Maryland General Corporation Law, will not be converted into or represent a right to receive any shares of CPA(R):15 common stock, but the holders thereof will be entitled only to such rights as are granted by the Maryland General Corporation Law.

UNCERTIFICATED SHARES; TRANSFER BOOKS

     CPA(R):15, like CIP(R), does not issue share certificates. CPA(R):15 shares issued in the merger will be held in "uncertificated" form. Transfers of CPA(R):15 shares can be made simply by mailing a duly executed stock power to CPA(R):15. Upon issuance of the CPA(R):15 shares in the merger, CPA(R):15 will send each former CIP(R) shareholder who receives CPA(R):15 shares in the merger a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

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     Upon effectiveness of the merger, the transfer books of CPA(R):15 will be updated to include the holders of CIP(R) shares who elect to receive shares of CPA(R):15 common stock in the merger. Upon the completion of the merger, there will be no further registration of transfers of shares of CIP(R) common stock on the records of CIP(R).

REPRESENTATIONS AND WARRANTIES

     CPA(R):15 and CIP(R) have made representations and warranties in the merger agreement, many of which are qualified as to materiality or subject to matters disclosed by the parties, and none of which survive the completion of the merger, relating to, among other things:

      --  their due organization and qualification;

      -- the authorization, execution, delivery and enforceability of the merger agreement and related matters;

      --  their capital structures;

      -- their subsidiaries and their interests and investments in other companies;

      -- that the transactions will not result in a violation of CIP(R)'s or CPA(R):15's organizational documents or the organizational documents of any of their subsidiaries, material contracts to which CPA(R):15 or CIP(R) is a party, or violate any law, rule or regulation;

      --  consents and regulatory approvals necessary to complete the merger;

      --  compliance with laws, required licenses and permits;

      -- the accuracy of information contained in documents and financial statements filed with the SEC;

      --  the absence of undisclosed liabilities;

      --  the absence of adverse changes or events;

      --  litigation;

      --  taxes and tax returns;

      --  employee benefit plans;

      --  properties;

      --  contracts;

      --  environmental matters;

      --  brokers and finders' fees;

      --  insurance; and

      --  the absence of material adverse effects.

     W. P. Carey & Co., as the advisor to CIP(R), has agreed to indemnify CPA(R):15 (or Holdings) and its officers, directors and affiliates against liabilities, claims or losses arising out of CIP(R)'s CPA(R):15's or Holdings' ownership of any of the properties relating to a condition known by W. P. Carey & Co. at the time the merger agreement was signed. See "-- Indemnification Agreement."

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COVENANTS

     CPA(R):15 and CIP(R) have agreed that, until completion of the merger, each company will do the following:

      -- Each party will notify the other party of any communication from any person alleging that such person's consent is or may be required in connection with completion of the merger, any notice from a governmental or regulatory authority in connection with the merger, or any actions or proceedings against a party that would impact consummation of the merger or disclosure under the merger agreement.

      -- Each party has agreed to keep the confidential information of the other party confidential, and to return all confidential information of the other party if the merger is not completed.

      -- Each party has agreed to use its best efforts to take all actions, execute all documents and agreements and cause to be done all things necessary under applicable laws and regulations to complete the merger.

      -- CPA(R):15 and CIP(R) will cooperate with each other in determining whether any filings must be made or consents, approvals or waivers must be obtained from any person in order to complete the merger, and will cooperate in making such filings and obtaining such consents, approvals or waivers.

      -- Each party has agreed to prepare and file all tax returns for all periods ending prior to completion of the merger, and to allow the other party to inspect and comment on those returns. CPA(R):15 and CIP(R) have also agreed to cooperate with each other in connection with the filing of such tax returns, and any audit or litigation that may arise out of them.

      -- CPA(R):15 and CIP(R) have agreed to report the merger as a "reorganization" under the Internal Revenue Code, and intend to comply with any applicable tax reporting requirements as necessary to do so. Alternatively, if the alternate structure is used, CPA(R):15, CIP(R) and Holdings have agreed to report the transaction under Section 351 of the Internal Revenue Code.

     During this period, CIP(R) has also agreed that it will make sufficient distributions to assure that it will qualify as a REIT for its tax year ending on the day before the closing date of the merger.

CONDITIONS TO OBLIGATIONS TO COMPLETE THE MERGER

     The respective obligations of CPA(R):15 and CIP(R) to complete the merger are subject to the satisfaction or waiver of several conditions at or prior to the closing date, including:

      -- No person shall have instituted any proceeding challenging the merger agreement or the merger, or seeking to prohibit, alter, prevent or delay the merger with any court, arbitrator or government body, and which is still pending as of the closing.

      -- CPA(R):15 and CIP(R) shall have obtained all actions or filings by any governmental body, agency or official which are needed to complete the merger.

      -- The representations and warranties of each company contained in the merger agreement at the time of its execution and delivery and in any certificate or other writing delivered by the other party pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the company making the representation or warranty, shall be true at and as of the closing date of the merger, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on that company.

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

     Other conditions to the parties' obligations, which are generally traditional conditions in similar merger agreements, must be met in order to complete the merger. These conditions relate to such matters as the absence of legal or regulatory barriers to the merger, the delivery of acceptable legal opinions by and to each party, the delivery of all appropriate documentation, and proper corporate and shareholder authorization.

TERMINATION

     The merger agreement provides that prior to the completion of the merger, the merger agreement may be terminated:

      --  By either party by mutual written consent;

      -- By either party by giving written notice to the other party upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger that has become final and nonappealable;

      -- By CIP(R) by giving written notice to CPA(R):15 if the closing shall not have occurred on or before August 31, 2004 by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CIP(R) of any representation, warranty or covenant contained in the merger agreement); and

      -- By CPA(R):15 by giving written notice to CIP(R) if the closing shall not have occurred on or before August 31, 2004 by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CPA(R):15 of any representation, warranty or covenant contained in the merger agreement).

EFFECT OF TERMINATION

     If either party terminates the merger agreement in a manner described above, all obligations of CPA(R):15 and CIP(R) under the merger agreement shall terminate without any liability of any party to any other party (except for any liability of any party for breaches of the merger agreement), except for ongoing confidentiality obligations.

EXTENSION AND WAIVER

     At any time prior the effective time of the merger, either party may (to the extent legally allowed):

      -- extend the time for the performance of any of the obligations or other acts of the other party;

      -- waive any inaccuracies in the representations and warranties made to such party in the merger agreement or in any document delivered pursuant thereto; and

      -- waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

     Any agreement on the part of either to any extension or waiver described above shall be valid only if set forth in writing, and signed by the party agreeing to such extension or waiver.

MERGER EXPENSES

     CPA(R):15 and CIP(R) will each pay their own fees and expenses in connection with the merger. To the extent any expenses are considered shared expenses, each company will pay half of such expenses.

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

AMENDMENT AND WAIVER

     CPA(R):15 and CIP(R) may amend the merger agreement at any time, in a written document signed by both parties. The terms or provisions of the merger agreement may be waived in a writing signed by one party if that party is entitled to the benefits of such waived term. After approval of the merger agreement by the CPA(R):15 stockholders and CIP(R) stockholders, no amendment may be made that by law requires further approval by the stockholders of CPA(R):15 or stockholders of CIP(R) without such further approval.

THE ALTERNATE STRUCTURE

     If the total cash consideration elected by the CIP(R) shareholders exceeds the maximum amount of consideration that CPA(R):15 may pay in order to receive the desired tax treatment, and in turn the required tax opinions, then the merger will be achieved through the implementation of the alternate structure. The parties have included this feature in the merger agreement to ensure that the transaction can be completed even if the desired tax treatment and required tax opinions are unavailable under the original structure, and that the transaction will be taxable only to the extent that CIP(R) shareholders receive cash. The alternate structure would not affect the economics of the transaction. The merger agreement contains a number of provisions designed to change the mechanics of the transaction to ensure that the only material difference between the original structure and the alternate structure would be the corporate structure of the combined company. While it is possible that all CIP(R) shareholders could elect to receive cash in the merger, in which case the alternate structure would be implemented, we do not expect that all or substantially all CIP(R) shareholders will so elect.

     Prior to the closing of the alternate structure merger, CIP Acquisition will be capitalized by Holdings and will thus become a wholly-owned subsidiary of Holdings. Then, CPA(R):15 will be merged into DDH Acquisition Incorporated with CPA(R):15 being the surviving corporation, and CIP(R) will be merged into CIP Acquisition with CIP(R) being the surviving corporation. The two surviving corporations will each be wholly-owned subsidiaries of Holdings. In lieu of receiving CPA(R):15 common stock, those CIP(R)shareholders who elect to receive common stock or who are required to receive common stock in the merger shall receive one share of Holdings common stock for each share of CPA(R):15 common stock they would have received under the original structure.

     In the merger between CPA(R):15 and DDH, CPA(R):15 will merge with and into DDH, after which the separate corporate existence of DDH shall cease and CPA(R):15 shall continue as the surviving company. The articles of incorporation and bylaws of DDH as in effect immediately prior to the merger shall become the articles of incorporation and bylaws of CPA(R):15 after the merger. Similarly, the directors and officers of DDH immediately prior to the merger shall become the officers and directors of CPA(R):15 after the merger. At the effective time of the merger, each share of CPA(R):15 common stock outstanding immediately prior to the merger shall be cancelled and automatically converted into the right to receive one share of Holdings common stock.

     The use of the alternate structure will not impact the appraisal rights of CIP(R) shareholders as discussed above under "The Merger -- Objecting stockholders' rights of appraisal."

     In the merger agreement, Holdings and DDH made several representations and warranties to CIP(R) and CPA(R):15 on the following matters:

      -- The due organization of Holdings and DDH, their authority to transact business and carry out the transactions contemplated by the merger agreement;

      -- The status of each company's subsidiaries, equity investments, advances and loans;

      -- The furnishing of accurate copies of each company's articles of incorporation and bylaws to CIP(R) and CPA(R):15; and

      --  The capitalization and share ownership of each company.

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

     CPA(R):15 has also guaranteed to CIP(R) the payment and performance by Holdings of its obligations under the merger agreement, including the obligation of Holdings to issue its common stock to the CIP(R) and CPA(R):15 shareholders if the alternate structure mergers are consummated.

INDEMNIFICATION AGREEMENT

     W. P. Carey & Co., simultaneous with the signing of the merger agreement by the parties thereto, will enter into an indemnification agreement with CPA(R):15 (or, if the alternate structure is used, with Holdings). Pursuant to this agreement, W. P. Carey & Co., as the advisor to CIP(R), will agree to indemnify CPA(R):15 (or Holdings) and its officers, directors and affiliates against liabilities, claims or losses arising out of CIP(R)'s CPA(R):15's or Holdings' ownership of any of the properties relating to defects in the condition of or title to the properties known by W. P. Carey & Co. at the time the merger agreement was signed which was not disclosed as required by the terms of the merger agreement. CPA(R):15 (or Holdings) will bear the first $250,000 of liabilities claims or losses, and then W. P. Carey & Co. will provide indemnification for additional amounts up to a maximum amount payable by W. P. Carey & Co. of $5,000,000.

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                         THE CPA(R):15 SPECIAL MEETING

DATE, TIME AND PLACE

     The special meeting of CPA(R):15 stockholders will be held at 11:00 a.m.,
local time, on           , 2004, at                , New York, NY.

PURPOSE

     The purpose of the CPA(R):15 special meeting is to consider and vote on the proposals to approve:

      -- the merger of CIP(R) into a wholly-owned subsidiary of CPA(R):15, with CPA(R):15's subsidiary continuing as the surviving corporation (or the alternate structure transaction described herein, if necessary); and

      -- any other matters that are properly brought before the CPA(R):15 special meeting or any adjournment or postponement of the CPA(R):15 special meeting.

CPA(R):15 BOARD OF DIRECTORS' RECOMMENDATION

     The CPA(R):15 board, after careful consideration, has adopted a resolution approving the merger, and recommends a vote FOR approval of the CIP(R) merger proposal.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS

     The CPA(R):15 board has fixed the close of business on                ,
2004 as the record date for the CPA(R):15 special meeting. Accordingly, only holders of record of shares of CPA(R):15 common stock on the record date are entitled to notice of, and to vote at, the CPA(R):15 special meeting. As of the
record date, there were                outstanding shares of CPA(R):15 common
stock held by approximately                holders of record. At the CPA(R):15
special meeting, each share of CPA(R):15 common stock will be entitled to one vote.

VOTE REQUIRED; QUORUM; SHARES BENEFICIALLY OWNED BY CPA(R):15 DIRECTORS AND OFFICERS

     Approval of the CPA(R):15 merger proposal requires the affirmative vote of the holders of a majority of the shares of CPA(R):15 common stock outstanding as of the CPA(R):15 record date.

     The representation, in person or by properly executed proxy, of the holders of a majority of the shares of CPA(R):15 common stock entitled to vote at the CPA(R):15 special meeting is necessary to constitute a quorum at the CPA(R):15 special meeting for purposes of approval of the merger. Shares of CPA(R):15 common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the CPA(R):15 special meeting. Abstentions will have the same effect as votes against approval of the CPA(R):15 merger proposal since this proposal requires the affirmative vote of a majority of the outstanding shares of CPA(R):15 common stock. A vote to approve the merger will constitute a vote in favor of both (i) the issuance of CPA(R):15 common stock in the merger and (ii) the alternate structure, including the merger involving CPA(R):15 that would be effected in the alternate structure.

     As of the record date, CPA(R):15's directors and executive officers and
their affiliates beneficially owned      % of the votes represented by the
outstanding shares of CPA(R):15 common stock. CPA(R):15's directors and executive officers have expressed their intent to vote their shares in favor of approval of the CPA(R):15 merger proposal.

VOTING OF PROXIES

     All shares of CPA(R):15 common stock that are entitled to vote and are represented at the CPA(R):15 special meeting by properly executed proxies, or proxies submitted by telephone, received prior to or at

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

such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on proxies submitted in writing, such proxies will be voted for approval of the CPA(R):15 merger proposal.

     If a motion to adjourn the special meeting to another time or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their discretion, except that any shares which were voted against the CPA(R):15 merger proposal will not be voted in favor of the adjournment or postponement of the CPA(R):15 special meeting in order to solicit additional proxies.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:

      -- delivering to the secretary of CPA(R):15, at or before the vote is taken at the CPA(R):15 special meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

      -- signing a later-dated proxy relating to the same shares and delivering it to the secretary of CPA(R):15 before the vote is taken at the CPA(R):15 special meeting; or

      -- attending the CPA(R):15 special meeting and voting in person, although attendance at the CPA(R):15 special meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

     Proxies submitted by telephone or via the internet may only be revoked in writing in accordance with the above instructions.

     Any written notice of revocation or subsequent proxy should be sent to CPA(R):15, 50 Rockefeller Plaza, New York, New York 10020, Attention: Corporate Secretary, so as to be received prior to the CPA(R):15 special meeting, or hand delivered to the Corporate Secretary of CPA(R):15 at or before the taking of the vote at the CPA(R):15 special meeting.

SOLICITATION OF PROXIES; EXPENSES

     All expenses of CPA(R):15's solicitation of proxies from its shareholders, including the cost of mailing this joint proxy statement/prospectus to CPA(R):15 shareholders, will be paid by CPA(R):15. In addition to solicitation by use of the mail, proxies may be solicited from CPA(R):15 shareholders by directors, officers and employees of CPA(R):15 in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. If necessary, arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to any beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and CPA(R):15 will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL

     If you do not vote in favor of the merger, and only if the alternate structure is implemented, you are entitled to obtain payment of the fair value of your shares. Your shares will then be known as "objecting shares." In order to receive payment for objecting shares, you must file a written objection to the merger with CPA(R):15, you must not vote in favor of the merger and you must comply with certain other requirements of the Maryland General Corporation Law.

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

     After the completion of the merger, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive the merger consideration, and will only have the right to receive payment of the fair value of their shares. If you do not properly file a notice with CPA(R):15, vote in favor of the merger or otherwise fail to comply with the requirements of Maryland law, then you will receive shares of Holdings if the alternate structure is implemented. If the alternate structure is not implemented, then you will not be entitled to obtain payment of the fair value of your shares.

     If you object to the merger and demand payment of the fair value of your shares, the fair value will be determined by a court. We cannot predict how the court will value shares of CPA(R):15 common stock, and the fair value may be more valuable, less valuable, or equal in value to the shares of Holdings issued in the alternate structure merger. See "The Merger -- Objecting stockholders' rights of appraisal."

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                           THE CIP(R) SPECIAL MEETING

     In light of the proposed transactions, the result of which will be the assumption of the business of CIP(R) by CPA(R):15, CIP(R) will not hold an annual meeting of shareholders this year to elect a slate of directors to serve for the coming year. If for some reason the proposed transactions are not
completed by                , because the shareholders of either company do not
approve of the merger or for any other reason, then CIP(R) will hold an annual meeting to elect directors as soon as is practical after that date.

DATE, TIME AND PLACE

     The special meeting of CIP(R) stockholders will be held at 10:00 a.m.,
local time, on           , 2004, at                , New York, NY.

PURPOSE

     The purpose of the CIP(R) special meeting is to consider and vote on the proposals to approve:

      -- the merger of CIP(R) into a wholly-owned subsidiary of CPA(R):15, with CPA(R):15's subsidiary continuing as the surviving corporation (or the alternate structure transaction described herein, if necessary); and

      -- any other matters that are properly brought before the CIP(R) special meeting or any adjournment or postponement of the CIP(R) special meeting.

CIP(R) BOARD OF DIRECTORS' RECOMMENDATION

     The CIP(R) board, after careful consideration, has unanimously adopted a resolution approving the merger, and recommends a vote FOR approval of the CPA(R):15 merger proposal.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS

     The CIP(R) board has fixed the close of business on                , 2004
as the record date for the CIP(R) special meeting. Accordingly, only holders of record of shares of CIP(R) common stock on the record date are entitled to notice of, and to vote at, the CIP(R) special meeting. As of the record date,
there were                outstanding shares of CIP(R) common stock held by
approximately                holders of record. At the CIP(R) special meeting,
each share of CIP(R) common stock will be entitled to one vote.

VOTE REQUIRED; QUORUM; SHARES BENEFICIALLY OWNED BY CIP(R) DIRECTORS AND
OFFICERS

     Approval of the CPA(R):15 merger proposal requires the affirmative vote of the holders of at least two-thirds of the shares of CIP(R) common stock outstanding as of the CIP(R) record date.

     The representation, in person or by properly executed proxy, of the holders of two-thirds of the shares of CIP(R) common stock entitled to vote at the CIP(R) special meeting is necessary to constitute a quorum at the CIP(R) special meeting. Shares of CIP(R) common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the CIP(R) special meeting. Abstentions will have the same effect as votes against approval of the CPA(R):15 merger proposal since this proposal requires the affirmative vote of two-thirds of the outstanding shares of CIP(R) common stock. A vote to approve the merger will constitute a vote in favor of both the merger and the alternate structure.

     As of the record date, CIP(R)'s directors and executive officers and their
affiliates beneficially owned      % of the votes represented by the outstanding
shares of CIP(R) common stock. CIP(R)'s directors and executive officers have expressed their intent to vote their shares in favor of approval of the CPA(R):15 merger proposal.

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

VOTING OF PROXIES

     All shares of CIP(R) common stock that are entitled to vote and are represented at the CIP(R) special meeting by properly executed proxies, or proxies submitted by telephone, received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on proxies submitted in writing, such proxies will be voted for approval of the CPA(R):15 merger proposal.

     If a motion to adjourn the special meeting to another time or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their discretion, except that any shares which were voted against the CPA(R):15 merger proposal will not be voted in favor of the adjournment or postponement of the CIP(R) special meeting in order to solicit additional proxies.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL

     If you do not wish to receive either form of merger consideration in exchange for your shares, you are entitled to obtain payment of the fair value of your shares. Your shares will then be known as "objecting shares." In order to receive payment for objecting shares, you must file a written objection to the merger with CIP(R), you must not vote in favor of the merger and you must comply with certain other requirements of the Maryland General Corporation Law.

     After the completion of the merger, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive the merger consideration, and will only have the right to receive payment of the fair value of their shares. If you do not properly file a notice with CIP(R), vote in favor of the merger or otherwise fail to comply with the requirements of Maryland law, then you will receive the merger consideration.

     If you object to the merger and demand payment of the fair value of your shares, the fair value will be determined by a court. We cannot predict how the court will value shares of CIP(R) common stock, and the fair value may be more valuable, less valuable, or equal in value to the merger consideration being paid by CPA(R):15 in the merger. See "The Merger -- Objecting stockholders' rights of appraisal."

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:

      -- delivering to the secretary of CIP(R), at or before the vote is taken at the CIP(R) special meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

      -- signing a later-dated proxy relating to the same shares and delivering it to the secretary of CIP(R) before the vote is taken at the CIP(R) special meeting; or

      -- attending the CIP(R) special meeting and voting in person, although attendance at the CIP(R) special meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

     Proxies submitted by telephone or via the internet may only be revoked in writing in accordance with the above instructions.

     Any written notice of revocation or subsequent proxy should be sent to CIP(R), 50 Rockefeller Plaza, New York, New York 10020, Attention: Corporate Secretary, so as to be received prior to the CIP(R) special meeting, or hand delivered to the Corporate Secretary of CIP(R) at or before the taking of the vote at the CIP(R) special meeting.

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

SOLICITATION OF PROXIES; EXPENSES

     All expenses of CIP(R)'s solicitation of proxies from its shareholders, including the cost of mailing this joint proxy statement/prospectus to CIP(R) stockholders, will be paid by CIP(R). In addition to solicitation by use of the mail, proxies may be solicited from CIP(R) stockholders by directors, officers and employees of CIP(R) in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Also, CIP(R) may retain the proxy solicitation services of Georgeson Shareholders Communications, Inc., which would be paid a fee of approximately $25,000 to contact and solicit proxies from CIP(R) stockholders. If necessary, arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to any beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and CIP(R) will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material U.S. federal income tax consequences relating to the merger and the alternate structure mergers to CIP(R), CPA(R):15 and the holders of CIP(R) common stock and CPA(R):15 common stock. Because this is a summary that is intended to address only federal income tax consequences of the merger that will apply to all CIP(R) and CPA(R):15 shareholders, it may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that:

      -- The tax consequences to you may vary depending on your particular tax situation;

      -- You may be subject to special rules that are not discussed below if you are:

        - a tax-exempt organization;

        - a broker-dealer;

        - a trader in securities that elects to mark to market;

        - a person who holds CIP(R) shares as part of a hedge, straddle or conversion transaction;

        - a person who acquired CIP(R) shares pursuant to the exercise of employee stock options or otherwise as compensation;

        - a person who does not hold CIP(R) shares as a capital asset;

        - a person that has a functional currency other than the U.S. dollar;

        - a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the Untied States;

        - a trust;

        - an estate;

        - a regulated investment company;

        - a REIT;

        - an insurance company;

        - a bank or other financial institution;

        - a U.S. expatriate; or

        - otherwise subject to special tax treatment under the Internal Revenue Code;

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

      -- This summary does not address state, local, or foreign tax considerations; and

      -- This discussion is not intended to be, and should not be construed as, tax advice.

     You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the merger on your individual tax situation, including any state, local or non-U.S. tax consequences.

     The information in this section is based upon the current Internal Revenue Code, current, temporary and proposed regulations, the legislative history of the Internal Revenue Code, current administrative interpretations, and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect interpretations of current law. Any change could apply retroactively. Neither CIP(R) nor CPA(R):15 has requested, or plans to request, any rulings from the Internal Revenue Service concerning the tax treatment of the merger. Reed Smith LLP, counsel to CPA(R):15 and CIP(R), has provided an opinion letter to CPA(R):15 with respect to the discussion set forth below under this heading "Material United States Federal Income Tax Considerations," and the opinion is included as an exhibit to the registration statement of which this proxy statement/prospectus is a part. It is possible that the Internal Revenue Service would challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts and that a court would agree with the Internal Revenue Service.

GENERAL

     The merger is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code. The income tax consequences summarized below are based upon the assumption that the merger will qualify as a reorganization. Reed Smith LLP, counsel to CIP(R) and CPA(R):15 will deliver an opinion to CIP(R) and CPA(R):15 either that (1) the merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code or (2) that if the "alternate structure" is entered into, the transaction will qualify for non taxable treatment under Section 351 of the Internal Revenue Code. The delivery of one of these opinions by Reed Smith LLP is a condition to the merger. The opinion of counsel will rely on customary representations made by CIP(R) and CPA(R):15 and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinion of counsel is inaccurate, the opinion may not accurately describe the U.S. federal income tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger. All CIP(R) shareholders, regardless of their election to receive cash or stock in the merger, will be paid the special distribution of $3.00 per share, which will be treated for tax purposes as discussed below under "-- Federal Income Tax Consequences Relating to the Pre-Merger Distribution."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CIP(R) SHAREHOLDERS

     You may receive in exchange for your CIP(R) shares and pursuant to your election:

      --  cash, or

      --  shares of CPA(R):15.

     If the merger of CIP(R) with CPA(R):15 constitutes a reorganization under
Section 368(a) of the Internal Revenue Code, the merger will have the following federal income tax consequences to you:

      -- RECEIPT OF CASH -- If you receive cash as a result of your election, in the merger or as payment for objecting shares, you will recognize gain or loss on the exchange of your CIP(R) shares. The gain or loss will equal the difference between the amount of cash you receive and your adjusted tax basis in your CIP(R) shares immediately prior to the exchange. The gain or loss will be taxable as a capital gain or loss and will be long-term capital gain or loss if your holding period in your

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          CIP(R) stock is more than one year. If, however, your holding period in your CIP(R) shares is six months or less, any loss you recognize will be a long-term capital loss to the extent of any CIP(R) distributions that you have treated as long-term capital gain, including any of CIP(R)'s special distribution treated as long-term capital gain.

      -- RECEIPT OF SHARES OF CPA(R):15 -- If you receive shares of CPA(R):15 as a result of your election in the merger, you will not recognize gain or loss on the exchange. Your aggregate tax basis in the CPA(R):15 shares you receive will be equal to the aggregate tax basis in the CIP(R) shares which you exchanged for the CPA(R):15 shares. Your holding period in the CPA(R):15 shares will include your holding period in your CIP(R) shares.

FEDERAL INCOME TAX CONSEQUENCES OF THE ALTERNATE STRUCTURE TO CIP(R)
SHAREHOLDERS

     If the alternate structure is utilized, you may receive in exchange for your CIP(R) shares and pursuant to your election:

      --  cash, or

      --  shares of Holdings.

     The merger of the two Holdings subsidiaries into CIP(R) and CPA(R):15, respectively, is intended to qualify under Section 351 of the Internal Revenue Code, as a contribution of CIP(R) and CPA(R):15 shares by the CIP(R) and CPA(R):15 shareholders to Holdings. The alternate structure will have the following federal income tax consequences to you:

      -- RECEIPT OF CASH -- If you receive cash as a result of your election, in the merger or as payment for objecting shares, you will recognize gain or loss on the exchange of your CIP(R) shares. The gain or loss will equal the difference between the amount of cash you receive and your adjusted tax basis in your CIP(R) shares immediately prior to the exchange. The gain or loss will be taxable as a capital gain or loss and will be long-term capital gain or loss if your holding period in your CIP(R) stock is more than one year. If, however, your holding period in your CIP(R) shares is six months or less, any loss you recognize will be a long-term capital loss to the extent of any CIP(R) distributions that you have treated as long-term capital gain, including any of CIP(R)'s special distribution treated as long-term capital gain.

      -- RECEIPT OF SHARES OF HOLDINGS -- If you receive shares of Holdings as a result of your election in the merger, you will not recognize gain or loss on the exchange. Your aggregate tax basis in the Holdings shares you receive will be equal to the aggregate tax basis in the CIP(R) shares which you exchanged for the Holdings shares. Your holding period in the Holdings shares will include your holding period in your CIP(R) shares.

FEDERAL INCOME TAX CONSEQUENCES OF ALTERNATE STRUCTURE TO CPA(R):15
SHAREHOLDERS.

     If the Alternate structure is utilized, you will receive shares of Holdings in exchange for your CPA(R):15 shares.

     The merger of the two Holdings subsidiaries into CIP(R) and CPA(R):15, respectively, is intended to qualify under Section 351 of the Internal Revenue Code, as a contribution of CIP(R) and CPA(R):15 shares by the CIP(R) and CPA(R):15 shareholders to Holdings. The alternate structure will have the following federal income tax consequences to you:

      -- RECEIPT OF SHARES OF HOLDINGS -- You will not recognize gain or loss on the exchange of your CPA(R):15 shares for Holdings shares. Your aggregate tax basis in the Holdings shares you receive will be equal to the aggregate tax basis in the CIP(R) shares which you exchanged for the Holdings shares. Your holding period in the Holdings shares will include your holding period in your CIP(R) shares.

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FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PRE-MERGER DISTRIBUTION.

     If the Merger is approved, CIP(R) will sell 17 of its properties for cash to W. P. Carey & Co. LLC immediately prior to the merger and will make a distribution of $3.00 per share to CIP(R) shareholders. The special distribution will not be part of the cash consideration paid in the merger and will be taxed in the same manner as other distributions paid by CIP(R). CIP(R) may elect to designate this distribution as a "capital gain dividend" to the extent of its net capital gain. To the extent that the distribution is designated as a capital gain dividend, the distribution will be taxable to you as a long-term capital gain. This tax treatment applies regardless of your actual holding period for your CIP(R) shares. CIP(R) must classify portions of its designated capital gain dividend into the following categories:

      -- a 15% gain distribution, which would be taxable to taxable non-corporate U.S. shareholders at a maximum rate of 15%; or

      -- an unrecaptured Section 1250 gain distribution, which would be taxable to taxable non-corporate U.S. shareholders at a maximum rate of 25%.

     This information will be detailed to U.S. shareholders on Internal Revenue Service Form 1099-DIV. Recipients of capital gain dividends from CIP(R) that are taxed at corporate rates will be taxed at the normal corporate income tax rates on those dividends. Additionally, corporate shareholders may be required to treat up to 20% of capital gain distributions as ordinary income.

     Any portion of the special distribution not designated as a capital gain dividend will be taxed as a dividend to the extent of CIP(R)'s current and accumulated earnings and profits. If the distribution is in excess of CIP(R)'s current and accumulated earnings and profits, it will be deemed to be a return of capital to the extent the distribution does not exceed your adjusted basis in your CIP(R) shares. To the extent the distribution that is in excess of CIP(R)'s current and accumulated earnings and profits exceeds your adjusted basis in your CIP(R) shares, such distribution will be included in income as long-term capital gain (or short-term capital gain if you have held the stock for one year or less) assuming the stock is a capital asset in your hands.

     A distribution out of CIP(R)'s current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by you as ordinary income and will not be eligible for the dividends received deduction for corporations. Additionally, such a distribution will not meet the requirements to be taxed as a qualified dividend and consequently will not be taxed at the recently reduced federal capital gain rates (up to only 15%) that are generally applicable to dividend income earned by individuals from non-REIT C corporations.

     In general, gain or loss recognized on the disposition of CPA(R):15 shares will be a capital gain or loss and will be long-term capital gain or loss, if at the time of such disposition, the stockholder's holding period is more than 12 months. However, any loss upon a sale or exchange of CPA(R):15 shares by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss to the extent any distributions are required to be treated by such stockholder as long-term capital gain.

     Under the merger agreement, CIP(R) may declare a distribution to its shareholders shortly before the merger equal to the minimum amount necessary for CIP(R) to satisfy the REIT distribution requirements under Section 857(a)(1) of the Internal Revenue Code and to avoid the payment of tax with regard to any undistributed income for CIP(R)'s short taxable year ending at the time of the merger. Section 857(a)(1) requires a REIT to distribute to its shareholders each taxable year an amount equal to 90% of its "REIT taxable income." In addition, a REIT is required to pay tax on certain income that it does not distribute to its shareholders, even if it satisfies the 90% distribution requirement. Any pre-merger distributions paid by CIP(R) will not be part of the cash consideration paid in the merger and will be taxed in the same manner as other distributions paid by CIP(R).

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BACKUP WITHHOLDING.

     In order to avoid "backup withholding" on a payment of cash to you, pursuant to your election to receive cash in exchange for your CIP(R) shares, or in payment for objecting shares, you must, unless an exception applies under applicable law and regulations, provide us with your correct taxpayer identification number on a Substitute Form W-9, and certify under penalty of perjury that you are not subject to backup withholding and that your taxpayer identification number is correct. A Substitute Form W-9 will be included with the letter of transmittal to be sent to you by the exchange agent. If you fail to provide your correct taxpayer identification number or the required certifications, you may be subject to penalty by the Internal Revenue Service and any cash payments you would otherwise receive in consideration for shares of CIP(R) in the merger may be subject to backup withholding at a rate of 28%. Any amount withheld under the backup withholding rules may be allowed as a refund or credit against your federal income tax liability provided that you furnish certain required information to the Internal Revenue Service.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CIP(R).

     CIP(R) will not recognize any gain or loss as a result of the merger if the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code and CIP(R) qualifies as a "real estate investment trust," or "REIT," at the time of the merger. Additionally, if the alternate structure is utilized, CIP(R) will not recognize any gain or loss as a result of the transaction.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CIP(R) AND CIP(R) SHAREHOLDERS IF THE MERGER DOES NOT QUALIFY AS A REORGANIZATION AND THE ALTERNATE STRUCTURE IS NOT UTILIZED.

     If the merger fails to qualify as a reorganization and the transaction has not been structured under the alternate structure, then you will recognize gain or loss, as applicable, on the exchange of your CIP(R) shares equal to the difference between:

      -- The aggregate fair market value of all the consideration you receive in the exchange, including shares of CPA(R):15, and

      -- Your adjusted tax basis in your shares of CIP(R) exchanged for the consideration.

     If the merger fails to qualify as a reorganization, so long as CIP(R) qualifies as a REIT at the time of the merger, CIP(R) will not incur a tax liability so long as CIP(R) makes a distribution (which would be deemed to include for these purposes the fair market value of the CPA(R):15 shares issued pursuant to the merger) to CIP(R) shareholders in an amount at least equal to the net gain on the deemed transfer of its assets to CPA(R):15. If CIP(R) fails to make sufficient distributions and a tax liability resulted, the liability for any such tax will transfer to CPA(R):15 as a result of the merger.

     If the merger fails to qualify as a reorganization and CIP(R) does not qualify as a REIT at the time of the merger, CIP(R) will generally recognize gain or loss on the deemed transfer of its assets to CPA(R):15 and CPA(R):15, as CIP(R)'s successor, will incur a very significant current tax liability.

FEDERAL INCOME TAX CONSEQUENCE OF THE MERGER TO CPA(R):15 AND ITS SHAREHOLDERS.

     CPA(R):15 and its shareholders will not recognize any gain or loss as a result of the merger, whether or not the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. However, as explained above, if the merger does not qualify as a reorganization under Section 368(a) of the Internal Revenue Code, certain tax liabilities of CIP(R) would be transferred to CPA(R):15.

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FEDERAL INCOME TAX CONSEQUENCES OF THE ALTERNATE STRUCTURE TO CIP(R)
SHAREHOLDERS AND CPA(R):15 SHAREHOLDERS IF THE TRANSACTION DOES NOT QUALIFY AS NON-TAXABLE UNDER SECTION 351 OF THE INTERNAL REVENUE CODE

     If alternate structure is utilized and the transaction fails to qualify under Section 351 of the Internal Revenue Code, then you will recognize gain or loss, as applicable, on the exchange of your CIP(R) or CPA(R):15 shares equal to the difference between:

      -- The aggregate fair market value of all the consideration you receive in the exchange, including shares of Holdings; and

      -- Your adjusted tax basis in your shares of CIP(R) or CPA(R):15 exchanged for the consideration.

REIT QUALIFICATION OF CIP(R) AND CPA(R):15.

     Reed Smith LLP will deliver to CIP(R) and CPA(R):15 opinions that, commencing with CIP(R)'s taxable year ended December 31, 1991 and commencing with CPA(R):15's taxable year ended December 31, 2001, each of CIP(R) and CPA(R):15 has been organized and has operated in a manner which allows them to qualify for taxation as a real estate investment trust under the Internal Revenue Code. The delivery of the opinions of Reed Smith LLP is a condition to the merger. These opinions, however, will not be binding on the Internal Revenue Service or the courts. These opinions rely on customary representations made by CIP(R) and CPA(R):15 about factual matters relating to the organization and operation of CIP(R) and of CPA(R):15, respectively. In addition, these opinions are based upon factual representations of CIP(R) and CPA(R):15 concerning their business and properties, respectively, as set forth in this joint proxy statement/prospectus and other documents incorporated by reference in this joint proxy statement/ prospectus. If CIP(R) did not qualify as a REIT in one or more of its prior tax years, CIP(R) would be liable for, and, as successor to CIP(R) in the merger, CPA(R):15 would be obligated to pay, any federal income tax on its income earned in any year that it did not qualify as a REIT. In addition, if CIP(R) were to fail to qualify as a REIT, CPA(R):15 would be subject to tax if, during the ten years following the merger, CPA(R):15 disposed of any asset that was acquired from CIP(R) in the merger. In this event, CPA(R):15 would generally be subject to tax at the highest regular corporate rate on the built-in-gain, if any, that existed, with respect to such asset at the time of the merger. Finally, if CIP(R) did not qualify as a REIT at the time of the merger, CPA(R):15 or Holdings could also fail to qualify as a REIT after the merger.

     CPA(R):15 or Holdings intends to continue to operate in a manner so as to qualify as a REIT following the merger, but there is no guarantee that CPA(R):15 will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon CPA(R):15's or Holdings' ability to meet, through actual annual, or, in some cases, quarterly, operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Internal Revenue Code. Reed Smith LLP will not review CPA(R):15's or Holdings' compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of CPA(R):15 or Holdings, CPA(R):15 or Holdings cannot guarantee that its actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular tax year.

CERTAIN INCOME TAX CONSIDERATIONS RELATING TO CPA(R):15'S REIT ELECTION (OR HOLDINGS, AS THE CASE MAY BE IF THE ALTERNATE STRUCTURE IS UTILIZED).

     CPA(R):15 has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. CPA(R):15 believes that it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, commencing with its taxable year ending December 31, 2001. CPA(R):15 intends to continue to operate in such a manner, but there is no assurance that CPA(R):15 has operated or will continue to operate in a manner so as to qualify or remain qualified.

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     The sections of the Internal Revenue Code and corresponding Treasury regulations that relate to qualification, operation, and taxation of REITs and their stockholders are highly technical and complex. As a condition of the merger, Reed Smith LLP, counsel to CPA(R):15 will deliver to CPA(R):15 an opinion that CPA(R):15, commencing with its taxable year ended December 31, 2001, has been organized in conformity with the requirements for qualification as a REIT, and its method of operation will enable it to meet the requirements for continued qualification and taxation as a REIT under the Internal Revenue Code. This opinion is based on various factual matters relating to CPA(R):15's organization and operation, and is conditioned upon certain representations made by CPA(R):15 as to such factual matters. In addition, this opinion is based upon CPA(R):15's factual representations concerning its business and properties as set forth in this prospectus/proxy statement and other documents incorporated by reference in this joint proxy statement/prospectus and will assume that the actions described in this prospectus have been completed as described. Moreover, CPA(R):15's qualification and taxation as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, diversity of share ownership and the various qualification tests imposed under the Internal Revenue Code, the results of which have not been and will not be reviewed by tax counsel. Accordingly, no assurance can be given that CPA(R):15's actual results of operation for any particular taxable year will satisfy such requirements.

     TAXATION OF CPA(R):15. If CPA(R):15 continues to qualify for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to CPA(R):15 stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once at stockholder level when distributed) that generally results from investment in a non-REIT corporation. However, CPA(R):15 will be subject to federal income tax as follows:

     First, CPA(R):15 will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

     Second, under certain circumstances, CPA(R):15 may be subject to the alternative minimum tax, if its distributions are less than its alternative minimum taxable income.

     Third, if CPA(R):15 has (i) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, CPA(R):15 may elect to be subject to tax at the highest corporate rate on such income, if necessary to maintain its REIT status.

     Fourth, if CPA(R):15 has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

     Fifth, if CPA(R):15 fails to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, CPA(R):15 will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which it fails the 75% or 95% test multiplied by (b) a fraction intended to reflect CPA(R):15's profitability.

     Sixth, if CPA(R):15 fails to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, CPA(R):15 will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     Seventh, if CPA(R):15 acquires an asset which meets the definition of a built-in gain asset from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the built-in gain asset in CPA(R):15's hands is determined by reference to the basis of the asset in the hands of the C corporation, and if CPA(R):15 subsequently recognizes gain on the disposition of such asset during the ten-year period, called the recognition period, beginning on the date on which CPA(R):15 acquired the asset, then, to the extent of

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the built-in gain (i.e., the excess of (a) the fair market value of such asset over (b) CPA(R):15's adjusted basis in such asset, both determined as of the beginning of the recognition period), such gain will be subject to tax at the highest regular corporate tax rate, pursuant to IRS regulations.

     REQUIREMENTS FOR QUALIFICATION. The Internal Revenue Code defines a REIT as a corporation, trust or association:

          (1) which is managed by one or more trustees or directors;

          (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          (3) which would be taxable, but for Sections 856 through 860 of the Internal Revenue Code, as a domestic corporation;

          (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

          (5) the beneficial ownership of which is held by 100 or more persons;

          (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities (the "five or fewer requirement"); and

          (7) which meets certain other tests, described below, regarding the amount of its distributions and the nature of its income and assets.

     The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6). Pursuant to applicable Treasury regulations, in order to be able to elect to be taxed as a REIT, CPA(R):15 must maintain certain records and request certain information from its stockholders designed to disclose the actual ownership of its stock. Based on publicly available information, CPA(R):15 believes it has satisfied the share ownership requirements set forth in (5) and (6) above. In addition, Article VII of CPA(R):15's Articles of Incorporation provide for restrictions regarding certain transfer and ownership requirements. These restrictions, however, may not ensure that CPA(R):15 will, in all cases, be able to satisfy the share ownership requirements described in
(5) and (6) above.

     CPA(R):15 has complied with, and will continue to comply with, regulatory rules to send annual letters to certain of its stockholders requesting information regarding the actual ownership of its stock. If despite sending the annual letters, CPA(R):15 does not know, or after exercising reasonable diligence would not have known, whether CPA(R):15 failed to meet the five or fewer requirement, CPA(R):15 will be treated as having met the five or fewer requirement. If CPA(R):15 fails to comply with these regulatory rules, CPA(R):15 will be subject to a monetary penalty. However, if CPA(R):15's failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.

     INCOME TESTS. There presently are two gross income requirements that CPA(R):15 must satisfy to qualify as a REIT:

      -- First, at least 75% of CPA(R):15's gross income (excluding gross income from "prohibited transactions," as defined below) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including rents from real property and in certain circumstances, interest) or from certain types of temporary investments.

      -- Second, at least 95% of CPA(R):15's gross income for each taxable year must be directly or indirectly derived from income that qualifies under the 75% test or from distributions (including

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          distributions from taxable REIT subsidiaries), interest and gain from the sale or other disposition of stock or securities or from any combination of the foregoing.

     A "prohibited transaction" is a sale or other disposition of property (other than foreclosure property) held for sale to customers in the ordinary course of business. Any gain realized from a prohibited transaction is subject to a 100% penalty tax.

     Rents received by CPA(R):15 will qualify as "rents from real property" for purposes of satisfying the gross income tests for a REIT only if several conditions are met. These conditions relate to the identify of the tenant, the computation of the rent payable, and the nature of the property leased.

      -- The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

      -- Rents received from a tenant will not qualify as rents from real property if the CPA(R):15, or an owner of 10% or more of the CPA(R):15 stock, also directly or constructively owns 10% or more of the tenant, unless the tenant is CPA(R):15's taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented.

      -- If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

     In addition, for rents to qualify as rents from real property, CPA(R):15 generally must not furnish or render more than a de minimis amount of impermissible services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom CPA(R):15 derives no income, except that CPA(R):15 may directly provide services that are "usually or customarily rendered" in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise "rendered to the occupant for his convenience." The amount received or accrued by CPA(R):15 during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the CPA(R):15 directly or indirectly from the property for CPA(R):15 to treat amounts received with respect to that property as rent from real property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of CPA(R):15's direct cost of furnishing or rendering the service or providing the management or operation. Impermissible services may, however, be furnished to tenants by a CPA(R):15 taxable REIT subsidiary subject to certain conditions, and CPA(R):15 may still treat rents received with respect to the property as rent from real property.

     CPA(R):15 does not anticipate receiving rents that fail to meet these conditions in amounts that, together with other types of non qualifying income earned by CPA(R):15, would cause CPA(R):15 to fail to satisfy the gross income tests.

     If CPA(R):15 fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, CPA(R):15 may nevertheless qualify as a REIT for the year if it is eligible for relief. These relief provisions will be generally available if:

      -- CPA(R):15's failure to meet the tests was due to reasonable cause and not due to willful neglect;

      -- CPA(R):15 attaches a schedule of the sources of its income to its return; and

      -- Any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It is not now possible to determine the circumstances under which CPA(R):15 may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which CPA(R):15 failed the 75% or 95% test, multiplied by (b) a fraction intended to reflect CPA(R):15's profitability.

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     ASSET TESTS.  At the close of each quarter of CPA(R):15's taxable year,
CPA(R):15 must also satisfy several tests relating to the nature and diversification of its assets determined in accordance with generally accepted accounting principles. At least 75% of the value of CPA(R):15's total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of operations), government securities and qualified temporary investments. Although the remaining 25% of CPA(R):15's assets generally may be invested without restriction, CPA(R):15 is prohibited from owning securities representing more than 10% or either the vote or value of the outstanding securities of any issuer, other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% vote and value test"). Further, no more than 20% of CPA(R):15's total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of CPA(R):15's total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

     Securities, for the purpose of the asset tests, may include debt CPA(R):15 holds from other issuers. However, debt CPA(R):15 holds in an issuer will not be taken into account for purposes at the 10% value test if the debt securities meet the "straight debt" safe harbor and either (1) the issuer is an individual,
(2) the only securities of the issuer that CPA(R):15 holds are straight debt or
(3) if the issuer is a partnership, CPA(R):15 holds at least a 20% profits interest in the partnership. Debt will meet the "straight debt" safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower's discretion or similar factors.

     CPA(R):15 believes that it has complied, and anticipates that it will continue to comply, with these asset tests. CPA(R):15 is deemed to hold directly its proportionate share of all real estate and other assets owned through its ownership of partnership interests and limited liability companies taxed as a disregarded entity or a partnership. As a result, CPA(R):15 believes that more than 75% of its assets are real estate assets. In addition, CPA(R):15 does not plan to hold any securities other than securities in a qualified REIT subsidiary or taxable REIT subsidiary of CPA(R):15 representing more than 10% of the vote or value of any one issuer's common stock, or securities of any one issuer the value of which exceeds 5% of the value of CPA(R):15's gross assets. Further, CPA(R):15 does not plan to hold securities of taxable REIT subsidiaries that, in the aggregate, exceed 20% of the total value of CPA(R):15's assets. As previously discussed, CPA(R):15 is deemed to own its proportionate share of the assets of a partnership or LLC in which it is a partner or member so that the partnership or member interests itself, is not a security for purposes of this asset test.

     After initially meeting the asset tests at the close of any quarter, CPA(R):15 will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non qualifying assets within 30 days after the close of that quarter. CPA(R):15 intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take any other action within 30 days after the close of any quarter as may be required to cure any non compliance. No assurance can be given, however, that this other action will always be successful.

     ANNUAL DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, CPA(R):15 is required to make distributions (other than capital gain distributions) to its stockholders annually in an amount at least equal to:

          (1) the sum of:

             (A) 90% of CPA(R):15's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and its net capital gain); and

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

             (B) 90% of the net income, if any (after tax), from foreclosure property; minus

          (2) the excess of certain items of non-cash income over 5% of CPA(R):15's real estate investment trust taxable income.

     CPA(R):15 must pay these annual distributions in the taxable year to which they relate or in the following year if (1) it pays the distribution during January to stockholders of record in either October, November, or December of the prior year or (2) if CPA(R):15 elects, declares the distribution before the due date of the tax return (including extensions) and pays on or before the first regular distribution payment date after such declaration.

     Amounts distributed must not be preferential; that is, every stockholder of the class of stock with respect to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its distribution rights as a class.

     To the extent that CPA(R):15 does not distribute all of its net long-term capital gain or distributes at least 90% but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax on such amounts at regular corporate tax rates. Furthermore, if CPA(R):15 should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates in the last three months of the calendar year, by the end of the following January) at least the sum of:

          (1) 85% of CPA(R):15's real estate investment trust ordinary income for such year;

          (2) 95% of CPA(R):15's real estate investment trust capital gain net income for such year; and

          (3) any undistributed taxable income from prior periods;

     CPA(R):15 would be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed.

     CPA(R):15 may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, CPA(R):15 may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by CPA(R):15. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

     CPA(R):15 believes that it has made, and expects to continue to make, timely distributions sufficient to satisfy the annual 90% distribution requirement. It is possible, however, that CPA(R):15, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement and to avoid all corporate-level taxes. In that event, CPA(R):15 may arrange for short-term, or possibly long-term, borrowing to meet the 90% distribution requirement and avoid the corporate-level taxes.

     Under some circumstances, CPA(R):15 may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency distributions to shareholders in a later year, which may be included in CPA(R):15's deduction for distributions paid for the earlier year. Thus, CPA(R):15 may be able to avoid being taxed on amounts distributed as deficiency distributions. However, CPA(R):15 will be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

     FAILURE TO QUALIFY. If CPA(R):15 fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, CPA(R):15 will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which CPA(R):15 fails to qualify as a REIT will not be deductible by CPA(R):15, nor will any distributions be required to be made. Unless entitled to relief under specific statutory provisions, CPA(R):15 will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances CPA(R):15 would be entitled to the statutory relief. Failure to qualify for even one year could substantially reduce distributions to stockholders and could result in CPA(R):15 incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

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

     STATE AND LOCAL TAXATION. CPA(R):15 may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business or resides. The state and local tax treatment of CPA(R):15 may not conform to the federal income tax consequences discussed above.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

     The following summary applies to you if you are a "U.S. stockholder." A U.S. stockholder is a stockholder of CPA(R):15 stock who, for United States federal income tax purposes, is:

      --  a citizen or resident alien of the United States;

      -- a corporation or partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under laws of the United States or any state or in the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

      -- an estate the income of which is subject to United States federal income taxation regardless of its source; or

      -- a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons, within the meaning of the Internal Revenue Code, who have authority to control all substantial decisions of the trust.

     As long as CPA(R):15 qualifies as a REIT, distributions made to CPA(R):15 taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions paid by a CPA(R):15 will generally not constitute qualified dividends that are taxed at the recently reduced federal capital gain rates (up to only 15%) that are generally applicable to dividend income earned by individuals from non-REIT C corporations, except to the extent the CPA(R):15 distributions are attributable to dividend income earned by CPA(R):15 or are attributable to other CPA(R):15 income on which certain income taxes have been paid by CPA(R):15. CPA(R):15 distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed CPA(R):15's actual net capital gain for the taxable year or are designated as unrecaptured sec. 1250 gain distributions, which are taxable at a 25% rate) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. If CPA(R):15 designates any portion of a distribution as a capital gain dividend, the amount that will be taxable to the shareholder as a capital gain will be detailed to U.S. shareholders on Internal Revenue Service Form 1099-DIV.

     CPA(R):15 distributions in excess of its current and accumulated earnings and profits will not be currently taxable to a stockholder to the extent that the distributors do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of CPA(R):15's current and accumulated earnings and profits exceed the adjusted basis of a stockholder's stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the stock have been held for one year or less) assuming the stock is a capital asset in the hands of the stockholder. In addition, any distribution declared in October, November or December of any year and payable to a stockholder of record on a specified date in any such month, will be treated as both paid by CPA(R):15 and received by the stockholder on December 31 of the applicable year, provided that CPA(R):15 actually pays the distribution during January of the following calendar year. CPA(R):15 stockholders may not include in their individual income tax returns any of CPA(R):15 net operating losses or capital losses.

     Instead of paying capital gain dividends, CPA(R):15 may elect to require shareholders to include CPA(R):15's undistributed net capital gains in their income. If CPA(R):15 makes such an election, U.S. shareholders (1) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains, and (2) will be deemed to have paid their proportionate share of the

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

tax paid by CPA(R):15 on such undistributed capital gains and thereby receive a credit or return for such amount. A U.S. shareholder of CPA(R):15's shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. CPA(R):15's earnings and profits will be adjusted appropriately.

     CPA(R):15 must classify portions of its designated capital gain dividends into the following categories:

      -- A 15% gain distribution, which would be taxable to taxable non-corporate U.S. shareholders at a maximum rate of 15%; or

      -- An unrecaptured Section 1250 gain distribution, which would be taxable to taxable non-corporate U.S. shareholders at a maximum rate of 25%.

     Recipients of capital gain dividends from CPA(R):15 that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these distributions.

     Distributions made by CPA(R):15 and gain arising from the sale or exchange by a U.S. shareholder of CPA(R):15's shares will not be treated as passive activity income, and as a result, U.S. shareholders of CPA(R):15's shares generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from CPA(R):15 generally will be treated as investment income for purposes of the investment interest limitations. A U.S. shareholder of CPA(R):15's shares may elect to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for the purposes of the investment interest limitation, in which case the applicable gain or income will be taxed at ordinary income tax rates. U.S. shareholders of CPA(R):15's shares may not include in their individual income tax returns any of CPA(R):15's net operating losses or capital losses. CPA(R):15's operating losses or capital losses would be carried over by CPA(R):15 for potential offset against future income, subject to applicable limitations. CPA(R):15 will notify shareholders regarding the portions of distribution for each year that constitute ordinary income, return of capital and capital gain.

     In general, gain or loss recognized on the disposition of CPA(R):15 shares will be a capital gain or loss and will be long-term capital gain or loss, if at the time of such disposition, the stockholder's holding period is more than 12 months. However, any loss upon a sale or exchange of CPA(R):15 shares by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss to the extent any distributions are required to be treated by such stockholder as long-term capital gain.

     For an individual shareholder, the long-term capital gain will generally be taxable at a maximum rate of 15%. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain rates for non-corporate shareholders) to a portion of capital gain realized by a non-corporate shareholder in the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Shareholders are advised to consult their own tax advisors with respect to their capital gain tax liability.

BACKUP WITHHOLDING

     CPA(R):15 will report to U.S. stockholders of CPA(R):15 shares and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The amount of such withholding will be equal to the product of the fourth lowest rate applicable to single filers and the amount of the distribution. This rate is 28% for tax years beginning in 2003. Any amount paid to the IRS as backup withholding will be creditable against the stockholder's income tax liability. In addition, CPA(R):15 may be required to withhold a portion of capital

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

gain distributions to any stockholders who fail to certify their non-foreign status to CPA(R):15. See "Taxation of Foreign Stockholders." A stockholder that does not provide CPA(R):15 with his correct taxpayer identification number may also be subject to penalties imposed by the IRS.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     In general, a stockholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on CPA(R):15 distributions. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income as defined in the Internal Revenue Code when received by a qualified plan. Based on that ruling, regardless of whether CPA(R):15 incurs indebtedness in connection with the acquisition of properties, CPA(R):15 distributions paid to a stockholder that is a tax-exempt entity will not be treated as unrelated business taxable income, provided that (i) the tax-exempt entity has not financed the acquisition of its stock with acquisition indebtedness within the meaning of the Internal Revenue Code and the stock otherwise is not used in an unrelated trade or business of the tax-exempt entity and (ii) CPA(R):15 is not a pension-held REIT. This ruling applies to a stockholder that is an organization that qualifies under Section 401(a), an IRA or any other tax-exempt organization that would compute unrelated business taxable income, if any, in accordance with
Section 512(a)(1). However, if CPA(R):15 is a pension-held REIT and a qualified plan owns more than 10% of the value of all of CPA(R):15's stock, such stockholder will be required to recognize as unrelated business taxable income that percentage of the distributions that it receives from CPA(R):15 as is equal to the percentage of CPA(R):15'a gross income that would be unrelated business taxable income to CPA(R):15 if it were a tax-exempt entity required to recognize unrelated business taxable income. CPA(R):15 would be a pension-held REIT if at least one qualified trust holds more than 25% of the value of all of CPA(R):15's stock or one or more qualified trusts, each of whom own more than 10% of the value of all of CPA(R):15 stock, hold more than 50% of the value of all of CPA(R):15 stock. Based upon current estimated ownership of CPA(R):15 stock and as a result of certain limitations on transfer and ownership of CPA(R):15 shares contained in CPA(R):15's Articles of Incorporation, CPA(R):15 does not expect to be classified as a "pension held REIT."

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in CPA(R):15 will constitute unrelated business taxable income unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA(R):15. Such prospective stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

TAXATION OF FOREIGN STOCKHOLDERS

     The following summary applies to you if you are a beneficial owner of CPA(R):15 stock and are not a U.S. stockholder, as defined above (a "non-U.S. stockholder".) The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex and no attempt will be made herein to provide more than a limited summary of these rules. You should consult with your own tax advisor to determine the impact of federal, state and local income tax laws with regard to an investment in CPA(R):15 stock, including any reporting requirements. In particular, if you are engaged in a trade or business in the Untied States, or are an individual who is present in the Untied States for 183 days or more during the tax year and have a "tax home" in the United States, you may be subject to tax rules different from those described below. Special rules also apply to certain non-U.S. stockholders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local, and other tax consequences that may be relevant to them.

     CPA(R):15 distributions that are not attributable to gain from CPA(R):15 sales or exchanges of U.S. real property interests and not designated by CPA(R):15 as capital gains distributions will be treated

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

as dividends of ordinary income to the extent that they are made out of CPA(R):15 current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the stock is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation. CPA(R):15 expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the holder provides CPA(R):15 with a properly executed IRS Form W-8BEN (or successor form) or (ii) the non-U.S. stockholder provides CPA(R):15 with a properly executed IRS Form W-8ECI (or successor form) claiming that the distribution is effectively connected income.

     CPA(R):15 distributions in excess of CPA(R):15's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder's stock, such distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of CPA(R):15's stock, as described below. If it cannot be determined at the time a distribution is made whether or not distributions will be in excess of current and accumulated earnings and profit, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of CPA(R):15's current and accumulated earnings and profits.

     For any year in which CPA(R):15 qualifies as a REIT, distributions that are attributable to gain from its sales or exchanges of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax if a foreign corporate stockholder is not entitled to treaty exemption. CPA(R):15 is required by applicable Treasury regulations to withhold 35% for foreign individuals and 35% for foreign corporations of any distribution that CPA(R):15 could designate as a capital gains dividend. This amount is creditable against the non-U.S. stockholder FIRPTA tax liability. If CPA(R):15 designates prior distributions as capital gains dividends, then subsequent distributions up to the amount of such prior distributions will be treated as capital gains dividends for purposes of withholding.

     Gain recognized by a non-U.S. stockholder upon a sale of CPA(R):15 shares generally will not be taxed under FIRPTA if CPA(R):15 is a "domestically controlled real estate investment trust," defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. CPA(R):15 currently anticipates that it will be a "domestically controlled real estate investment trust," and therefore the sale of CPA(R):15 will not be subject to taxation under FIRPTA. Additionally, if the shares of CPA(R):15 were to become regularly traded on an established securities market, a selling non-U.S. stockholder who did not hold more than 5% of the particular class of CPA(R):15 traded stock at any time during the preceding five-year period, would not be taxed under FIRPTA. However, gain not subject to FIRPTA will be taxable to a non-U.S. stockholder if the investment in the shares is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain. Also, if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject

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to a 30% tax (unless reduced by treaty) on the individual's capital gains. A non-resident alien individual could, however, elect to treat such gain as effectively connected income and pay tax as a U.S. stockholder would. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain.

     If the proceeds of a disposition of CPA(R):15 shares are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding unless the disposing non-U.S. stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the United States if (i) the payment is made through an office outside the United States of a broker that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (c) a controlled foreign corporation for U.S. federal income tax purposes, or (d) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business and (ii) the broker fails to initiate documentary evidence that the stockholder is a non-U.S. stockholder and that certain conditions are met or that the non-U.S. stockholder otherwise is entitled to an exemption.

     Applicable Treasury regulations provide presumptions regarding the status of a CPA(R):15 shareholder when payments to such shareholder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the shareholder's particular circumstances, CPA(R):15 shareholders are advised to consult their tax advisors regarding the information reporting requirements applicable to them.

OTHER TAX CONSEQUENCES

     CPA(R):15 and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which CPA(R):15 or the shareholders transact business or reside. CPA(R):15's state and local tax treatment and the state and local tax treatment of its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in CPA(R):15.

STATEMENT OF SHARE OWNERSHIP

     CPA(R):15 must obtain annual written statements from any of its record holders who hold certain percentages of its stock disclosing the actual owners of CPA(R):15 stock. Any record holder who fails to provide us with this information must include certain specified information relating to ownership of CPA(R):15 shares in his federal income tax return. CPA(R):15 must also maintain permanent records for the Internal Revenue Service showing the information CPA(R):15 receives relating to the actual ownership of its stock and a list of holders who fail to provide CPA(R):15 with this information.

TAX SHELTER REPORTING

     Under recently promulgated Treasury regulations, if a stockholder recognizes a loss with respect to shares of equity securities of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder may be required to file a disclosure statement with the Internal Revenue Service on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

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               COMPARISON OF RIGHTS OF SHAREHOLDERS OF CPA(R):15
                           AND SHAREHOLDERS OF CIP(R)

GENERAL

     Both CPA(R):15 and CIP(R) are incorporated in Maryland. Upon the completion of the merger, CIP(R)'s shareholders who receive CPA(R):15 shares in the merger will become shareholders of CPA(R):15. The rights of CIP(R)'s shareholders are governed currently by the Maryland General Corporation Law, the CIP(R) articles of incorporation and the CIP(R) bylaws. Once CIP(R)'s shareholders become shareholders of CPA(R):15, their rights will continue to be governed by the Maryland General Corporation Law, but will be governed by the CPA(R):15 articles of incorporation and the CPA(R):15 bylaws.

     If the alternate structure is used to complete the transaction, the rights of a shareholder of Holdings, which is also a Maryland corporation, will be substantially identical to the rights of a CPA(R):15 shareholder as described in this section. Holdings is currently a nominally capitalized Maryland corporation and is wholly-owned by W. P. Carey & Co. LLC. Holdings' articles of incorporation and bylaws are substantially identical in form and substance to the articles of incorporation and bylaws of CPA(R):15.

CERTAIN DIFFERENCES BETWEEN THE RIGHTS OF SHAREHOLDERS OF CPA(R):15 AND SHAREHOLDERS OF CIP(R)

     CPA(R):15's articles of incorporation and bylaws are similar to CIP(R)'s articles and bylaws. The following chart is a summary of the differences between the rights of CIP(R)'s shareholders and the rights of CPA(R):15's shareholders. This summary does not purport to be a complete description of the differences between the rights of CIP(R)'s shareholders and CPA(R):15's shareholders.

                    CIP(R)                                          CPA(R):15
-----------------------------------------------  -----------------------------------------------
                                    AUTHORIZED CAPITAL STOCK

40,000,000 Shares of Common Stock.               240,000,000 Shares of Common Stock.

                                         VOTING RIGHTS

Special meetings of shareholders may be          Same, except that a majority of all votes cast
requested by the holders of ten percent of the   at a meeting is necessary to elect a director
outstanding shares. There are no cumulative      and to approve a merger.
voting rights. Generally, the affirmative vote
of a majority of the votes entitled to be voted
at a meeting at which a quorum is present is
necessary to take shareholder action, except
that a plurality of all votes cast at such a
meeting is sufficient to elect a director, and
two-thirds of the votes cast are required to
approve a merger.

                                   ADVANCE NOTICE PROVISIONS

Annual meetings will be held not less than 30    Same.
days after our annual report is sent to
shareholders. Notice of all shareholder
meetings will be sent to shareholders not less
than 10 days, nor more than 90 days prior to
any meeting. For purposes of deter-mining
shareholders entitled to notice of any meeting
or to vote or to give consent to action without
a meeting, a record date shall not be more than
60 days nor fewer than 10 days prior to the
date of any meeting, nor more than 60 days
before any action without a meeting.

                    CIP(R)                                          CPA(R):15
-----------------------------------------------  -----------------------------------------------
                               CORPORATE ACTION WITHOUT A MEETING

Any action that may be taken at an annual or     Same.
special meeting of shareholders may be taken
without a meeting if a unanimous written
consent or written waiver of any right to
dissent signed by all shareholders is filed
with the shareholder records.

                                   SIZE OF BOARD OF DIRECTORS

The number of directors shall be no more than    Same.
nine nor less than three. There are currently
five directors.

                                     INDEPENDENT DIRECTORS

At least a majority of the directors must be     Same. Francis X. Diebold, Elizabeth P. Munson
independent directors, except for a period of    and Charles Parente are the independent
ninety days following the death, removal or      directors of CPA(R):15.
resignation of an independent director.
Independent directors shall, among other
duties, monitor the company's relationship with
its advisor, approve all transactions with the
advisor and review the company's investment
policies at least annually. Francis X. Diebold
III, William Ruder and Warren G. Wintrub are
CIP(R)'s independent directors.

                            CLASSIFICATION OF THE BOARD OF DIRECTORS

All directors are elected or re-elected every    Same.
year, to serve a one-year term.

                               ELECTION OF THE BOARD OF DIRECTORS

A plurality of all votes cast at a shareholder   A majority of all votes cast at a shareholder
meeting is sufficient to elect a director.       meeting is required to elect a director.

                                      REMOVAL OF DIRECTORS

A director may be removed by the shareholders    Same.
only upon the affirmative vote of at least a
majority of all the votes entitled to be cast
at a meeting called for that purpose, and the
notice of that meeting must state that the
purpose, or one of the purposes of the meeting,
is the proposed removal of the director. Any
decrease in the number of directors shall not
cause the removal of any director prior to the
expiration of such director's term of office.

                                       FILLING VACANCIES

An affiliated director may be replaced by the    Same.
remaining affiliated directors. An independent
director may be replaced by the remaining
independent directors. If there are no
remaining affiliated directors or independent
directors to so fill an affiliated or
independent director vacancy, the vacancy will
be filled by the remaining directors. If there
are no directors, vacancies will be filled by
the shareholders.

                    CIP(R)                                          CPA(R):15
-----------------------------------------------  -----------------------------------------------
                           INDEMNIFICATION OF DIRECTORS AND OFFICERS

CIP(R)'s charter limits the liability of         Same.
CIP(R)'s directors and officers to CIP(R) and
its shareholders for money damages to the
fullest extent permitted by the laws of the
State of Maryland. CIP(R)'s bylaws provide that
the directors and our advisor may be exculpated
from liability to CIP(R) and may be indemnified
by CIP(R) for losses arising from the operation
of CIP(R) only if both of the following
conditions are met: (a) the director or the
advisor had determined, in good faith, that the
course of conduct which caused the loss or
liability was in the best interests of CIP(R)
and (b) such liability or loss was not the
result of negligence or misconduct by the
director or the advisor.

                                INSPECTION OF BOOKS AND RECORDS

The bylaws are open to inspection by             Same.
shareholders at CIP(R)'s offices during
reasonable business hours. Shareholders have
the right to inspect the accounting books and
records, including shareholder records, and the
minutes of the proceedings of shareholders and
directors, as permitted by the laws of the
State of Maryland.

                                       CHARTER AMENDMENTS

A majority of the directors may amend or repeal  Same.
any provision in the charter, subject to ratification by a majority of the votes of shareholders entitled to be cast at the next annual shareholders' meeting or a special meeting called for that purpose.

                                        BYLAW AMENDMENTS

The bylaws may be amended or repealed by the     Same.
affirmative vote of a majority of the
shareholders voting on a particular matter,
provided that no amendment shall be adopted
which would reduce the priority or amount
payable to the shareholders upon liquidation or
that would diminish any voting rights, without
the affirmative vote of two-thirds of the
shareholders. However, a majority of the
directors may make certain changes to the
bylaws to change the number of directors, and
to make other changes generally not affecting
the rights of share-holders.

                    CIP(R)                                          CPA(R):15
-----------------------------------------------  -----------------------------------------------
                           LIMITS ON OWNERSHIP AND TRANSFER OF SHARES

The charter contains an ownership limit which    Same.
prohibits any person or group of persons from
acquiring, directly or indirectly, beneficial
ownership of more than 9.8% of the outstanding
shares. Shares owned by a person or a group of
persons in excess of the ownership limit are
deemed "excess shares." Any purported issuance
or transference of shares shall be valid only
with respect to those shares that do not result
in the transferee-shareholder owning shares in
excess of the ownership limit. If the
transferee-shareholder acquires excess shares,
such person is considered to have acted as an
agent for CIP(R) and holds such excess shares
on behalf of the ultimate shareholder.

                                         DISTRIBUTIONS

CIP(R) declares and pays distributions on its    Same. As a result of the conversion ratio, the
common stock on a quarterly basis. The payment   distributions received by CIP(R) shareholders
of distributions shall be at the discretion of   who elect to receive CPA(R):15 shares will,
the directors, and shall depend upon the         after the merger, be slightly higher than the
earnings, cash flow and general financial        current CIP(R) distribution.
condition of CIP(R), and such other factors as
the directors deem appropriate.

                                        APPRAISAL RIGHTS

Under Subtitle 2 of Title 3 of the Maryland      Subtitle 2 of Title 3 of the Maryland General
General Corporation Law, you have the right to   Corporation Law grants the right to an
demand payment from CPA(R):15 of the fair value  appraisal and to receive fair value for shares
of your shares of CIP(R) common stock. To        to shareholders who do not approve
qualify as an objecting stockholder, you must    extraordinary corporate transactions under
deliver to CPA(R):15's secretary, at or prior    certain circumstances. Because CPA(R):15 will
to the special meeting, your written objection   survive the merger, CPA(R):15 shareholders will
to the merger. The written objection must be     not be entitled to obtain an appraisal and fair
separate from and in addition to any proxy or    value for their shares. However, CPA(R):15
vote against the merger. In addition, if you     shareholders will have appraisal rights if the
wish to exercise your right to demand payment    alternate structure is implemented. A CPA(R):15
of the fair value of your stock, within 20 days  shareholder must follow the same procedure as
following the date the merger is recorded with   objecting CIP(R) shareholders, described in
the State of Maryland, you must make a written   this table, in order to perfect his or her
demand on CPA(R):15 for the payment of your      appraisal rights.
CIP(R) common stock, stating the number of
shares for which you demand payment. Strict
compliance with statutory procedures is
necessary in order to perfect your rights to an
appraisal and to receive fair value for your
shares.

                        DESCRIPTION OF CPA(R):15 SHARES

     The following description of the shares of CPA(R):15 common stock does not purport to be complete but contains a summary of portions of the company's articles of incorporation and is qualified in its entirety by reference to the articles.

GENERAL

     CPA(R):15 is authorized to issue 240,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of CPA(R):15's assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA(R):15 upon issuance and payment therefor. Shares, other than excess shares, which are defined in the charter to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time such shares are acquired, are not subject to redemption by CPA(R):15. The shares have no preemptive rights, which rights are intended to insure that a shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional securities by CPA(R):15 or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). CPA(R):15 has the authority at the discretion of the directors (including a majority of the independent directors) to authorize the listing, issuance and sale of the shares on a national securities exchange or on NASDAQ. In addition, CPA(R):15 has the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such stock, all as determined by the directors.

     We will not issue certificates. Shares will be held in "uncertificated" form which will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. You can effect a transfer simply by mailing a duly executed stock power to CPA(R):15. Upon the issuance of our shares in the merger, we will send to each new shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     CPA(R):15's annual meeting is held each year not fewer than thirty days after delivery to our shareholders of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the Chief Executive Officer or upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares, shall constitute a quorum.

     Generally, the charter and bylaws may be amended by a majority vote of the shareholders. The ownership limit discussed below may only be amended by a two-thirds majority vote of all outstanding shares. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA(R):15 or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Shareholders may, by a majority vote, elect to dissolve CPA(R):15. Shareholders do not have the ability to vote to replace our advisor or to select a new investment adviser.

     Shareholders are entitled to receive a copy of CPA(R):15's shareholder list upon request provided that the requesting shareholder represents to CPA(R):15 that (i) the list will not be used to pursue commercial interests and (ii) the contents of the list will be kept confidential. The list we provide will be in alphabetical order, on white paper and in easily readable type size and will be sent within 10 days of our receipt the list request (or five days if the shareholder first requests a copy of the representation and returns it to CPA(R):15 within 30 days). A shareholder requesting a list will be required to pay our cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to CPA(R):15 will be liable to CPA(R):15 for any costs or damages resulting from such breach.

     The following is the representation which must be sent to CPA(R):15 before we will provide a list of shareholders:

          "I hereby request a copy of the list of all shareholders of Corporate Property Associates 15 Incorporated (the "Company") as of the date hereof.

          I hereby represent to the Company that my request for the list and my subsequent use of the list will be for a purpose reasonably related to my interest as a shareholder of the Company which means I will not use the lists for commercial purposes (which includes the solicitation of other shareholders for the purchase of their shares). I understand that the Company is relying on my representation in providing the list and that the Company is not required to provide me the list without my representation.

          I represent that I will keep the contents of the list confidential and will not disclose the contents of the list to any other person or entity unless such person or entity is directly involved in assisting with the use of the list for the intended purpose. I understand that disclosing the contents of the list in violation of this representation or using the list other than for the reason described below will cause damage to the Company and I will be liable to the Company for damages.

     Enclosed is a check for $75.00 to cover the costs of duplication and mailing the list."

     The representation should be in the form of a letter addressed to CPA(R):15 at 50 Rockefeller Plaza, New York, NY 10020. The letter should be signed and the shareholder's name, address and telephone number should be included in the letter.

     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Securities Exchange Act of 1934, which provides that, upon request of investors and the payment of the expenses of the distribution, CPA(R):15 is required to distribute certain materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at the option of CPA(R):15, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for CPA(R):15 to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including certain tax-exempt entities) during the last half of each taxable year of CPA(R):15, and the outstanding shares must be owned by 100 or more persons independent of CPA(R):15 and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. CPA(R):15, therefore, may prohibit certain acquisitions and transfers of shares so as to facilitate our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that such prohibition will be effective.

     The charter, in order to assist the Board in preserving our status as a REIT, contains an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if such person is deemed part of a group for purposes of this restriction.

     The charter stipulates that any purported issuance or transference of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, such person is considered to have acted as an agent for CPA(R):15 and holds such excess shares on behalf of the ultimate shareholder.

     The ownership limit does not apply to offerors which, in accordance with applicable Federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that CPA(R):15's qualification as a REIT is not jeopardized.

     All persons who own 5% or more of the outstanding shares (or 1% or more if CPA(R):15 has more than 200 but fewer than 2,000 shareholders) during any taxable year will be asked by CPA(R):15 to deliver a statement or affidavit setting forth, the number of shares they beneficially owned, directly or indirectly.

DISTRIBUTIONS

     CPA(R):15 declares distributions on its common stock on a quarterly basis. Distributions are paid to investors who are shareholders as of the record date selected by the directors. Distributions are paid on a quarterly basis regardless of the frequency with which such distributions are declared. CPA(R):15 is required to distribute annually its distributable REIT taxable income to comply with the REIT provisions of the Internal Revenue Code. Generally, income distributed will not be taxable to CPA(R):15 under federal income tax laws unless we fail to comply with the REIT provisions.

     Distributions are paid at the discretion of the directors, in accordance with the earnings, cash flow and general financial condition of CPA(R):15. The directors' discretion is directed, in substantial part, by their obligation to cause CPA(R):15 to comply with the REIT provisions. Because CPA(R):15 may receive income from interest or rents at various times during its fiscal year, distributions may not reflect income earned by CPA(R):15 in that particular distribution period but may be made in anticipation of cash flow which CPA(R):15 expects to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. CPA(R):15 is not permitted to fund distributions with borrowed funds unless such distributions are declared by at least a majority of the independent directors.

     CPA(R):15 is not prohibited from distributing securities of its own or other issuers in lieu of making cash distributions to shareholders. With the exception of its own securities, any securities distributed to shareholders are required to be readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating such securities.

REPURCHASE OF SHARES

     CPA(R):15 has the authority to redeem excess shares immediately upon becoming aware of their existence or after giving the person in whose hands such shares are excess shares 30 days to transfer them to a person whose ownership of the shares would not exceed the ownership limit and, therefore, would no longer be considered excess shares. Upon redemption of these excess shares, CPA(R):15 will pay the lesser of the price paid for the excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares, or the fair market value of the excess shares.

TRANSFER AGENT

     The transfer agent and registrar for the shares is Phoenix American Financial Services, Inc. The transfer agent's address is 2401 Kerner Boulevard, San Rafael, CA 94901-5509, and its phone number is 1-888-241-3737.

                DESCRIPTION OF CPA HOLDINGS INCORPORATED SHARES

GENERAL

     If the alternate structure is implemented, the rights of shareholders of Holdings will be identical to the rights of CPA(R):15 shareholders described above under the heading "Description of CPA(R):15 Shares."

SUMMARY OF THE CPA HOLDINGS INCORPORATED DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

     Holdings has adopted a 2004 Distribution Reinvestment and Share Purchase Plan, referred to herein as the Plan, pursuant to which some shareholders may elect to have up to the full amount of their cash distributions from Holdings reinvested in additional shares. The terms of the Plan are identical to the terms of CPA(R):15's existing 2001 Distribution Reinvestment and Share Purchase Plan.

     If the alternate structure is implemented, each CPA(R):15 shareholder that is a participant in CPA(R):15's existing plan will automatically be enrolled in the Plan. Each CIP(R) shareholder that receives common stock in the merger and who desires to take part in the Plan (or CPA(R):15's existing plan, if the original structure is implemented) should check the box on the merger proxy card labeled "Enroll in Reinvestment Plan," or contact the CPA(R):15 investor relations department by calling 1-800 WP CAREY. The following discussion summarizes the principal terms of the Plan. The Plan is attached as Exhibit 4.1 to the registration statement.

     The primary purpose of the Plan is to provide interested investors with an economical and convenient method of increasing their investment in Holdings by investing cash distributions in additional shares at the most recent net asset value and/or by investing optional cash payments in shares at that net asset value. To the extent shares are purchased from Holdings under the Plan, Holdings will receive additional funds for acquisitions and general purposes including the repurchase of shares.

     Any Holdings shareholder who receives a copy of this joint proxy statement/prospectus or a separate prospectus relating solely to the Plan may so elect at any time to participate in the Plan. Phoenix American, acting as agent for each participant in the Plan, will apply cash distributions which become payable to such participant on shares of Holdings (including shares held in the participant's name and shares accumulated under the Plan), to the purchase of additional whole and fractional shares of Holdings for such participant.

     Eligibility. Participation in the Plan is limited to registered owners of Holdings. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the shareholder in order to be eligible for this plan.

     Stock Purchases. In making purchases for the accounts of participants, Phoenix American may commingle the funds of one participant with those of other participants in the Plan. All shares purchased under the Plan will be held in the name of each participant. In the case of each purchase on the open market, the price per share for each participant's account shall be deemed to be the average price of all shares purchased with the funds available from that distribution. Purchases will be made directly from Holdings at a price equal to the most recently determined net asset value per share ("NAV"). NAV is determined by adding the most recent appraised value of the real estate owned by us to the value of our other assets, subtracting the total amount of all our liabilities and dividing the difference by the total number of outstanding shares. Phoenix American shall have no responsibility with respect to the market value of the shares acquired for participants under the Plan.

     Timing of Purchases. Phoenix American will make every reasonable effort to invest all distributions promptly after receipt, and in no event later than 30 days after the applicable distribution payment date (except where necessary to comply with applicable securities laws). If, for any reason beyond the control of Phoenix American, investment cannot be completed within 30 days after the applicable distribution payment date, participants' funds held by Phoenix American will be distributed to the participant.

     Account Statements. Following each purchase of shares, Phoenix American will mail to each participant an account statement showing the cash distributions, the number of shares purchased, the price per share and the participant's total shares accumulated under the Plan.

     Expenses and Commissions. There will be no direct expenses to participants for the administration of the Plan. Brokerage commissions and acquisition fees, as described below, and administrative fees associated with the Plan will be paid by Holdings. Any interest earned on distributions while held by Phoenix American will be paid to Holdings to defray costs relating to the Plan. Additionally, in connection with any shares purchased under the Plan, Holdings will pay to Carey Financial Corporation selling commissions of five percent per share sold. Carey Financial Corporation may, in its sole discretion, reallow up to five percent per share of the selling commission to selected dealers.

     Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. This means that shareholders will still be subject to federal taxation when they elect to participate in the reinvestment plan. Specifically, shareholders will be treated as if they have received a distribution from Holdings and then applied such distribution to purchase shares in the Plan. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless Holdings has designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be taxed as long-term capital gains. In addition, any brokerage commissions paid by Holdings on behalf of the participant constitutes additional distribution income. Total distribution income received from Holdings along with brokerage commissions paid on the participants behalf will be reported on an annual information return filed with the Internal Revenue Service. A copy will be sent to the participant, or the information will be shown on the participant's final account statement for the year.

     Stock Certificates.  No share certificates will be issued to a participant.

     Voting of Shares. In connection with any matter requiring the vote of Holdings shareholders, each participant will be entitled to vote all of the whole shares held by the participant in the Plan. Fractional shares will not be voted.

     Absence of Liability. Neither Holdings nor Phoenix American shall have any responsibility or liability as to the value of the Holdings shares, any change in the value of the shares acquired for any participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither Holdings nor Phoenix American shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant's participation in the Plan upon such participant's death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, Holdings and Phoenix American have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

     Termination of Participation. A participant may terminate participation in the Plan at any time by written instructions to that effect to Phoenix American. To be effective on a distribution payment date, the notice of termination and the termination fee must be received by Phoenix American at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, Phoenix American may also terminate any participant's account at any time in its discretion by notice in writing mailed to the participant. The Plan may also be terminated if, at any time in the future, a sufficient number of Holdings' registered shareholders are not participating in the Plan.

     Amendment of Plan. The Plan may be amended, supplemented or terminated by Holdings at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, Phoenix American receives written notice of termination of the participant's account. Amendment may include an appointment by Holdings or Phoenix American of a successor agent, in which event such successor shall have all of the rights and obligations of Phoenix American under the Plan.

     Governing Law. The Plan and any authorization card signed by the participant (which is deemed a part of the Plan) and the participant's account shall be governed by and construed in accordance with the laws of Maryland.

                 DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):15

     Our directors and executive officers are as follows:

                   NAME                                        OFFICE
                   ----                                        ------
Wm. Polk Carey.............................  Chairman of the Board and Co-Chief
                                               Executive Officer
Francis X. Diebold III.....................  Director*
Elizabeth P. Munson........................  Director*
Charles Parente............................  Director*
George E. Stoddard.........................  Director
Anne R. Coolidge...........................  President
Gordon F. DuGan............................  Vice Chairman and Co-Chief Executive
                                             Officer
John J. Park...............................  Managing Director and Chief Financial
                                             Officer

---------------
* Independent Director

WM. POLK CAREY
AGE: 73
DIRECTOR SINCE: 2001

     Wm. Polk Carey is Chairman of the Board of Directors and Co-CEO. Mr. Carey has served as a director of CPA(R):15 since 2001, of CPA(R):16 -- Global since 2003, of CPA(R):14 since 1997, of CPA(R):12 since 1993, of CIP(R) since 1993, and of W. P. Carey & Co. LLC since 1997. Mr. Carey was also elected Chairman of
W. P. Carey & Co. in June 1997, has been active in lease financing since 1959, and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers) and Vice Chairman and Director of Corporate Finance of duPont Glore Forgan Inc. Mr. Carey was educated at Princeton University and is a graduate of the University of Pennsylvania's Wharton School. Mr. Carey served as a Governor of the National Association of Real Estate Investment Trusts ("NAREIT") and served as the Executive in Residence at Harvard Business School. He currently serves on the boards of The Johns Hopkins University and its School of Advanced International Studies and as Chairman of the Boards of Trustees of the St. Elmo Foundation and the W. P. Carey Foundation. The W. P. Carey Foundation was formed to foster educational organizations and improve the quality of education. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence Klein the Economics Research Institute at that university. With Sir John Templeton, he helped to establish the program in management education at Oxford University. Mr. Carey also serves as Chairman of the Board and Co-Chief Executive Officer of CIP(R), CPA(R):12, CPA(R):14 and CPA(R):16 -- Global.

FRANCIS X. DIEBOLD III
AGE: 44
DIRECTOR SINCE: 2003

     Mr. Diebold is a William Polk Carey Professor of Economics, Finance and Statistics at the University of Pennsylvania, where he has been a member of the faculty since 1989. He has also served as a Research Associate at the National Bureau of Economic Research since 1999, and was Director of the Institute for Economic Research from 1999 to 2000. From 1986 to 1989, he served as an economist under Paul Volker and Alan Greenspan at the Board of Governors of the Federal Reserve System in Washington, DC. Mr. Diebold has published extensively and has served on the editorial boards of numerous journals, including Econometrica and Review of Economics and Statistics. He is the founder of FX Diebold Group, LLC, a Fellow of the Econometric Society and the recipient of several prizes for outstanding teaching. Mr. Diebold has held visiting appointments at several institutions, including Princeton University, the Graduate School of Business at the University of Chicago, and the Stern School of Business at New York University. Mr. Diebold received his B.S. from the Wharton School at the University of Pennsylvania in 1981 and his Ph.D. in 1986, also from the University of Pennsylvania. He has also served as an independent director of CIP(R) since 2002 and of CPA(R):16 -- Global since 2003.

ELIZABETH P. MUNSON
AGE: 47
DIRECTOR SINCE: 2002

     Ms. Munson is the President of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of Rockefeller & Co., a position she has held since December 2001. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson serves on the Board of Advisors of the Wildlife Conservation Society, Bronx, New York, is a member of the Board of Managers and Vice President of Episcopal Social Services, New York, New York and is a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York. Ms. Munson has also served as an independent director of CPA(R):12 since 2002 and CPA(R):16 -- Global since 2003.

CHARLES PARENTE
AGE: 63
DIRECTOR SINCE: 2003

     Mr. Parente joined the Board of Directors of CPA(R):15 in December 2003. He currently serves as Chief Executive Officer of Pagnotti Enterprises, Inc., a diversified holding company whose primary business includes workers' compensation insurance, real estate, anthracite coal mining preparation and sales and cable television. Prior to this, from 1988 through 1993, he served as President and Chief Executive Officer of C-TEC Corporation, a telecommunications and high-technology company. From 1970 through 1987, Mr. Parente was Chief Executive Officer and Managing Partner of Parente Randolph, PC, the leading independent accounting and consulting firm in Pennsylvania and among the top 30 in the country. Before this, from 1962 through 1970, he was a Principal at Deloitte, Haskins & Sells, a public accounting firm. Mr. Parente is a member of the Board of Directors of: Sordoni Construction Services, Inc., a real estate development company; Kern Plastic Playing Cards, Inc., a manufacturer of cellulose acetate playing cards; Bertels Can Company, a private manufacturer of metal cans for the gift industry; Circle Bolt & Nut Co., a distributor of industrial products; Frank Martz Coach Co. & Subsidiaries, a diversified transportation company; and Community Bank System, Inc., a bank holding company that owns Community Bank, N.A. He is active with various civic and community organizations and serves as Chairman of the Board of Directors of the Wyoming Valley Health Care System, Inc. and is a Board member of The Luzerne Foundation. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the World Business Council. He graduated cum laude from King's College in Wilkes-Barre, PA. Mr. Parente is also a Director of CPA(R):12 and CPA(R):14.

GEORGE E. STODDARD
AGE: 87
DIRECTOR SINCE: 2001

     Mr. Stoddard was, until 1979, officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard serves as a director and Senior Executive Vice President of W. P. Carey & Co. LLC. Mr. Stoddard is also a director of CIP(R), CPA(R):12 and CPA(R):14.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

ANNE R. COOLIDGE
AGE: 35

     Ms. Coolidge, President, joined W. P. Carey & Co. in 1993 as Assistant to the Chairman and was elected to Executive Director in March 2000. Ms. Coolidge founded W. P. Carey & Co.'s London office, which she headed from April 1999 to February 2001. She received an AB from Harvard College and an M.B.A. from Columbia University's Graduate School of Business. She also serves on the board of Jetora, Inc., the management company to LivingNexus, LLC, a provider of property management software to the real estate industry. Ms. Coolidge was also President of CPA(R):10 prior to its merger with CIP(R).

GORDON F. DUGAN
AGE: 38

     Mr. DuGan, Vice Chairman and Co-Chief Executive Officer, also serves as President and Co-CEO of W. P. Carey & Co. LLC. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions in February 1997, and was elected to Executive Vice President and Managing Director in June 1997, and was elevated to President in 1999. Mr. DuGan serves as Vice Chairman and Co-CEO of CIP(R), CPA(R):12, CPA(R):14 and
CPA(R):16 -- Global and as Trustee of the W. P. Carey Foundation. He also serves on the Boards of the New York Pops and the Hewitt School and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

JOHN J. PARK
AGE: 40

     Mr. Park, Managing Director and Chief Financial Officer, is also a Managing Director and Chief Financial Officer of W. P. Carey & Co. LLC. Mr. Park joined
W. P. Carey & Co., Inc. as an Investment Analyst in December 1987. Mr. Park became a First Vice President of W. P. Carey & Co., Inc. in April 1993 and a Senior Vice President in October 1995. Mr. Park received a B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991. Mr. Park is also Managing Director and Chief Financial Officer of CIP(R), CPA(R):12, CPA(R):14 and CPA(R):16 -- Global.

                                 LEGAL MATTERS

     The validity of the shares of CPA(R):15 common stock to be issued in connection with the merger will be passed upon for CPA(R):15 and Holdings by Reed Smith LLP.

     The description of Federal Income Tax Considerations contained in the section of this document entitled "Material United States Federal Income Tax Considerations" is based on the opinion of Reed

Smith LLP. That description also relies upon the anticipated opinions of Reed Smith LLP, as counsel for CPA(R):15 and CIP(R), which are conditions to the closing of the merger, regarding the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or as not taxable under Section 351 of the Internal Revenue Code and regarding CPA(R):15's and CIP(R)'s (and Holdings, if applicable) conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Reports on Form 10-K of Corporate Property Associates 15 Incorporated and Carey Institutional Properties Incorporated for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The balance sheet of CPA Holdings Incorporated as of May 25, 2004 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                 OTHER MATTERS

     Only one proxy statement/prospectus is being delivered to multiple security holders who share an address unless we have received contrary instructions from one or more of the security holders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement/prospectus to a security holder of a shared address to which a single copy was delivered. Also, security holders sharing an address may request a single copy of annual reports or proxy statements if they are currently receiving multiple copies. Such requests can be made by contacting Ms. Susan C. Hyde, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, New York 10020, or calling 212-492-1100.

                      WHERE YOU CAN FIND MORE INFORMATION

     CPA(R):15 and CIP(R) file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference room. Our SEC filings are also available to the public on the web site maintained by the SEC at http://www.sec.gov.

     CPA(R):15 and Holdings filed a registration statement on Form S-4 to register with the SEC the CPA(R):15 common stock and Holdings common stock to be issued to CIP(R) shareholders (and CPA(R):15 shareholders if the alternate structure is implemented) in the merger. This joint proxy statement/ prospectus is a part of that registration statement and constitutes a prospectus of CPA(R):15 and Holdings in addition to being a proxy statement of CPA(R):15 and CIP(R) for the special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

CPA(R):15'S SEC FILINGS (FILE NO. 000-50249)                     PERIOD/AS OF DATE
--------------------------------------------                     -----------------
Annual Report on Form 10-K.....................   Year ended December 31, 2003
Schedule 14A regarding annual meeting of
  shareholders on June 10, 2004................   April 30, 2004
Quarterly Report on Form 10-Q..................   Three months ended March 31, 2004

CIP(R)'S SEC FILINGS (FILE NO. 0-19156)                          PERIOD/AS OF DATE
---------------------------------------                          -----------------
Annual Report on Form 10-K.....................   Year ended December 31, 2003
Quarterly Report on Form 10-Q..................   Three months ended March 31, 2004

     We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the CPA(R):15 special meeting and the CIP(R) special meeting.

     The information incorporated by reference is deemed to be part of this joint proxy statement/ prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this joint proxy statement/prospectus will be deemed modified, superseded or replaced for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this joint proxy statement/prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this joint proxy statement/prospectus.

     CPA(R):15 has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to CPA(R):15 and Acquisition, and CIP(R) has supplied all such information relating to CIP(R).

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE, EXCLUDING ALL EXHIBITS UNLESS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AN
EXHIBIT IN THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM THE APPROPRIATE PARTY AT THE FOLLOWING ADDRESSES:

        CAREY INSTITUTIONAL PROPERTIES                   CORPORATE PROPERTY ASSOCIATES 15
                 INCORPORATED                                      INCORPORATED
             50 ROCKEFELLER PLAZA                              50 ROCKEFELLER PLAZA
           NEW YORK, NEW YORK 10020                          NEW YORK, NEW YORK 10020
                (800) WP CAREY                                    (800) WP CAREY

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY           ,
2004 TO RECEIVE THEM BEFORE THE CPA(R):15 ANNUAL MEETING OR THE CIP(R) SPECIAL MEETING.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE CPA(R):15 PROPOSAL TO APPROVE THE MERGER AND THE CIP(R) PROPOSAL TO APPROVE THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT
PROXY STATEMENT/PROSPECTUS IS DATED          , 2004. YOU SHOULD NOT ASSUME THAT
THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE
AS OF ANY DATE OTHER THAN           , 2004, AND NEITHER THE MAILING OF THE JOINT
PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF CPA(R):15 COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                         INDEX TO FINANCIAL STATEMENTS

  CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

ASSUMING NO PARTICIPATION IN THE CASH OPTION:
Pro Forma condensed Consolidated Balance Sheet as of March
  31, 2004..................................................   F-3
Notes to Pro Forma condensed Consolidated Balance Sheet.....   F-4
Pro Forma condensed Consolidated Statements of Income for
  the year ended December 31, 2003 and the three months
  ended March 31, 2004......................................   F-8
Notes to Pro Forma condensed Consolidated Statements of
  Income....................................................   F-11
ASSUMING MAXIMUM PARTICIPATION IN THE CASH OPTION:
Pro Forma condensed Consolidated Balance Sheet as of March
  31, 2004..................................................   F-20
Notes to Pro Forma condensed Consolidated Balance Sheet.....   F-21
Pro Forma condensed Consolidated Statements of Income for
  the year ended December 31, 2003 and the three months
  ended March 31, 2004......................................   F-24
Notes to Pro Forma condensed Consolidated Statements of
  Income....................................................   F-27

                 CPA HOLDINGS INCORPORATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm.....   F-35
Balance Sheet as of May 25, 2004............................   F-36
Notes to Balance Sheet......................................   F-37

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING NO PARTICIPATION IN THE CASH OPTION

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 has been presented as if the acquisition of Carey Institutional Properties Incorporated ("CIP(R)") by Corporate Property Associates 15 Incorporated ("CPA(R):15") in exchange for CPA(R):15 shares had occurred on March 31, 2004. This unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the condensed consolidated balance sheets of CIP(R) and CPA(R):15 as of March 31, 2004 included in their respective Form 10-Q filings as of March 31, 2004 and their consolidated Balance Sheets as of December 31, 2003 included in their respective Form 10-K filings as of December 31, 2003, incorporated by reference herein. The Pro Forma Condensed Consolidated Balance Sheet also includes pro forma adjustments for significant acquisition and related mortgage financing transactions that were completed by CPA(R):15 subsequent to March 31, 2004 and certain proposed transactions that Management believes are probable of being completed and a probable disposition of properties by CIP(R) prior to its acquisition by CPA(R):15. In Management's opinion, all adjustments necessary to reflect the merger and the related issuance of shares of common stock of CPA(R):15 as well as the CPA(R):15 acquisitions and CIP(R) dispositions have been made.

     Pursuant to the terms of the transaction, CIP(R) will be merged into CPA(R):15. CPA(R):15 will acquire CIP(R) in exchange for CPA(R):15 shares or cash, at the option of each CIP(R) shareholder. If no shareholder participates in the cash option, approximately 31,463,000 shares of CPA(R):15 common stock would be issued upon completion of the merger. Prior to the merger, CIP(R) shareholders will receive a special dividend of $3.00 per share. The merger will be accounted for as a purchase and the assets acquired and liabilities assumed from CIP(R) will be recorded at their estimated fair values.

     This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2004, nor do they purport to represent the future financial position of CPA(R):15.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING NO PARTICIPATION IN THE CASH OPTION

                                            CPA(R):15                          CIP(R)
                                 -------------------------------   -------------------------------
                                                    PRO FORMA                         PRO FORMA       OTHER PRO       CPA(R):15
                                                   ADJUSTMENTS                       ADJUSTMENTS        FORMA         PRO FORMA
                                 HISTORICAL(1)   ACQUISITIONS(2)   HISTORICAL(1)   DISPOSITIONS(3)   ADJUSTMENTS     CONSOLIDATED
                                 -------------   ---------------   -------------   ---------------   -----------     ------------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                                             ASSETS:
Real estate accounted for under
  the operating method, net....   $  918,174        $274,345         $305,183         $(97,467)       $  28,931 (4)   $1,429,166
Net investment in direct
  financing leases.............      143,128          (2,697)         121,354          (13,955)          26,890 (4)      274,720
Intangible assets..............       40,080          31,244               --               --           80,416 (4)      151,740
Real estate under construction
  leased to others.............       64,415              --               --               --               --           64,415
Assets held for sale...........           --              --            3,092               --               --            3,092
Equity investments.............       84,038           2,455           63,277           (6,509)          48,971 (4)      192,232
Cash and cash equivalents......      313,244         (49,998)          19,320          119,207         (132,932)(7)      266,616
                                                                                                         (2,225)(8)
Short-term investments.........       41,475              --               --               --               --           41,475
Other assets...................       56,380              --           24,498             (987)          (7,775)(5)       72,116
                                  ----------        --------         --------         --------        ---------       ----------
        Total assets...........   $1,660,934        $255,349         $536,724         $    289        $  42,276       $2,495,572
                                  ==========        ========         ========         ========        =========       ==========
                                     LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Mortgage notes payable.........   $  618,632        $197,000         $231,304         $(28,234)       $   2,180 (6)   $1,020,882
Mortgage notes payable -- held
  for sale.....................           --              --            2,954               --               --            2,954
Notes payable..................        3,938              --               --               --               --            3,938
Accrued interest...............        3,092              --            2,350             (219)              --            5,223
Due to affiliates..............        2,699              --            2,539            4,438           (5,602)(7)        4,074
Accounts payable and accrued
  expenses.....................        7,404              --            3,473             (159)              --           10,718
Prepaid and deferred rents and
  security deposits............       39,187              --            5,924           (1,276)           1,576 (4)       43,506
                                                                                                         (1,905)(5)
Deferred acquisition fees
  payable to affiliate.........       22,053           3,581               --               --               --           25,634
Dividends payable..............       16,654              --            6,058               --               --           22,712
                                  ----------        --------         --------         --------        ---------       ----------
        Total liabilities......      713,659         200,581          254,602          (25,450)          (3,751)       1,139,641
                                  ----------        --------         --------         --------        ---------       ----------
Minority interest..............       53,776          54,768           15,557           (2,736)          26,437 (4)      147,802
                                  ----------        --------         --------         --------        ---------       ----------
Common stock...................          106              --               29               --                2 (9)          137
Additional paid-in capital.....      949,657              --          315,573               --             (974)(9)    1,264,256
Dividends in excess of
  accumulated earnings.........      (57,946)             --          (38,280)          28,475            9,805 (9)      (57,946)
Accumulated other comprehensive
  income.......................        2,532              --            2,299               --           (2,299)(9)        2,532
                                  ----------        --------         --------         --------        ---------       ----------
                                     894,349              --          279,621           28,475            6,534        1,208,979
Treasury stock.................         (850)             --          (13,056)              --           13,056 (9)         (850)
                                  ----------        --------         --------         --------        ---------       ----------
        Total shareholders'
          equity...............      893,499              --          266,565           28,475           19,590        1,208,129
                                  ----------        --------         --------         --------        ---------       ----------
        Total liabilities,
          minority interest and
          shareholders'
          equity...............   $1,660,934        $255,349         $536,724         $    289        $  42,276       $2,495,572
                                  ==========        ========         ========         ========        =========       ==========

  See accompanying notes to the pro forma condensed consolidated balance sheet

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     1. Derived from the historical unaudited condensed consolidated balance sheets of Corporate Property Associates 15 Incorporated ("CPA(R):15") and Carey Institutional Properties Incorporated ("CIP(R)") as of March 31, 2004, incorporated by reference herein.

     2. Subsequent to March 31, 2004, CPA(R):15 (i) acquired through a 57.69% controlling interest in a limited partnership that acquired 78 properties for $312,445 of which $183,000 was financed by obtaining a limited recourse mortgage loan on the properties and entered into net leases with two lessees that operate the properties under the U-Haul brand name, (ii) purchased a property for $7,168 and entered into a net lease with Worthington Precision Metals, Inc. ("Worthington"), (iii) placed an $8,500 mortgage on its property leased to Oxford Automotive, Inc. ("Oxford") and (iv) placed a 9,300 Euro mortgage on the property leased to Actuant Corporation ("Actuant"). Proposed transactions which are probable of completion include (i) the sale of a 49.99% interest in Actuant to Corporate Property Associates 16 -- Global, Incorporated
("CPA(R):16 -- Global"), an affiliate, for approximately $8,436 which when completed will reduce CPA(R):15's interest in Actuant to 50% and (ii) obtaining $5,500 of mortgage financing on the property net leased to World Airways, Inc. ("World Airways"). Pursuant to the agreement between CPA(R):15 and CPA(R):16 -- Global, all of the contingencies relating to the sale of the Actuant interest have been met and the transfer of the interest is an obligation that CPA(R):16 -- Global is required to complete prior to December 31, 2005.

     Real estate acquisitions for financial reporting purposes may include intangible assets. Tangible real estate assets consist of purchase amounts allocated to land and building and intangible assets consist of purchase amounts allocated to in-place lease values, tenant relationships and above-market lease values. Purchase amounts attributable to below-market lease values are recorded as deferred rents. The accounting policies and the critical accounting estimates related to the allocation of purchase amounts are described in the historical financial statements and the management discussion and analysis included in CPA(R):15's Annual Report on Form 10-K for the year ended December 31, 2003, incorporated by reference herein.

     For pro forma purposes, the cash proceeds from the mortgage financing and the sale of the interest in the Actuant limited partnership have been reflected in the accompanying pro forma balance sheet. In connection with the CPA(R):15's commitment to sell a portion of its interest, the assets and liabilities of Actuant have been reclassified to an equity investment to reflect its remaining 50% noncontrolling interest in the underlying limited partnership.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     A summary of the pro forma adjustments for transactions proposed or completed subsequent to March 31, 2004 is as follows:

                                 REAL ESTATE LEASED TO   NET INVESTMENT IN
                                   OTHERS UNDER THE      DIRECT FINANCING                          EQUITY
    TENANT:                        OPERATING METHOD           LEASES         INTANGIBLE ASSETS   INVESTMENTS
    -------                      ---------------------   -----------------   -----------------   -----------
    U-Haul.....................        $281,201                    --             $31,244              --
    Worthington................              --               $ 7,168                  --              --
    Oxford.....................              --                    --                  --              --
    Actuant....................          (6,856)               (9,865)                 --          $2,455
    World Airways..............              --                    --                  --              --
                                       --------               -------             -------          ------
                                       $274,345               $(2,697)            $31,244          $2,455
                                       ========               =======             =======          ======

                                                                                 DEFERRED
                                                                                ACQUISITION
                                                          MORTGAGE NOTES      FEE PAYABLE TO      MINORITY
    TENANT:                              CASH                 PAYABLE            AFFILIATE        INTEREST
    -------                      ---------------------   -----------------   -----------------   -----------
    U-Haul.....................        $(71,072)             $183,000             $ 3,605          $54,768
    Worthington................          (7,025)                   --                 143               --
    Oxford.....................           8,500                 8,500                  --               --
    Actuant....................          14,099                    --                (167)              --
    World Airways..............           5,500                 5,500                  --               --
                                       --------              --------             -------          -------
                                       $(49,998)             $197,000             $ 3,581          $54,768
                                       ========              ========             =======          =======

     3. In connection with the proposed merger transaction, CIP(R) has entered into an agreement to sell a portfolio of its properties, including an equity interest in a general partnership accounted for under the equity method, to W.
P. Carey & Co. LLC ("WPC"), the advisor of CPA(R):15 and CIP(R), at the appraised value of $147,941. The sale is contingent on CIP(R) and CPA(R):15 agreeing to the proposed merger. In consideration, WPC would pay $119,207 in cash and assume mortgage notes payable, accrued interest, security deposit obligations and other liabilities, net of other assets of $28,234, $219, $211 and $159, respectively. Upon completion of the sale of the portfolio of properties, CIP(R)will write off other assets consisting of unamortized leasing costs, straight-line rents and deferred financing costs totaling $987 and deferred rents of $1,065 related to the disposed-of properties and will recognize a liability for subordinated real estate commissions, payable to WPC, of $4,438. In connection with the proposed disposition, CIP(R) would recognize, for pro forma purposes, net gains of $28,475.

     4. Reflects adjustments to record CIP(R)'s assets acquired and liabilities assumed by CPA(R):15 at their estimated fair value.

                                                          FAIR VALUE   HISTORICAL COST   NET ADJUSTMENT
                                                          ----------   ---------------   --------------
    Real estate accounted for under the operating
      method, net.......................................   $236,647       $(207,716)        $28,931
    Net investment in direct financing leases...........    134,289        (107,399)         26,890
    Intangible assets...................................     80,416              --          80,416
    Equity investments..................................    105,739         (56,768)         48,971
    Assets held for sale................................      3,092          (3,092)             --
    Deferred rent.......................................      1,576              --           1,576
    Minority interest...................................     39,258         (12,821)         26,437

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     The assets of CIP(R) have been appraised by an independent appraiser. The carrying value of non-real estate assets and liabilities, other than mortgage notes payable, is deemed to approximate their fair values.

     5. Adjustment to eliminate CIP(R) unamortized straight line rents and deferred financing costs, liability for deferred rent and other non-cash items. CIP(R) leases which provide for noncontingent stated rent increases are required to be re-straight-lined at the date of the transaction.

     6. Adjustment to reflect CIP(R) mortgage notes assumed by CPA(R):15 at their estimated fair value. The estimated fair value of fixed rate debt instruments was evaluated using a discounted cash flow model with discount rates that take into account the credit of the tenants and the interest rate risk.

     7. Reflects payments by CIP(R) and CPA(R):15 as follows:

Subordinated real estate commissions payable to
  Advisor(A).........................................   $ 22,656
Incentive fee payable by CIP(R) to Advisor(B)........     23,681
Dividend to CIP(R) shareholders(C)...................     86,595
                                                        --------
                                                        $132,932
                                                        ========

          (A) Includes $5,602, payable by CIP(R), related to sales of properties since inception but prior to the acquisition of properties by CPA(R):15. In connection with the merger, subordinated real estate commissions will be payable equal to 3% of the sales price from the disposition of properties since the inception of CIP(R).

          (B) A subordinated incentive fee equal to 15% of cumulative cash from sales and financing after CIP(R) shareholders have received dividends totaling 100% of Initial Investor Capital plus a 6% Cumulative Return will be payable upon consummation of the merger.

          (C) Reflects a dividend of $3 per share payable to 28,865,127 shares consisting of 28,224,109 shares outstanding at March 31, 2004 and 641,018 shares which will be issued from the expected exercise of warrants prior to the proposed merger.

          Acquisition fees will not be payable by CPA(R):15 to the extent that properties are acquired through the issuance of CPA(R):15 shares pursuant to the proposed merger.

     8. Reflects payment of transaction costs. Total transaction costs are estimated to be $2,225 ($1,275 for CIP(R) and $950 for CPA(R):15). Pursuant to the terms of the Merger Agreement, CIP(R) and CPA(R):15 will each bear their own costs. CIP(R)'s costs are expensed currently. CPA(R):15's costs are deferred and will be capitalized to the real estate assets acquired in the transaction.

     9. The changes in shareholders' equity reflect the following:

                                                              DIVIDENDS IN    ACCUMULATED
                                                 ADDITIONAL    EXCESS OF         OTHER
                                        COMMON    PAID-IN     ACCUMULATED    COMPREHENSIVE   TREASURY
                                        STOCK     CAPITAL       EARNINGS       EARNINGS       STOCK
                                        ------   ----------   ------------   -------------   --------
    Elimination of CIP(R)'s pro forma
      equity..........................   $(29)   $(315,573)      $9,805         $(2,299)     $13,056
    Issuance of CPA(R):15 shares......     31      314,599           --              --           --
                                         ----    ---------       ------         -------      -------
      Net adjustment..................   $  2    $    (974)      $9,805         $(2,299)     $13,056
                                         ====    =========       ======         =======      =======

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     In accordance with the terms of the Merger Agreement, CPA(R):15 will acquire the common stock of CIP(R) for issuance of shares of CPA(R):15 common stock. The shares of CPA(R):15 are valued at $10 per share and the shares of CIP(R) common stock, subsequent to the $3.00 per share dividend, have been valued at $10.90 per share based on an independent appraisal of CIP(R)'s assets. The pro forma condensed consolidated balance sheet reflects the issuance of approximately 31,463,000 shares of CPA(R):15 common stock based on CIP(R) shares outstanding as of March 31, 2004 and the conversion of stock warrants that are held by CIP(R)'s former advisor to shares of CIP(R) common stock.

     CIP(R)'s accumulated other comprehensive income represents cumulative foreign currency translation adjustments and unrealized gains on marketable securities and such gains will be eliminated in purchase accounting upon acquisition by CPA(R):15.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
 FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE THREE MONTHS ENDED MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING NO PARTICIPATION IN THE CASH OPTION

     The following unaudited Pro Forma Condensed Consolidated Income Statements for the year ended December 31, 2003 and three months ended March 31, 2004 have been presented as if the acquisition of Carey Institutional Properties ("CIP(R)") by Corporate Property Associates 15 Incorporated ("CPA(R):15") in exchange for CPA(R):15 shares had occurred as of January 1, 2003. The Condensed Consolidated Income Statements also give pro forma effect (i) to significant acquisitions by CPA(R):15 and related mortgage financing subsequent to January 1, 2003 including certain transactions which have not occurred but are probable of being completed and (ii) the proposed dispositions of properties by CIP(R) prior to its acquisition by CPA(R):15 as though such acquisitions and dispositions had occurred as of January 1, 2003. The unaudited pro forma Condensed Consolidated Income Statements should be read in conjunction with the consolidated financial statements of CIP(R) and CPA(R):15 included in their respective Annual Reports on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2004, each incorporated by reference herein. In Management's opinion, all adjustments necessary to reflect the merger and related issuance of shares of common stock of CPA(R):15 have been made.

     The unaudited Pro Forma Condensed Consolidated Income Statements are not necessarily indicative of what the actual results of operations of the CPA(R):15 would have been, nor do they purport to represent the results of operations for future periods.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                  (UNAUDITED)

ASSUMING NO PARTICIPATION IN THE CASH OPTION

                                           CPA(R):15                          CIP(R)
                                -------------------------------   -------------------------------
                                                   PRO FORMA                         PRO FORMA         OTHER          CPA(R):15
                                                ADJUSTMENTS --                    ADJUSTMENTS --     PRO FORMA        PRO FORMA
                                HISTORICAL(1)   ACQUISITIONS(2)   HISTORICAL(1)   DISPOSITIONS(3)   ADJUSTMENTS      CONSOLIDATED
                                -------------   ---------------   -------------   ---------------   -----------      ------------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES:
Rental income.................   $    65,912        $51,446          $38,442         $(11,281)        $(3,739)(4)    $    140,780
Interest income from direct
  financing leases............         6,845          4,711           15,372           (1,362)         (3,254)(5)          22,312
Other operating income........         2,419             --              374             (219)             --               2,574
                                 -----------        -------          -------         --------         -------        ------------
                                      75,176         56,157           54,188          (12,862)         (6,993)            165,666
                                 -----------        -------          -------         --------         -------        ------------
EXPENSES:
Depreciation and
  amortization................        16,457         12,268            6,944           (2,681)          1,946(6)           34,934
General and administrative....         7,322             --           10,731              (27)            (58)(7)          17,968
Property expense..............        12,554          4,326            3,845           (2,606)             44(8)           18,163
Charge on extinguishment of
  debt........................            --             --              481               --                                 481
Impairment charge on real
  estate......................        24,000             --            5,412               --          (5,412)(9)          24,000
                                 -----------        -------          -------         --------         -------        ------------
                                      60,333         16,594           27,413           (5,314)         (3,480)             95,546
                                 -----------        -------          -------         --------         -------        ------------
  Income before minority
    interest, income from
    equity investments and
    gains.....................        14,843         39,563           26,775           (7,548)         (3,513)             70,120

Other interest income.........         3,410             --            1,664               --          (3,410)(10)          1,664
Interest expense..............       (25,066)       (21,256)         (18,973)           3,445             842(11)         (61,008)
Minority interest in income...        (2,703)        (5,790)          (3,059)             369           1,295(12)          (9,888)
Income from equity
  investments.................         8,233            622           10,599             (994)         (5,063)(13)         13,397
                                 -----------        -------          -------         --------         -------        ------------
  (Loss) income before
    gains.....................        (1,283)        13,139           17,006           (4,728)         (9,849)             14,285

Unrealized gains on foreign
  currency transactions.......         1,638             --              922             (922)             --               1,638
Gain on foreign currency
  transactions................         1,535             --               --               --              --               1,535
Gain on sale..................         2,757             --               --               --              --               2,757
Discontinued operations.......            --             --              657             (657)             --                  --
                                 -----------        -------          -------         --------         -------        ------------
  Net income..................   $     4,647        $13,139          $18,585         $ (6,307)        $(9,849)       $     20,215
                                 ===========        =======          =======         ========         =======        ============
Earnings per share(14)
  Basic and diluted earnings
  per share...................   $       .06                                                                         $        .18
  Weighted average
    shares -- basic and
    diluted...................    78,939,049                                                                          110,186,671

See accompanying notes to the pro forma condensed consolidated income statement.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING NO PARTICIPATION IN THE CASH OPTION

                                           CPA(R):15                          CIP(R)
                                -------------------------------   -------------------------------
                                                   PRO FORMA                         PRO FORMA         OTHER          CPA(R):15
                                                ADJUSTMENTS --                    ADJUSTMENTS --     PRO FORMA        PRO FORMA
                                HISTORICAL(1)   ACQUISITIONS(2)   HISTORICAL(1)   DISPOSITIONS(3)   ADJUSTMENTS      CONSOLIDATED
                                -------------   ---------------   -------------   ---------------   -----------      ------------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES:
Rental income.................  $     22,611        $7,216           $9,910           $(2,692)        $  (910)(4)    $     36,135
Interest income from direct
  financing leases............         3,526           (27)           3,588              (340)           (806)(5)           5,941
Interest and other income.....         4,215            --               69               (19)             --               4,265
                                ------------        ------           ------           -------         -------        ------------
                                      30,352         7,189           13,567            (3,051)         (1,716)             46,341
                                ------------        ------           ------           -------         -------        ------------

EXPENSES:
Depreciation and
  amortization................         5,585         1,718            1,773              (674)            518(6)            8,920
General and administrative....         1,974            --            2,113              (504)           (693)(7)           2,890
Property expense..............         5,147           302            2,696                (9)             11(8)            8,147
Charge on extinguishment of
  debt........................            --            --               --                --                                  --
Impairment charge on real
  estate......................            --            --               --                --              --                  --
                                ------------        ------           ------           -------         -------        ------------
                                      12,706         2,020            6,582            (1,187)           (164)             19,957
                                ------------        ------           ------           -------         -------        ------------
  Income before minority
    interest, income from
    equity investments and
    gains.....................        17,646         5,169            6,985            (1,864)         (1,552)             26,384

Other interest income.........         1,005            --              411                --          (1,005)(11)            411
Interest expense..............        (8,999)       (3,263)          (4,721)              900             219(12)         (15,864)
Minority interest in income...        (1,995)       (1,091)            (834)              114             323(13)          (3,483)
Income from equity
  investments.................         2,071            82            2,977              (248)         (1,265)(14)          3,617
                                ------------        ------           ------           -------         -------        ------------
  Income before gains.........         9,728           897            4,818            (1,098)         (3,280)             11,065

Unrealized gains on foreign
  currency transactions.......            --            --               --                --              --                  --
Gain on foreign currency
  transactions................         1,876            --              (22)               22              --               1,876
Gain on sale..................            --            --                5                (5)             --                  --
Discontinued operations.......            --            --             (103)              103              --                  --
                                ------------        ------           ------           -------         -------        ------------
  Net income..................  $     11,604        $  897           $4,698           $  (978)        $(3,280)       $     12,941
                                ============        ======           ======           =======         =======        ============
Earnings per share(14)
  Basic and diluted earnings
  per share...................  $        .11                                                                         $        .09
  Weighted average
    shares -- basic and
    diluted...................   106,094,871                                                                          137,557,859

See accompanying notes to the pro forma condensed consolidated income statement.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

          NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. Derived from the historical audited statements of income of Corporate Property Associates 15 Incorporated ("CPA(R):15") and Carey Institutional Properties Incorporated ("CIP(R)") for the year ended December 31, 2003, and historical unaudited statements for the three months ended March 31, 2004 incorporated by reference herein.

2. Reflects the pro forma effect as if certain CPA(R):15 transactions completed subsequent to January 1, 2003 or currently proposed and probable of being completed had occurred on January 1, 2003. Since January 1, 2003, CPA(R):15 has purchased properties and entered into net leases with more than 20 lessees and obtained mortgage financing on several of the above properties. Additionally, the pro forma adjustments include the effects of reducing its 99.99% interest in a limited partnership which leases property to Actuant Corporation ("Actuant") to 50%, including a reclassification of accounting for Actuant under the equity method. The sale of the 49.99% interest to an affiliate which currently has a de minimus ownership interest in the limited partnership has been approved by the independent directors of CPA(R):15 and pursuant to the limited partnership agreement, the affiliate has an obligation to increase its interest to 50%.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        INCOME STATEMENTS -- (CONTINUED)

     A summary of the pro forma adjustments is as follows:

                                 RENTAL INCOME:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                                    INCLUDED IN
                              DATE OF     CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:              ACQUISITION      RENT       OTHER(A)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------              -----------   -----------   --------   ---------   ---------------------   ----------
Waddington North America
  Business Trust..........   2/12/2003      $  638        $ 29      $  667            $   585           $    82
Carrefour SAS(b)(c).......  11/27/2003       1,821          --       1,821                181             1,640
Polar Plastics, Inc.......   2/25/2003       1,460          --       1,460              1,235               225
Qualceram Shires
  plc(b)(d)...............   4/29/2003         143          --         143                 96                47
Lillian Vernon
  Corporation.............    7/2/2003       3,848          --       3,848              1,910             1,938
Qualserv Corporation......   7/31/2003         667         169         836                355               481
Kerr Group, Inc...........   8/13/2003       1,331         400       1,731                643             1,088
American Pad & Paper,
  LLC.....................   8/19/2003       1,579         154       1,733                604             1,129
Galyan's Trading Company..   8/17/2003       1,290          --       1,290                513               777
Life Time Fitness, Inc....   9/30/2003       4,247          --       4,247              1,187             3,060
Precise Technology,
  Inc.....................  10/29/2003       2,640          42       2,682                453             2,229
Starmark Camhood II LLC...   11/7/2003       2,633          --       2,633                397             2,236
Berry Plastics
  Corporation.............  11/20/2003       2,960        (318)      2,642                289             2,353
24 Hour Fitness USA
  Inc.....................  12/22/2003         914         223       1,137                 25             1,112
MediMedia USA, Inc........    4/1/2003       2,111         223       2,334              1,751               583
World Airways, Inc........   3/26/2004         853          --         853                 --               853
Affina Corporation........    1/8/2004       1,254          12       1,266                 --             1,266
Plumbmaster, Inc..........    1/2/2004         855          34         889                 --               889
Regie de Batiments(b).....    1/1/2004         998         (81)        917                 --               917
U-Haul....................   4/29/2004      28,541          --      28,541                 --            28,541
                                                                                                        -------
  Pro forma adjustment....                                                                              $51,446
                                                                                                        =======

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                               INCLUDED IN
                                     CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                          RENT       OTHER(A)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------                       -----------   --------   ---------   ---------------------   ----------
World Airways, Inc.................    $  213         --       $  213              $14              $  199
Actuant Corporation................        --         $3           --              138                (138)
Affina Corporation.................       313          3          316              296                  20
U-Haul.............................     7,135         --        7,135               --               7,135
                                                                                                    ------
  Pro forma adjustment.............                                                                 $7,216
                                                                                                    ======

---------------
(a) Includes adjustments for straight-line rents and amortization of rent-related intangibles

(b) Contractual rent is translated to U.S. dollars using average exchange for rate for the year ended December 31, 2003

(c) Pro forma adjustment for property purchased in 2003 in Nimes, France

(d) Land rent only

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        INCOME STATEMENTS -- (CONTINUED)

                 INTEREST INCOME FROM DIRECT FINANCING LEASES:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                                     INCLUDED IN
                               DATE OF     CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:               ACQUISITION      RENT       OTHER(E)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------               -----------   -----------   --------   ---------   ---------------------   ----------
Pemstar, Inc...............   3/28/2003      $1,278       $ 176      $1,454            $1,103             $  351
Qualceram Shires
  plc(f)(g)................   4/29/2003       2,875         512       3,387             2,188              1,199
Grande Communications,
  Networks, Inc............    8/7/2003       1,379         (75)      1,304               510                794
Insulated Structures
  Ltd.(f)..................   11/4/2003         796         142         938               131                807
Sportrack LLC..............  11/24/2003       1,295        (253)      1,042               177                865
Worthington Precision
  Metals, Inc..............   4/14/2004         788          --         788                --                788
Actuant Corporation(h).....  12/11/2004          --          --          --                93                (93)
                                                                                                          ------
  Pro forma adjustment.....                                                                               $4,711
                                                                                                          ======

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                               INCLUDED IN
                                     CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                          RENT       OTHER(E)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------                       -----------   --------   ---------   ---------------------   ----------
Worthington Precision Metals,
  Inc..............................     $197         --         $197                --               $197
Actuant Corporation(h).............       --         --           --               224               (224)
                                                                                                     ----
  Pro forma adjustment.............                                                                  $(27)
                                                                                                     ====

---------------
(e) Interest income from direct financing leases is recorded such that interest income is recorded at a constant rate of return and may vary from contractual rent.

(f) Contractual rent is translated to U.S. dollars using average exchange for rate for the year ended December 31, 2003

(g) A portion of the rent is recognized as rental income

(h) Upon sale of interest, underlying investment will be accounted for under the equity method

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        INCOME STATEMENTS -- (CONTINUED)

              DEPRECIATION AND AMORTIZATION OF INTANGIBLE ASSETS:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                               INCLUDED IN
                                                                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                             PRO FORMA(I)        OPERATIONS         ADJUSTMENT
--------------                                             ------------   ---------------------   ----------
Carrefour SAS............................................     $  558               $63             $   495
Waddington North America Business Trust..................        177               155                  22
Polar Plastics, Inc......................................        397               347                  50
Lillian Vernon Corporation...............................        958               439                 519
Qualserv Corporation.....................................        227               104                 123
Kerr Group, Inc..........................................        393               147                 246
American Pad & Paper, LLC................................        491               184                 307
Life Time Fitness, Inc...................................      1,021               315                 706
Galyan's Trading Company.................................        341               128                 213
Precise Technology, Inc..................................        687               153                 534
Starmark Camhood II LLC..................................        618                77                 541
Berry Plastics Corporation...............................        708                78                 630
24 Hour Fitness USA Inc..................................        228                11                 217
MediMedia USA, Inc.......................................        635               450                 185
World Airways, Inc.......................................        217                --                 217
Affina Corporation.......................................        234                --                 234
Plumbmaster, Inc.........................................        175                --                 175
Regie de Batiments.......................................        223                --                 223
U-Haul...................................................      6,631                --               6,631
                                                                                                   -------
  Pro forma adjustment...................................                                          $12,268
                                                                                                   =======

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                               INCLUDED IN
                                                                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                             PRO FORMA(I)        OPERATIONS         ADJUSTMENT
--------------                                             ------------   ---------------------   ----------
World Airways, Inc.......................................     $   54                9               $   45
Affina Corporation.......................................         59               51                    8
Plumbmaster, Inc.........................................         44               37                    7
U-Haul...................................................      1,658               --                1,658
                                                                                                    ------
  Pro forma adjustment...................................                                           $1,718
                                                                                                    ======

---------------
(i) Depreciation is calculated on a straight-line basis over 40 years for buildings and over 7 years for certain equipment. Intangible assets are amortized over the initial or extended terms of the applicable leases.

                               PROPERTY EXPENSE:

     Included in property expense are asset management and performance fees which are calculated based on 1% of Average Invested Assets. Pro forma asset management and performance fees are based on pro forma pro rata Average Invested Assets of $1,264,756.

                                                                  YEAR ENDED        THREE MONTHS ENDED
                                                               DECEMBER 31, 2003      MARCH 31, 2004
                                                              -------------------   ------------------
Pro forma expense...........................................        $12,648              $ 3,162
  Historical expense........................................         (8,322)              (2,860)
                                                                    -------              -------
    Pro forma adjustment....................................        $ 4,326              $   302
                                                                    =======              =======

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        INCOME STATEMENTS -- (CONTINUED)

                               INTEREST EXPENSE:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                         INCLUDED IN
                                                                    HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                          PRO FORMA        OPERATIONS         ADJUSTMENT
--------------                                          ---------   ---------------------   ----------
Carrefour SAS(j)......................................   $   834           $   69            $   765
Polar Plastics, Inc...................................       545              512                 33
Qualceram Shires plc(j)...............................     1,259               --              1,259
Lillian Vernon Corporation............................     1,487              558                929
Kerr Group, Inc.......................................       607              188                419
American Pad & Paper, LLC.............................       609              165                444
Galyan's Trading Company..............................       564              231                333
Life Time Fitness, Inc................................     1,581               15              1,566
Precise Technology, Inc...............................       983                3                980
Starmark Camhood II LLC...............................     1,066              164                902
24 Hour Fitness USA Inc...............................       359               --                359
MediMedia USA, Inc....................................       807              627                180
World Airways, Inc....................................       337               --                337
U-Haul................................................    11,712               --             11,712
Pemstar, Inc..........................................       433              367                 66
Grande Communications, Networks, Inc..................       502              187                315
Insulated Structures Ltd(j)...........................       368               62                306
Interest on deferred acquisition fees(k)..............     1,420            1,069                351
                                                                                             -------
  Pro forma adjustment................................                                       $21,256
                                                                                             =======

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                         INCLUDED IN
                                                                    HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                       PRO FORMA(J)        OPERATIONS         ADJUSTMENT
--------------                                       ------------   ---------------------   ----------
Qualceram Shires plc...............................     $  376              $156              $  220
24 Hour Fitness USA, Inc...........................         96                63                  33
World Airways, Inc.................................         83                --                  83
U-Haul.............................................      2,897                --               2,897
Interest on deferred acquisition fees(k)...........        355               325                  30
                                                                                              ------
  Pro forma adjustment.............................                                           $3,263
                                                                                              ======

---------------
(j) Debt service is translated to dollars using the average exchange rate for the year ended December 31, 2003

(k) Pro forma interest on deferred acquisition fees is based on pro forma deferred acquisition fees payable at March 31, 2004 of $28,405. Interest accrues on unpaid deferred acquisition fees at an annual interest rate of 5%.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        INCOME STATEMENTS -- (CONTINUED)

                               MINORITY INTEREST:

     The adjustment to minority interest income reflects (i) ownership interests of 42.31% by affiliates in the U-Haul purchase, and (ii) gives full year effect for 2003 to changes in the ownership of certain entities in which CPA(R):15's interests were reduced to 50.375% and 65%.

                                 EQUITY INCOME:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                               STARMARK       ACTUANT
                                                              CAMHOOD LLC   CORPORATION   TOTAL
                                                              -----------   -----------   -----
Rental income...............................................    $18,272        $ 501
Interest income from direct financing lease.................         --          807
Depreciation and amortization of intangibles................     (3,782)          --
Interest expense............................................     (7,971)        (706)
                                                                -------        -----
  Pro forma net income......................................    $ 6,519        $ 602
                                                                -------        -----
CPA(R):15 interest..........................................    $ 2,868        $ 301
  Equity income included in the historical results of
     operations.............................................     (2,547)          --
                                                                -------        -----
  Pro forma adjustment......................................    $   321        $ 301      $622
                                                                =======        =====      ====

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                 ACTUANT
                                                               CORPORATION
                                                               -----------
Rental income...............................................      $138
Interest income from direct financing lease.................       220
Interest expense............................................      (194)
                                                                  ----
  Pro forma net income......................................      $164
                                                                  ----
CPA(R):15 interest..........................................      $ 82
  Equity income included in the historical results of
     operations.............................................        --
                                                                  ----
  Pro forma adjustment......................................      $ 82
                                                                  ====

     3. In connection with the proposed merger, CIP(R) has entered into an agreement to sell a portfolio of properties, including an equity interest in a general partnership accounted for under the equity method, to W. P. Carey & Co. LLC, the advisor to CPA(R):15 and CIP(R). The adjustments reflect the results of operations of the properties to be sold for the year ended December 31, 2003 and three months ended March 31, 2004. The adjustment to property expense also included the related reduction in asset and management fees that would have resulted for the respective periods had the disposition of the properties occurred on January 1, 2003.

     4. Reflects the net decrease in rental income due to the amortization of intangibles for leases acquired which have rents above or below market rates and for the re-straightlining of rents, net of any such amounts included in CIP(R)'s results of operations. Above-market and below-market lease intangibles represent amounts allocated from the purchase price of properties acquired and are based on the difference between estimates for market rents at the time of acquisition and contractual rents on the leases assumed and which is discounted using an interest rate reflecting CPA(R):15's assessment of the risk associated with each lease acquired.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        INCOME STATEMENTS -- (CONTINUED)

     In connection with acquiring properties subject to leases, $45,608 of the purchase price has been allocated to reflect the value attributable to assuming leases with rents in excess of market rates at acquisition. The intangible assets related to assuming such above-market leases are amortized as a reduction to rental income over the remaining initial term of the applicable leases which generally range from 8 to 15 years. Additionally, $1,576 of the purchase price has been allocated as deferred rent to reflect the value attributable to assuming leases with rents that are below market rates at acquisition. Deferred rent is amortized as an increase to rental income over the extended terms of the applicable leases, or the initial term, if the renewal terms provide for adjustments to market rental rates.

     5. Reflects adjustments to recognize interest income from direct financing leases at a constant rate of return which is determined based on future minimum rents and estimated residual value of the underlying leased properties.

     6. In connection with the acquisition of properties, costs are allocated to tangible and intangible assets based on their estimated fair values. The value attributed to tangible assets, consisting of land and buildings and tenant improvements, if any, is determined as if the acquired property were vacant. Intangible assets consist of above-market and below-market lease intangibles (see Note 4 for description of amortization reflected as an adjustment to rental income) and in-place lease and tenant relationship values. In-place lease values are amortized over the remaining initial, noncancellable term of their respective leases and tenant relationship intangible values are amortized over the initial and expected renewal terms of the leases but no amortization period for intangibles will exceed the remaining depreciable life of the building.

     7. The decrease in general and administrative expense represents the elimination of CIP(R)'s directors' compensation, and for the three months ended March 31, 2004 also includes the elimination of costs incurred in connection with the proposed merger.

     8. Reflects the increase in asset management and performance fees due to an increase in the appraised value of the real estate assets being acquired by CPA(R):15 from CIP(R) based on changes in the underlying appraised values as of December 31, 2003 and 2002, respectively.

     The Advisory agreements of CIP(R) and CPA(R):15 each provide for the payment of combined asset management and performance fees of 1% per annum of Average Invested Assets as defined in the Agreements with the Advisor.

     The appraised value of CIP(R)'s assets acquired includes the value of investments in real estate adjusted for CIP(R)'s proportional interest in the underlying real estate assets accounted for under the equity method and for minority interests' share of the value of consolidated real estate assets.

     9. Impairment charges on real estate included in CIP(R)'s historical results of operations have been eliminated for pro forma purposes as the underlying real estate has been reflected at its fair value for pro forma purposes.

     10. For pro forma purposes, CPA(R):15's other interest income has been eliminated based on an assumption that substantially all cash proceeds from the public offering which concluded in 2003 have been or will be invested in real estate, CPA(R):15 will likely earn interest on cash generated from its operations and amounts that it will use to support on-going operations; however, it is not practicable to make assumptions as to how much interest income would have been earned on such funds during the pro forma periods presented.

     11. Reflects the decrease in interest expense resulting from (i) the adjustment of CIP(R)'s mortgage notes payable assumed by CPA(R):15 to their estimated fair values and (ii) the elimination of charges included in CIP(R)'s results of operations in connection with amortizing financing costs over the terms of

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        INCOME STATEMENTS -- (CONTINUED)

the loans as such unamortized financing costs are written off at acquisition. The excess of the fair value of the assumed mortgage notes payable over CIP(R)'s carrying value is amortized as a noncash, yield adjustment over their remaining lives.

     12. Adjustments to minority interest reflect proportional share of adjustments to rental income, depreciation and amortization and interest expense related to fair value adjustments to tangible and intangible assets and mortgage notes payable.

     13. Adjustments to equity income reflect proportional shares of adjustments to rental income, interest income from direct financing leases, deprecation and amortization and interest expense related to fair value adjustments to tangible and intangible assets and mortgage notes payable and changes in the constant rate of return on direct financing leases related to the purchase adjustments on interests in the underlying equity investees.

     14. Earnings per share is presented for both basic and diluted pro forma earnings per share. For pro forma purposes, warrants for shares in CIP(R) are assumed to have been exercised, and, as a result, there are no dilutive securities.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING MAXIMUM PARTICIPATION IN THE CASH OPTION

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 has been presented as if the acquisition of Carey Institutional Properties Incorporated ("CIP(R)") by Corporate Property Associates 15 Incorporated ("CPA(R):15") in exchange for cash had occurred on March 31, 2004. This unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the condensed consolidated balance sheets of CIP(R) and CPA(R):15 as of March 31, 2004 included in their respective Form 10-Q filings as of March 31, 2004 and their consolidated Balance Sheets as of December 31, 2003 included in their respective Form 10-K filings as of December 31, 2003, incorporated by reference herein. The Pro Forma Condensed Consolidated Balance Sheet also includes pro forma adjustments for significant acquisition and related mortgage financing transactions that were completed by CPA(R):15 subsequent to March 31, 2004 and certain proposed transactions that Management believes are probable of being completed and a probable disposition of properties by CIP(R) prior to its acquisition by CPA(R):15. In Management's opinion, all adjustments necessary to reflect the merger and the related payment of cash to redeem CIP(R)'s shares as well as the CPA(R):15 acquisitions and CIP(R) dispositions have been made.

     Pursuant to the terms of the transaction, CIP(R) will be merged into CPA(R):15. CPA(R):15 will acquire CIP(R) in exchange for CPA(R):15 shares or cash, at the option of each CIP(R) shareholder. If all CIP(R) shareholders elect to receive cash rather than share of common stock of CPA(R):15, CPA(R):15 would use approximately $314,630,000 of cash to acquire CIP(R). Prior to the merger, CIP(R) shareholders will receive a special dividend of $3.00 per share. The merger will be accounted for as a purchase and the assets acquired and liabilities assumed from CIP(R) will be recorded at their estimated fair values.

     This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2004, nor do they purport to represent the future financial position of CPA(R):15.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING MAXIMUM PARTICIPATION IN THE CASH OPTION

                                             CPA(R):15                          CIP(R)
                                  -------------------------------   -------------------------------
                                                     PRO FORMA                         PRO FORMA       OTHER PRO      CPA(R):15
                                                    ADJUSTMENTS                       ADJUSTMENTS        FORMA        PRO FORMA
                                  HISTORICAL(1)   ACQUISITIONS(2)   HISTORICAL(1)   DISPOSITIONS(3)   ADJUSTMENTS    CONSOLIDATED
                                  -------------   ---------------   -------------   ---------------   -----------    ------------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                                             ASSETS:
  Real estate accounted for
    under the operating method,
    net.........................   $  918,174        $274,345         $305,183         $(97,467)       $  28,931(4)   $1,429,166
  Net investment in direct
    financing leases............      143,128          (2,697)         121,354          (13,955)          26,890(4)      274,720
  Intangible assets.............       40,080          31,244               --               --          107,057(4)      178,381
  Real estate under construction
    leased to others............       64,415              --               --               --               --          64,415
  Assets held for sale..........           --              --            3,092               --               --           3,092
  Equity investments............       84,038           2,455           63,277           (6,509)          48,971(4)      192,232
  Cash and cash equivalents.....      313,244         (49,998)          19,320          119,207         (147,732)(7)          --
                                                                                                          (2,225)(8)
                                                                                                        (251,816)(9)
  Short-term investments........       41,475              --               --               --               --          41,475
  Other assets..................       56,380              --           24,498             (987)          (7,775)(5)      72,116
                                   ----------        --------         --------         --------        ---------      ----------
        Total assets............   $1,660,934        $255,349         $536,724         $    289        $(197,699)     $2,255,597
                                   ==========        ========         ========         ========        =========      ==========
                                     LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
  Mortgage notes payable........   $  618,632        $197,000         $231,304         $(28,234)       $   2,180(6)   $1,020,882
  Mortgage notes payable -- held
    for sale....................           --              --            2,954               --               --           2,954
  Notes payable.................        3,938              --               --               --               --           3,938
  Accrued interest..............        3,092              --            2,350             (219)              --           5,223
  Due to affiliates.............        2,699              --            2,539            4,438           (5,602)(7)       4,074
  Accounts payable and accrued
    expenses....................        7,404              --            3,473             (159)          62,814(9)       73,532
  Prepaid and deferred rents and
    security deposits...........       39,187              --            5,924           (1,276)           1,576(4)       43,506
                                                                                                          (1,905)(5)
  Deferred acquisition fees
    payable to affiliate........       22,053           3,581               --               --           11,841(7)       37,475
  Dividends payable.............       16,654              --            6,058               --               --          22,712
                                   ----------        --------         --------         --------        ---------      ----------
        Total liabilities.......      713,659         200,581          254,602          (25,450)          70,904       1,214,296
                                   ----------        --------         --------         --------        ---------      ----------
  Minority interest.............       53,776          54,768           15,557           (2,736)          26,437(4)      147,802
                                   ----------        --------         --------         --------        ---------      ----------
  Common stock..................          106              --               29               --              (29)(9)         106
  Additional paid-in capital....      949,657              --          315,573               --         (315,573)(9)     949,657
  Dividends in excess of
    accumulated earnings........      (57,946)             --          (38,280)          28,475            9,805(9)      (57,946)
  Accumulated other
    comprehensive income........        2,532              --            2,299               --           (2,299)(9)       2,532
                                   ----------        --------         --------         --------        ---------      ----------
                                      894,349              --          279,621           28,475         (308,096)        894,349
  Treasury stock................         (850)             --          (13,056)              --           13,056(9)         (850)
                                   ----------        --------         --------         --------        ---------      ----------
        Total shareholders'
          equity................      893,499              --          266,565           28,475         (295,040)        893,499
                                   ----------        --------         --------         --------        ---------      ----------
        Total liabilities,
          minority interest and
          shareholders'
          equity................   $1,660,934        $255,349         $536,724         $    289        $(197,699)     $2,255,597
                                   ==========        ========         ========         ========        =========      ==========

  See accompanying notes to the pro forma condensed consolidated balance sheet

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     1. Derived from the historical unaudited condensed consolidated balance sheets of Corporate Property Associates 15 Incorporated ("CPA(R):15") and Carey Institutional Properties Incorporated ("CIP(R)") as of March 31, 2004, incorporated by reference herein.

     2. Subsequent to March 31, 2004, CPA(R):15 (i) acquired through a 57.69% controlling interest in a limited partnership that acquired 78 properties for $312,445 of which $183,000 was financed by obtaining a limited recourse mortgage loan on the properties and entered into net leases with two lessees that operate the properties under the U-Haul brand name, (ii) purchased a property for $7,168 and entered into a net lease with Worthington Precision Metals, Inc. ("Worthington"), (iii) placed an $8,500 mortgage on its property leased to Oxford Automotive, Inc. ("Oxford") and (iv) placed a 9,300 Euro mortgage on the property leased to Actuant Corporation ("Actuant"). Proposed transactions which are probable of completion include (i) the sale of a 49.99% interest in Actuant to Corporate Property Associates 16 -- Global, Incorporated
("CPA(R):16 -- Global"), an affiliate, for approximately $8,436 which when completed will reduce CPA(R):15's interest in Actuant to 50% and (ii) obtaining $5,500 of mortgage financing on the property net leased to World Airways, Inc. ("World Airways"). Pursuant to the agreement between CPA(R):15 and CPA(R):16 -- Global, all of the contingencies relating to the sale of the Actuant interest have been met and the transfer of the interest is an obligation that CPA(R):16 -- Global is required to complete prior to December 31, 2005.

     Real estate acquisitions for financial reporting purposes may include intangible assets. Tangible real estate assets consist of purchase amounts allocated to land and building and intangible assets consist of purchase amounts allocated to in-place lease values, tenant relationships and above-market lease values. Purchase amounts attributable to below-market lease values are recorded as deferred rents. The accounting policies and the critical accounting estimates related to the allocation of purchase amounts are described in the historical financial statements and the management discussion and analysis included in CPA(R):15's Annual Report on Form 10-K for the year ended December 31, 2003, incorporated by reference herein.

     For pro forma purposes, the cash proceeds from the mortgage financing and the sale of the interest in the Actuant limited partnership have been reflected in the accompanying pro forma balance sheet. In connection with the CPA(R):15's commitment to sell a portion of its interest, the assets and liabilities of Actuant have been reclassified to an equity investment to reflect its remaining 50% noncontrolling interest in the underlying limited partnership.

     A summary of the pro forma adjustments for transactions proposed or completed subsequent to March 31, 2004 is as follows:

                                 REAL ESTATE LEASED TO   NET INVESTMENT IN
                                   OTHERS UNDER THE      DIRECT FINANCING                          EQUITY
    TENANT:                        OPERATING METHOD           LEASES         INTANGIBLE ASSETS   INVESTMENTS
    -------                      ---------------------   -----------------   -----------------   -----------
    U-Haul.....................        $281,201                    --             $31,244              --
    Worthington................              --               $ 7,168                  --              --
    Oxford.....................              --                    --                  --              --
    Actuant....................          (6,856)               (9,865)                 --          $2,455
    World Airways..............              --                    --                  --              --
                                       --------               -------             -------          ------
                                       $274,345               $(2,697)            $31,244          $2,455
                                       ========               =======             =======          ======

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                              MORTGAGE NOTES     DEFERRED ACQUISITION
    TENANT:                          CASH        PAYABLE       FEE PAYABLE TO AFFILIATE   MINORITY INTEREST
    -------                        --------   --------------   ------------------------   -----------------
    U-Haul.......................  $(71,072)     $183,000               $3,605                 $54,768
    Worthington..................    (7,025)           --                  143                      --
    Oxford.......................     8,500         8,500                   --                      --
    Actuant......................    14,099            --                 (167)                     --
    World Airways................     5,500         5,500                   --                      --
                                   --------      --------               ------                 -------
                                   $(49,998)     $197,000               $3,581                 $54,768
                                   ========      ========               ======                 =======

     3. In connection with the proposed merger transaction, CIP(R) has entered into an agreement to sell a portfolio of its properties, including an equity interest in a general partnership accounted for under the equity method, to W.
P. Carey & Co. LLC ("WPC"), the advisor of CPA(R):15 and CIP(R), at the appraised value of $147,941. The sale is contingent on CIP(R) and CPA(R):15 agreeing to the proposed merger. In consideration, WPC would pay $119,207 in cash and assume mortgage notes payable, accrued interest, security deposit obligations and other liabilities, net of other assets of $28,234, $219, $211 and $159, respectively. Upon completion of the sale of the portfolio of properties, CIP(R) will write off other assets consisting of unamortized leasing costs, straight-line rents and deferred financing costs totaling $987 and deferred rents of $1,065 related to the disposed-of properties and will recognize a liability for subordinated real estate commissions, payable to WPC, of $4,438. In connection with the proposed disposition, CIP(R) would recognize, for pro forma purposes, net gains of $28,475.

     4. Reflects adjustments to record CIP(R)'s assets acquired and liabilities assumed by CPA(R):15 at their estimated fair value.

                                                          FAIR VALUE   HISTORICAL COST   NET ADJUSTMENT
                                                          ----------   ---------------   --------------
    Real estate accounted for under the operating
      method, net.......................................   $236,647       $(207,716)        $28,931
    Net investment in direct financing leases...........    134,289        (107,399)         26,890
    Intangible assets...................................    107,057              --         107,057
    Equity investments..................................    105,739         (56,768)         48,971
    Assets held for sale................................      3,092          (3,092)             --
    Deferred rent.......................................      1,576              --           1,576
    Minority interest...................................     39,258         (12,821)         26,437

     The assets of CIP(R) have been appraised by an independent appraiser. The carrying value of non-real estate assets and liabilities, other than mortgage notes payable, is deemed to approximate their fair values.

     5. Adjustment to eliminate CIP(R) unamortized straight line rents and deferred financing costs, liability for deferred rent and other non-cash items. CIP(R) leases which provide for noncontingent stated rent increases are required to be re-straight-lined at the date of the transaction.

     6. Adjustment to reflect CIP(R) mortgage notes assumed by CPA(R):15 at their estimated fair value. The estimated fair value of fixed rate debt instruments was evaluated using a discounted cash flow model with discount rates that take into account the credit of the tenants and the interest rate risk.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     7. Reflects payments by CIP(R) and CPA(R):15 as follows:

Subordinated real estate commissions payable to
  Advisor (A)........................................   $ 22,656
Incentive fee payable by CIP(R) to Advisor (B).......     23,681
Acquisition fee on properties acquired (C)...........     14,800
Dividend to CIP(R) shareholders (D)..................     86,595
                                                        --------
                                                        $147,732
                                                        ========

          (A) Includes $5,602, payable by CIP(R), related to sales of properties since inception but prior to the acquisition of properties by CPA(R):15. In connection with the merger, subordinated real estate commissions will be payable equal to 3% of the sales price from the disposition of properties since the inception of CIP(R).

          (B) A subordinated incentive fee equal to 15% of cumulative cash from sales and financing after CIP(R) shareholders have received dividends totaling 100% of Initial Investor Capital plus a 6% Cumulative Return will be payable upon consummation of the merger.

          (C) CPA(R):15 pays structuring and acquisition fees equal to 2.5% of the purchase cost of properties acquired. In addition, CPA(R):15 has an obligation for a deferred acquisition fee payable of $11,841 which will be payable in equal annual installments over a period of no less than four years.

          (D) Reflects a dividend of $3 per share payable to 28,865,127 shares consisting of 28,224,109 shares outstanding at March 31, 2004 and 641,018 shares which will be issued from the exercise of warrants prior to the proposed merger.

     8. Reflects payment of remaining transaction costs. Total transaction costs are estimated to be $2,225 ($1,275 for CIP(R) and $950 for CPA(R):15). Pursuant to the terms of the Merger Agreement, CIP(R) and CPA(R):15 will each bear their own costs. CIP(R)'s costs are expensed currently. CPA(R):15's costs are deferred and will be capitalized to the real estate assets acquired in the transaction.

     9. The elimination of CIP(R)'s shareholders' equity is as follows:

                                                            DIVIDENDS IN    ACCUMULATED
                                               ADDITIONAL    EXCESS OF         OTHER
                                      COMMON    PAID-IN     ACCUMULATED    COMPREHENSIVE   TREASURY
                                      STOCK     CAPITAL       EARNINGS       EARNINGS       STOCK
                                      ------   ----------   ------------   -------------   --------
    Elimination of CIP(R)'s pro
      forma equity..................   $(29)   $(315,573)      $9,805         $(2,299)     $13,056
                                       ====    =========       ======         =======      =======

          In accordance with the terms of the Merger Agreement, CPA(R):15 will acquire CIP(R) for approximately $314,630, assuming that no CIP(R) shareholders elect to receive shares of CPA(R):15. $62,814 of the amount to be used to redeem CIP(R) shareholders' interests will result in a cash overdraft and is included in accounts payable and accrued expenses in the accompanying pro forma condensed consolidated balance sheet. It is assumed for pro forma income statement purposes that CPA(R):15 would finance its cash overdraft with limited recourse mortgage financing on existing properties, and, accordingly, would incur interest charges.

          CIP(R)'s accumulated other comprehensive income represents cumulative foreign currency translation adjustments and unrealized gains on marketable securities and such gains will be eliminated in purchase accounting upon acquisition by CPA(R):15.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
 FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE THREE MONTHS ENDED MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING MAXIMUM PARTICIPATION IN THE CASH OPTION

     The following unaudited Pro Forma Condensed Consolidated Income Statements for the year ended December 31, 2003 and three months ended March 31, 2004 have been presented as if the acquisition of Carey Institutional Properties ("CIP(R)") by Corporate Property Associates 15 Incorporated ("CPA(R):15") in exchange for cash, had occurred as of January 1, 2003. The Condensed Consolidated Income Statements also give pro forma effect (i) to significant acquisitions by CPA(R):15 and related mortgage financing subsequent to January 1, 2003 including certain transactions which have not occurred but are probable of being completed and (ii) the proposed dispositions of properties by CIP(R) prior to its acquisition by CPA(R):15 as though such acquisitions and dispositions had occurred as of January 1, 2003. The unaudited Pro Forma Condensed Consolidated Income Statements should be read in conjunction with the consolidated financial statements of CIP(R) and CPA(R):15 included in their respective Annual Reports on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2004, each incorporated by reference herein. In Management's opinion, all adjustments necessary to reflect the merger have been made.

     The unaudited Pro Forma Condensed Consolidated Income Statements are not necessarily indicative of what the actual results of operations of the CPA(R):15 would have been, nor do they purport to represent the results of operations for future periods.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                  (UNAUDITED)

ASSUMING MAXIMUM PARTICIPATION IN THE CASH OPTION

                                     CPA(R):15                          CIP(R)
                          -------------------------------   -------------------------------
                                             PRO FORMA                         PRO FORMA         OTHER         CPA(R):15
                                          ADJUSTMENTS --                    ADJUSTMENTS --     PRO FORMA       PRO FORMA
                          HISTORICAL(1)   ACQUISITIONS(2)   HISTORICAL(1)   DISPOSITIONS(3)   ADJUSTMENTS     CONSOLIDATED
                          -------------   ---------------   -------------   ---------------   -----------     ------------
                                                     (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES:
Rental income...........   $    65,912       $ 51,446         $ 38,442         $(11,281)       $ (5,184)(4)   $   139,335
Interest income from
  direct financing
  leases................         6,845          4,711           15,372           (1,362)         (3,254)(5)        22,312
Other operating
  income................         2,419             --              374             (219)             --             2,574
                           -----------       --------         --------         --------        --------       -----------
                                75,176         56,157           54,188          (12,862)         (8,438)          164,221
                           -----------       --------         --------         --------        --------       -----------
EXPENSES:
Depreciation and
  amortization..........        16,457         12,268            6,944           (2,681)          3,142 (6)        36,130
General and
  administrative........         7,322             --           10,731              (27)            (58)(7)        17,968
Property expense........        12,554          4,474            3,845           (2,606)             44 (8)        18,311
Charge on extinguishment
  of debt...............            --             --              481               --              --               481
Impairment charge on
  real estate...........        24,000             --            5,412               --          (5,412)(9)        24,000
                           -----------       --------         --------         --------        --------       -----------
                                60,333         16,742           27,413           (5,314)         (2,284)           96,890
                           -----------       --------         --------         --------        --------       -----------
  Income before minority
    interest, income
    from equity
    investments and
    gains...............        14,843         39,415           26,775           (7,548)         (6,154)           67,331
Other interest income...         3,410             --            1,664               --          (3,410)(10)        1,664
Interest expense........       (25,066)       (21,256)         (18,973)           3,445          (3,644)(11)      (65,494)
Minority interest in
  income................        (2,703)        (5,790)          (3,059)             369           1,295(12)        (9,888)
Income from equity
  investments...........         8,233            622           10,599             (994)         (5,063)(13)       13,397
                           -----------       --------         --------         --------        --------       -----------
  (Loss) income before
    gains...............        (1,283)        12,991           17,006           (4,728)        (16,976)            7,010
Unrealized gains on
  foreign currency
  transactions..........         1,638             --              922             (922)             --             1,638
Gain on foreign currency
  transactions..........         1,535             --               --               --              --             1,535
Gain on sale............         2,757             --               --               --              --             2,757
Discontinued
  operations............            --             --              657             (657)             --                --
                           -----------       --------         --------         --------        --------       -----------
  Net income............   $     4,647       $ 12,991         $ 18,585         $ (6,307)       $(16,976)      $    12,940
                           ===========       ========         ========         ========        ========       ===========
Earnings per share (14)
  Basic and diluted
    earnings per
    share...............   $       .06                                                                        $       .16
  Weighted average
    shares -- basic and
    diluted.............    78,939,049                                                                         78,939,049

        See accompanying notes to the pro forma condensed consolidated income statement.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                  (UNAUDITED)

ASSUMING MAXIMUM PARTICIPATION IN THE CASH OPTION

                                          CPA(R):15                          CIP(R)
                               -------------------------------   -------------------------------
                                                  PRO FORMA                         PRO FORMA         OTHER         CPA(R):15
                                               ADJUSTMENTS --                    ADJUSTMENTS --     PRO FORMA       PRO FORMA
                               HISTORICAL(1)   ACQUISITIONS(2)   HISTORICAL(1)   DISPOSITIONS(3)   ADJUSTMENTS     CONSOLIDATED
                               -------------   ---------------   -------------   ---------------   -----------     ------------
                                                          (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES:
Rental income................  $     22,611        $ 7,216          $ 9,910          $(2,692)        $(1,272)(4)   $     35,773
Interest income from direct
  financing leases...........         3,526            (27)           3,588             (340)           (806)(5)          5,941
Interest and other income....         4,215             --               69              (19)             --              4,265
                               ------------        -------          -------          -------         -------       ------------
                                     30,352          7,189           13,567           (3,051)         (2,078)            45,979
                               ------------        -------          -------          -------         -------       ------------
EXPENSES:
Depreciation and
  amortization...............         5,585          1,718            1,773             (674)            818(6)           9,220
General and administrative...         1,974             --            2,113             (504)           (693)(7)          2,890
Property expense.............         5,147            339            2,696               (9)             11(8)           8,184
Charge on extinguishment of
  debt.......................            --             --               --               --              --                 --
Impairment charge on real
  estate.....................            --             --               --               --              --(9)              --
                               ------------        -------          -------          -------         -------       ------------
                                     12,706          2,057            6,582           (1,187)            136             20,294
                               ------------        -------          -------          -------         -------       ------------
  Income before minority
    interest, income from
    equity investments and
    gains....................        17,646          5,132            6,985           (1,864)         (2,214)            25,685
Other interest income........         1,005             --              411               --          (1,005)(10)           411
Interest expense.............        (8,999)        (3,263)          (4,721)             900            (903)(11)       (16,986)
Minority interest in
  income.....................        (1,995)        (1,091)            (834)             114             323(12)         (3,483)
Income from equity
  investments................         2,071             82            2,977             (248)         (1,265)(13)         3,617
                               ------------        -------          -------          -------         -------       ------------
  Income before gains........         9,728            860            4,818           (1,098)         (5,064)             9,244
Unrealized gains on foreign
  currency transactions......            --             --               --               --              --                 --
Gain on foreign currency
  transactions...............         1,876             --              (22)              22              --              1,876
Gain on sale.................            --             --                5               (5)             --                 --
Discontinued operations......            --             --             (103)             103              --                 --
                               ------------        -------          -------          -------         -------       ------------
  Net income.................  $     11,604        $   860          $ 4,698          $  (978)        $(5,064)      $     11,120
                               ============        =======          =======          =======         =======       ============
Earnings per share (14)
  Basic and diluted earnings
    per share................  $        .11                                                                        $        .10
  Weighted average shares --
    basic and diluted........   106,094,871                                                                         106,094,871

        See accompanying notes to the pro forma condensed consolidated income statement.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     1. Derived from the historical audited statements of income of Corporate Property Associates 15 Incorporated ("CPA(R):15") and Carey Institutional Properties Incorporated ("CIP(R)") for the year ended December 31, 2003, and historical unaudited statements for the three months ended March 31, 2004 incorporated by reference herein.

     2. Reflects the pro forma effect as if certain CPA(R):15 transactions completed subsequent to January 1, 2003 or currently proposed and probable of being completed had occurred on January 1, 2003. Since January 1, 2003, CPA(R):15 has purchased properties and entered into net leases with more than 20 lessees, completed and placed into service build-to-suit transactions and obtained mortgage financing on several of the above properties. Additionally, the pro forma adjustments include the effects of reducing its 99.99% interest in a limited partnership which leases property to Actuant Corporation ("Actuant") to 50%, including reclassification of accounting for Actuant under the equity method. The sale of the 49.99% interest to an affiliate which currently has a de minimus ownership interest in the limited partnership has been approved by the independent directors of CPA(R):15 and pursuant to the limited partnership agreement, the affiliate has an obligation to increase its interest to 50%.

     A summary of the pro forma adjustments is as follows:

                                 RENTAL INCOME:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                                    INCLUDED IN
                              DATE OF     CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:              ACQUISITION      RENT       OTHER(A)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------              -----------   -----------   --------   ---------   ---------------------   ----------
Waddington North America
  Business Trust..........   2/12/2003      $   638      $  29      $   667           $  585            $    82
Carrefour SAS(b)(c).......  11/27/2003        1,821         --        1,821              181              1,640
Polar Plastics, Inc.......   2/25/2003        1,460         --        1,460            1,235                225
Qualceram Shires
  plc(b)(d)...............   4/29/2003          143         --          143               96                 47
Lillian Vernon
  Corporation.............    7/2/2003        3,848         --        3,848            1,910              1,938
Qualserv Corporation......   7/31/2003          667        169          836              355                481
Kerr Group, Inc. .........   8/13/2003        1,331        400        1,731              643              1,088
American Pad & Paper,
  LLC.....................   8/19/2003        1,579        154        1,733              604              1,129
Galyan's Trading Company..   8/17/2003        1,290         --        1,290              513                777
Life Time Fitness,
  Inc. ...................   9/30/2003        4,247         --        4,247            1,187              3,060
Precise Technology,
  Inc. ...................  10/29/2003        2,640         42        2,682              453              2,229
Starmark Camhood II LLC...   11/7/2003        2,633         --        2,633              397              2,236
Berry Plastics
  Corporation.............  11/20/2003        2,960       (318)       2,642              289              2,353
24 Hour Fitness USA
  Inc. ...................  12/22/2003          914        223        1,137               25              1,112
MediMedia USA, Inc. ......    4/1/2003        2,111        223        2,334            1,751                583
World Airways, Inc. ......   3/26/2004          853         --          853               --                853
Affina Corporation........    1/8/2004        1,254         12        1,266               --              1,266
Plumbmaster, Inc. ........    1/2/2004          855         34          889               --                889
Regie de Batiments(b).....    1/1/2004          998        (81)         917               --                917
U-Haul....................   4/29/2004       28,541         --       28,541               --             28,541
                                                                                                        -------
  Pro forma adjustment....                                                                              $51,446
                                                                                                        =======

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                                    INCLUDED IN
                                          CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                               RENT       OTHER(A)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------                            -----------   --------   ---------   ---------------------   ----------
World Airways, Inc. ......                  $  213         --       $  213             $ 14              $  199
Actuant Corporation.......                      --        $ 3           --              138                (138)
Affina Corporation........                     313          3          316              296                  20
U-Haul....................                   7,135         --        7,135               --               7,135
                                                                                                         ------
  Pro forma adjustment....                                                                               $7,216
                                                                                                         ======

---------------
(a) Includes adjustments for straight-line rents and amortization of rent-related intangibles

(b) Contractual rent is translated to U.S. dollars using average exchange for rate for the year ended December 31, 2003

(c) Pro forma adjustment for property purchased in 2003 in Nimes, France

(d) Land rent only

                 INTEREST INCOME FROM DIRECT FINANCING LEASES:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                                     INCLUDED IN
                              DATE OF      CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:              ACQUISITION:      RENT       OTHER(E)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------              ------------   -----------   --------   ---------   ---------------------   ----------
Pemstar, Inc..............    3/28/2003      $1,278       $ 176      $1,454            $1,103             $  351
Qualceram Shires
  plc(f)(g)...............    4/29/2003       2,875         512       3,387             2,188              1,199
Grande Communications,
  Networks, Inc. .........     8/7/2003       1,379         (75)      1,304               510                794
Insulated Structures
  Ltd(f)..................    11/4/2003         796         142         938               131                807
Sportrack LLC.............   11/24/2003       1,295        (253)      1,042               177                865
Worthington Precision
  Metals, Inc. ...........    4/14/2004         788          --         788                --                788
Actuant Corporation(h)....   12/11/2004          --          --          --                93                (93)
                                                                                                          ------
  Pro forma adjustment....                                                                                $4,711
                                                                                                          ======

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                                    INCLUDED IN
                                          CONTRACTUAL                          HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                               RENT       OTHER(E)   PRO FORMA        OPERATIONS         ADJUSTMENT
--------------                            -----------   --------   ---------   ---------------------   ----------
Worthington Precision
  Metals, Inc. ...........                   $197           --       $197                --              $ 197
Actuant Corporation(h)....                     --           --         --               224               (224)
                                                                                                         -----
  Pro forma adjustment....                                                                               $ (27)
                                                                                                         =====

---------------
(e) Interest income from direct financing leases is recorded such that interest income is recorded at a constant rate of return and may vary from contractual rent.

(f) Contractual rent is translated to U.S. dollars using average exchange for rate for the year ended December 31, 2003

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(g) A portion of the rent is recognized as rental income

(h) Upon sale of interest, underlying investment will be accounted for under the equity method

              DEPRECIATION AND AMORTIZATION OF INTANGIBLE ASSETS:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                         INCLUDED IN
                                                                    HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                       PRO FORMA(I)        OPERATIONS         ADJUSTMENT
--------------                                       ------------   ---------------------   ----------
Carrefour SAS......................................     $  558              $ 63             $   495
Waddington North America Business Trust............        177               155                  22
Polar Plastics, Inc. ..............................        397               347                  50
Lillian Vernon Corporation.........................        958               439                 519
Qualserv Corporation...............................        227               104                 123
Kerr Group, Inc....................................        393               147                 246
American Pad & Paper, LLC..........................        491               184                 307
Life Time Fitness, Inc. ...........................      1,021               315                 706
Galyan's Trading Company...........................        341               128                 213
Precise Technology, Inc. ..........................        687               153                 534
Starmark Camhood II LLC............................        618                77                 541
Berry Plastics Corporation.........................        708                78                 630
24 Hour Fitness USA Inc. ..........................        228                11                 217
MediMedia USA, Inc. ...............................        635               450                 185
World Airways, Inc. ...............................        217                --                 217
Affina Corporation.................................        234                --                 234
Plumbmaster, Inc...................................        175                --                 175
Regie de Batiments.................................        223                --                 223
U-Haul.............................................      6,631                --               6,631
                                                                                             -------
  Pro forma adjustment.............................                                          $12,268
                                                                                             =======

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                         INCLUDED IN
                                                                    HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                       PRO FORMA(I)        OPERATIONS         ADJUSTMENT
--------------                                       ------------   ---------------------   ----------
World Airways, Inc.................................     $   54                 9              $   45
Affina Corporation.................................         59                51                   8
Plumbmaster, Inc...................................         59                52                   7
U-Haul.............................................      1,658                --               1,658
                                                                                              ------
  Pro forma adjustment.............................                                           $1,718
                                                                                              ======

---------------
(i) Depreciation is calculated on a straight-line basis over 40 years for buildings and over 7 years for certain equipment. Intangible assets are amortized over the initial or extended terms of the applicable leases.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                               PROPERTY EXPENSE:

     Included in property expense are asset management and performance fees which are calculated based on 1% of Average Invested Assets. Pro forma asset management and performance fees of $12,796 are based on pro forma pro rata Average Invested Assets of $1,279,556.

                                                                YEAR ENDED       THREE MONTHS ENDED
                                                             DECEMBER 31, 2003     MARCH 31, 2004
                                                             -----------------   ------------------
Pro forma expense..........................................       $12,796             $ 3,199
  Historical expense.......................................        (8,322)             (2,860)
                                                                  -------             -------
     Pro forma adjustment..................................       $ 4,474             $   339
                                                                  =======             =======

                               INTEREST EXPENSE:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                                         INCLUDED IN
                                                                    HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                        PRO FORMA          OPERATIONS         ADJUSTMENT
--------------                                       ------------   ---------------------   ----------
Carrefour SAS(j)...................................     $  834             $   69            $   765
Polar Plastics, Inc. ..............................        545                512                 33
Qualceram Shires plc(j)............................      1,259                 --              1,259
Lillian Vernon Corporation.........................      1,487                558                929
Kerr Group, Inc. ..................................        607                188                419
American Pad & Paper, LLC..........................        609                165                444
Galyan's Trading Company...........................        564                231                333
Life Time Fitness, Inc. ...........................      1,581                 15              1,566
Precise Technology, Inc. ..........................        983                  3                980
Starmark Camhood II LLC............................      1,066                164                902
24 Hour Fitness USA Inc. ..........................        359                 --                359
MediMedia USA, Inc. ...............................        807                627                180
World Airways, Inc. ...............................        337                 --                337
U-Haul.............................................     11,712                 --             11,712
Pemstar, Inc. .....................................        433                367                 66
Grande Communications, Networks, Inc. .............        502                187                315
Insulated Structures Ltd(j)........................        368                 62                306
Interest on deferred acquisition fees(k)...........      1,420              1,069                351
                                                                                             -------
  Pro forma adjustment.............................                                          $21,256
                                                                                             =======

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                         INCLUDED IN
                                                                    HISTORICAL RESULTS OF   PRO FORMA
LEASE OBLIGOR:                                       PRO FORMA(J)        OPERATIONS         ADJUSTMENT
--------------                                       ------------   ---------------------   ----------
Qualceram Shires plc...............................     $  376              $156              $  220
24 Hour Fitness USA, Inc. .........................         96                63                  33
World Airways, Inc. ...............................         83                --                  83
U-Haul.............................................      2,897                --               2,897
Interest on deferred acquisition fees(k)...........        355               325                  30
                                                                                              ------
  Pro forma adjustment.............................                                           $3,263
                                                                                              ======

---------------
(j) Debt service is translated to dollars using the average exchange rate for the year ended December 31, 2003

(k) Pro forma interest on deferred acquisition fees is based on pro forma deferred acquisition fees payable at March 31, 2004 of $28,405. Interest accrues on unpaid deferred acquisition fees at an annual interest rate of 5%.

(l) Represents elimination of capitalized interest on properties in service that were classified as real estate under construction and reflected as in service.

                               MINORITY INTEREST:

     The adjustment to minority interest income reflects (i) ownership interests of 42.31% by affiliates in the U-Haul purchase, and (ii) gives full year effect for 2003 to changes in the ownership of certain entities in which CPA(R):15's interests were reduced to 50.375% and 65%.

                                 EQUITY INCOME:
                     FOR THE YEAR ENDED DECEMBER 31, 2003:

                                                               STARMARK       ACTUANT
                                                              CAMHOOD LLC   CORPORATION   TOTAL
                                                              -----------   -----------   -----
Rental income...............................................    $18,272        $ 501
Interest income from direct financing lease.................         --          807
Depreciation and amortization of intangibles................     (3,782)          --
Interest expense............................................     (7,971)        (706)
                                                                -------        -----
  Pro forma net income......................................    $ 6,519        $ 602
                                                                -------        -----
CPA(R):15 interest..........................................    $ 2,868        $ 301
  Equity income included in the historical results of
     operations.............................................     (2,547)          --
                                                                -------        -----
  Pro forma adjustment......................................    $   321        $ 301      $622
                                                                =======        =====      ====

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                   FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                                                              ACTUANT
                                                                            CORPORATION
                                                                            -----------
Rental income...............................................                   $ 138
Interest income from direct financing lease.................                     220
Interest expense............................................                    (194)
                                                                               -----
  Pro forma net income......................................                   $ 164
                                                                               -----
CPA(R):15 interest..........................................                   $  82
  Equity income included in the historical results of
     operations.............................................                      --
                                                                               -----
  Pro forma adjustment......................................                   $  82
                                                                               =====

     3. In connection with the proposed merger, CIP(R) has entered into an agreement to sell a portfolio of properties, including an equity interest in a general partnership accounted for under the equity method, to W. P. Carey & Co. LLC, the advisor to CPA(R):15 and CIP(R). The adjustments reflect the results of operations of the properties to be sold for the year ended December 31, 2003 and three months ended March 31, 2004. The adjustment to property expense also included the related reduction in asset and management fees that would have resulted for the respective periods had the disposition of the properties occurred on January 1, 2003.

     4. Reflects the net decrease in rental income due to the amortization of intangibles for leases acquired which have rents above or below market rates and for the re-straightlining of rents, net of any such amounts included in CIP(R)'s results of operations. Above-market and below-market lease intangibles represent amounts allocated from the purchase price of properties acquired and are based on the difference between estimates for market rents at the time of acquisition and contractual rents on the leases assumed and which is discounted using an interest rate reflecting CPA(R):15's assessment of the risk associated with each lease acquired.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

          NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     In connection with acquiring properties subject to leases, $60,718 of the purchase price has been allocated to reflect the value attributable to assuming leases with rents in excess of market rates at acquisition. The intangible assets related to assuming such above-market leases are amortized as a reduction to rental income over the remaining initial term of the applicable leases which generally range from 8 to 15 years. Additionally, $1,576 of the purchase price has been allocated as deferred rent to reflect the value attributable to assuming leases with rents that are below market rates at acquisition. Deferred rent is amortized as an increase to rental income over the extended terms of the applicable leases, or the initial term, if the renewal terms provide for adjustments to market rental rates.

     5. Reflects adjustments to recognize interest income from direct financing leases at a constant rate of return which is determined based on future minimum rents and estimated residual value of the underlying leased properties.

     6. In connection with the acquisition of properties, costs are allocated to tangible and intangible assets based on their estimated fair values. The value attributed to tangible assets, consisting of land and buildings and tenant improvements, if any, is determined as if the acquired property were vacant. Intangible assets consist of above-market and below-market lease intangibles (see Note 4 for description of amortization reflected as an adjustment to rental income) and in-place lease and tenant relationship values. In-place lease values are amortized over the remaining initial, noncancellable term of their respective leases and tenant relationship intangible values are amortized over the initial and expected renewal terms of the leases but no amortization period for intangibles will exceed the remaining depreciable life of the building.

     7. The decrease in general and administrative expense represents the elimination of CIP(R)'s directors compensation, and for the three months ended March 31, 2004 also includes the elimination of costs incurred in connection with the proposed merger.

     8. Reflects the increase in asset management and performance fees due to an increase in the appraised value of the real estate assets being acquired by CPA(R):15 from CIP(R) based on changes in the underlying appraised values as of December 31, 2003 and 2002, respectively.

     The Advisory agreements of CIP(R) and CPA(R):15 each provide for the payment of combined asset management and performance fees of 1% per annum of Average Invested Assets as defined in the Agreements with the Advisor.

     The appraised value of CIP(R)'s assets acquired includes the value of investments in real estate adjusted for CIP(R)'s proportional interest in the underlying real estate assets accounted for under the equity method and for minority interests' share of the value of consolidated real estate assets.

     9. Impairment charges on real estate included in CIP(R)'s historical results of operations have been eliminated for pro forma purposes as the underlying real estate has been reflected at its fair value for pro forma purposes.

     10. For pro forma purposes, CPA(R):15's other interest income has been eliminated based on an assumption that substantially all cash proceeds from the public offering which concluded in 2003 have been or will be invested in real estate, CPA(R):15 will likely earn interest on cash generated from its operations and amounts that it will use to support on-going operations; however, it is not practicable to make assumptions as to how much interest income would have been earned on such funds during the pro forma periods presented.

     11. The increase in interest expense is based on the assumption that CPA(R):15 had to borrow funds through mortgage financings to raise up to $62,814 to fully fund the redemption of CIP(R)shareholders. The annual interest rate applied is 6.2%, CPA(R):15's average rate on its existing mortgages. Interest

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

expense also includes interest on deferred acquisition fees payable of $11,841 at an annual interest rate of 5%. This is partially offset by decreases in interest expense resulting from (i) the adjustment of CIP(R)'s mortgage notes payable assumed by CPA(R):15 to their estimated fair values and (ii) the elimination of charges included in CIP(R)'s results of operations in connection with amortizing financing costs over the terms of the loans as such unamortized financing costs are written off at acquisition. The excess of the fair value of the assumed mortgage notes payable over CIP(R)'s carrying value is amortized as a noncash, yield adjustment over their remaining lives.

     12. Adjustments to minority interest reflect proportional share of adjustments to rental income, depreciation and amortization and interest expense related to fair value adjustments to tangible and intangible assets and mortgage notes payable.

     13. Adjustments to equity income reflect proportional shares of adjustments to rental income, interest income from direct financing leases, deprecation and amortization and interest expense related to fair value adjustments to tangible and intangible assets and mortgage notes payable and changes in the constant rate of return on direct financing leases related to the purchase adjustments on interests in the underlying equity investees.

     14. Because no shares are assumed to be issued for pro forma purposes in connection with the merger, weighted average shares outstanding are based on CPA(R):15's historical financial statements for the purposes of determining basic and diluted earnings per share.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of CPA Holdings Incorporated:

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of CPA Holdings Incorporated at May 25, 2004 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

(-s- PricewaterhouseCoopers LLP)

New York, New York
May 26, 2004

                            CPA HOLDING INCORPORATED

                                 BALANCE SHEET

                               AS OF MAY 25, 2004

ASSETS:
Cash and cash equivalents...................................    $200,000
                                                                --------
  Total assets..............................................    $200,000
                                                                ========
LIABILITIES:
Commitments and contingencies
SHAREHOLDER'S EQUITY:
Common stock, $0.01 par value; authorized 240,000,000
  shares; issued and outstanding, 20,000 at May 25, 2004....    $     20
Additional paid-in capital..................................     199,980
                                                                --------
  Total liabilities and shareholder's equity................    $200,000
                                                                ========

                    See accompanying notes to balance sheet.

                           CPA HOLDINGS INCORPORATED

                   NOTES TO BALANCE SHEET AS OF MAY 25, 2004

1. ORGANIZATION:

     CPA Holdings Incorporated (the "Company"), a Maryland Corporation, was formed on May 17, 2004 under the General Corporation Law of Maryland. The Company was formed to create an alternate structure for the proposed merger of two existing companies, Carey Institutional Properties Incorporated (CIP(R)) and Corporate Property Associates 15 Incorporated ("CPA(R):15") each of which is a publicly-registered company and operates as a real estate investment trust ("REIT"). Under certain circumstances, the proposed merger may be effected using the Company and would result in CIP(R) and CPA(R):15 becoming wholly-owned subsidiaries of the Company, and the Company would change its name to CPA(R):15 with common stock of the Company issued to CIP(R) and CPA(R):15 shareholders.

     On May 25, 2004, Carey Asset Management Corp., the Advisor to CIP(R) and CPA(R):15 purchased 20,000 shares of common stock for $200,000 and was admitted as the initial shareholder of the Company.

     In the event that the Company is used to effect the merger, the Company will exchange shares with CPA(R):15 and CIP(R) shareholders at exchange ratios of 1 and 1.09 shares, respectively.

2. CASH AND CASH EQUIVALENTS:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. All of the Company's cash and cash equivalents at May 25, 2004, were held in the custody of one financial institution, and which balance at times exceeds federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions.

3. FEDERAL INCOME TAXES:

     At the earliest date possible, the Company intends to qualify as a REIT under the Internal Revenue Code of 1986. As a REIT, the Company will not be subject to Federal income taxes on amounts distributed to shareholders, provided it distributes at least 90% of its REIT taxable income to its shareholders and meets certain other conditions.

4. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES:

     In the event that the Company acquires CIP(R) and CPA(R):15 as wholly-owned subsidiaries, it will assume the rights and obligations under CPA(R):15's advisory agreement with Carey Asset Management Corp., CPA(R):15's Advisor and a wholly-owned subsidiary of W. P. Carey & Co. LLC. Pursuant to the advisory agreement, the Advisor will perform certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative duties. The Advisor receives fees in connection for performing its services including reimbursement for the actual cost of personnel needed to perform administrative services necessary to the operation of the Company.

5. USE OF ESTIMATES:

     The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results can differ from those estimates.

6. COMMITMENTS AND CONTINGENCIES:

     In the event that CIP(R) and CPA(R):15 become subsidiaries of the Company, the Company will assume each subsidiaries commitments and contingencies.

                                                                      APPENDIX A

                         AGREEMENT AND PLANS OF MERGER
                                  DATED AS OF
                                  JUNE 4, 2004
                                  BY AND AMONG
                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED,
                             A MARYLAND CORPORATION
                         CIP ACQUISITION INCORPORATED,
                             A MARYLAND CORPORATION
                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED,
                             A MARYLAND CORPORATION
                           CPA HOLDINGS INCORPORATED,
                             A MARYLAND CORPORATION
                                      AND
                         DDH ACQUISITION INCORPORATED,
                            A MARYLAND CORPORATION.

                               TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS...................................................   A-1
1.01.          Definitions.................................................   A-1

ARTICLE II -- MERGER.......................................................   A-1
2.01.          The Merger..................................................   A-1
2.02.          Closing.....................................................   A-2
2.03.          Securities Law Filings......................................   A-2
2.04.          Closing of CIP's Transfer Books.............................   A-3
2.05.          Recordation of Exchange.....................................   A-3
2.06.          Transfer Taxes..............................................   A-3
2.07.          Books and Records...........................................   A-3
2.08.          Fractional Shares...........................................   A-3
2.09.          Appraisal Rights............................................   A-3
2.10.          Withholding Taxes...........................................   A-4
2.11.          Further Action..............................................   A-4

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF CIP.......................   A-4
3.01.          Organization and Standing...................................   A-4
3.02.          Subsidiaries................................................   A-4
3.03.          Articles of Incorporation and Bylaws........................   A-4
3.04.          Capitalization..............................................   A-5
3.05.          Financial Statements; Financial Position....................   A-5
3.06.          No Liabilities..............................................   A-5
3.07.          Taxes.......................................................   A-5
3.08.          Conduct of Business; Absence of Material Adverse Change.....   A-6
3.09.          Title to Property and Assets................................   A-7
3.10.          Insurance...................................................   A-7
3.11.          Debt Instruments............................................   A-7
3.12.          Leases......................................................   A-7
3.13.          Other Agreements............................................   A-8
3.14.          Books and Records...........................................   A-9
3.15.          Litigation; Disputes........................................   A-9
3.16.          Employees...................................................   A-9
3.17.          Pension and Benefit Plans...................................   A-9
3.18.          Environmental...............................................   A-9
3.19.          Restrictions and Consents...................................   A-9
3.20.          Authorization...............................................   A-9
3.21.          Absence of Violation........................................  A-10
3.22.          Binding Obligation..........................................  A-10
3.23.          SEC Filings.................................................  A-10
3.24.          Finders' Fees...............................................  A-10

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF CPA:15 AND ACQUISITION.....  A-10
4.01.          Organization and Standing...................................  A-11
4.02.          Subsidiaries................................................  A-11
4.03.          Articles of Incorporation and Bylaws........................  A-11
4.04.          Capitalization..............................................  A-11
4.05.          Financial Statements; Financial Position....................  A-12
4.06.          No Liabilities..............................................  A-12
4.07.          Taxes.......................................................  A-12
4.08.          Conduct of Business; Absence of Material Adverse Change.....  A-13
4.09.          Title to Property and Assets................................  A-14
4.10.          Insurance...................................................  A-14
4.11.          Debt Instruments............................................  A-14
4.12.          Leases......................................................  A-14
4.13.          Other Agreements............................................  A-15
4.14.          Books and Records...........................................  A-15
4.15.          Litigation; Disputes........................................  A-15
4.16.          Employees...................................................  A-15
4.17.          Pension and Benefit Plans...................................  A-16
4.18.          Environmental...............................................  A-16
4.19.          Restrictions and Consents...................................  A-16
4.20.          Authorization...............................................  A-16
4.21.          Absence of Violation........................................  A-16
4.22.          Binding Obligation..........................................  A-17
4.23.          SEC Filings.................................................  A-17
4.24.          Finders' Fees...............................................  A-17

ARTICLE V -- COVENANTS.....................................................  A-17
5.01.          Notices of Certain Events...................................  A-17
5.02.          Confidentiality; Non-Solicitations..........................  A-17
5.03.          Best Efforts................................................  A-18
5.04.          Certain Filings.............................................  A-18
5.05.          Taxes.......................................................  A-18
5.06.          Tax Reporting...............................................  A-19
5.07.          Public Announcements........................................  A-19

ARTICLE VI -- CONDITIONS TO CLOSING........................................  A-19
6.01.          Conditions to the Obligations of Each Party.................  A-19
6.02.          Conditions to Obligations of Holdings, CPA:15 and
               Acquisition.................................................  A-19
6.03.          Conditions to Obligations of Holdings, DDH and CIP..........  A-20

ARTICLE VII -- TERMINATION.................................................  A-20
7.01.          Termination of Agreement....................................  A-20
7.02.          Effect of Termination.......................................  A-21
7.03.          Extension; Waiver...........................................  A-21


ARTICLE VIII -- MISCELLANEOUS..............................................  A-21
8.01.          Notices.....................................................  A-21
8.02.          Amendments; No Waivers......................................  A-22
8.03.          Expenses....................................................  A-22
8.04.          Successors and Assigns......................................  A-22
8.05.          Governing Law...............................................  A-22
8.06.          Counterparts; Effectiveness.................................  A-22
8.07.          Entire Agreement............................................  A-22
8.08.          Captions....................................................  A-22
8.09.          Severability................................................  A-22
8.10.          Enforcement.................................................  A-23

ARTICLE IX -- DDH MERGER...................................................  A-23
9.01.          Introduction................................................  A-23
9.02.          Capitalization of Acquisition...............................  A-23
9.03.          Alternative Merger and Consideration........................  A-23
9.04.          The DDH Merger..............................................  A-23
9.05.          Closing of CPA:15's Transfer Books..........................  A-24
9.06.          Recordation of Exchange.....................................  A-24
9.07.          Transfer Taxes..............................................  A-24
9.08.          Books and Records of DDH....................................  A-24
9.09.          Fractional Shares...........................................  A-24
9.10.          Appraisal Rights............................................  A-24
9.11.          Withholding Taxes...........................................  A-25
9.12.          Further Action..............................................  A-25
9.13.          Representations and Warranties of Holdings and DDH..........  A-25
9.14.          Guaranty of Obligations of Holdings by CPA:15...............  A-26

                                    EXHIBITS
EXHIBIT A      Articles of Merger
EXHIBIT B      Indemnification Agreement
EXHIBIT C      Form of legal opinion of Reed Smith LLP
EXHIBIT D      Form of legal opinion of Reed Smith LLP

                                   SCHEDULES
SCHEDULE I -- DEFINITIONS
CIP DISCLOSURE SCHEDULE
CPA:15/ACQUISITION DISCLOSURE SCHEDULE

                         AGREEMENT AND PLANS OF MERGER

     AGREEMENT dated as of June 4, 2004 by and between Corporate Property Associates 15 Incorporated, a Maryland corporation ("CPA:15"), CIP Acquisition Incorporated ("Acquisition"), Carey Institutional Properties Incorporated, a Maryland corporation ("CIP"), CPA Holdings Incorporated, a Maryland corporation ("Holdings") and DDH Acquisition Incorporated, a Maryland corporation, a wholly-owned subsidiary of Holdings ("DDH").

                                  WITNESSETH:

     WHEREAS, CPA:15 and CIP are REITs (as defined below);

     WHEREAS, Holdings, DDH, CPA:15, Acquisition and CIP intend to effect a merger of CIP and Acquisition in accordance with this Agreement, and the Maryland General Corporation Law (the "Merger");

     WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization, and (c) CPA:15, Acquisition and CIP will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

     WHEREAS, in the event CIP and CPA:15 do not receive an opinion of counsel that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code, in addition to the Merger, CPA:15 will effect a merger of DDH with and into CPA:15 (the "DDH Merger") whereupon consummation of the DDH Merger, CPA:15 will be the surviving company and DDH will cease to exist;

     WHEREAS, for U.S. federal income tax purposes, it is intended that the DDH Merger, in connection with the Merger, will qualify as a non-taxable transaction under Section 351 of the Code;

     WHEREAS, this Agreement has been approved by the respective boards of directors of Holdings, DDH, CPA:15, Acquisition and CIP; and

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01. Definitions. Capitalized terms used but not defined herein shall have the meaning set forth on Schedule I attached hereto.

                                   ARTICLE II

                                     MERGER

     2.01. The Merger. Subject to the terms and conditions of this Agreement and the Articles of Merger, subject to the applicability of Article IX hereof, CIP and Acquisition shall be merged in accordance with the applicable provisions of the laws of the State of Maryland, the terms and conditions of this Agreement and the Articles of Merger so that:

          (a) At the Effective Time (as defined below), CIP shall be merged with and into Acquisition. As a result of the Merger, the separate corporate existence of CIP shall cease and Acquisition shall continue as the surviving company (sometimes referred to herein as the "Surviving Company") in accordance with the laws of the State of Maryland.

          (b) The Articles of Incorporation and Bylaws of Acquisition in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Company after the Effective Time unless and until further amended as provided by law.

          (c) The directors and officers of Acquisition immediately prior to the Effective Time, shall be the directors and officers of the Surviving Company after the Effective Time. Such directors and officers shall hold their positions until the election and qualification of their respective successors or until their tenures are otherwise terminated in accordance with the Bylaws of the Surviving Company.

          (d) At the Effective Time, by virtue of the Merger and without any further action on the part of CPA:15, CIP, Acquisition or any stockholder of CIP (the "Stockholders"), each share of CIP's common stock, $.001 par value ("CIP Common Stock"), outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for cancellation of such share, the rights attaching to such share shall be converted into the right to receive, at the election of each Stockholder pursuant to Section 2.01(e) below, either:

             (i) subject to the application of Article IX hereof, that number of shares of CPA:15's common stock, $.001 par value ("CPA:15 Common Stock") equal to the product of (A) the number of shares of CIP Common Stock owned by such Stockholder and (B) 1.09 (the "Common Stock Exchange Ratio"); or

             (ii) an amount of cash equal to the product of (A) the number of shares of CIP Common Stock owned by such Stockholder and (B) $10.90 (the "Cash Exchange Ratio").

          (e) Stockholders must make their election under Section 2.01(d)(i) or
     (ii) at the time they cast their vote either in favor of or against the Merger, and such election may be revoked on the same terms as such vote, as set forth in the Proxy Statement. Stockholders who do not vote with respect to the Merger or who abstain from voting with respect to the Merger will be deemed to have elected to receive only common stock pursuant to Section 2.01(d)(i). Notwithstanding the foregoing, any Stockholder who was not a Stockholder of record of CIP at the close of business on the business day immediately preceding the date of this Agreement shall not have any right to elect to receive cash under Sections 2.01(d)(ii) and shall automatically be deemed to have elected to receive common stock in accordance with
     Section 2.01(d)(i) above.

          (f) In the event outside counsel to CIP is unable to deliver at the Closing an opinion that the transaction described in Sections 2.01(a)-(e) above is a tax-free reorganization pursuant to Section 368(a) of the Code (the "Tax-Free Opinion"), then, in addition to the transactions contemplated by this Section 2.01, the provisions of Article IX shall apply. The provisions of Article IX shall apply if and only if the Tax-Free Opinion is not delivered at Closing.

     2.02. Closing. The closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of CPA:15's Counsel in New York, New York as soon as possible after satisfaction of the conditions set forth in Article VI, but in no event later than 11:59 p.m., New York time, on [August 31, 2004], or at such other time or place as CPA:15 and CIP may agree (the "Closing Date"). Simultaneously with the Closing, the Articles of Merger shall be filed in the office of the Secretary of State of the State of Maryland. The Merger and, if applicable, the DDH Merger (as defined in Article IX) shall become effective immediately upon the date stamped by the Secretary of State of the State of Maryland on the Articles of Merger or such other date and time as indicated in the Articles of Merger (such date is referred to as the "Effective Time"). As soon as practicable following the Effective Time, subject to the application of Article IX, CPA:15 shall enter on its books the amount of CPA:15 Common Stock issued to each Stockholder and Acquisition shall pay to each Stockholder the amount of cash such Stockholder is entitled thereto as elected by such Stockholder in accordance with Sections 2.01(d) and (e).

     2.03. Securities Law Filings. As soon as practicable following execution and delivery of this Agreement, each of Holdings, CPA:15 and CIP shall use reasonably commercial efforts to file with the

U.S. Securities and Exchange Commission ("SEC") and any other state securities authorities any and all proxy solicitation statements and registration statements legally required to be so filed and declared effective. Each of the boards of directors of CPA:15, Acquisition, Holdings, DDH and CIP shall recommend to their respective stockholders that such stockholders approve the Merger and the DDH Merger. As soon as practicable thereafter, CPA:15 and CIP shall solicit proxies from their respective stockholders to vote on the Merger and the DDH Merger; the shareholder of Acquisition shall approve the Merger; and Holdings, as sole shareholder of DDH, shall approve the DDH Merger, and if necessary, as sole shareholder of Acquisition, shall approve the Merger.

     2.04. Closing of CIP's Transfer Books. At the Effective Time, holders of shares of CIP's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of CIP, and the stock transfer books of CIP shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the CIP's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, clear and convincing evidence as to ownership of any shares of CIP's capital stock (a "CIP Stock Claim") is presented to the Surviving Company, such CIP Stock Claim shall be canceled and shall be exchanged for common stock as provided in Section 2.01(e).

     2.05. Recordation of Exchange. At or prior to the Effective Time, subject to the application of Article IX, (i) CPA:15 shall reserve for exchange in accordance with this Section 2, the aggregate number of shares of CPA:15 Common Stock issuable pursuant to Section 2.01(d)(i) in exchange for outstanding shares of CIP Common Stock held by Stockholders, and (ii) Acquisition shall reserve for exchange an amount of cash payable pursuant to Section 2.01(d)(ii) in exchange for outstanding shares of CIP Common Stock held by Stockholders electing to receive cash pursuant to Section 2.01(d)(ii). At the Closing, subject to the application of Article IX, each Stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of CPA:15 Common Stock shall automatically be entered on the books of CPA:15 as a holder of CPA:15 Common Stock. The CPA:15 Common Stock shall not be certificated.

     2.06. Transfer Taxes. CPA:15 shall pay any stamp tax or documentary tax assessed upon or with respect to the issuance of common stock to be issued in accordance with Section 2.01(d).

     2.07. Books and Records. On or before the Closing Date, CIP shall deliver to Acquisition, or its representatives, where located, all organizational documents, minute books, stock record books and corporate seals of CIP, and the original copies of all books of account, leases, other agreements, securities, customer lists, files and other documents, instruments and papers of any kind or nature belonging to or relating to CIP or its business.

     2.08. Fractional Shares. Nothing in this Agreement shall prohibit the issuance of fractional shares of CPA:15 Common Stock and no Stockholder shall be entitled to receive cash or scrip in lieu thereof.

     2.09. Appraisal Rights. Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of CIP for which, as of the stockholders' meeting called to approve the Merger (the "CIP Stockholders' Meeting"), the holder thereof has demanded to be paid fair value for such stock in accordance with Sections 3-201 et seq. of the Maryland General Corporation Law ("Dissenting Shares") shall not be converted into or represent the right to receive common stock or cash, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in
Section 3-201 et seq. of the Maryland General Corporation Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Sections 3-201 et seq. of the Maryland General Business Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive common stock in accordance with Section 2.01(e).

     2.10. Withholding Taxes. CPA:15, Acquisition and CIP shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger to any Person such amounts as CPA:15, Acquisition and CIP determine they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made. The Surviving Company is hereby authorized to sell or otherwise dispose of at fair market value such portion of consideration as is necessary to provide sufficient funds to CPA:15, Acquisition or CIP, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

     2.11. Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full right, title and possession of and to all rights and property of CIP, the officers and directors of the Surviving Company shall be fully authorized (in the name of CIP and otherwise) to take such action.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CIP

     Except as set forth in the CIP Disclosure Schedule, CIP represents and warrants (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the CIP Disclosure Schedule) to Acquisition as follows (it being understood that any disclosure with respect to any representation or warranty in the CIP Disclosure Schedule shall be deemed to be disclosed with respect to all other representations or warranties):

     3.01. Organization and Standing. CIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the full corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. CIP is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the CIP Disclosure Schedule. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect.

     3.02. Subsidiaries. CIP does not have any Subsidiaries or any equity investment or other interest in, nor has CIP made advances or loans to, any corporation, association, partnership, joint venture or other entity, except as set forth in the CIP Disclosure Schedule. The CIP Disclosure Schedule sets forth
(a) the authorized capital of each direct and indirect Subsidiary of CIP which is not wholly-owned by CIP and the percentage of the outstanding capital of each Subsidiary directly or indirectly owned by CIP, and (b) the nature and amount of any such equity investment or other equity interest. All equity capital of Subsidiaries directly or indirectly held by CIP has been duly authorized and validly issued and is outstanding, fully paid and nonassessable. Except as set forth in the CIP Disclosure Schedule, CIP, directly, or indirectly through wholly owned Subsidiaries, owns all such equity capital of its direct or indirect Subsidiaries free and clear of all Encumbrances. Except as set forth in the CIP Disclosure Schedule, each CIP Subsidiary is duly organized, validly existing and in good standing (or its local equivalent) under the laws of its state or jurisdiction of organization (as listed in the CIP Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is registered to conduct business and, except as set forth in the CIP Disclosure Schedule is in good standing (or its local equivalent) in the states, countries and territories listed in the CIP Disclosure Schedule. There is no state, country or territory wherein the absence of registration as a foreign corporation would have a Material Adverse Effect.

     3.03. Articles of Incorporation and Bylaws. CIP has Furnished to CPA:15 and Acquisition (i) a true and complete copy of the articles of incorporation and the bylaws, as currently in effect and

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

certified by the secretary of CIP, and (ii) a true and complete copy of the organizational documents of each Subsidiary of CIP, as currently in effect.

     3.04. Capitalization. The authorized capital stock of CIP consists of 40,000,000 shares of Common Stock, $.001 par value, 28,927,718.969 shares of which, as of the date hereof, are outstanding and 1,255,929.4205 shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of CIP have been reserved for any purpose. Except as set forth on the CIP Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for the capital stock of CIP and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of CIP. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of CIP's common stock or any other securities of CIP, except as contemplated hereunder.

     3.05. Financial Statements. CIP has prepared and Furnished to CPA:15 and Acquisition its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and March 31, 2004 (the "CIP Reports"), including the financial statements set forth therein (the "CIP Financial Statements"). All of the CIP Financial Statements, including, without limitation, the notes thereto, referred to in this Section (a) are in accordance in all material respects with the books and records of CIP and its Subsidiaries,
(b) present fairly in all material respects the consolidated financial position of CIP and its Subsidiaries as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (c) except as set forth in the CIP Disclosure Schedule, have been prepared in accordance with generally accepted accounting principals applied on a basis consistent with prior accounting periods.

     3.06. No Liabilities. Except as reflected in the CIP Financial Statements, as described on the CIP Disclosure Schedule or incurred in the Ordinary Course of Business (in amounts not material to CIP and its Subsidiaries, taken as a whole), as of March 31, 2004, there were no liabilities (whether contingent or absolute, matured or unmatured) of CIP or any of its Subsidiaries. Except as described in the CIP Disclosure Schedule, since March 31, 2004, CIP has not incurred any liabilities (whether contingent or absolute, matured or unmatured) other than in the Ordinary Course of Business and in amounts that are not material to CIP and its Subsidiaries, taken as a whole.

     3.07.  Taxes.

     (a) Except as set forth in the CIP Disclosure Schedule and except as has not resulted and would not result in a Material Adverse Effect: CIP and each of its Subsidiaries (i) has timely filed all Tax Returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has not been rejected and has not expired and all such Tax Returns are correct and complete in all material respects and (ii) has paid or caused to be paid or adequately accrued or reserved on the CIP Financial Statements for all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and
(iii) has paid all Taxes shown to be due and payable on any Tax Returns and (iv) has complied with all applicable laws relating to withholding Taxes. CIP has not received any notice of any audit (not since closed) of any Tax Return filed by CIP with respect to any tax year ending after December 31, 1998, and CIP has not been notified by any Tax Authority that any such audit is contemplated or pending. Neither CIP nor any of the CIP Subsidiaries has executed or filed with any Taxing Authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither CIP nor any of the CIP Subsidiaries is a party to any pending audit, action or proceeding by any Tax Authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by CIP and each of the CIP Subsidiaries since December 31, 1998, and all material communications relating thereto have been Furnished to CPA:15 and Acquisition. Since January 1, 2000, CIP has incurred no liability for Taxes under Sections 857(b) (other than 857(b)(1) or (3)), 860C or 4981 of the Code or, other than as reported on Tax Returns, Internal Revenue Service Notice 88-19, including without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code) and neither CIP nor any CIP Subsidiary has incurred any liability for Taxes other than in the Ordinary Course of Business. There are no Tax liens upon the Assets of CIP or any of the CIP Subsidiaries except liens for Taxes not yet due. Neither CIP nor any CIP Subsidiary is a party to any agreement relating to a sharing or allocation of Taxes (other than customary provisions contained in leases relating to real estate or similar taxes), or has any liability for Taxes of any person other than CIP and the CIP Subsidiaries under Treas. Reg. Section 1.1502-6 (or similar provision of state, local or foreign law), by contract or otherwise, or is a party to any agreement, contract, or arrangement that could result in the payment of any "excess parachute payments" under Section 280G of the Code or any amount that would be non-deductible under Section 162(m) of the Code.

     (b) CIP (i) has met the definition of a REIT in section 856 of the Code, as in effect for each taxable year since its formation, for each such taxable year;
(ii) has been (A) a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply and (B) a "corporation subject to a tax imposed by subchapter M" (as that term is used in section 11(c) of the Code) for each such taxable year; (iii) has since its formation, to the date of this representation, operated, and intends to continue to operate, in such a manner, for all periods from the date of this representation, through the end of its taxable year that includes the Closing Date, as to meet the requirements described in clauses (i) and (ii) above; (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge regarding whether it has met the requirements described in clauses (i) and (ii) above; (v) has no knowledge that any such challenge is pending or threatened; and (vi) has complied with (and intends to continue to comply with) section 857(f)(1) of the Code for each taxable year that such provision was (or is ) applicable to it. CIP represents that each of its corporate subsidiaries is, and at all times since its affiliation with CIP has qualified as, a qualified REIT subsidiary as defined in
Section 856(i) of the Code, and that each partnership, limited liability company, joint venture or other legal entity (other than a corporation) in which CIP (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as an association taxable as a corporation. None of CIP or the CIP Subsidiaries has a net unrealized built-in gain within the meaning of Section 1374(d)(1) of the Code that is subject to an election under IRS Notice 88-19 or has any accumulated earnings and profits from the years ending on or prior to December 31, 2000 in each case to the extent the foregoing would result in a Material Adverse Effect.

     (c) CIP has not agreed to and is not required to make any adjustment under
Section 481(a) of the Code.

     (d) CIP has not, with regard to any assets or property held or acquired by it, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by CIP.

     (e) CIP is not a "foreign person" as such term is defined in Section 1445(f) of the Code.

     3.08. Conduct of Business; Absence of Material Adverse Change. Other than as set forth in the CIP Disclosure Schedule, since March 31, 2004, there has been no Material Adverse Change. Except as set forth in the CIP Disclosure Schedule, since March 31, 2004, CIP and each of its Subsidiaries have conducted their respective businesses substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and neither CIP nor any of its Subsidiaries have, except as set forth in the CIP Disclosure Schedule or as contemplated by this Agreement, (a) incurred loss of, or significant injury to, any Material Assets of CIP as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds (other than in the Ordinary Course of Business); (c) other than in the Ordinary Course of Business or as required pursuant to Section 5.05(c) hereof, declared or made payment of, or set aside for payment, any special dividends, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; provided, however, that
(i) CIP shall declare and pay a special dividend to its shareholders immediately prior to the Closing in an amount up to the net cash realized from its sale of certain properties to W. P. Carey & Co. LLC as described in the Proxy Statement and (ii) CIP shall declare and pay a special interim dividend at the same rate as the immediately preceding regular quarterly dividend, pro rated from the last quarterly dividend payment date, with a record date not more than five (5) days prior to the Closing Date; (d) mortgaged, pledged or subjected to any Encumbrance any of its Material Assets (other than in the Ordinary Course of Business); (e) except with respect to the sale of certain properties to W. P. Carey & Co. LLC as described in the Proxy Statement (the "WPC Asset Sale"), sold, exchanged, transferred or otherwise disposed of any of its Material Assets, or canceled any debts or claims other than the cancellations of indebtedness owed to CIP, except in each case in the Ordinary Course of Business; (f) written down the value of any Material Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to CIP and its Subsidiaries, taken as a whole; (g) entered into any transactions other than in the Ordinary Course of Business other than this Agreement, the WPC Asset Sale and the transactions contemplated hereby and thereby; (h) made a commitment for any capital expenditure, or entered into a commitment therefor, other than in the Ordinary Course of Business; (i) made any change in any method of accounting or accounting practice; (j) made any Tax election other than in the ordinary course of filing its Tax Returns or settled or compromised (or proposed to settle or compromise) any Tax matter that, individually or in the aggregate, could reasonably be expected to affect the Tax liabilities or the Tax attributes of CIP or any of its Subsidiaries; or (k) made an agreement to do any of the foregoing.

     3.09. Title to Property and Assets. CIP and its Subsidiaries have good, valid and marketable title to all Assets respectively owned by them, free and clear of all Encumbrances other than those referred to in the CIP Financial Statements (or the notes thereto) or incurred in the Ordinary Course of Business.

     3.10. Insurance. Other than as set forth in the CIP Disclosure Schedule, CIP has insurance coverage under policies that (a) are with insurance companies reasonably believed by CIP to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by CIP and by each of its Subsidiaries with all requirements of Law and of all agreements to which CIP or any of its Subsidiaries is a party; and (d) to the Knowledge of CIP, are valid and outstanding policies enforceable against the insurer.

     3.11. Debt Instruments. The CIP Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which CIP or any of its Subsidiaries is a party or which have been assumed by CIP or any of its Subsidiaries or to which any Assets of CIP or any of its Subsidiaries are subject. Except as set forth on the CIP Disclosure Schedule, CIP and its Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     3.12. Leases. The CIP Disclosure Schedule or the Form 10-K for the period ended December 31, 2003 (the "CIP 2003 10-K") lists all leases and other agreements under which CIP or any of its Subsidiaries is lessee or lessor of any Material Asset, or holds, manages or operates any Material Asset owned by any third party, or under which any Material Asset owned by CIP or by any of its Subsidiaries is held, operated or managed by a third party. CIP and its Subsidiaries are the holders of all the leasehold estates purported to be granted by the Documents described in the CIP Disclosure Schedule or the CIP 2003 10-K to them. Each such lease and other agreement is, to CIP's Knowledge, in full force and effect and, to the Knowledge of CIP, constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances, subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity. To the Knowledge of CIP, all necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, there have been, to the Knowledge of CIP, no threatened cancellations thereof and no outstanding disputes thereunder. CIP and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. CIP and its Subsidiaries are not, and to the Knowledge of CIP, no other party thereto is, in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. To the Knowledge of CIP, all of the Assets subject to such leases are in good operating condition and repair, ordinary wear and tear and damage by casualty which is covered by insurance or which a tenant is obligated to restore excepted.

     3.13.  Other Agreements.

     (a) The CIP Disclosure Schedule lists all of the following material written or oral agreements to which CIP or any its Subsidiaries is a party or by which CIP or any of its Subsidiaries is bound at the date hereof: (i) agreements for the employment of any officer, employee, consultant or independent contractor involving payments of more than $100,000 over its remaining term; (ii) material license agreements or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreements; (iii) agreements with any labor organization or other collective bargaining unit except as may be imposed by law; (iv) agreements for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $100,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party); (v) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plans or agreements; (vi) agreements for the purchase, sale or lease of any of its Material Assets or the grant of any preferential rights to purchase any of its Material Assets or rights, other than in the Ordinary Course of Business; (vii) agreements which contain any provisions requiring it to indemnify any other party thereto other than in the Ordinary Course of Business; (viii) joint venture agreements or other agreements involving the sharing of profits; (ix) agreements relating to any outstanding loan to any person or entity or receivable due from any persons or entities controlling, controlled by or under common control with it (excluding its advisor, Carey Asset Management Corp.) not entered into in the Ordinary Course of Business; and (x) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any material restriction on its ability to conduct its business operations in the Ordinary Course of Business (items (i) through (x) above hereinafter referred to as "Material Agreements").

     (b) Except as set forth in the CIP Disclosure Schedule, to CIP's Knowledge, each Material Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, CIP or any Subsidiaries of CIP as the case may be and, to the Knowledge of CIP, the other parties thereto, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder, except where a failure to so obtain or make, singly or in the aggregate, would not have a Material Adverse Effect. CIP and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. Neither CIP nor, to the Knowledge of CIP, any other party thereto, is in default in any respect under any Material Agreement, and there does not exist any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except where such a default would not have a Material Adverse Effect.

     3.14. Books and Records. The books of account, stock records, minute books and other records of CIP and its Subsidiaries are true and complete in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the CIP Financial Statements.

     3.15. Litigation; Disputes. Except as set forth in the CIP Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the Knowledge of CIP, threatened against, affecting or involving CIP or any of its Subsidiaries or their respective businesses or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign, which if determined adversely to CIP, would be reasonably expected to have a Material Advise Effect. Neither CIP nor any of its Subsidiaries is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

     3.16. Employees. Neither CIP, nor any of its Subsidiaries has any employees.

     3.17. Pension and Benefit Plans. Except as set forth in the CIP Disclosure Schedule, neither CIP nor any of its Subsidiaries (i) maintains any Plan or material Other Arrangement, (ii) is a party to any Plan or material Other Arrangement or (iii) has obligations under any Plan or material Other Arrangement.

     3.18. Environmental. Except as set forth in the CIP Disclosure Schedule, to its Knowledge, either (i) CIP and each of its Subsidiaries are in compliance in all material respects with, have been in compliance in all material respects with, and have no material liability under, the Environmental Laws or (ii) CIP is entitled to indemnification from third parties with respect to any non-compliance of or any liability under, any Environmental Law.

     3.19. Restrictions and Consents. There are no agreements, Laws or other restrictions of any kind to which CIP or any of its Subsidiaries (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of CIP or any of its Subsidiaries as a result of the execution, delivery or performance of this Agreement. Other than filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") which shall be timely made following execution hereof, the CIP Disclosure Schedule lists all such agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by CIP or any of its Subsidiaries.

     3.20. Authorization. Except for the approval of the Stockholders pursuant to the Maryland General Corporate Law, the execution, delivery and performance by CIP of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by CIP of the transactions contemplated hereby and thereby, do not and will not: (a) require any consent or approval of any other Person not already obtained prior to the execution hereof; (b) conflict with, or violate any provision of, any Law having applicability to CIP or any of its Subsidiaries or any of their respective Assets, or any provision of the certificate or articles of organization or bylaws or equivalent constituent document of CIP or any of its Subsidiaries; (c) conflict with, or result in any material breach of, or constitute a material default under any Material Agreement to which CIP or any of its Subsidiaries is a party or by which it or any of its Assets may be bound; or (d) result in or require the creation or imposition of or result in the acceleration of any material indebtedness, or of a material Encumbrance, or with respect to, CIP or any of its Subsidiaries or any of the Assets now owned or hereafter acquired by CIP or any of its Subsidiaries.

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

     3.21. Absence of Violation. Neither CIP nor any of its Subsidiaries is in violation of or default under, any term or provision of its certificate or articles of incorporation or bylaws or any Material Agreement or restriction to which CIP or any of its Subsidiaries is a party or by which CIP or any of its Subsidiaries or any Material Asset thereof is bound or affected. CIP and its Subsidiaries are in full compliance with all Laws except where a failure to comply, singly or in the aggregate, would not have a Material Adverse Effect. Neither CIP, nor any of its Subsidiaries nor, to CIP's Knowledge, any of their officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of CIP or of any of its Subsidiaries) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of CIP or any of its Subsidiaries (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist CIP or any of its Subsidiaries in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of CIP and its Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     3.22. Binding Obligation. This Agreement constitutes a valid and binding obligation of CIP, enforceable in accordance with its terms, and each Document to be executed by CIP pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of CIP, enforceable in accordance with its terms, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity.

     3.23. SEC Filings. The CIP Disclosure Schedule sets forth the forms, reports and documents filed by CIP with the U.S. Securities and Exchange Commission (the "Commission"), since January 1, 2002, pursuant to the Securities Exchange Act. CIP has filed all forms, reports and documents with the Commission over the past two years from the date hereof required to be filed by the Securities Exchange Act, all of which have complied in all material respects with all applicable requirements of the Securities and Exchange Act. None of such disclosure statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.24. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of CIP who might be entitled to any fee or commission from CIP or any of its Affiliates upon consummation of the transactions contemplated by this Agreement (except as may be due to its advisor under its Advisory Agreement).

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF CPA:15 AND ACQUISITION

     Except as set forth in the CPA:15/Acquisition Disclosure Schedule, CPA:15 and Acquisition jointly and severally represent and warrant (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the CPA:15/Acquisition Disclosure Schedule) to CIP and, if Article IX is applicable, to DDH, as follows (it being understood that any disclosure with respect

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

to any representation or warranty in the CPA:15/Acquisition Disclosure Schedule shall be deemed to be disclosed with respect to all other representations or warranties):

     4.01. Organization and Standing. Each of CPA:15 and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the full corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. CPA:15 is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the CPA:15/Acquisition Disclosure Schedule. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation by CPA:15 or Acquisition would have a Material Adverse Effect. Acquisition was incorporated on May 17, 2004 and has not had any business operations to the date hereof.

     4.02. Subsidiaries. CPA:15 does not have any Subsidiaries or any equity investment or other interest in, nor has either of them made advances or loans to, any corporation, association, partnership, joint venture or other entity, except as set forth in the CPA:15/Acquisition Disclosure Schedule. Acquisition does not have any Subsidiaries or any equity investment or other interest in, nor has either of them made advances or loans to, any corporation, association, partnership, joint venture or other entity. The CPA:15/Acquisition Disclosure Schedule sets forth (a) the authorized capital of each direct and indirect Subsidiary of CPA:15 which is not wholly-owned by CPA:15 and the percentage of the outstanding capital of each Subsidiary directly or indirectly owned by CPA:15, and (b) the nature and amount of any such equity investment or other equity interest. All equity capital of Subsidiaries directly or indirectly held by CPA:15 has been duly authorized and validly issued and is outstanding, fully paid and nonassessable. Except as set forth in the CPA:15/Acquisition Disclosure Schedule, CPA:15, directly, or indirectly through wholly owned Subsidiaries, owns all such equity capital of its direct or indirect Subsidiaries free and clear of all Encumbrances. Except as set forth in the CPA:15/Acquisition Disclosure Schedule, each CPA:15 Subsidiary is duly organized, validly existing and in good standing (or its local equivalent) under the laws of its state or jurisdiction of organization (as listed in the CPA:15/ Acquisition Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each CPA:15 Subsidiary is registered to conduct business and , except as set forth in the CPA:15/Acquisition Disclosure Schedule is in good standing (or its local equivalent) in the states, countries and territories listed in the CPA:15/Acquisition Disclosure Schedule. There is no state, country or territory wherein the absence of registration as a foreign corporation would have a Material Adverse Effect.

     4.03. Articles of Incorporation and Bylaws. CPA:15 and Acquisition have Furnished to CIP (i) a true and complete copy of each of their articles of incorporation and bylaws, as currently in effect and certified by the secretary of CPA:15 and Acquisition, as applicable, and (ii) a true and complete copy of the organizational documents of each Subsidiary of CPA:15, as currently in effect.

     4.04.  Capitalization.

     (a) The authorized capital stock of CPA:15 consists of 240,000,000 shares of CPA:15 Common Stock, 106,681,571.262 shares of which, as of the date hereof, are outstanding and 176,119.7162 shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of CPA:15 have been reserved for any purpose, except pursuant to this Agreement. Except as set forth on the CPA:15/Acquisition Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for the capital stock of CPA:15 and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of CPA:15. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of CPA:15 's common stock or any other securities of CPA:15, except as contemplated hereunder. The CPA:15 Common Stock being issued on the Closing Date have been duly authorized by all necessary corporate action on the part of CPA:15. The CPA:15 Common Stock, when issued, will be validly issued, fully paid and nonassessable.

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

     (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.001 per share, none which are outstanding as of the date hereof, but at the closing will be owned by CPA:15 or, if Article IX is applicable, Holdings, and no shares are issued and held as treasury shares. All of such outstanding shares at the closing will be validly issued and are fully paid and nonassessable. There are no outstanding securities convertible into or exchangeable for the capital stock of Acquisition and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of Acquisition. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of Acquisition's common stock or any other securities of Acquisition, except as contemplated hereunder.

     4.05. Financial Statements. CPA:15 has prepared and Furnished to CIP its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and March 31, 2004 (the "CPA:15 Reports"), including the financial statements set forth therein (the "CPA:15 Financial Statements"). All of the CPA:15 Financial Statements, including, without limitation, the notes thereto, referred to in this Section (a) are in accordance in all material respects with the books and records of CPA:15 and its Subsidiaries, (b) present fairly in all material respects the consolidated financial position of CPA:15 and its Subsidiaries as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (c) except as set forth in the CPA:15/Acquisition Disclosure Schedule, have been prepared in accordance with generally accepted accounting principals applied on a basis consistent with prior accounting periods.

     4.06. No Liabilities. Except as reflected in the CPA:15 Financial Statements, as described on the CPA:15/Acquisition Disclosure Schedule or incurred in the Ordinary Course of Business (in amounts not material to CPA:15 and its Subsidiaries, taken as a whole), as of March 2004, there were no liabilities (whether contingent or absolute, matured or unmatured) of CPA:15 or any of its Subsidiaries. Except as described in the CPA:15/Acquisition Disclosure Schedule, since March 31, 2004, CPA:15 and Acquisition have not incurred any liabilities (whether contingent or absolute, matured or unmatured) other than in the Ordinary Course of Business and in amounts that are not material to CPA:15 and its Subsidiaries, taken as a whole, Acquisition.

     4.07.  Taxes.

     (a) Except as set forth in the CPA:15/Acquisition Disclosure Schedule and except as has not resulted and would not result in a Material Adverse Effect:
CPA:15 and each of its Subsidiaries and Acquisition (i) has timely filed all Tax Returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has not been rejected and has not expired and all such Tax Returns are correct and complete in all material respects and (ii) has paid or caused to be paid or adequately accrued or reserved on the CPA:15 Financial Statements for all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has paid all Taxes shown to be due and payable on any Tax Returns and (iv) has complied with all applicable laws relating to withholding Taxes. Neither CPA:15 nor Acquisition have received any notice of any audit (not since closed) of any Tax Return filed by either of them with respect to any tax year ending after December 31, 1998, and neither CPA:15 nor Acquisition has been notified by any Tax Authority that any such audit is contemplated or pending. Neither CPA:15 nor any of the CPA:15 Subsidiaries nor Acquisition, has executed or filed with any Taxing Authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither CPA:15 nor any of the CPA:15 Subsidiaries nor Acquisition is a party to any pending audit, action or proceeding by any Tax Authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by CPA:15 and each of the CPA:15 Subsidiaries, since December 31, 1998, and all material communications relating thereto have been Furnished to CIP. Since January 1, 2000, CPA:15 has incurred no liability for Taxes under Sections 857(b) (other than 857(b)(1) or (3)), 860C or 4981 of the Code or, other than as reported on Tax Returns, Internal Revenue Service Notice 88-19, including without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code) and neither CPA:15 nor any CPA:15 Subsidiary nor Acquisition, has incurred any liability for Taxes other than in the Ordinary Course of Business. There are no Tax liens upon the Assets of CPA:15 or any of the CPA:15 Subsidiaries nor Acquisition, except liens for Taxes not yet due. Neither CPA:15 nor any CPA:15 Subsidiary nor Acquisition, is a party to any agreement relating to a sharing or allocation of Taxes (other than customary provisions contained in leases relating to real estate or similar taxes), or has any liability for Taxes of any person other than CPA:15 and the CPA:15 Subsidiaries under Treas. Reg. Section 1.1502-6 (or similar provision of state, local or foreign law), by contract or otherwise, or is a party to any agreement, contract, or arrangement that could result in the payment of any "excess parachute payments" under Section 280G of the Code or any amount that would be non-deductible under Section 162(m) of the Code.

     (b) CPA:15 (i) has met the definition of a REIT in section 856 of the Code, as in effect for each taxable year since its formation, for each such taxable year; (ii) has been (A) a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply and (B) a "corporation subject to a tax imposed by subchapter M" (as that term is used in section 11(c) of the Code) for each such taxable year; (iii) has since its formation, to the date of this representation, operated, and intends to continue to operate, in such a manner, for all periods from the date of this representation, through the end of its taxable year that includes the Closing Date, as to meet the requirements described in clauses (i) and (ii) above; (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge regarding whether it has met the requirements described in clauses (i) and (ii) above; (v) has no knowledge that any such challenge is pending or threatened; and (vi) has complied with (and intends to continue to comply with) section 857(f)(1) of the Code for each taxable year that such provision was (or is) applicable to it. CPA:15 represents that each of its corporate subsidiaries, is, and at all times since its affiliation with CPA:15 has qualified as, a qualified REIT subsidiary as defined in Section 856(i) of the Code, and that each partnership, limited liability company, joint venture or other legal entity (other than a corporation) in which CPA:15 (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as an association taxable as a corporation. None of CPA:15 or the CPA:15 Subsidiaries has a net unrealized built-in gain within the meaning of Section 1374(d)(1) of the Code that is subject to an election under IRS Notice 88-19 or has any accumulated earnings and profits from the years ending on or prior to December 31, 1998 in each case to the extent the foregoing would result in a Material Adverse Effect.

     (c) Neither CPA:15 nor Acquisition has agreed to and neither is required to make any adjustment under Section 481(a) of the Code.

     (d) Neither CPA:15 nor Acquisition has, with regard to any assets or property held or acquired by it, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by either of them.

     (e) Neither CPA:15 nor Acquisition is a "foreign person" as such term is defined in Section 1445(f) of the Code.

     4.08. Conduct of Business; Absence of Material Adverse Change. Other than as set forth in the CPA:15/Acquisition Disclosure Schedule, since March 31, 2004, there has been no Material Adverse Change. Acquisition has no prior or existing business operations. Except as set forth in the CPA:15/ Acquisition Disclosure Schedule, since March 31, 2004, CPA:15 and each of its Subsidiaries have conducted their respective businesses substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and neither CPA:15 nor any of its Subsidiaries have, except as set forth in the CPA:15/Acquisition Disclosure Schedule or as contemplated by this Agreement, (a) incurred loss of, or significant injury to, any Material Assets of CPA:15 as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds (other than in the Ordinary Course of Business); (c) other than in the Ordinary Course of Business, declared or made payment of, or set aside for payment, any special dividends, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; provided, however, that CPA:15 shall declare and pay a special interim dividend at the same rate as the immediately preceding regular quarterly dividend, pro rated from the last quarterly dividend payment date, with a record date not more than five (5) days prior to the Closing Date; (d) mortgaged, pledged or subjected to any Encumbrance any of its Material Assets (other than in the Ordinary Course of Business); (e) sold, exchanged, transferred or otherwise disposed of any of its Material Assets, or canceled any debts or claims other than the cancellations of indebtedness owed to CPA:15, except in each case in the Ordinary Course of Business; (f) written down the value of any Material Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to CPA:15 and its Subsidiaries, taken as a whole; (g) entered into any transactions other than in the Ordinary Course of Business other than this Agreement and the transactions contemplated hereby; (h) made a commitment for any capital expenditure, or entered into a commitment therefor, other than in the Ordinary Course of Business; (i) made any change in any method of accounting or accounting practice; (j) made any Tax election other than in the ordinary course of filing its Tax Returns or settled or compromised (or proposed to settle or compromise) any Tax matter that, individually or in the aggregate, could reasonably be expected to affect the Tax liabilities or the Tax attributes of CPA:15, any of its Subsidiaries or Acquisition; or (k) made an agreement to do any of the foregoing.

     4.09. Title to Property and Assets. CPA:15, its Subsidiaries and Acquisition, have good, valid and marketable title to all Assets respectively owned by them, free and clear of all Encumbrances other than those referred to in the CPA:15 Financial Statements (or the notes thereto) or incurred in the Ordinary Course of Business.

     4.10. Insurance. Other than as set forth in the CPA:15/Acquisition Disclosure Schedule, CPA:15 has insurance coverage under policies that (a) are with insurance companies reasonably believed by CPA:15 to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by CPA:15 and by each of its Subsidiaries with all requirements of Law and of all agreements to which CPA:15 or any of its Subsidiaries is a party; and (d) to the Knowledge of CPA:15, are valid and outstanding policies enforceable against the insurer.

     4.11. Debt Instruments. The CPA:15/Acquisition Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which CPA:15 or any of its Subsidiaries is a party or which have been assumed by CPA:15 or any of its Subsidiaries or to which any Assets of CPA:15 or any of its Subsidiaries are subject. Except as set forth on the CPA:15/Acquisition Disclosure Schedule, CPA:15 and its Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any material respect under any of the foregoing, and there does not exist any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Acquisition is not a party to, assumed an obligation of or has any of its Assets subject to any mortgages, indentures, notes, guarantees or other agreements for or relating to borrowed money.

     4.12. Leases. The CPA:15/Acquisition Disclosure Schedule or its Form 10-K for the period ended December 31, 2003 (the "CPA:15 2003 10-K") lists all leases and other agreements under which CPA:15 or any of its Subsidiaries is lessee or lessor of any Material Asset, or holds, manages or operates any Material Asset owned by any third party, or under which any Material Asset owned by CPA:15 or by any of its Subsidiaries is held, operated or managed by a third party. Acquisition is not a party to any leases. CPA:15 and its Subsidiaries are the holders of all the leasehold estates purported to be granted by the Documents described in the CPA:15/Acquisition Disclosure Schedule or the CPA:15 2003

10-K to them. Each such lease and other agreement is, to CPA:15's Knowledge, in full force and effect and, to the Knowledge of CPA:15, constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances, subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity. To the Knowledge of CPA:15, all necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, there have been, to the Knowledge of CPA:15, no threatened cancellations thereof and no outstanding disputes thereunder. CPA:15 and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. CPA:15 and its Subsidiaries are not, and to the Knowledge of CIP, no other party thereto is, in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. To the Knowledge of CPA:15, all of the Assets subject to such leases are in good operating condition and repair, ordinary wear and tear and damage by casualty which is covered by insurance or which tenant is obligated to restore excepted.

     4.13. Other Agreements. The CPA:15/Acquisition Disclosure Schedule lists all Material Agreements, written or oral, to which CPA:15 or any of its Subsidiaries is a party or by which CPA:15 or any of its Subsidiaries is bound at the date hereof. Acquisition is not a party to any such Material Agreement. Except as set forth in the CPA:15/Acquisition Disclosure Schedule, to CPA:15's Knowledge, each Material Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, CPA:15 or any Subsidiary of CPA:15 as the case may be and, to the Knowledge of CPA:15, the other parties thereto, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder, except where a failure to so obtain or make, singly or in the aggregate, would not have a Material Adverse Effect. CPA:15 and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. Neither CPA:15 nor, to the Knowledge of CPA:15, any other party thereto, is in default in any respect under any Material Agreement, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except where such a default would not have a Material Adverse Effect.

     4.14. Books and Records. The books of account, stock records, minute books and other records of CPA:15, its Subsidiaries and Acquisition, are true and complete in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the CPA:15 Financial Statements.

     4.15. Litigation; Disputes. Except as set forth in the CPA:15/Acquisition Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the Knowledge of CPA:15, threatened against, affecting or involving CPA:15, any of its Subsidiaries, or Acquisition, or their respective businesses or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign, which if determined adversely to CPA:15 or Acquisition, would be reasonably expected to have a Material Advise Effect. Neither CPA:15 nor any of its Subsidiaries nor Acquisition is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

     4.16. Employees. Neither CPA:15, nor any of its Subsidiaries nor Acquisition, has any employees.

     4.17. Pension and Benefit Plans. Except as set forth in the CPA:15/Acquisition Disclosure Schedule, neither CPA:15 nor any of its Subsidiaries nor Acquisition (i) maintains any Plan or material Other Arrangement, (ii) is a party to any Plan or material Other Arrangement or (iii) has obligations under any Plan or material Other Arrangement.

     4.18. Environmental. Except as set forth in the CPA:15/Acquisition Disclosure Schedule, to its Knowledge, either (i) CPA:15 and each of its Subsidiaries are in compliance in all material respects with, have been in compliance in all material respects with, and have no material liability under, the Environmental Laws or (ii) CPA:15 is entitled to indemnification from third parties with respect to any non-compliance of or any liability under, any Environmental Law.

     4.19. Restrictions and Consents. There are no agreements, Laws or other restrictions of any kind to which CPA:15, any of its Subsidiaries or Acquisition, (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of CPA:15, any of its Subsidiaries or Acquisition, as a result of the execution, delivery or performance of this Agreement. Other than filings required by the HSR Act which shall be timely made following execution hereof, the CPA:15/Acquisition Disclosure Schedule lists all such agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by CPA:15, any of its Subsidiaries or Acquisition.

     4.20. Authorization. Except for the approval of the Stockholders and of shareholder of Acquisition, in each case pursuant to the Maryland General Corporate Law, the execution, delivery and performance by CPA:15 and Acquisition of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by CPA:15 and Acquisition of the transactions contemplated hereby and thereby, do not and will not: (a) require any consent or approval of any other Person not already obtained prior to the execution hereof; (b) conflict with, or violate any provision of, any Law having applicability to CPA:15, any of its Subsidiaries or Acquisition, or any of their respective Assets, or any provision of the certificate or articles of organization or bylaws or equivalent constituent document of CPA:15, any of its Subsidiaries or Acquisition; (c) conflict with, or result in any material breach of, or constitute a material default under any Material Agreement to which CPA:15 or any of its Subsidiaries is a party or by which it or any of its Assets may be bound; or (d) result in or require the creation or imposition of or result in the acceleration of any material indebtedness, or of a material Encumbrance, or with respect to, CPA:15 or any of its Subsidiaries or any of the Assets now owned or hereafter acquired by CPA:15, any of its Subsidiaries or Acquisition.

     4.21. Absence of Violation. Neither CPA:15 nor any of its Subsidiaries nor Acquisition, is in violation of or default under, any term or provision of its certificate or articles of incorporation or bylaws or any Material Agreement or restriction to which they are a party or by which they or any of their Material Assets are bound or affected. CPA:15, its Subsidiaries and Acquisition, are in full compliance with all Laws except where a failure to comply, singly or in the aggregate, would not have a Material Adverse Effect. Neither CPA:15, nor any of its Subsidiaries nor Acquisition, nor, to CPA:15's Knowledge, any of their respective officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of CPA:15, any of its Subsidiaries or Acquisition) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of CPA:15, any of its Subsidiaries or Acquisition, (including, without limitation, any offer, payment or promise to pay money or other thing of value
(i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist CPA:15, any of its Subsidiaries or Acquisition in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of CPA:15 and its Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     4.22. Binding Obligation. This Agreement constitutes a valid and binding obligation of CPA:15 and Acquisition, enforceable in accordance with its terms, and each Document to be executed by CPA:15 and Acquisition pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of CPA:15 and Acquisition, as applicable, enforceable in accordance with its terms, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity.

     4.23. SEC Filings. The CPA:15/Acquisition Disclosure Schedule sets forth the forms, reports and documents filed by CPA:15 with the Commission since January 1, 2002, pursuant to the Securities Exchange Act. CPA:15 has filed all forms, reports and documents with the Commission over the past two years from the date hereof required to be filed by the Securities Exchange Act, all of which have complied in all material respects with all applicable requirements of the Securities and Exchange Act. None of such disclosure statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.24. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of CPA:15 or Acquisition who might be entitled to any fee or commission from CPA:15, Acquisition, or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement (except as may be due to its advisor under its Advisory Agreement).

                                   ARTICLE V

                                   COVENANTS

     5.01. Notices of Certain Events. Each party hereto shall promptly notify the other parties of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed or that relate to the consummation of the transactions contemplated by this Agreement.

     5.02.  Confidentiality; Non-Solicitation.

     (a) Each of CPA:15, Acquisition, CIP, Holdings and DDH agree not to, and to use its best efforts to cause its respective Affiliates not to, disclose, give, sell, use or otherwise divulge any confidential or secret information (including, but not limited to, any technology, process, trade secrets, know-how, other intellectual property rights, strategies, financial statements or other financial information not otherwise publicly available, forecasts, operations, business plans, prices, discounts, products, product specifications, designs, plans, data or ideas) relating to the other or the terms of this transaction; provided, however, that the restrictions set forth in this Section
5.02 shall not apply to: (i) information that at the time of disclosure or use by a party (the "Disclosing Party") is already in the public domain through no fault of the Disclosing Party, (ii) information received from a third party that was disclosed to the Disclosing Party without a breach of any confidentiality obligation, (iii) information that the

Disclosing Party is obligated by law or an order of any court, agency or proceeding to disclose, after reasonable prior notice to the other party of such required disclosure, or (iv) any information disclosed in the Proxy Statement or other federal or state securities filing made in connection with the transactions contemplated by this Agreement.

     (b) If the transactions contemplated herein shall fail to be consummated, the receiving party shall promptly cause all copies of documents or extracts thereof containing information and data as to the Disclosing Party to be returned to the Disclosing Party.

     5.03. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. CPA:15, Acquisition, CIP, Holdings and DDH each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     5.04. Certain Filings. CPA:15, Acquisition, CIP, Holdings and DDH shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement including but not limited to the preparation and filing with the Commission of the Proxy Statement, and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     5.05.  Taxes.

     (a) CPA:15 (or Holdings, if the provisions of Article IX are applicable) shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns and amendments thereto required to be filed by CIP or any of its Subsidiaries for all periods ending prior to the Closing Date which are filed after the Closing Date (in all respects on a basis consistent with law and past practice, where such past practice is consistent with law). CIP shall have a reasonable period of time (but in no event less than 30 days) to review and comment on such Tax Returns and amendments prior to filing. If the Parties do not agree on the draft Tax Returns or amendments, the Parties shall hire PricewaterhouseCoopers LLP to prepare the contested Tax Returns or amendments.

     (b) For all tax periods ending on or prior to the Closing Date, each Party shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the timely filing of Tax Returns and amendments pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding the foregoing, the neither Party shall agree to any settlement concerning Taxes for any Tax period ending on or before the Closing Date without the prior written consent of the other Party, which shall not be unreasonably withheld.

     (c) CIP will take all necessary actions, including but not limited to making sufficient distributions prior to Closing, to assure that CIP will qualify as a REIT for its tax year ending on the day before the Closing Date.

     (d) If the provisions of Article IX are applicable, CPA:15 will take all necessary actions, including but not limited to making sufficient distributions prior to Closing, to assure that CPA:15 will qualify as a REIT for its tax year ending on the day before the Closing Date. If Article IX is not applicable, CPA:15 will use reasonable best efforts to assure that CPA:15 will qualify as a REIT following the Closing.

     5.06. Tax Reporting. CPA:15, Acquisition and CIP shall report the Merger as a "reorganization" under Section 368(a) of the Code, unless otherwise required by law or administrative action, and currently intend to comply with any applicable tax reporting requirements, including Treasury Regulation Section 1.368-3, as necessary. If the provisions of Article IX are applicable, Holdings, CPA:15 and CIP shall report the Merger and the DDH Merger as a Section 351 contribution of CIP Common Stock and CPA:15 Common Stock by the Stockholders and the CPA:15 Stockholders (as defined in Article IX), respectively, to Holdings.

     5.07. Public Announcements. Each Party shall consult with the other Party before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as required by law, will not issue any such press release or make any such public statement prior to such consultation and approval by such other Party.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     6.01. Conditions to the Obligations of Each Party. The obligations of CPA:15, Acquisition, CIP, Holdings and DDH to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

          (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

          (c) W. P. Carey & Co. LLC shall have entered into the Indemnification Agreement with CPA:15, or if Article IX is applicable, Holdings, in substantially the form set forth as Exhibit B.

     6.02. Conditions to Obligations of Holdings, CPA:15 and Acquisition. The obligation of Holdings, CPA:15 and Acquisition to consummate the Closing is subject to the satisfaction or waiver of the following further conditions (it being understood that the rights of Holdings to the benefit of this Section 6.02 shall apply only in the event Article IX is applicable):

          (a)(i) The representations and warranties of CIP contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by CIP pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect; and
     (ii) Holdings, CPA:15 and Acquisition shall have received a certificate signed by the President and Chief Executive Officer of CIP to the foregoing effect.

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by CIP of the business of CIP and its Subsidiaries after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) Holdings, CPA:15 and Acquisition shall have received an opinion of Counsel, dated the Closing Date, substantially in the form set forth in Exhibit C. In rendering such opinion, such Counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of the stockholders, officers and directors of CIP.

          (d) Holdings, CPA:15 and Acquisition shall have received all other closing documents specified in Section 2.02 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to Holdings, CPA:15 and Acquisition.

          (e) CIP shall have delivered to Holdings, CPA:15 and Acquisition a properly executed statement satisfying the requirements of Sections 1.897-2(h) and 1.1445-2(c)(3) of the Regulations in a form reasonably acceptable to Holdings, CPA:15 and Acquisition.

          (f) Holdings, CPA:15 and Acquisition shall have received from CIP written evidence that the execution, delivery and performance of this Agreement has been duly and validly approved and authorized by CIP's Board of Directors and by the Stockholders in accordance with Maryland law.

          (g) Holdings, CPA:15 and Acquisition shall have received from CIP a good standing certificate from Maryland and good standing certificates from the other states in which CIP is qualified to do business as a foreign corporation.

     6.03. Conditions to Obligations of Holdings, DDH and CIP. The obligation of CIP to consummate the Closing is subject to the satisfaction of the following further conditions (it being understood that the rights of Holdings and DDH to the benefit of this Section 6.03 shall apply only in the event Article IX is applicable):

          (a)(i) The representations and warranties of CPA:15 and Acquisition contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by CPA:15 and Acquisition pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect; and (ii) Holdings and CIP shall have received certificates signed by the Chief Executive Officers of CPA:15 and Acquisition to the foregoing effect.

          (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) Holdings and CIP shall have received an opinion of Counsel, dated the Closing Date, substantially in the form set forth in Exhibit D. In rendering such opinions, such Counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of CPA:15 and Acquisition.

          (d) Holdings and CIP shall have received all items specified in
     Section 2.02 of this Agreement.

          (e) Holdings and CIP shall have received from CPA:15 and Acquisition written evidence that the execution, delivery and performance of this Agreement has been duly and validly approved and authorized by CPA:15's and Acquisition's Boards of Directors, by the stockholders of CPA:15 and by the stockholder of Acquisition in accordance with Maryland law.

                                  ARTICLE VII

                                  TERMINATION

     7.01. Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) any Party may terminate this Agreement by giving written notice to the other Party upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger that has become final and nonappealable;

          (c) CIP may terminate this Agreement by giving written notice to Holdings and CPA:15 and Acquisition if the Closing shall not have occurred on or before [September 30, 2004] by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CPA:15 or Acquisition of any representation, warranty or covenant contained in this Agreement); and

          (d) CPA:15 may terminate this Agreement by giving written notice to Holdings and CIP if the Closing shall not have occurred on or before [September 30, 2004] by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CIP of any representation, warranty or covenant contained in this Agreement).

     7.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.01, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any party for breaches of this Agreement), except as otherwise provided in Section 5.02(d).

     7.03. Extension; Waiver. At any time prior the Effective Time, any Party may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other Parties; (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be sufficiently given if delivered in person, sent by telex or telecopier, sent by reputable express overnight courier service or sent by registered or certified mail, postage prepaid, as follows:

     if to Holdings, DDH, CPA:15, Acquisition or the Surviving Company, to:

     Corporate Property Associates 15 Incorporated
     50 Rockefeller Center
     New York, New York 10022
     Telecopy: (212) 492-8892
     Attention: Executive Vice President and Chief Financial Officer

     with a copy to:

     Reed Smith LLP
     2500 One Liberty Place
     1650 Market Street
     Philadelphia, Pennsylvania 19103
     Telecopy: (212) 851-1420
     Attention: Michael B. Pollack, Esq.

     if to CIP, to:

     Carey Institutional Properties Incorporated
     50 Rockefeller Center
     New York, New York 10022
     Telecopy: (212) 492-8892
     Attention: Executive Vice President and Chief Financial Officer with a copy to:

     Reed Smith LLP
     2500 One Liberty Place
     1650 Market Street
     Philadelphia, Pennsylvania 19103
     Telecopy: (215) 851-1420
     Attention: Michael B. Pollack, Esq.

or at such other address for a Party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail. Any notice which is telexed or telecopied in the manner provided herein shall be conclusively presumed to have been duly given to the Party to whom it is directed upon confirmation of such telex or telecopy. Any notice which is sent by reputable express overnight courier service in the manner provided herein shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business on the next day after the day it is deposited with such courier service.

     8.02. Amendments; No Waivers. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     8.03. Expenses. All fees and expenses incurred by the Parties in connection with the Merger, shall be paid by the Surviving Company; provided, that if this Agreement is terminated pursuant to Article VII above, each Party shall bear the costs of its own fees and expenses.

     8.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Maryland, without regard to the conflicts of law rules of such state.

     8.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

     8.07. Entire Agreement. This Agreement, the CIP Disclosure Schedules, the CPA:15/Acquisition Disclosure Schedules and the Articles of Merger constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party hereto. Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

     8.08. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     8.09. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

     8.10. Enforcement. The Parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning the Merger or any other matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties hereto may have.

                                   ARTICLE IX

                                   DDH MERGER

     9.01. Introduction. The provisions of this Article IX shall apply if and only if the Tax-Free Opinion is not delivered at Closing. If the Tax-Free Opinion is delivered at Closing, the provisions of this Article IX are null and void and neither of Holdings nor DDH shall have any rights or obligations under this Agreement.

     9.02. Capitalization of Acquisition. Prior to the Closing, Acquisition will be capitalized by Holdings and at the Closing, Holdings shall be the record and beneficial owner of all of the outstanding shares of Acquisition. Acquisition's rights and obligations under this Agreement shall remain unchanged.

     9.03.  Alternative Merger and Consideration.

     (a) In lieu of the merger of CIP with and into Acquisition whereby Acquisition becomes the surviving company, at the Effective Time, Acquisition shall be merged with and into CIP, whereby the separate corporate existence of Acquisition shall cease and CIP shall continue as the surviving company (and upon the applicability of this Article XI, all references in this Agreement to the "Surviving Company" shall mean CIP) in accordance with the laws of the State of Maryland.

     (b) In lieu of receiving CPA:15 Common Stock pursuant to Section 2.01(d)(i), the Stockholders who elect to receive common stock or who are required to receive common stock pursuant to Section 2.01(e) shall receive that number of shares of Holdings common stock, $.001 par value ("Holdings Common Stock") equal to the product of (A) the number of shares of CIP Common Stock owned by such Stockholder and (B) the Common Stock Exchange Ratio.

     9.04. The DDH Merger. Subject to the terms and conditions of this Agreement and the Articles of Merger, DDH shall be merged with and into CPA:15 in accordance with the applicable provisions of the laws of the State of Maryland, the terms and conditions of this Agreement and the Articles of Merger (the "DDH Merger") so that:

          (a) At the Effective Time, DDH shall be merged with and into CPA:15. As a result of the DDH Merger, the separate corporate existence of DDH shall cease and CPA:15 shall continue as the surviving company in accordance with the laws of the State of Maryland.

          (b) The Articles of Incorporation and Bylaws of DDH in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of CPA:15 after the Effective Time unless and until further amended as provided by law.

          (c) The directors and officers of DDH immediately prior to the Effective Time, shall be the directors and officers of CPA:15 after the Effective Time. Such directors and officers shall hold their positions until the election and qualification of their respective successors or until their tenures are otherwise terminated in accordance with the Bylaws of the Surviving Company.

          (d) At the Effective Time, by virtue of the DDH Merger and without any further action on the part of CPA:15, DDH, Holdings or any stockholder of CPA:15 (the "CPA:15 Stockholders"), each share of CPA:15 Common Stock outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for cancellation of such share, the rights attaching to such share shall be converted into one share of Holdings Common Stock.

          (e) As soon as practicable following the Effective Time, Holdings shall enter on its books the amount of Common Stock issued to each Stockholder and CPA:15 Stockholder in accordance with Sections 9.03 and 9.04(d).

     9.05. Closing of CPA:15's Transfer Books. At the Effective Time, holders of shares of CPA:15's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of CPA:15, and the stock transfer books of CPA:15 shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the CPA:15's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, clear and convincing evidence as to ownership of any shares of CPA:15's capital stock (a "CPA:15 Stock Claim") is presented to CPA:15, such CPA:15 Stock Claim shall be canceled and shall be exchanged for Holdings Common Stock as provided in Section 9.04(d).

     9.06. Recordation of Exchange. At or prior to the Effective Time, (i) Holdings shall reserve for exchange in accordance with Sections 2.01(d)(i), 9.03 and 9.04(d) the aggregate number of shares of Holdings Common Stock issuable in exchange for outstanding shares of CIP Common Stock held by Stockholders and CPA:15 Common Stock held by CPA:15 Stockholders, and (ii) Acquisition shall reserve for exchange an amount of cash payable pursuant to Section 2.01(d)(ii) in exchange for outstanding shares of CIP Common Stock held by Stockholders electing to receive cash pursuant to Section 2.01(d)(ii). At the Closing, each Stockholder and CPA:15 Stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of Holdings Common Stock shall automatically be entered on the books of Holdings as a holder of Holdings Common Stock. The Holdings Common Stock shall not be certificated.

     9.07. Transfer Taxes. Holdings shall pay any stamp tax or documentary tax assessed upon or with respect to the issuance of common stock to be issued in accordance with Sections 9.03 and 9.04(d).

     9.08. Books and Records of DDH. On or before the Closing Date, DDH shall deliver to CPA:15, or its representatives, where located, all organizational documents, minute books, stock record books and corporate seals of DDH, and the original copies of all books of account, leases, other agreements, securities, customer lists, files and other documents, instruments and papers of any kind or nature belonging to or relating to DDH or its business.

     9.09. Fractional Shares. Nothing in this Agreement shall prohibit the issuance of fractional shares of Holdings Common Stock and no Stockholder shall be entitled to receive cash or scrip in lieu thereof.

     9.10.  Appraisal Rights.

     (a) The rights of CIP Stockholders under Section 2.09 shall not be affected by the application of this Article IX; provided, however, that if the status of any shares as Dissenting Shares shall not be perfected in accordance with Sections 3-201 et seq. of the Maryland General Business Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Holdings Common Stock in accordance with Section 9.03.

     (b) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of CPA:15 for which, as of the stockholders' meeting called to approve the DDH Merger (the "CPA:15 Stockholders' Meeting"), the holder thereof has demanded to be paid fair value for such stock in accordance with Sections 3-201 et seq. of the Maryland General Corporation Law ("Dissenting

Shares") shall not be converted into or represent the right to receive Holdings Common Stock, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 3-201 et seq. of the Maryland General Corporation Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Sections 3-201 et seq. of the Maryland General Business Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Holdings Common Stock in accordance with Section 9.04(d).

     9.11. Withholding Taxes. Holdings, DDH and CPA:15 shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Holdings, DDH and CPA:15 determine they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made. CPA:15, as the surviving company of the DDH Merger is hereby authorized to sell or otherwise dispose of at fair market value such portion of consideration as is necessary to provide sufficient funds to Holdings, DDH and CPA:15, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

     9.12. Further Action. If, at any time after the Effective Time, any further action is determined by CPA:15 to be necessary or desirable to carry out the purposes of the DDH Merger, the officers and directors of CPA:15 shall be fully authorized (in the name of DDH and otherwise) to take such action.

     9.13.  Representations and Warranties of Holdings and DDH.

     Holdings and DDH jointly and severally represent and warrant to CIP and CPA:15 as follows:

          (a) Organization and Standing. Each of Holdings and DDH is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the full corporate power and authority to own, operate and lease its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation by Holdings or DDH would have a Material Adverse Effect. Holdings and DDH were incorporated on May 17, 2004 and have not had any business operations to the date hereof. Holdings will use reasonable best efforts to assure that Holdings will qualify as a REIT following the Closing.

          (b) Subsidiaries. Holdings does not have any Subsidiaries or any equity investment or other interest in, nor has it made advances or loans to, any corporation, association, partnership, joint venture or other entity, except for DDH, and, at Closing, Acquisition. DDH does not have any Subsidiaries or any equity investment or other interest in, nor has it made advances or loans to, any corporation, association, partnership, joint venture or other entity.

          (c) Articles of Incorporation and Bylaws. Holdings and DDH have Furnished to CIP and CPA:15 a true and complete copy of each of their articles of incorporation and bylaws, as currently in effect and certified by the secretary of Holdings and DDH, as applicable.

          (d) Capitalization.

          (i) The authorized capital stock of Holdings consists of 240,000,000 shares of Holdings Common Stock, 20,000 shares of which, as of the date hereof, are outstanding and owned of record by W. P. Carey & Co. LLC, and no shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of Holdings have been reserved for any purpose, except pursuant to this Agreement. There are no outstanding securities convertible into or exchangeable for the capital stock of

     Holdings and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of Holdings. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of Holding's common stock or any other securities of Holdings, except as contemplated hereunder. The Holdings Common Stock being issued on the Closing Date have been duly authorized by all necessary corporate action on the part of Holdings. The Holdings Common Stock, when issued, will be validly issued, fully paid and nonassessable.

          (ii) The authorized capital stock of DDH consists of 1,000 shares of common stock, par value $0.001 per share, all of which shares of which are outstanding and owned by Holdings and no shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. There are no outstanding securities convertible into or exchangeable for the capital stock of DDH and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of DDH. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of DDH's common stock or any other securities of DDH, except as contemplated hereunder.

     9.14. Guaranty of Obligations of Holdings by CPA:15. CPA:15 hereby guarantees to CIP, as a primary obligor, payment and performance by Holdings of its obligations under this Agreement, including its obligation to issue Holdings Common Stock to the Stockholders and the CPA:15 Stockholders (including without limitation, all amendments hereof), subject to the terms, conditions and limitations hereof. CPA:15 hereby waives suretyship defenses, demand, payment, protest and notice of dishonor or nonperformance of any such obligations, and CIP shall not be required to make any demand on Holdings for performance of any of its obligations under this Agreement, nor to exhaust any legal, contractual or equitable remedies against Holdings, prior to proceeding against CPA:15.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         CORPORATE PROPERTY ASSOCIATES 15
                                         INCORPORATED

                                         By:       /s/ JOHN J. PARK
                                          --------------------------------------
                                             Name: John J. Park
                                             Title:  Managing Director and Chief
                                             Financial
                                                      Officer

                                         CIP ACQUISITION INCORPORATED

                                         By:       /s/ JOHN J. PARK
                                          --------------------------------------
                                             Name: John J. Park
                                             Title:  Managing Director and Chief
                                             Financial
                                                      Officer

                                         CAREY INSTITUTIONAL PROPERTIES
                                         INCORPORATED

                                         By:       /s/ JOHN J. PARK
                                          --------------------------------------
                                             Name: John J. Park
                                             Title:  Managing Director and Chief
                                             Financial
                                                      Officer

SOLELY IF ARTICLE IX IS APPLICABLE

                                         CPA HOLDINGS INCORPORATED

                                         By:       /s/ JOHN J. PARK
                                          --------------------------------------
                                             Name: John J. Park
                                             Title:  Managing Director and Chief
                                             Financial
                                                      Officer

                                         DDH ACQUISITION INCORPORATED

                                         By:       /s/ JOHN J. PARK
                                          --------------------------------------
                                             Name: John J. Park
                                             Title:  Managing Director and Chief
                                             Financial
                                                      Officer

                                   SCHEDULE I

                                  DEFINITIONS

     The following terms, as used in this Agreement, shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined) meanings:

     "Affiliate" means: (a) with respect to a natural person, any member of such natural person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a natural person or entity, any natural person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such natural person or entity.

     "Agreement" means this Agreement and Plan of Merger.

     "Articles of Merger" means the Articles of Merger to be filed with the Secretary of State of the State of Maryland on the Closing Date substantially in the form attached hereto as Exhibit A in respect of the Merger and, if applicable, the DDH Merger.

     "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "Claims" means all demands, claims, pending or threatened actions or causes of action, suits, orders, legal proceedings, formal or informal notice of any complaint, directive, citation, notice of responsibility or potential responsibility, information request, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

     "Counsel" means the law firm of Reed Smith LLP.

     "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

     "Encumbrance" means, with respect to any Asset, any mortgage, lien, pledge, encumbrance, security interest, deed of trust, order, decree, judgment, charge, or any other type of arrangement that has the effect of creating a security interest in respect of such Asset, except for landlord's liens, mechanic's liens, or other liens which singly or in the aggregate would not have a Material Adverse Effect.

     "Environmental Laws" means any Laws (including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Furnished" means supplied, delivered or provided in any way.

     "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) which are subject to regulation under any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

     "Knowledge" of a Party means the actual acknowledge of the executive officers of such Party, without due inquiry.

     "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of a Party and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of a Party and its Subsidiaries, taken as a whole.

     "Material Assets" means any Asset having a value equal to or in excess of $100,000, or Assets having an aggregate value in excess of $500,000.

     "Merger" means the merger of CIP with and into Acquisition.

     "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

     "Ordinary Course of Business" means ordinary course of business consistent with past practices and prudent business operations and includes, without limitation, the acquisition, sale, financing, operation, construction and maintenance of Real Property owned, directly or indirectly, by a Party or its Subsidiaries.

     "Party" means any of Holdings, DDH, CPA:15, Acquisition or CIP.

     "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

     "Proxy Statement" means the Joint Proxy Statement and Registration Statement on Form S-4 filed by Holdings, CIP and CPA:15 as required to consummate the transactions contemplated by this Agreement pursuant to the Securities Act and Securities Exchange Act.

     "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by a Party or any of its Subsidiaries; (b) to which a Party or any of its Subsidiaries contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for a Party or any of its Subsidiaries and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

     "Real Property" means any real property currently operated or leased, or formerly owned, operated, or leased, by a Party or its Subsidiaries.

     "REIT" means a corporation that has elected to be taxed as and qualifies as a real estate investment trust under the Code.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Subsidiary" means a corporation or other entity of which at least 20% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by a Party. Notwithstanding the foregoing, for purposes of this Agreement other than Sections 3.02 and 4.02, the term "Subsidiary" shall not include any corporation or other entity owned in whole or in part by a Party whose sole business purpose (whether or not so restricted in its constituent documents) is to own, manage and dispose of Real Property, and for purposes of this Agreement, any Real Property held by such a corporation or entity shall be deemed to be owned directly by the Party owning such corporation or entity.

     "Tax Authority" means any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

     "Tax Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.

     "Taxes" means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital, paid-up capital, greenmail, profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                                                                      APPENDIX B

June 4, 2004

Special Committee of the Board of Directors
Corporate Property Associates 15 Incorporated
c/o John Park
50 Rockefeller Plaza
New York, NY 10020

Gentlemen:

     We have been advised that pursuant to the terms of that certain Merger Agreement (the "Merger Agreement"; capitalized terms used herein without definition are defined in the Merger Agreement) by and among Corporate Property Associates 15 ("CPA:15"), Carey Institutional Properties Incorporated ("CIP") and CIP Acquisition Incorporated ("Acquisition", a wholly owned subsidiary of CPA:15), that CPA:15, Acquisition and CIP intend to effect a merger of CIP with and into Acquisition (the "Merger"). Under the Merger Agreement, on the Effective Date, each share of CIP's common stock, $.001 par value ("CIP Common Stock"), outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder (each a "Stockholder"), either: (i) 1.09 shares of CPA:15 common stock, $.001 par value ("CPA:15 Common Stock") or (ii) $10.90 (the consideration to be paid to the Stockholders in the Merger, collectively, the "Consideration"). We have been further advised that immediately prior to the consummation of the Merger, CIP will sell the assets listed on Attachment A hereto (the "WPC Assets") to W.P. Carey & Co. LLC ("WPC"; such transaction, the "WPC Asset Purchase"). Immediately following the consummation of the WPC Asset Purchase, and prior to the consummation of the Merger, CIP will issue a special dividend to each of the Stockholders equal to $3.00 per share of CIP Common Stock (the "Special Dividend"). We are giving no opinion with respect to the WPC Asset Purchase or the Special Dividend.

     Legg Mason issued an opinion on February 6, 2004 to the Special Committee of the Board of Directors of CPA(R):15 (the "Special Committee") with respect to the fairness of the consideration to be paid by the Company in the proposed merger transaction between the Company, CIP and Acquisition. The Special Committee has requested a second opinion because of the lapse in time between the issuance of the original opinion and closing and a change in market conditions. You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to CPA:15 of the consideration proposed to be paid to Stockholders in the Merger.

     In connection with our opinion, we have, among other things:

     (i)   reviewed and analyzed draft copies of the Merger Agreement;

     (ii) reviewed and analyzed the audited financial statements and the related filings on form 10-K of CIP for the years ended December 31, 2000, 2001, 2002 and 2003;

     (iii) reviewed and analyzed the unaudited financial statements on form 10-Q of CIP for the six months ended June 30, 2003, for the nine months ended September 30, 2003 and for the three months ended March 31, 2004;

     (iv) reviewed and analyzed the audited financial statements on form 10-K of CPA:15 for the years ended December 31, 2001, 2002 and 2003;

     (v) reviewed and analyzed the unaudited financial statements on form 10-Q of CPA:15 for the six months ended June 30, 2003, the nine months ended September 30, 2003 and for the three months ended March 31, 2004;

     (vi) reviewed and analyzed certain internal information concerning the business and operations of CIP, furnished to us by management of CIP, including cash flow projections and operating budgets;

     (vii) reviewed and analyzed certain internal information concerning the business and operations of CPA:15 furnished to us by management of CPA:15, including cash flow projections and operating budgets;

     (viii) reviewed and analyzed certain publicly available financial data and operating statistics relating to CIP and CPA:15 and compared them with similar information of selected public companies and selected transactions that we deemed relevant to our inquiry;

     (ix)  reviewed the net asset value of CIP based on a third-party appraisal;

     (x) held meetings and discussions with certain directors, officers and employees of CIP and CPA:15 concerning the operations, financial condition and future prospects of CIP and CPA:15, and

     (xi) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

     In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by or on behalf of CIP or CPA:15 and we have further relied on the assurances of the managements of CIP and CPA:15 that they are unaware of any facts that would make the information provided to us incomplete or misleading. Legg Mason assumed that the financial forecasts (and the assumptions and bases thereof) examined by it were reasonablyprepared and reflected the best currently available estimates and good faith judgments of the managements of CIP and CPA:15 as to the future performance of CIP and CPA:15. The forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitations, facts related to general market and economic conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Legg Mason has relied on these forecasts and does not in any respect assume any responsibility for the accuracy or completeness thereof. In addition, Legg Mason assumed that any material liabilities (contingent or otherwise, known or unknown) of CIP or CPA:15 are as set forth in the respective financial statements of CIP and CPA:15.

     Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CIP or CPA:15, although we have reviewed the net asset valuation assigned to CIP by a third-party appraiser. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. Our opinion does not address the sale of the WPC Assets, the Special Dividend or the use of a portion of the proceeds from the sale of the WPC Assets to pay related transaction costs, and, for the purposes of the analyses underlying our opinion, we assumed that each of those transactions was completed prior to our analyses. With the permission of the management of CPA:15, Legg Mason has assumed that the value of CPA:15's common stock is no greater than $10.00 per share. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof. Furthermore, Legg Mason has expressed no opinion as to the value of or the price or trading range at which shares of CPA:15 may trade in the future (as of the date of this letter, CPA:15 is a private REIT that publicly reports earnings, but does not trade on any public exchange).

     We have acted as financial advisor to a special committee of the board of directors of CPA:15 (the "Special Committee") and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided investment banking services to, and received customary fees from, entities that are managed by the manager of CPA:15 and CIP. It is understood that this letter is for the information of the Special Committee in its evaluation of the Merger, and our opinion does not constitute a recommendation to the Special Committee or any shareholder of CPA:15 as to how the Special Committee or such shareholder should vote on, or take any other action with respect to, the Merger. We have assumed that the final

Merger Agreement will not differ in any material respect from the draft Merger Agreement we reviewed. We have also assumed that the Merger will be consummated on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by CPA:15. Additionally, our opinion does not compare, or otherwise speak to, the relative merits of the Merger with those of any other transaction or business strategy, which were or might have been available to CPA:15 or considered by the Special Committee as alternatives to the Merger or the underlying business decision by CPA:15 to effect the Merger. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any prospectus/consent solicitation of CPA:15 filed with the Securities and ExchangeCommission in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be paid to the CIP Stockholders in the Merger is fair to CPA:15, from a financial point of view.

                                         Very truly yours,

                                         /s/ Legg Mason Wood Walker,
                                             Incorporated

                                         Legg Mason Wood Walker, Incorporated

                                  ATTACHMENT A

                   ASSETS TO BE SOLD TO W.P. CAREY & CO. LLC

CIP CURRENT TENANT                                                 LOCATION
------------------                                                 --------
Affiliated Foods Southwest, Inc. ...........................  Hope, AR
Affiliated Foods Southwest, Inc. ...........................  Little Rock, AR
Affiliated Foods Southwest, Inc. ...........................  Little Rock, AR
Fiskars Corporation.........................................  Apopka, FL
GATX Logistics, Inc. .......................................  Jacksonville, FL
Hibbett Sporting Goods, Inc. ...............................  Birmingham, AL
K-mart Corporation..........................................  Drayton Plains, MI
K-mart Corporation..........................................  Citrus Heights, CA
Lucent Technologies, Inc. ..................................  Charlotte, NC
Omnicom Group Inc. .........................................  Venice, CA
Qwest Communications, Inc. .................................  Scottsdale, AZ
Royal Sun Alliance Insurance Co. ...........................  Charleston, SC
Sicor, Inc. ................................................  San Diego, CA
Titan Corporation...........................................  San Diego, CA
Vacant (formerly K-mart Corporation)........................  Denton, TX
Xerox Corporation...........................................  Hot Springs, AR

                                                                      APPENDIX C

                                                            (MORGAN JOSEPH LOGO)

May 19, 2004
The Independent Committee of the Board of Directors
Carey Institutional Properties Incorporated
50 Rockefeller Plaza
New York, NY 10020

Gentlemen:

     We understand that Carey Institutional Properties Incorporated ("CIP" or the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which CIP will be merged with a wholly-owned subsidiary of Corporate Property Associates 15 Incorporated ("CPA:15") in a transaction (the "Transaction") in which each outstanding share of the Company's common stock, par value $.001 per share (the "Company Shares"), will be converted into the right to receive, at the option of each CIP shareholder, either (i) $10.90 in cash (the "Cash Consideration"), or (ii) 1.09 shares of CPA:15's common stock, par value $.001 per share (the "Acquiror Shares"). The Agreement provides that, under certain circumstances, the Transaction will be restructured to provide that (A) CIP will be merged with a wholly-owned subsidiary of a newly formed holding company ("Holdings") in a transaction in which each outstanding Company Share will be converted into the right to receive, at the option of each CIP shareholder, either (i) the Cash Consideration or (ii) 1.09 shares of Holdings's common stock, par value $.001 per share (the "Holdings Shares"), and
(B) CPA:15 will be merged with a separate wholly-owned subsidiary of Holdings in a transaction in which each outstanding Acquiror Share will be converted into the right to receive one Holdings Share (the "Alternative Transaction"). As a result of the Alternative Transaction, the Company and CPA:15 will become wholly-owned subsidiaries of Holdings. For purposes of this opinion, the term "Proposed Transaction" means the Transaction or the Alternative Transaction, as applicable, and the "Merger Consideration" means, collectively, the Cash Consideration and the Acquiror Shares or the Holdings Shares, as the case may be.

     In addition, we understand that, immediately prior to consummation of the Proposed Transaction, CIP intends to sell certain assets to W.P. Carey & Co. LLC, the management company of CIP and CPA:15 ("WPC"), and pay a special distribution of $3.00 in cash per Company Share (the "Special Distribution"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and in a Joint Proxy Statement/Prospectus included in a Registration Statement on Form S-4 (the "Merger Proxy") to be used in connection with the solicitation of proxies by the Company related to the Proposed Transaction and the registration of Acquiror Shares to be issued by CPA:15 or Holding Shares to be issued by Holdings, as the case may be, in the Proposed Transaction.

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of the Company Shares, of the aggregate Merger Consideration to be received in the Proposed Transaction.

     In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

     i.    A draft dated May 14, 2004 of the Agreement;

     ii.   A draft dated May 10, 2004 of the Merger Proxy;

     iii. Certain publicly available financial statements and other business and financial information concerning the Company and CPA:15;

                                                            (MORGAN JOSEPH LOGO)

     iv. Certain internal information and other data relating to the Company and CPA:15, their businesses and prospects, including forecasts and projections prepared and provided to us by management of WPC on behalf of the Company and CPA:15;

     v. The Limited Summary Appraisal, as of December 31, 2003, of one hundred four properties of the Company that was prepared by an independent, third-party appraiser (the "CIP Appraisal");

     vi. Certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to the Company and CPA:15;

     vii. The financial terms of certain recent business combinations which we believe to be relevant.

     We have also met with certain officers and employees of WPC concerning the businesses, operations, assets, present condition and prospects of both CIP and CPA:15 and undertook such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have, with your permission, assumed and relied upon the accuracy and completeness of the financial and other information used by us, including the CIP Appraisal, and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the Company's and CPA:15's forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the management of WPC, acting on behalf of the Company and CPA:15, as to the future financial condition and results of operations of the Company and CPA:15. We have made no independent investigation of any legal, accounting or tax matters affecting the Company or CPA:15, and have assumed the correctness of all legal, accounting and tax advice given the Company and CPA:15 and their Boards of Directors or any respective committees thereof, including the advice of the Company's counsel that the Transaction will qualify as a tax-free reorganization for United States federal income tax purposes, and that the Alternative Transaction will be free of federal income tax to the Company, CPA:15, Holdings and the holders of the Company Shares (other than in respect of the Cash Consideration). We have, with your permission, assumed that the potential violations by CPA:15 of certain securities laws that are the subject of a current investigation by the U.S. Securities and Exchange Commission will not result in material liability to CPA:15 or otherwise have a material adverse effect on the financial position or prospects of CPA:15. We have not conducted a physical inspection of the properties and facilities of the Company or CPA:15. We have not made or obtained any independent evaluation or appraisal of the assets or liabilities of the Company or CPA:15 other than the CIP Appraisal. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon economic, financial, political, regulatory and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

     This letter and the opinion expressed herein are for the use of the independent committee of the Board of Directors of the Company (the "Independent Committee"). This opinion does not address the underlying business decision to enter into the Proposed Transaction, and it does not constitute a recommendation to the Company, its Board of Directors or any committee thereof (including the Independent Committee), its shareholders, or any other person as to any specific action that should be taken in connection with the Proposed Transaction. In addition, this opinion does not constitute a recommendation as to how any CIP shareholder should vote on the Proposed Transaction or any matter related thereto or whether such shareholder should elect to receive cash, or Acquiror Shares or Holdings

                                                            (MORGAN JOSEPH LOGO)

Shares, as the case may be. This opinion speaks to the fairness of the aggregate Merger Consideration to be received by CIP shareholders in the Proposed Transaction as a group and not to the consideration that may be received by any particular shareholder as a result of the election procedures set forth in the Agreement. We are not expressing any opinion herein as to the prices at which the Company Shares, the Acquiror Shares or Holdings Shares, as the case may be, may trade following the announcement or consummation of the Proposed Transaction.

     We were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Proposed Transaction, or to provide services other than the delivery of this opinion. We have not been asked to opine and do not express any opinion herein as to the fairness of the sale of certain assets to WPC or the Special Distribution. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Proposed Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any other transaction might produce consideration for the Company's shareholders in an amount in excess of that contemplated in the Proposed Transaction. We will receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Morgan Joseph & Co. Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses in connection with mergers, acquisitions, underwritings, private placements of listed and unlisted securities, financial restructurings and other financial services.

     This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may include this opinion in its entirety in the Merger Proxy so long as any description or reference to Morgan Joseph & Co. Inc. or this opinion included therein is in form and substance reasonably acceptable to us.

     Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the aggregate Merger Consideration to be received by the holders of the Company Shares in the Proposed Transaction is fair, from a financial point of view, to such holders.

                                         Very truly yours,

                                         LOGO
                                         MORGAN JOSEPH & CO. INC.

                                                                      APPENDIX D

                        MARYLAND GENERAL CORPORATION LAW

                              TITLE 3, SUBTITLE 2
                        RIGHTS OF OBJECTING STOCKHOLDERS

SEC. 3-201. "SUCCESSOR" DEFINED

     (a) Corporation amending charter. -- In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

     (b) Corporation whose stock is acquired. -- When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

SEC. 3-202. RIGHT TO FAIR VALUE OF STOCK

     (a) General rule. -- Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

          (1) The corporation consolidates or merges with another corporation;

          (2) The stockholder's stock is to be acquired in a share exchange;

          (3) The corporation transfers its assets in a manner requiring action under sec. 3-105(e) of this title;

          (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

          (5) The transaction is governed by sec. 3-602 of this title or exempted by sec. 3-603(b) of this title.

     (b) Basis of fair value. --

          (1) Fair value is determined as of the close of business:

             (i) With respect to a merger under sec. 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under sec. 3-106; or

             (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

          (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

          (3) In any transaction governed by sec. 3-602 of this title or exempted by sec. 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of sec. 3-603 (b) of this title.

     (c) When right to fair value does not apply. -- Unless the transaction is governed by sec. 3-602 of this title or is exempted by sec. 3-603 (b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

          (1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

             (i) With respect to a merger under sec. 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under sec. 3-106; or

             (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

          (2) The stock is that of the successor in a merger, unless:

             (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

             (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

          (3) The stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

          (4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

          (5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

SEC. 3-203. PROCEDURE BY STOCKHOLDER

     (a) Specific duties. -- A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

          (1) Shall file with the corporation a written objection to the proposed transaction:

             (i) With respect to a merger under sec. 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under sec. 3-106; or

             (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under sec. 2-505 (b) of this article, within 10 days after the corporation gives the notice required by sec. 2-505 (b) of this article;

          (2) May not vote in favor of the transaction; and

          (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

     (b) Failure to comply with section. -- A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

SEC. 3-204. EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS

     A stockholder who demands payment for his stock under this subtitle:

          (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under sec. 3-202 of this subtitle; and

          (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

SEC. 3-205. WITHDRAWAL OF DEMAND

     A demand for payment may be withdrawn only with the consent of the successor.

SEC. 3-206. RESTORATION OF DIVIDEND AND OTHER RIGHTS

     (a) When rights restored. -- The rights of a stockholder who demands payment are restored in full, if:

          (1) The demand for payment is withdrawn;

          (2) A petition for an appraisal is not filed within the time required by this subtitle;

          (3) A court determines that the stockholder is not entitled to relief; or

          (4) The transaction objected to is abandoned or rescinded.

     (b) Effect of restoration. -- The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

SEC. 3-207. NOTICE AND OFFER TO STOCKHOLDERS

     (a) Duty of successor. --

          (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

          (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

             (i) A balance sheet as of a date not more than six months before the date of the offer;

             (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

             (iii) Any other information the successor considers pertinent.

     (b) Manner of sending notice. -- The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

SEC. 3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS

     (a) Petition for appraisal. -- Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

     (b) Consolidation of suits; joinder of objectors. --

          (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

          (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

SEC. 3-209. NOTATION ON STOCK CERTIFICATE

     (a) Submission of certificate. -- At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

     (b) Transfer of stock bearing notation. -- If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

SEC. 3-210. APPRAISAL OF FAIR VALUE

     (a) Court to appoint appraisers. -- If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

     (b) Report of appraisers -- Filing. -- Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

     (c) Same -- Contents. -- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

     (d) Same -- Service; objection. --

          (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

          (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

SEC. 3-211. ACTION BY COURT ON APPRAISERS' REPORT

     (a) Order of court. -- The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

          (1) Confirms, modifies, or rejects it; and

          (2) If appropriate, sets the time for payment to the stockholder.

     (b) Procedure after order. --

          (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

          (2) If the appraisers' report is rejected, the court may:

             (i) Determine the fair value of the stock and enter judgment for the stockholder; or

             (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

     (c) Judgment includes interest. --

          (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under sec. 3-202 of this subtitle.

          (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under sec. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

             (i) The price which the successor offered for the stock;

             (ii) The financial statements and other information furnished to the stockholder; and

             (iii) Any other circumstances it considers relevant.

     (d) Costs of proceedings. --

          (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under sec. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

             (i) The price which the successor offered for the stock;

             (ii) The financial statements and other information furnished to the stockholder; and

             (iii) Any other circumstances it considers relevant.

          (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

             (i) The successor did not make an offer for the stock under sec. 3-207 of this subtitle; or

             (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

     (e) Effect of judgment. -- The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

SEC. 3-212. SURRENDER OF STOCK

     The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

          (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

          (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

SEC. 3-213. RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK

     (a) General rule. -- A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under sec. 3-202 of this subtitle.

     (b) Successor in transfer of assets. -- After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

     (c) Successor in consolidation, merger, or share exchange. -- Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Corporate Property Associates 15 Incorporated

     CPA(R):15's charter limits the liability of CPA(R):15's directors and officers to CPA(R):15 and its shareholders for money damages to the fullest extent permitted by the laws of the State of Maryland. The Maryland General Corporation Law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited by the corporate charter, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit for the amount of the benefit or profit actually received or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter do not limit the ability of us or our shareholders to obtain other relief, such as injunction or rescission.

     Article X of our bylaws, as amended, provides that the directors and our advisor may be exculpated from liability to CPA(R):15 and may be indemnified by CPA(R):15 for losses arising from the operation of CPA(R):15 only if all of the following conditions are met: (a) the director or the advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of CPA(R):15 and (b) such liability or loss was not the result of negligence or misconduct by the director or the advisor. Recovery pursuant to indemnification provided by the charter and bylaws shall be made only out of the assets of CPA(R):15 and not from our shareholders. Indemnification of the directors, the advisor or any of their affiliates will not be allowed for liability imposed by judgment and any costs, including attorney's fees, arising out of or from a violation of state or federal securities laws. Indemnification will be allowed, however, for settlements and related expenses of lawsuits alleging securities laws violations, and for expenses incurred in successfully defending such lawsuits, provided that the court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves such indemnification; provided however, that any party seeking indemnification pursuant to the charter and bylaws shall apprise the court of the position of the Securities and Exchange Commission and the various state securities administrators, with respect to indemnification for securities law violations, before seeking court approval for indemnification. Furthermore, CPA(R):15 may make advances to our sponsor, W. P. Carey & Co., Inc., affiliates of our sponsor and our non-independent directors for legal expenses and other costs incurred as a result of legal action initiated against our sponsor, its affiliates or our non-independent directors only if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by our sponsor, its affiliates or our non-independent directors on behalf of CPA(R):15; (2) the legal action is initiated by a third party who is not a CPA(R):15 shareholder; and (3) our sponsor, its affiliates and our non-independent directors undertake to repay the advanced funds to CPA(R):15, with interest, in cases in which they would not be entitled to indemnification.

     Section 2-418 of the Maryland General Corporation Law requires a corporation, unless its charter provides otherwise, which the Charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding. Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or

(iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. A court of appropriate jurisdiction may order indemnification, but only for expenses, in proceedings by or in the right of the corporation or in which liability has been adjudged on the basis of improper personal benefit. A corporation may not indemnify a director or advance expenses for a proceeding brought by that director against the corporation, except for a proceeding brought to enforce a right of indemnification or if the charter or bylaws of the corporation, or a board resolution or express agreement with the director provide otherwise. There is no such provision in CPA(R):15's charter or bylaws, or in any resolution of the board or agreement. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

     CPA(R):15 has provided for the benefit of our directors and officers, a directors' and officers' liability policy.

  CPA Holdings Incorporated

     If the alternate structure described in this registration statement must be used to complete the transaction, CPA Holdings Incorporated's certificate of incorporation and bylaws will be substantially identical in form and substance to the certificate of incorporation and bylaws of CPA(R):15. Accordingly, CPA Holdings Incorporated's certificate of incorporation and bylaws will include the same provisions regarding indemnification as those contained in CPA(R):15's certificate of incorporation and bylaws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The following exhibits are filed as part of this Registration Statement. Documents other than those designated as being filed herewith are incorporated herein by reference.

EXHIBIT
NUMBER                    DESCRIPTION                                METHOD OF FILING
-------                   -----------                                ----------------
  2.1     Agreement and Plans of Merger, dated as of    Appendix A to the Joint Proxy Statement/
          June 4, by and between CPA(R):15, CIP, CPA    Prospectus contained in this Registration
          Holdings Incorporated and the other parties   Statement
          theretoCIP(R)
  3.1     Articles of Incorporation of CPA(R):15        Exhibit 3.1 to CPA(R):15's Registration
                                                        Statement on Form S-11 (Registration No.
                                                        333-100525)
  3.2     Amended Bylaws of CPA(R):15                   Exhibit 3.2 to CPA(R):15's Registration
                                                        Statement on Form S-11 (Registration No.
                                                        333-100525)
  3.3     Articles of Incorporation of CPA Holdings     Filed herewith
          Incorporated
  3.4     Bylaws of CPA Holdings Incorporated           Filed herewith
  4.1     CPA Holdings Incorporated 2004 Distribution   Filed herewith
          Reinvestment and Share Purchase Plan

EXHIBIT
NUMBER                    DESCRIPTION                                METHOD OF FILING
-------                   -----------                                ----------------
  5.1     Form of Opinion of Reed Smith LLP as to the   Filed herewith
          legality of the CPA(R):15 securities to be
          issued
  5.2     Form of Opinion of Reed Smith LLP as to the   Filed herewith
          legality of the CPA Holdings incorporated
          securities to be issued
  8.1     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters concerning the merger
  8.2     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters concerning the
          alternate structure
  8.3     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters related to CPA:15
  8.4     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters related to CIP
 10.1     CPA(R):15 Advisory Agreement                  Exhibit 10.5 to CPA(R):15's Registration
                                                        Statement on Form S-11 (Registration No.
                                                        333-100525)
 10.2     CPA Holdings Incorporated Advisory            To be filed by amendment
          Agreement
 21.1     List of subsidiaries of CPA(R):15             Filed herewith
 21.2     List of subsidiaries of CPA Holdings          Filed herewith
          Incorporated
 23.1     Consent of PricewaterhouseCoopers LLP         Filed herewith
          regarding CPA(R):15
 23.2     Consent of PricewaterhouseCoopers LLP         Filed herewith
          regarding CIP(R)
 23.3     Consent of Pricewaterhouse Coopers LLP        Filed herewith
          Regarding CPA Holdings Incorporated
 23.4     Consent of Reed Smith LLP                     Included in Exhibit 5.1
 24.1     Powers of Attorney                            Contained on Signature Pages
 99.1     Form of Proxy Card for CPA(R):15              To be filed by amendment
 99.2     Form of Proxy Card for CIP(R)                 To be filed by amendment

ITEM 22.  UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 4, 2004.

                                       CORPORATE PROPERTY ASSOCIATES 15
                                         INCORPORATED

                                       By: /s/ WM. POLK CAREY
                                         ---------------------------------------
                                           Wm. Polk Carey
                                           Chairman of the Board and
                                           Co-Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan C. Hyde and Gordon F. DuGan to be their true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2004.

William Polk Carey      Chairman of the Board and                        /s/ WM. POLK CAREY
                        Director (Principal Executive    ---------------------------------------------------
                        Officer)                                           Wm. Polk Carey
                                                                            June 4, 2004

Gordon F. DuGan         Co-CEO                                           /s/ GORDON F. DUGAN
                                                         ---------------------------------------------------
                                                                           Gordon F. DuGan
                                                                            June 4, 2004

Francis X. Diebold III  Independent Director of the                  /s/ FRANCIS X. DIEBOLD III
                        Registrant                       ---------------------------------------------------
                                                                       Francis X. Diebold III
                                                                            June 4, 2004

Elizabeth P. Munson     Independent Director of the                    /s/ ELIZABETH P. MUNSON
                        Registrant                       ---------------------------------------------------
                                                                         Elizabeth P. Munson
                                                                            June 4, 2004

Charles E. Parente      Independent Director of the                    /s/ CHARLES E. PARENTE
                        Registrant                       ---------------------------------------------------
                                                                         Charles E. Parente
                                                                            June 4, 2004

George E. Stoddard          Director of the Registrant                           /s/ GEORGE E. STODDARD
                                                                   ---------------------------------------------------
                                                                                   George E. Stoddard
                                                                                      June 4, 2004

Anne R. Coolidge            President                                             /s/ ANNE R. COOLIDGE
                                                                   ---------------------------------------------------
                                                                                    Anne R. Coolidge
                                                                                      June 4, 2004

John J. Park                Executive Vice President -- Managing                    /s/ JOHN J. PARK
                            Director and Chief Financial Officer   ---------------------------------------------------
                            (Principal Financial Officer)                             John J. Park
                                                                                      June 4, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 4, 2004.

                                       CPA HOLDINGS INCORPORATED

                                       By: /s/ WM. POLK CAREY
                                         ---------------------------------------
                                           Wm. Polk Carey
                                           Chairman of the Board and
                                           Co-Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan C. Hyde and Gordon F. DuGan to be their true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2004.

William Polk Carey      Chairman of the Board,                           /s/ WM. POLK CAREY
                        Director and CEO (Principal      ---------------------------------------------------
                        Executive Officer)                                 Wm. Polk Carey
                                                                            June 4, 2004

John J. Park            Managing Director and Chief                       /s/ JOHN J. PARK
                        Financial Officer (Principal     ---------------------------------------------------
                        Financial Officer)                                  John J. Park
                                                                            June 4, 2004

                                 EXHIBIT INDEX

     The following exhibits are filed as part of this Registration Statement. Documents other than those designated as being filed herewith are incorporated herein by reference.

EXHIBIT
NUMBER                    DESCRIPTION                                METHOD OF FILING
-------                   -----------                                ----------------
  2.1     Agreement and Plans of Merger, dated as of    Appendix A to the Joint Proxy Statement/
          June 4, by and between CPA(R):15, CIP, CPA    Prospectus contained in this Registration
          Holdings Incorporated and the other parties   Statement
          theretoCIP(R)
  3.1     Articles of Incorporation of CPA(R):15        Exhibit 3.1 to CPA(R):15's Registration
                                                        Statement on Form S-11 (Registration No.
                                                        333-100525)
  3.2     Amended Bylaws of CPA(R):15                   Exhibit 3.2 to CPA(R):15's Registration
                                                        Statement on Form S-11 (Registration No.
                                                        333-100525)
  3.3     Articles of Incorporation of CPA Holdings     Filed herewith
          Incorporated
  3.4     Bylaws of CPA Holdings Incorporated           Filed herewith
  4.1     CPA Holdings Incorporated 2004 Distribution   Filed herewith
          Reinvestment and Share Purchase Plan
  5.1     Form of Opinion of Reed Smith LLP as to the   Filed herewith
          legality of the CPA(R):15 securities to be
          issued
  5.2     Form of Opinion of Reed Smith LLP as to the   Filed herewith
          legality of the CPA Holdings incorporated
          securities to be issued
  8.1     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters concerning the merger
  8.2     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters concerning the
          alternate structure
  8.3     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters related to CPA:15
  8.4     Form of Opinion of Reed Smith LLP regarding   Filed herewith
          certain tax matters related to CIP
 10.1     CPA(R):15 Advisory Agreement                  Exhibit 10.5 to CPA(R):15's Registration
                                                        Statement on Form S-11 (Registration No.
                                                        333-100525)
 10.2     CPA Holdings Incorporated Advisory            To be filed by amendment
          Agreement
 21.1     List of subsidiaries of CPA(R):15             Filed herewith
 21.2     List of subsidiaries of CPA Holdings          Filed herewith
          Incorporated
 23.1     Consent of PricewaterhouseCoopers LLP         Filed herewith
          regarding CPA(R):15
 23.2     Consent of PricewaterhouseCoopers LLP         Filed herewith
          regarding CIP(R)
 23.3     Consent of Pricewaterhouse Coopers LLP        Filed herewith
          Regarding CPA Holdings Incorporated
 23.4     Consent of Reed Smith LLP                     Included in Exhibit 5.1
 24.1     Powers of Attorney                            Contained on Signature Pages
 99.1     Form of Proxy Card for CPA(R):15              To be filed by amendment
 99.2     Form of Proxy Card for CIP(R)                 To be filed by amendment